      As filed with the Securities and Exchange Commission on June 10, 2002

                           Registration No. 333-85848

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________
                               AMENDMENT NO. 1 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               _________________

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                       6200 The Corners Parkway, Suite 250
                             Norcross, Georgia 30092
                                 (770) 449-7800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             Donald Kennicott, Esq.
                             Michael K. Rafter, Esq.
                              Holland & Knight LLP
                         One Atlantic Center, Suite 2000
                        1201 West Peachtree Street, N.W.
                           Atlanta, Georgia 30309-3400
                                 (404) 817-8500
            (Name, Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Agent for Service)

                                _________________

                      Maryland                          58-2328421
                  (State or other                   (I.R.S. Employer
          Jurisdiction of Incorporation)         Identification Number)

                                _________________

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. _________

         Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
                                _________________


CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                                   Proposed      Proposed
               Title of                Amount      Maximum        Maximum       Amount of
      Securities Being Registered      Being       Offering      Aggregate    Registration
                                     Registered     Price     Offering Price    Fee (3)
                                                  Per Share
--------------------------------------------------------------------------------------------
Common Stock, $.01 par value        330,000,000    $ 10.00   $3,300,000,000
Common Stock, $.01 par value\\(1)\\   6,600,000    $ 12.00   $   79,200,000    $310,887
Soliciting Dealer Warrants\\(2)\\     6,600,000    $0.0008   $        5,280

--------------------------------------------------------------------------------------------

(1) Represents shares which are issuable upon exercise of warrants issuable to Wells Investment Securities, Inc. (the Dealer Manager) or its assignees pursuant to that certain Warrant Purchase Agreement between the Registrant and the Dealer Manager.

(2) Represents warrants issuable to the Dealer Manager to purchase 6,600,000 shares pursuant to the Warrant Purchase Agreement.

(3) Registrant previously paid a registration fee of $318,174 upon its initial filing of the Registration Statement which included an original registration of 13,200,000 warrants, so the Registrant overpaid its filing fee by $7,287 and no amounts need to be remitted with this filing.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                 Up to 300,000,000 shares offered to the public

                   ___________________________________________

         Wells Real Estate Investment Trust, Inc.                 The most significant risks relating to your
(Wells REIT) is a real estate investment trust. We                investment include the following:
invest in commercial real estate properties
primarily consisting of high grade office buildings               .    lack of a public trading market for
leased to large corporate tenants.  We currently                       the shares;
own interests in ___ real estate properties located
in ____ states.
                                                                  .    reliance on Wells Capital, Inc., our
         We are offering and selling to the public                     advisor, to select properties and
up to 300,000,000 shares for $10 per share and up                      conduct our operations;
to 30,000,000 shares to be issued pursuant to our
dividend reinvestment plan at a purchase price of                 .    authorization of substantial fees to
$10 per share.  We are registering an additional                       the advisor and its affiliates;
6,600,000 shares for issuance at $12 per share
to participating broker-dealers upon their exercise of            .    borrowing - which increases the risk of
warrants.                                                              loss of our investments; and

         You must purchase at least 100 shares for
$1,000.                                                           .    conflicts of interest facing the
                                                                       advisor and its affiliates.

                                                                  You should see the complete discussion of the
                                                                  risk factors beginning on page ___.

                                                        The Offering:

..        The shares will be offered on a best                     .    We will invest approximately 84%
         efforts basis to investors at $10 per share.                  of the offering proceeds raised in
                                                                       real estate properties, and the
..        We will pay selling commissions to                            balance will be used to pay fees and
         broker-dealers of 7% and a dealer manager fee                 expenses.
         for reimbursement of marketing expenses of 2.5%
         out of the offering proceeds raised.                     .    This offering will terminate on or
                                                                       before _____________, 2004.

         Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

         The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

                        WELLS INVESTMENT SECURITIES, INC.
                            __________________, 2002

                                TABLE OF CONTENTS
Questions and Answers About this Offering ...............................................    1
Prospectus Summary ......................................................................   10
Risk Factors ............................................................................   17
  Investment Risks ......................................................................   17
  Real Estate Risks .....................................................................   22
  Section 1031 Exchange Program Risks ...................................................   25
  Federal Income Tax Risks ..............................................................   27
  Retirement Plan Risks .................................................................   28
Suitability Standards ...................................................................   28
Estimated Use of Proceeds ...............................................................   30
Management ..............................................................................   31
  General ...............................................................................   31
  Committees of the Board of Directors ..................................................   33
  Executive Officers and Directors ......................................................   34
  Compensation of Directors .............................................................   38
  Independent Director Stock Option Plan ................................................   38
  Independent Director Warrant Plan .....................................................   39
  2000 Employee Stock Option Plan .......................................................   40
  Limited Liability and Indemnification of Directors, Officers, Employees and Other
  Agents ................................................................................   41
  The Advisor ...........................................................................   43
  The Advisory Agreement ................................................................   44
  Shareholdings .........................................................................   46
  Affiliated Companies ..................................................................   47
  Management Decisions ..................................................................   49
Management Compensation .................................................................   49
Stock Ownership .........................................................................   53
Conflicts of Interest ...................................................................   54
  Interests in Other Real Estate Programs ...............................................   54
  Other Activities of Wells Capital and its Affiliates ..................................   55
  Competition ...........................................................................   55
  Affiliated Dealer Manager .............................................................   56
  Affiliated Property Manager ...........................................................   56
  Lack of Separate Representation .......................................................   56
  Joint Ventures with Affiliates of Wells Capital .......................................   56
  Receipt of Fees and Other Compensation by Wells Capital and its Affiliates ............   56
  Certain Conflict Resolution Procedures ................................................   57
Investment Objectives and Criteria ......................................................   58
  General ...............................................................................   58
  Acquisition and Investment Policies ...................................................   59
  Development and Construction of Properties ............................................   61
  Terms of Leases and Tenant Creditworthiness ...........................................   61
  Joint Venture Investments .............................................................   62
  Section 1031 Exchange Program .........................................................   63
  Borrowing Policies ....................................................................   64
  Disposition Policies ..................................................................   65
  Investment Limitations ................................................................   65
  Change in Investment Objectives and Limitations .......................................   67

Description of Real Estate Investments ..................................................     67
  General ...............................................................................     67
  Joint Ventures with Affiliates ........................................................     71
  Description of Properties .............................................................     74
  Property Management Fees ..............................................................     98
  Real Estate Loans .....................................................................     99
Selected Financial Data .................................................................    100
Management's Discussion and Analysis of Financial Condition and Results of Operations ...    101
  Liquidity and Capital Resources .......................................................    101
  Cash Flows From Operating Activities ..................................................    102
  Cash Flow From Investing Activities ...................................................    102
  Cash Flows From Financing Activities ..................................................    103
  Results of Operations .................................................................    103
  Property Operations ...................................................................    104
  Funds from Operations .................................................................    104
  Inflation .............................................................................    106
  Critical Accounting Policies ..........................................................    106
  Straight-Lined Rental Revenues ........................................................    106
  Operating Cost Reimbursements .........................................................    106
  Real Estate ...........................................................................    106
  Deferred Project Costs ................................................................    107
  Deferred Offering Costs ...............................................................    107
Prior Performance Summary ...............................................................    107
  Publicly Offered Unspecified Real Estate Programs .....................................    108
Federal Income Tax Considerations .......................................................    117
  General ...............................................................................    117
  Requirements for Qualification as a REIT ..............................................    118
  Failure to Qualify as a REIT ..........................................................    123
  Sale-Leaseback Transactions ...........................................................    124
  Taxation of U.S. Shareholders .........................................................    124
  Treatment of Tax-Exempt Shareholders ..................................................    126
  Special Tax Considerations for Non-U.S. Shareholders ..................................    127
  Statement of Stock Ownership ..........................................................    129
  State and Local Taxation ..............................................................    129
  Tax Aspects of Our Operating Partnership ..............................................    129
ERISA Considerations ....................................................................    132
  Plan Asset Considerations .............................................................    133
  Other Prohibited Transactions .........................................................    135
  Annual Valuation ......................................................................    135
Description of Shares ...................................................................    136
  Common Stock ..........................................................................    137
  Preferred Stock .......................................................................    137
  Meetings and Special Voting Requirements ..............................................    137
  Restriction on Ownership of Shares ....................................................    138
  Dividends .............................................................................    139
  Dividend Reinvestment Plan ............................................................    140
  Share Redemption Program ..............................................................    140
  Restrictions on Roll-Up Transactions ..................................................    141
  Business Combinations .................................................................    142
  Control Share Acquisitions ............................................................    143
The Operating Partnership Agreement .....................................................    143

  General ......................................................................        143
  Capital Contributions ........................................................        143
  Operations ...................................................................        144
  Exchange Rights ..............................................................        145
  Transferability of Interests .................................................        145
Plan of Distribution ...........................................................        146
  General ......................................................................        146
  Underwriting Compensation and Terms ..........................................        146
  Subscription Procedures ......................................................        150
Supplemental Sales Material ....................................................        151
Legal Opinions .................................................................        151
Experts ........................................................................        152
  Audited Financial Statements .................................................        152
  Unaudited Financial Statements ...............................................        152
Additional Information .........................................................        152
Glossary .......................................................................        152
Financial Statements ...........................................................        153
Prior Performance Tables .......................................................        203
Subscription Agreement .........................................................  Exhibit A
Amended and Restated Dividend Reinvestment Plan ................................  Exhibit B

                    Questions and Answers About this Offering

       Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

Q:     What is a REIT?

A:     In general, a REIT is a company that:

       .     pays dividends to investors of at least 90% of its taxable income;

       . avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

       . combines the capital of many investors to acquire or provide financing for real estate properties; and

       . offers the benefit of a diversified real estate portfolio under professional management.

Q:     What is Wells Real Estate Investment Trust, Inc.?

A: Our REIT was formed in 1997 as a Maryland corporation to acquire commercial real estate properties such as high grade office and industrial buildings and lease them on a triple-net basis to companies that typically have a net worth in excess of $100,000,000.

Q:     Who will choose which real estate properties to invest in?

A: Wells Capital, Inc. (Wells Capital) is our advisor and, as such, manages our daily affairs and makes recommendations on all property acquisitions to our board of directors. Our board of directors must approve all of our property acquisitions.


Q:     Who is Wells Capital?

A: Wells Capital is a Georgia corporation formed in 1984. As of ________________, 2002, Wells Capital had sponsored public real estate programs which have raised in excess of $________________ from approximately _______________ investors and which own and operate a total of ____ commercial real estate properties.

Q: Does Wells Capital use any specific criteria when selecting a potential property acquisition?

A: Yes. Wells Capital generally seeks to acquire office and industrial buildings located in densely populated suburban markets leased to large corporations having a net worth in excess of $100,000,000 on a triple-net basis. Current tenants of public real estate programs sponsored by

       Wells Capital include The Coca-Cola Company, Motorola, AT&T, Siemens Automotive, PricewaterhouseCoopers, IBM, and Dial Corporation.

Q.     Do you currently own any real estate properties?

A. Yes. As of the date of this prospectus, our REIT has acquired and owns interests in ____ real estate properties.

       We own the following properties directly:

----------------------------------------------------------------------------------------------------------------------------
       Property        Tenant                                     Building Type                       Location
         Name
----------------------------------------------------------------------------------------------------------------------------
Agilent Boston         Agilent Technologies, Inc.                 Office Building                     Boxborough, MA
----------------------------------------------------------------------------------------------------------------------------
Experian/TRW           Experian Information Solutions, Inc.       Office Building                     Allen, TX
----------------------------------------------------------------------------------------------------------------------------
BellSouth Ft.          BellSouth Advertising and Publishing       Office Building                     Ft. Lauderdale, FL
Lauderdale             Corporation
----------------------------------------------------------------------------------------------------------------------------
Agilent Atlanta        Agilent Technologies, Inc.                 Office Building                     Alpharetta, GA
                       Koninklijke Philips Electronics N.V.
----------------------------------------------------------------------------------------------------------------------------
Travelers Express      Travelers Express Company, Inc.            Office Building                     Lakewood, CO
Denver
----------------------------------------------------------------------------------------------------------------------------
Dana Kalamazoo         Dana Corporation                           Office and Industrial Building      Kalamazoo, MI
----------------------------------------------------------------------------------------------------------------------------
Dana Detroit           Dana Corporation                           Office and Research and             Farmington Hills, MI
                                                                  Development Building
----------------------------------------------------------------------------------------------------------------------------
Novartis Atlanta       Novartis Opthalmics, Inc.                  Office Building                     Duluth, GA
----------------------------------------------------------------------------------------------------------------------------
Transocean Houston     Transocean Deepwater Offshore              Office Building                     Houston, TX
                       Drilling, Inc. and Newpark Drilling
                       Fluids, Inc.
----------------------------------------------------------------------------------------------------------------------------
Arthur Andersen        Arthur Andersen L.P.                       Office Building                     Sarasota, FL
----------------------------------------------------------------------------------------------------------------------------
Windy Point I          TCI Great Lakes, Inc., The Apollo          Office Building                     Schaumburg, IL
                       Group, Inc., and Global Knowledge
                       Network, Inc.
----------------------------------------------------------------------------------------------------------------------------
Windy Point II         Zurich American Insurance Company, Inc.    Office Building                     Schaumburg, IL
----------------------------------------------------------------------------------------------------------------------------
Convergys              Convergys Customer Management              Office Building                     Tamarac, FL
                       Group, Inc.
----------------------------------------------------------------------------------------------------------------------------
Lucent                 Lucent Technologies, Inc.                  Office Building                     Cary, NC
----------------------------------------------------------------------------------------------------------------------------
Ingram Micro           Ingram Micro L.P.                          Office and Distribution Facility    Millington, TN
----------------------------------------------------------------------------------------------------------------------------
Nissan                 Nissan Motor Acceptance Corporation        Office Building                     Irving, TX
----------------------------------------------------------------------------------------------------------------------------
IKON                   IKON Office Solutions, Inc.                Office Building                     Houston, TX
----------------------------------------------------------------------------------------------------------------------------
State Street           SSB Realty LLC                             Office Building                     Quincy, MA
----------------------------------------------------------------------------------------------------------------------------
Metris Minnesota       Metris Direct, Inc.                        Office Building                     Minnetonka, MN
----------------------------------------------------------------------------------------------------------------------------
Stone & Webster        Stone & Webster, Inc. and SYSCO            Office Building                     Houston, TX
                       Corporation
----------------------------------------------------------------------------------------------------------------------------
Motorola Plainfield    Motorola, Inc.                             Office Building                     S. Plainfield, NJ
----------------------------------------------------------------------------------------------------------------------------
Delphi                 Delphi Automotive Systems, Inc.            Office Building                     Troy, MI
----------------------------------------------------------------------------------------------------------------------------
Avnet                  Avnet, Inc.                                Office Building                     Tempe, AZ
----------------------------------------------------------------------------------------------------------------------------
Motorola Tempe         Motorola, Inc.                             Office Building                     Tempe, AZ
----------------------------------------------------------------------------------------------------------------------------
ASML                   ASM Lithography, Inc.                      Office and Warehouse Building       Tempe, AZ
----------------------------------------------------------------------------------------------------------------------------
Dial                   Dial Corporation                           Office Building                     Scottsdale, AZ
----------------------------------------------------------------------------------------------------------------------------
Metris Tulsa           Metris Direct, Inc.                        Office Building                     Tulsa, OK
----------------------------------------------------------------------------------------------------------------------------
Cinemark               Cinemark USA, Inc. and                     Office Building                     Plano, TX
                       The Coca-Cola Company
----------------------------------------------------------------------------------------------------------------------------
Videojet Technologies  Videojet Technologies, Inc.                Office, Assembly and                Wood Dale, IL
Chicago                                                           Manufacturing Building
----------------------------------------------------------------------------------------------------------------------------
Alstom Power Richmond  Alstom Power, Inc.                         Office Building                     Midlothian, VA
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Matsushita            Matsushita Avionics Systems        Office Building             Lake Forest, CA
                      Corporation
-----------------------------------------------------------------------------------------------------------
AT&T Pennsylvania     Pennsylvania Cellular Telephone    Office Building             Harrisburg, PA
                      Corp.
-----------------------------------------------------------------------------------------------------------
PwC                   PricewaterhouseCoopers             Office Building             Tampa, FL
-----------------------------------------------------------------------------------------------------------

         We own interests in the following real estate properties through joint ventures with affiliates:

---------------------------------------------------------------------------------------------------------------
       Property       Tenant                                Building Type                Location
         Name
---------------------------------------------------------------------------------------------------------------
ADIC                  Advanced Digital Information          Office Building              Parker, CO
                      Corporation
---------------------------------------------------------------------------------------------------------------
AmeriCredit           AmeriCredit Financial Services        Office Building              Orange Park, FL
                      Corporation
---------------------------------------------------------------------------------------------------------------
Comdata               Comdata Network, Inc.                 Office Building              Brentwood, TN
---------------------------------------------------------------------------------------------------------------
AT&T Oklahoma         AT&T Corp. and Jordan Associates      Office Building              Oklahoma City, OK
---------------------------------------------------------------------------------------------------------------
Quest                 Quest Software, Inc.                  Office Building              Irvine, CA
---------------------------------------------------------------------------------------------------------------
Siemens               Siemens Automotive Corporation        Office Building              Troy, MI
---------------------------------------------------------------------------------------------------------------
Gartner               Gartner Group, Inc.                   Office Building              Fort Myers, FL
---------------------------------------------------------------------------------------------------------------
Johnson Matthey       Johnson Matthey, Inc.                 Research and Development,    Wayne, PA
                                                            Office and Warehouse
                                                            Building
---------------------------------------------------------------------------------------------------------------
Sprint                Sprint Communications                 Office Building              Leawood, KS
                         Company L.P.
---------------------------------------------------------------------------------------------------------------
EYBL CarTex           EYBL CarTex, Inc.                     Manufacturing and Office     Fountain Inn, SC
                                                            Building
---------------------------------------------------------------------------------------------------------------
Cort Furniture        Cort Furniture Rental Corporation     Office and Warehouse         Fountain Valley, CA
                                                            Building
---------------------------------------------------------------------------------------------------------------
Fairchild             Fairchild Technologies U.S.A., Inc.   Manufacturing and Office     Fremont, CA
                                                            Building
---------------------------------------------------------------------------------------------------------------
Avaya                 Avaya, Inc.                           Office Building              Oklahoma City, OK
---------------------------------------------------------------------------------------------------------------
Iomega                Iomega Corporation                    Office and Warehouse         Ogden, UT
                                                            Building
---------------------------------------------------------------------------------------------------------------
Interlocken           ODS Technologies, L.P. and GAIAM,     Office Building              Broomfield, CO
                      Inc.
---------------------------------------------------------------------------------------------------------------
Ohmeda                Ohmeda, Inc.                          Office Building              Louisville, CO
---------------------------------------------------------------------------------------------------------------
Alstom Power          Alstom Power, Inc.                    Office Building              Knoxville, TN
Knoxville
---------------------------------------------------------------------------------------------------------------

         If you want to read more detailed information about each of these properties, see the "Description of Real Estate Investments " section of this prospectus.

--------------------------------------------------------------------------------

Q:       Why do you acquire properties in joint ventures?

A: We acquire some of our properties in joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

--------------------------------------------------------------------------------

Q: What steps do you take to make sure you purchase environmentally compliant property?

A: We always obtain a Phase I environmental assessment of each property purchased. In addition, we generally obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:   What are the terms of your leases?

A: Our leases are economically "triple-net" leases, generally having terms of seven to ten years, many of which have renewal options for an additional five years. "Triple-net" means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In most of our leases, we are responsible for replacement of specific structural components of a property such as the roof of the building or the parking lot.

Q:   How does the Wells REIT own its real estate properties?

A: We own all of our real estate properties through an "UPREIT" called Wells Operating Partnership, L.P. (Wells OP). Wells OP was organized to own, operate and manage real properties on our behalf. The Wells REIT is the sole general partner of Wells OP.

Q:   What is an "UPREIT"?

A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:   If I buy shares, will I receive dividends and how often?

A: We have been making and intend to continue to make dividend distributions on a quarterly basis to our stockholders. The amount of each dividend distribution is determined by our board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our REIT taxable income.

Q:   How do you calculate the payment of dividends to stockholders?

A: We calculate our quarterly dividends using daily record and declaration dates so your dividend benefits will begin to accrue immediately upon becoming a stockholder.

Q: What have your dividend payments been since you began operations on June 5, 1998?

A:   We have paid the following dividends since we began operations:

                                                            Annualized
                                                            Percentage Return
                                                            on an Investment
     Quarter               Approximate Amount (Rounded)     of $10 per Share
     -------               ----------------------------     ----------------

     3/rd/ Qtr. 1998             $0.150 per share           6.00%
     4/th/ Qtr. 1998             $0.163 per share           6.50%

     1/st/ Qtr. 1999             $0.175 per share           7.00%
     2/nd/ Qtr. 1999             $0.175 per share           7.00%
     3/rd/ Qtr. 1999             $0.175 per share           7.00%
     4/th/ Qtr. 1999             $0.175 per share           7.00%

     1/st/ Qtr. 2000             $0.175 per share           7.00%
     2/nd/ Qtr. 2000             $0.181 per share           7.25%
     3/rd/ Qtr. 2000             $0.188 per share           7.50%
     4/th/ Qtr. 2000             $0.188 per share           7.50%

     1/st/ Qtr. 2001             $0.188 per share           7.50%
     2/nd/ Qtr. 2001             $0.188 per share           7.50%
     3/rd/ Qtr. 2001             $0.188 per share           7.50%
     4/th/ Qtr. 2001             $0.194 per share           7.75%

     1/st/ Qtr. 2002             $0.194 per share           7.75%
     2/nd/ Qtr. 2002             $0.194 per share           7.75%

Q:   May I reinvest my dividends in shares of the Wells REIT?

A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan is currently $10 per share.

Q:   Will the dividends I receive be taxable as ordinary income?

A: Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or the Wells REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Considerations."

Q:   What will you do with the money raised in this offering?

A: We will use your investment proceeds to purchase commercial real estate such as high grade office and industrial buildings. We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment.

     Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

     We received approximately $132,181,919 in gross offering proceeds from the sale of 13,218,192 shares of common stock in our initial public offering, which commenced on January 30, 1998 and was terminated on December 19, 1999. Of the $132,181,919 raised in the initial offering, we invested a total of $111,032,812 in real estate properties. We received approximately $175,229,193 in gross offering proceeds from the sale of 17,522,920 shares of common stock in our second public offering, which commenced on December 20, 1999 and was terminated on December 19, 2000. Of the $175,229,193 raised in the second offering, we invested a total of $147,192,522 in real estate properties. As of _________, 2002, we had received approximately $______________ in gross offering proceeds from the sale of ____________ shares of common stock in our third offering, which commenced on December 20, 2000. Of this additional $_______________ raised in the third offering, we invested or expect to invest approximately $________________ in real estate properties.

Q:   What kind of offering is this?

A: We are offering the public up to 300,000,000 shares of common stock on a "best efforts" basis.

Q:   How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q:   How long will this offering last?

A:   The offering will not last beyond ________________, 2004.

Q:   Who can buy shares?

A: You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

Q:   Is there any minimum investment required?

A: Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, investors who already own our shares or who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

Q:   How do I subscribe for shares?

A: If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:   If I buy shares in this offering, how may I later sell them?

A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.8% of the outstanding stock. See "Description of Shares - Restriction on Ownership of Shares."

     In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by the Wells REIT pursuant to our share redemption program. See the "Description of Shares - Share Redemption Program" section of the prospectus.

     If we have not listed the shares on a national securities exchange or over-the-counter market by January 30, 2008, our articles of incorporation require us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.

Q:   What is the experience of your officers and directors?

A: Our management team has extensive previous experience investing in and managing commercial real estate. Below is a short description of the background of each of our directors. See the "Management - Executive Officers and Directors" section on page ___ of this prospectus for a more detailed description of the background and experience of each of our directors.

     . Leo F. Wells, III - President of the Wells REIT and founder of Wells Real Estate Funds in 1985 and has been involved in real estate sales, management and brokerage services for over 28 years;

     . Douglas P. Williams - Executive Vice President, Secretary and Treasurer of the Wells REIT and former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services;

     . John L. Bell - Former owner and Chairman of Bell-Mann, Inc., the largest flooring contractor in the Southeast;

     . Richard W. Carpenter - Former President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT which invested in commercial properties;

     . Bud Carter - Former broadcast news director and anchorman and current Senior Vice President for The Executive Committee, an organization established to aid corporate presidents and CEOs;

     . William H. Keogler, Jr. - Founder and former executive officer and director of Keogler, Morgan & Company, Inc., a full service brokerage firm;

     .    Donald S. Moss - Former executive officer of Avon Products, Inc.;

     . Walter W. Sessoms - Former executive officer of BellSouth Telecommunications, Inc.; and

     . Neil H. Strickland - Founder of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers.

Q:   Will I be notified of how my investment is doing?

A: Yes, you will receive periodic updates on the performance of your investment with us, including:

     .    Four detailed quarterly dividend reports;

     .    Three quarterly financial reports;

     .    An annual report; and

     .    An annual IRS Form 1099.

Q:   When will I get my detailed tax information?

A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:   Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                           Client Services Department
                               Wells Capital, Inc.
                                    Suite 250
                            6200 The Corners Parkway
                             Atlanta, Georgia 30092
              Calling from Outside State of Georgia (800) 557-4830
                  Calling from State of Georgia (770) 243-8282
                                www.wellsref.com

                               Prospectus Summary

     This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in the Wells REIT. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

Wells Real Estate Investment Trust, Inc.

     Wells Real Estate Investment Trust, Inc. is a REIT that owns net leased commercial real estate properties. We currently own interests in ___ commercial real estate properties located in ___ states. Our office is located at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). We refer to Wells Real Estate Investment Trust, Inc. as the Wells REIT in this prospectus.

Our Advisor

     Our advisor is Wells Capital, Inc., which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Wells Capital, Inc. as Wells Capital in this prospectus.

Our Management

     Our board of directors must approve each real property acquisition proposed by Wells Capital, as well as certain other matters set forth in our articles of incorporation. We have nine members on our board of directors. Seven of our directors are independent of Wells Capital and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders.

Our REIT Status

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

     Following are the most significant risks relating to your investment:

     . There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time trying to sell your shares.

     . You must rely on Wells Capital, our advisor, for the day-to-day management of our business and the selection of our real estate properties.

     . To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any stockholder from owning more than 9.8% of our outstanding shares.

     . We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our stockholders.

     . You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in the Wells REIT.

     .    We will pay significant fees to Wells Capital and its affiliates.

     . Real estate investments are subject to cyclical trends that are out of our control.

     . You will not have an opportunity to evaluate all of the properties that will be in our portfolio prior to investing.

     . Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts.

     . Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

     . The vote of stockholders owning at least a majority of our shares will bind all of the stockholders as to certain matters such as the election of our directors and amendment of our articles of incorporation.

     . If we do not obtain listing of the shares on a national exchange by January 30, 2008, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

     . Our advisor will face various conflicts of interest resulting from its activities with affiliated entities.

     Before you invest in the Wells REIT, you should see the complete discussion of the "Risk Factors" beginning on page ___ of this prospectus.

Description of Real Estate Investments

     Please refer to the "Description of Real Estate Investments" section of this prospectus for a description of the real estate properties we have purchased to date and the various real estate loans we have outstanding. Wells Capital is currently evaluating additional potential property acquisitions. As we acquire new properties, we will provide supplements to this prospectus to describe these properties.

Estimated Use of Proceeds of Offering

     We anticipate that we will invest at least 84% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

Investment Objectives

     Our investment objectives are:

     .    to maximize cash dividends paid to you;

     .    to preserve, protect and return your capital contribution;

     . to realize growth in the value of our properties upon our ultimate sale of such properties; and

     . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, by selling our properties and distributing the cash to you.

We may only change these investment objectives upon a majority vote of our stockholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Conflicts of Interest

     Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

     . Wells Capital will have to allocate its time between the Wells REIT and other real estate programs and activities in which it is involved;

     . Wells Capital must determine which properties the Wells REIT or another Wells program or joint venture should acquire and which Wells program or other entity should enter into a joint venture with the Wells REIT for the acquisition and operation of specific properties;

     . Wells Capital may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

     . Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the "Conflicts of Interest" section of this prospectus on page ___ for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

     The following chart shows the ownership structure of the various Wells entities that are affiliated with Wells Capital.

                                Leo F. Wells, III
                                    President

                                  Owns 100% of



                          Wells Real Estate Funds, Inc.


   Owns 100% of                   Owns 100% of                  Owns 100% of


 Wells Management               Wells Investment
   Company, Inc.                Securities, Inc.             Wells Capital, Inc.
(Property Manager)              (Dealer Manager)                  (Advisor)


   Owns 100% of                                              Advisory Agreement


Wells Development                                                Wells REIT
   Corporation


Prior Offering Summary

     Wells Capital and its affiliates have previously sponsored 14 publicly offered real estate limited partnerships and the Wells REIT on an unspecified property or "blind pool" basis. As of __________, 2002, they have raised approximately $______________ from approximately __________ investors in these 15 public real estate programs. The "Prior Performance Summary" on page ____ of this prospectus contains a discussion of the Wells programs sponsored to date. Certain statistical data relating to the Wells programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

The Offering

     We are offering up to 300,000,000 shares to the public at $10 per share and up to 30,000,000 shares pursuant to our dividend reinvestment plan at $10 per share. We reserve the right in the future to reallocate additional dividend reinvestment shares out of the shares we are offering to the public, if necessary. We are also offering up to 6,600,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 50 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

Terms of the Offering

     We will begin selling shares in this offering upon the effective date of this prospectus, and this offering will terminate on or before _____________, 2004. However, we may terminate this offering at any time prior to such termination date. We will hold your investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or the payment of fees and expenses. We generally admit stockholders to the Wells REIT on a daily basis.

Compensation to Wells Capital

     Wells Capital and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

------------------------------------------------------------------------------------------------
                                                                               Estimated $$
                                                                               Amount for
                                                                               Maximum Offering
                                                                               (330,000,000
     Type of Compensation                 Form of Compensation                 shares)
------------------------------------------------------------------------------------------------
                                        Offering Stage
------------------------------------------------------------------------------------------------
     Sales Commissions              7.0% of gross offering proceeds              $231,000,000
------------------------------------------------------------------------------------------------
     Dealer Manager Fee             2.5% of gross offering proceeds              $ 82,500,000
------------------------------------------------------------------------------------------------
     Offering Expenses              3.0% of gross offering proceeds              $ 49,500,000
                                                                                  (estimated)
------------------------------------------------------------------------------------------------
                              Acquisition and Development Stage
------------------------------------------------------------------------------------------------
     Acquisition and               3.0% of gross offering proceeds               $ 99,000,000
     Advisory Fees
------------------------------------------------------------------------------------------------
     Acquisition Expenses          0.5% of gross offering proceeds               $ 16,500,000
------------------------------------------------------------------------------------------------
                                      Operational Stage
------------------------------------------------------------------------------------------------
     Property Management           4.5% of gross revenues                             N/A
     and Leasing Fees
------------------------------------------------------------------------------------------------
     Initial Lease-Up Fee for      Competitive fee for geographic location            N/A
     Newly Constructed             of property based on a survey of
     Property                      brokers and agents (customarily equal
                                   to the first month's rent)
------------------------------------------------------------------------------------------------
     Real Estate Commission        3.0% of contract price for properties              N/A
                                   sold after investors receive a return of
                                   capital plus an 8.0% return on capital
------------------------------------------------------------------------------------------------
     Subordinated Participation    10.0% of remaining amounts of net sale             N/A
     in Net Sale Proceeds          proceeds after return of capital plus
     (Payable Only if the Wells    payment to investors of an 8.0%
     REIT is not Listed on an      cumulative non-compounded return on
     Exchange)                     the capital contributed by investors
------------------------------------------------------------------------------------------------
     Subordinated Incentive        10.0% of the amount by which the
     Listing Fee (Payable only     adjusted market value of the Wells
     if the Wells REIT is listed   REIT exceeds the aggregate capital
     on an exchange)               contributions contributed by investors
------------------------------------------------------------------------------------------------

     There are many additional conditions and restrictions on the amount of compensation Wells Capital and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that Wells Capital may receive. For a more detailed explanation of these fees and expenses payable to Wells Capital and its affiliates, please see the "Management Compensation" section of this prospectus on page ____.

Dividend Policy

     In order to remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We have paid dividends to our stockholders at least quarterly since the first quarter after we commenced operations on June 5, 1998. We calculate our quarterly dividends based upon daily record and dividend declaration dates so investors will be entitled to dividends immediately upon purchasing our shares. We expect to pay dividends to you on a quarterly basis.

Listing

     Our articles of incorporation allow us to list our shares on a national securities exchange on or before January 30, 2008. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin selling our properties and liquidating our assets.

Dividend Reinvestment Plan

     You may participate in our dividend reinvestment plan pursuant to which you may have the dividends you receive reinvested in shares of the Wells REIT. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash from your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days notice to you. (See "Description of Shares -- Dividend Reinvestment Plan.")

Share Redemption Program

     We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of $10 per share or the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, or (2) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national exchange. (See "Description of Shares -- Share Redemption Program.")

Wells Operating Partnership, L.P.

     We own all of our real estate properties through Wells Operating Partnership, L.P. (Wells OP), our operating partnership. We are the sole general partner of Wells OP. Wells Capital is currently the only limited partner based on its initial contribution of $200,000. Our ownership of properties in Wells OP is referred to as an "UPREIT." The UPREIT structure allows us to acquire real estate properties in exchange for limited partnership units in Wells OP. This structure will also allow sellers of properties to transfer their properties to Wells OP in exchange for units of Wells OP and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP. The holders of units in Wells OP may have their units redeemed for cash under certain circumstances. (See "The Operating Partnership Agreement.")

ERISA Considerations

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts
(IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Description of Shares

General
-------

     Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you are required to send us an executed transfer form. We will provide you the required form upon request.

Stockholder Voting Rights and Limitations
-----------------------------------------

     We hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

Restriction on Share Ownership
------------------------------

     Our articles of incorporation contain restrictions on ownership of the shares that prevents one person from owning more than 9.8% of the outstanding shares. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. (See "Description of Shares - Restriction on Ownership of Shares.")

     For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus on page ____.

                                  Risk Factors

     Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

Investment Risks

     Marketability Risk

     There is no public trading market for your shares.

     There is no current public market for the shares and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment. See "Description of Shares - Share Redemption Program" for a description of our share redemption program.

     Management Risks

     You must rely on Wells Capital for selection of properties.

     Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Wells Capital, our advisor, in the quality and timeliness of our acquisitions of real estate properties, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Wells Capital and the oversight of our board of directors.

     We depend on key personnel.

     Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, David H. Steinwedell, and John G. Oliver, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements, nor do we maintain any key person life insurance on our key personnel. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

     Conflicts of Interest Risks

     Wells Capital will face conflicts of interest relating to time management.

     Wells Capital and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to the Wells REIT. Because Wells Capital and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. (See "Conflicts of Interest.") If Wells Capital, for any reason, is not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

     Wells Capital will face conflicts of interest relating to the purchase and leasing of properties.

     We may be buying properties at the same time as one or more of the other Wells programs are buying properties. There is a risk that Wells Capital will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See "Conflicts of Interest.")

     Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

     Certain of our executive officers and directors are also officers and directors of Wells Capital, our advisor and the general partner of various other Wells programs, Wells Management Company, Inc., our Property Manager, and Wells Investment Securities, Inc., our Dealer Manager, and, as such, owe fiduciary duties to these various entities and their stockholders and limited partners. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to the Wells REIT and its stockholders. (See "Conflicts of Interest.")

     We will be subject to additional risks as a result of our joint ventures with affiliates.

     We have entered in the past and are likely to continue in the future to enter into joint ventures with other Wells programs for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with sellers of properties, affiliates of sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

     . the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

     . that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

     . that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

     Wells Capital will face conflicts of interest relating to joint ventures with affiliates.

     Wells Capital, our advisor, is currently sponsoring a public offering on behalf of Wells Real Estate Fund XIII, L.P. (Wells Fund XIII), which is an unspecified property real estate program. (See "Prior Performance Summary.") In the event that we enter into a joint venture with Wells Fund XIII or any other Wells program or joint venture, we may face certain additional risks and potential conflicts of interest. For example, securities issued by Wells Fund XIII and the other Wells public limited partnerships will never have an active trading market. Therefore, if we become listed on a national exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January

30, 2008, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between the Wells REIT and another Wells program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Although the terms of any joint venture agreement between the Wells REIT and another Wells program would grant the other Wells program a right of first refusal to buy such properties, it is unlikely that any such program would have sufficient funds to exercise its right of first refusal under these circumstances.

     Agreements and transactions between the parties with respect to joint ventures between the Wells REIT and other Wells programs will not have the benefit of arm's length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative impact on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of Wells Capital, certain conflicts of interest will exist. (See "Conflicts of Interest - Joint Ventures with Affiliates of Wells Capital.")

     General Investment Risks

     A limit on the number of shares a person may own may discourage a takeover.

     Our articles of incorporation restrict ownership by one person to no more than 9.8% of the outstanding shares. This restriction may discourage a change of control of the Wells REIT and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to stockholders or which may cause a change in the management of the Wells REIT. (See "Description of Shares - Restriction on Ownership of Shares.")

     We will not be afforded the protection of Maryland Corporation Law relating to business combinations.

     Provisions of Maryland Corporation Law prohibit business combinations, unless prior approval of the board of directors is obtained before the person became an interested stockholder, with:

     . any person who beneficially owns 10% or more of the voting power of our outstanding shares;

     . any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (interested stockholder); or

     .    an affiliate of an interested stockholder.

     These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Since our articles of incorporation contain limitations on ownership of 9.8% or more of our common stock, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder. (See "Description of Shares - Restriction on Ownership of Shares" and "Description of Shares - Business Combinations.")

     You are bound by the majority vote on matters on which you are entitled to vote.

     You may vote on certain matters at any annual or special meeting of our stockholders, including the election of our directors. However, you will be bound by the majority vote on matters requiring approval of a majority of our stockholders even if you do not vote with the majority on any such matter.

     You are limited in your ability to sell your shares pursuant to our share redemption program.

     Even though our share redemption program provides you with the opportunity to redeem your shares for $10 per share (or the price you paid for the shares, if lower than $10) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, or (2) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of the Wells REIT, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Description of Shares - Share Redemption Program.")

     We established the offering price on an arbitrary basis.

     Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares.

     Your interest in the Wells REIT may be diluted if we issue additional shares.

     Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by the Wells REIT in the future. Therefore, existing stockholders and investors purchasing shares in this offering may experience dilution of their equity investment in the Wells REIT in the event that we:

     . sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan;

     .    sell securities that are convertible into shares;

     . issue shares in a private offering of securities to institutional investors;

     . issue shares of common stock upon the exercise of the options granted to our independent directors or employees of Wells Capital and Wells Management Company, Inc. (Wells Management) or the warrants issued and to be issued to participating broker-dealers or our independent directors; or

     . issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from Wells OP.

     Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution.

     Wells Capital and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to our stockholders. (See "Management Compensation.")

     The availability and timing of cash dividends is uncertain.

     We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

     We are uncertain of our sources for funding of future capital needs.

     Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

     You will not have the benefit of independent due diligence review in connection with this offering

     Since Wells Investment Securities, our Dealer Manager, is an affiliate of Wells Capital, you will not have the benefit of independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in connection with securities offerings.

     The indictment of Arthur Andersen LLP and recent events related thereto may adversely affect your ability to recover potential claims against Arthur Andersen in connection with their audits of our financials statements.

     In March, 2002, the Department of Justice indicted our former independent auditor, Arthur Andersen LLP (Andersen), on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. Events arising out of the indictment or other events relating to Andersen may adversely affect the ability of Andersen to satisfy any potential claims that may arise out of Andersen's audits of the financial statements contained in this prospectus. In addition, Andersen has recently notified us that it will be unable to provide us with the necessary consents related to including previously audited financial statements in our prospectus. Our inability to obtain such consents may also adversely affect your ability to pursue claims against Andersen.

Real Estate Risks

     General Real Estate Risks

     Your investment will be affected by adverse economic and regulatory changes.

     We will be subject to risks generally incident to the ownership of real estate, including:

     .    changes in general economic or local conditions;

     . changes in supply of or demand for similar or competing properties in an area;

     . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     .    changes in tax, real estate, environmental and zoning laws; and

     .    periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

     A property that incurs a vacancy could be difficult to sell or re-lease.

     A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Most of our properties are specifically suited to the particular needs of our tenants. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

     We are dependent on tenants for our revenue.

     Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would most likely cause us to reduce the amount of distributions to stockholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find one or more additional tenants. If there are a substantial number of tenants that are in default at any one time, we could have difficulty making mortgage payments that could result in foreclosures of properties subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

     We rely on certain tenants.

     Our most substantial tenants based on rental income are SSB Realty, LLC (______%), Metris Direct, Inc. (_____%), Motorola, Inc. (______%), and Zurich American Insurance Company, Inc. (_____%). The revenues generated by the properties these tenants occupy are substantially reliant upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant's rental payments which may have a substantial adverse effect on our financial performance. (See "Description of

Real Estate Investments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations.")

     We may not have funding for future tenant improvements.

     When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that we will have any sources of funding available to us for such purposes in the future.

     Uninsured losses relating to real property may adversely affect your returns.

     In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no current source of funding to repair or reconstruct the damaged property and cannot assure you that any such source of funding will be available to us for such purposes in the future.

     Development and construction of properties may result in delays and increased costs and risks.

     We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

     Competition for investments may increase costs and reduce returns.

     We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

     Delays in acquisitions of properties may have adverse effects on your investment.

     Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income producing real properties in a timely manner, we may not be able to continue to pay the dividend rates we are currently paying to our stockholders.

     We may not be able to immediately invest proceeds in real estate

     Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments.

     Uncertain market conditions and Wells Capital's broad discretion relating to the future disposition of properties could adversely affect the return on your investment.

     We generally will hold the various real properties in which we invest until such time as Wells Capital determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, Wells Capital, subject to the approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of the Wells REIT if we do not list the shares by January 30, 2008. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

     Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Wells REIT and, consequently, amounts available for distribution to you.

     Financing Risks

     If we fail to make our debt payments, we could lose our investment in a property.

     We generally secure the loans we obtain to fund property acquisitions with first priority mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause a reduction in the value of the shares and the dividends payable to our stockholders. (See "Description of Real Estate Investments - Real Estate Loans. ")

     Lenders may require us to enter into restrictive covenants relating to our operations.

     In connection with obtaining certain financing, a lender could impose restrictions on us that would affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Wells Capital as our advisor or impose other limitations.

     If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

     Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. We may finance more properties in this manner. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale under these circumstances could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Section 1031 Exchange Program Risks

     We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program.

     Wells Development Corporation, an affiliate of Wells Capital, our advisor, is forming a series of single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under
Section 1031 of the Internal Revenue Code (Section 1031 Exchange Program). There will be significant tax and securities disclosure risks associated with the private placement offerings of co-tenancy interests by Wells Exchange to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange under
Section 1031 of the Internal Revenue Code, even though it is anticipated that this tax risk will be fully disclosed to investors, purchasers of co-tenancy interests may file a lawsuit against Wells Exchange and its sponsors. In such event, even though Wells OP is not acting as a sponsor of the offering, is not commonly controlled with Wells Exchange, and is not recommending that 1031 Participants buy co-tenancy interests from Wells Exchange, as a result of our participation in the Section 1031 Exchange Program, and since Wells OP will be receiving fees in connection with the Section 1031 Exchange Program, we may be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to stockholders of the Wells REIT. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

     We will be subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment.

     At the closing of each property Wells Exchange acquires pursuant to the
Section 1031 Exchange Program, we anticipate that Wells OP will enter into a contractual arrangement providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property by the completion of its private placement offering, Wells OP will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold. Accordingly, in the event that Wells Exchange is unable to sell all co-tenancy interests in one or more of its properties, Wells OP will be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

     Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

     . the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

     . the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

     . the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant may subject the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

     In the event that our interests become adverse to those of the other co-tenants, we will not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

     We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

     Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.

     Institutional lenders may view our obligations under agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.")

Federal Income Tax Risks

     Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

     In order for us to qualify as a REIT, we are subject to the satisfaction of requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances which are not entirely within our control. We have and will continue to structure our activities in a manner designed to satisfy all of these requirements, however, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could change the tax laws relating to our qualification as a REIT or the federal income tax consequences of our being a REIT.

     If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates with no offsetting deductions for distributions made to stockholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Accordingly, the loss of our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the substantial tax liabilities that would be imposed on us. We might also be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Certain fees paid to Wells OP may affect our REIT status.

     In connection with the Section 1031 Exchange Program, Wells OP will enter into a number of contractual arrangements with Wells Exchange that will, in effect, guarantee the sale of the co-tenancy interests being offered by Wells Exchange. (See "Investment Objectives and Criteria - Section 1031 Exchange Program.") In consideration for entering into these agreements, Wells OP will be paid fees which could be characterized by the IRS as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. (See "Federal Income Tax Consequences - Operational Requirements - Gross Income Tests.") If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. As set forth above, we will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.

     Recharacterization of the Section 1031 Exchange Program may result in taxation of income from a prohibited transaction.

     In the event that the Internal Revenue Service were to recharacterize the
Section 1031 Exchange Program such that Wells OP, rather than Wells Exchange, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by Wells Exchange in connection with the Section 1031 Exchange Program, such characterization could result in the fees paid to Wells OP by Wells Exchange as being deemed income from a prohibited transaction, in which event all such fee income paid to us in connection with the Section 1031 Exchange Program would be subject to a 100% tax. (See "Investment Objectives and Criteria
- Section 1031 Exchange Program.")

     Legislative or regulatory action could adversely affect investors.

     In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of the Wells REIT. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

Retirement Plan Risks

     There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Wells REIT, you should satisfy yourself that:

     . your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

     . your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

     . your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     .    your investment will not impair the liquidity of the plan or IRA;

     . your investment will not produce "unrelated business taxable income" for the plan or IRA;

     . you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

     .    your investment will not constitute a prohibited transaction under
          Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "ERISA Considerations" section of this prospectus on page ___.

                              Suitability Standards

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that you may have difficulty selling your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

     .    a net worth of at least $150,000; or

     . gross annual income of at least $45,000 and a net worth of at least $45,000.

     The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of the Wells REIT will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

     The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

     Except in the states of Maine, Minnesota, Nebraska and Washington, if you have satisfied the minimum purchase requirements and have purchased units in other Wells programs or units or shares in other public real estate programs, you may purchase less than the minimum number of shares set forth above, but in no event less than 2.5 shares ($25). After you have purchased the minimum investment, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases made by residents of Maine and Minnesota, who must still meet the minimum investment requirements set forth above, and (2) purchases of shares pursuant to the dividend reinvestment plan of the Wells REIT or reinvestment plans of other public real estate programs, which may be in lesser amounts.

     Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

     Iowa, Massachusetts, Michigan, Missouri and Tennessee - Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of $60,000 and a net worth of at least $60,000.

     Maine - Investors must have either (1) a net worth of at least $200,000, or
(2) gross annual income of $50,000 and a net worth of at least $50,000.

     Missouri, Ohio and Pennsylvania - In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in the Wells REIT.

     For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor's home, furnishings and automobiles.

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of the Wells REIT are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the Subscription Agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

                            Estimated Use of Proceeds

         The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell 165,000,000 shares and 330,000,000 shares, respectively, pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining up to 16.0% will be used for working capital and to pay expenses and fees, including the payment of fees to Wells Capital, our advisor, and Wells Investment Securities, our Dealer Manager.

                                                                   165,000,000 Shares             330,000,000 Shares
                                                                   ------------------             ------------------

                                                                   Amount(1)        Percent       Amount(2)       Percent
                                                                   --------         -------       ---------       -------
Gross Offering Proceeds                                         $1,650,000,000        100%     $3,300,000,000      100.0%
Less Public Offering Expenses:
 Selling Commissions and Dealer Manager Fee (3)                    156,750,000        9.5%        313,500,000        9.5%
 Organization and Offering Expenses (4)                             49,500,000        3.0%         49,500,000        1.5%
                                                                --------------       -----     --------------       -----
Amount Available for Investment (5)                             $1,443,750,000       87.5%     $2,937,000,000       89.0%
Acquisition and Development:
 Acquisition and Advisory Fees (6)                                  49,500,000        3.0%         99,000,000        3.0%
 Acquisition Expenses (7)                                            8,250,000        0.5%         16,500,000        0.5%
 Initial Working Capital Reserve (8)                                       (8)          --                (8)          --
                                                                --------------       -----     --------------       -----
Amount Invested in Properties (5)(9)                            $1,386,000,000       84.0%     $2,821,500,000       85.5%
                                                                ==============       =====     ==============       =====

_________________________
(Footnotes to "Estimated Use of Proceeds")

1. Assumes that an aggregate of $1,650,000,000 will be raised in this offering for purposes of illustrating the percentage of estimated organization and offering expenses at two different sales levels. See Note 4 below.

2. Assumes the maximum offering is sold which includes 300,000,000 shares offered to the public at $10 per share and 30,000,000 shares offered pursuant to our dividend reinvestment plan at $10 per share. Excludes 6,600,000 shares to be issued upon exercise of the soliciting dealer warrants.

3. Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of our advisor. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, the Dealer Manager may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, based upon such factors as the volume of sales of such Participating Dealer, the level of marketing support provided by such Participating Dealer and the assistance of such Participating Dealer in marketing the offering, or to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the "Plan of Distribution" section of this prospectus for a description of such provisions.

4. Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Wells Capital, our advisor, for all marketing related costs and expenses, including, but not limited to, salaries and direct expenses of our advisor's employees while engaged in registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Wells Capital and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds from all of our offerings without recourse against or reimbursement by the Wells REIT. We currently estimate that approximately $49,500,000 of organization and offering costs will be incurred if the maximum offering of 330,000,000 shares is sold. Notwithstanding the above, in no event shall organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, exceed 15% of the gross offering proceeds.

5. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of the Wells REIT, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

6. Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay Wells Capital, as our advisor, acquisition and advisory fees up to a maximum amount of 3.0% of gross offering proceeds in connection with the acquisition of the real estate properties. Acquisition and advisory fees do not include acquisition expenses.

7. Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. We will pay Wells Capital, our advisor, acquisition expenses up to a maximum of 0.5% of gross offering proceeds as reimbursement for the payment of such expenses.

8. Because the vast majority of leases for the properties acquired by the Wells REIT will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real estate properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by the Wells REIT from any sale or exchange of properties.

9. Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least 84.0% of the proceeds received from the sale of shares will be used to acquire properties.

                                   Management

General

     We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. Our articles of incorporation were reviewed and ratified by our board of directors, including the independent directors, at their initial meeting. This ratification by our board of directors was required by the NASAA Guidelines.

         Our articles of incorporation and bylaws provide that the number of directors of the Wells REIT may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. We currently have a total of nine directors. Our articles of incorporation also provide that a majority of the directors must be independent directors. An "independent director" is a person who is not an officer or employee of the Wells REIT, Wells Capital or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of the nine current directors, seven of our directors are considered independent directors.

         Proposed transactions are often discussed before being brought to a final board vote. During these discussions, independent directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

         Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

         Unless filled by a vote of the stockholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

         . in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, or

         . in the case of an independent director, by a vote of a majority of the remaining independent directors,

unless there are no remaining affiliated directors or independent directors, as the case may be. In such case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our articles of incorporation and bylaws.

         Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly or more frequently if necessary in order to discharge their duties as directors. We do not expect that our directors will be required to devote a substantial portion of their time in discharging such duties. Consequently, in the exercise of their fiduciary responsibilities, our directors will be relying heavily on Wells Capital. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

         Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our directors.

         Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with Wells Capital or its affiliates. The independent directors will also be responsible for reviewing the performance of Wells Capital and Wells Management and determining that the compensation to be paid to Wells Capital and Wells Management is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement and the property management agreement are being carried out. Specifically, the independent directors will consider factors such as:

         . the amount of the fee paid to Wells Capital and Wells Management in relation to the size, composition and performance of our investments;

         . the success of Wells Capital in generating appropriate investment opportunities;

         . rates charged to other REITs and other investors by advisors performing similar services;

         . additional revenues realized by Wells Capital and Wells Management through their relationship with us, whether we pay them or they are paid by others with whom we do business;

         . the quality and extent of service and advice furnished by Wells Capital and Wells Management and the performance of our investment portfolio; and

         . the quality of our portfolio relative to the investments generated by Wells Capital and managed by Wells Management for their other clients.

         Neither our directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Wells Capital, any director or any affiliate, or (2) any transaction between us and Wells Capital, any director or any affiliate.

Committees of the Board of Directors

         Our entire board of directors considers all major decisions concerning our business, including all property acquisitions. However, our board has established an Audit Committee, a Compensation Committee and various advisory committees so that important items within the purview of these committees can be addressed in more depth than may be possible at a full board meeting.

         Audit Committee

         Under our Audit Committee Charter, our Audit Committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The members of our Audit Committee are Messrs. Bell, Carpenter, Carter, Keogler, Moss, Sessoms and Strickland.

         Compensation Committee

         Our board of directors has established a Compensation Committee to administer the 2000 Employee Stock Option Plan, as described below, which was approved by the stockholders at our annual stockholders meeting held June 28, 2000. The Compensation Committee is comprised of Messrs. Bell,

Carpenter, Carter, Keogler, Moss, Sessoms and Strickland. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital, and to set the terms and conditions of such options in accordance with the 2000 Employee Stock Option Plan. To date, we have not issued any stock options under our 2000 Employee Stock Option Plan.

         Advisory Committees

         The board of directors has established various advisory committees in which certain members of the board sit on these advisory committees to assist Wells Capital and its affiliates in the following areas which have a direct impact on the operations of the Wells REIT: asset management; new business development; personnel supervision; and budgeting.

Executive Officers and Directors

         We have provided below certain information about our executive officers and directors.

             Name                        Position(s)                                Age
             Leo F. Wells, III           President and Director                      58
             Douglas P. Williams         Executive Vice President, Secretary,        51
                                         Treasurer and Director
             John L. Bell                Director                                    61
             Richard W. Carpenter        Director                                    65
             Bud Carter                  Director                                    63
             William H. Keogler, Jr.     Director                                    56
             Donald S. Moss              Director                                    66
             Walter W. Sessoms           Director                                    68
             Neil H. Strickland          Director                                    66

         Leo F. Wells, III is the President and a director of the Wells REIT and the President, Treasurer and sole director of Wells Capital, our advisor. He is also the sole stockholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President, Treasurer and sole director of:

         .     Wells Management Company, Inc., our Property Manager;
         .     Wells Investment Securities, Inc., our Dealer Manager;
         .     Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and
         .     Wells Development Corporation, a company he organized in 1997 to develop real properties. (See "Conflicts of Interest.")

         Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

       Mr. Wells has over 28 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 27 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of _________, 2002, these 27 real estate limited partnerships represented investments totaling approximately $______________ from approximately _____________ investors.

       Douglas P. Williams is the Executive Vice President, Secretary, Treasurer and a director of the Wells REIT. He is also a Senior Vice President of Wells Capital, our advisor, and is also a Vice President of:

       .   Wells Investment Securities, Inc., our Dealer Manager;
       .   Wells Real Estate Funds, Inc.; and
       .   Wells Advisors, Inc.  (See "Conflicts of Interest.")

       Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc.
(ECC), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

       Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

       John L. Bell was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast from February 1971 to February 1996. Mr. Bell also served on the board of directors of Realty South Investors, a REIT traded on the American Stock Exchange, and was the founder and served as a director of both the Chattahoochee Bank and the Buckhead Bank. In 1997, Mr. Bell initiated and implemented a "Dealer Acquisition Plan" for Shaw Industries, Inc., a floor covering manufacturer and distributor, which plan included the acquisition of Bell-Mann.

       Mr. Bell currently serves on the Board of Directors of Electronic Commerce Systems, Inc. and the Cullasaja Club of Highlands, North Carolina. Mr. Bell is also extensively involved in buying and selling real estate both individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in accounting and marketing.

       Richard W. Carpenter served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. which was established primarily for investment in commercial real estate within the United States.

       Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership. He is also President and director of Commonwealth Oil Refining Company, Inc., a position he has held since 1984.

       Mr. Carpenter previously served as Vice Chairman of the board of directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of The National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT which invested in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

       Bud Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

       Mr. Carter currently serves as Senior Vice President for The Executive Committee, an international organization established to aid presidents and CEOs to share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 7,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 16 noncompeting CEOs and presidents. Mr. Carter serves on the board of directors of Creative Storage Systems, Inc., DiversiTech Coporation and Wavebase9. He is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

       William H. Keogler, Jr. was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody & Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the board of directors and Chairman of the MFA Advisory Board for the Financial Service Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded New York Stock Exchange company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

       Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

       Donald S. Moss was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

       Mr. Moss is currently a director of The Atlanta Athletic Club. He formerly was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

       Walter W. Sessoms was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997.

       Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army's Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration, and is currently a member of the Wofford College Board of Trustees. He is a member of the Governor's Education Reform Commission. In addition, Mr. Sessoms is a member of the Board of Trustees of the Southern Center for International Studies and is currently President of the Atlanta Rotary Club.

       Neil H. Strickland was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

       Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia

State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Compensation of Directors

       We pay each of our independent directors $3,000 per regularly scheduled quarterly board meeting attended, $1,000 per regularly scheduled advisory committee meeting attended and $250 per special board meeting attended whether held in person or by telephone conference. In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan and 500,000 shares for future issuance upon the exercise of warrants to be granted to the independent directors pursuant to our Independent Director Warrant Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of the Wells REIT, we do not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

       Our Independent Director Stock Option Plan (Director Option Plan) was approved by our stockholders at the annual stockholders meeting held June 16, 1999. We issued non-qualified stock options to purchase 2,500 shares (Initial Options) to each independent director pursuant to our Director Option Plan. In addition, we issued options to purchase 1,000 shares to each independent director in connection with both the 2000 and 2001 annual meeting of stockholders and will continue to issue options to purchase 1,000 shares (Subsequent Options) to each independent director then in office on the date of each annual stockholder's meeting. The Initial Options and the Subsequent Options are collectively referred to as the "Director Options." Director Options may not be granted at any time when the grant, along with grants to other independent directors, would exceed 10% of our issued and outstanding shares. As of December 31, 2001, each independent director had been granted options to purchase a total of 4,500 shares under the Director Option Plan, of which 1,500 of those options were exercisable.

       The exercise price for the Initial Options is $12.00 per share. The exercise price for the Subsequent Options is the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

       . the average closing price for the five consecutive trading days ending on such date if the shares are traded on a national exchange;

       . the average of the high bid and low asked prices if the shares are quoted on NASDAQ;

       . the average of the last 10 sales made pursuant to a public offering if there is a current public offering and no market maker for the shares;

       . the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program if there is no current public offering; or

       . the price per share under the dividend reinvestment plan if there are no purchases under the share redemption program.

       One-fifth of the Initial Options were exercisable beginning on the date we granted them, one-fifth of the Initial Options became exercisable beginning in July 2000, one-fifth of the Initial Options became exercisable beginning in July 2001 and an additional one-fifth of the Initial Options will become exercisable on each anniversary of the date we granted them for a period of two years until 100% of the shares become exercisable. The Subsequent Options granted under the Director Option Plan will become exercisable on the second anniversary of the date we grant them.

       A total of 100,000 shares have been authorized and reserved for issuance under the Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which the Wells REIT is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Director Options. A corresponding adjustment to the exercise price of the Director Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director Options not exercised, but will change only the exercise price for each share.

       Options granted under the Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or
(3) three months following the date the independent director ceases to be a director for any reason other than death or disability, and may be exercised by payment of cash or through the delivery of common stock. Director Options granted under the Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No Director Option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

       The independent directors may not sell pledge, assign or transfer their options other than by will or the laws of descent or distribution.

       Upon the dissolution or liquidation of the Wells REIT, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Director Option Plan will terminate, and any outstanding Director Options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

       . for the assumption by the successor corporation of the Director Options granted or the replacement of the Director Options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

       . for the continuance of the Director Option Plan and the Director Options by such successor corporation under the original terms; or

       . for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Independent Director Warrant Plan

       Our Independent Director Warrant Plan (Director Warrant Plan) was approved by our stockholders at the annual stockholders meeting held June 28, 2000. Our Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock (Warrants) to independent directors based on the number of shares of common stock that they purchase. The purpose of the Director Warrant Plan is to encourage our independent directors to purchase shares of our common stock. Beginning on the effective date of the Director Warrant Plan and continuing until the earlier to occur of (1) the termination of the Director Warrant Plan by action of the board of directors or otherwise, or
(2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange, each independent director will receive one

Warrant for every 25 shares of common stock he purchases. The exercise price of the Warrants will be $12.00 per share.

     A total of 500,000 Warrants have been authorized and reserved for issuance under the Director Warrant Plan, each of which will be redeemable for one share of our common stock. Upon our dissolution or liquidation, or upon a reorganization, merger or consolidation, where we are not the surviving corporation, or upon our sale of all or substantially all of our properties, the Director Warrant Plan shall terminate, and any outstanding Warrants shall terminate and be forfeited; provided, however, that holders of Warrants may exercise any Warrants that are otherwise exercisable immediately prior to the effective date of the dissolution, liquidation, consolidation or merger. Notwithstanding the above, our board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives: (1) for the assumption by the successor corporation of the Warrants theretofore granted or the substitution by such corporation for such Warrants of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (2) for the continuance of the Director Warrant Plan by such successor corporation in which event the Director Warrant Plan and the Warrants shall continue in the manner and under the terms so provided; or (3) for the payment in cash or shares in lieu of and in complete satisfaction of such Warrants.

     No Warrant may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution. All Warrants exercised during the independent director's lifetime shall be exercised only by the independent director or his legal representative. Any transfer contrary to the Director Warrant Plan will nullify and render void the Warrant. Notwithstanding any other provisions of the Director Warrant Plan, Warrants granted under the Director Warrant Plan shall continue to be exercisable in the case of death or disability of the independent director for a period of one year after the death or disabling event, provided that the death or disabling event occurs while the person is an independent director. No Warrant issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

Employee Stock Option Plan

     Our 2000 Employee Stock Option Plan (Employee Option Plan) was approved by our stockholders at the annual stockholders meeting held June 28, 2000. Our Employee Option Plan is designed to enable Wells Capital and Wells Management to obtain or retain the services of employees considered essential to our long range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in the growth of the Wells REIT through ownership of our common stock.

     Our Employee Option Plan provides for the formation of a Compensation Committee consisting of two or more of our independent directors. (See "Committees of the Board of Directors. ") The Compensation Committee shall conduct the general administration of the Employee Option Plan. The Compensation Committee is authorized to grant "non-qualified" stock options (Employee Options) to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share, or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares have been authorized and reserved for issuance under our Employee Option Plan. To date, we have not issued any stock options under our Employee Option Plan.

     The Compensation Committee shall set the term of the Employee Options in its discretion, although no Employee Option shall have a term greater than five years from the later of (1) the date our shares become listed on a national securities exchange, or (2) the date the Employee Option is granted. The employee receiving Employee Options shall agree to remain in employment with his employer for a period of one year after the Employee Option is granted. The Compensation Committee shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

     In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

     Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also maintain a directors and officers liability insurance policy. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

     . an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

     . the director or officer actually received an improper personal benefit in money, property or services; or

     . with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders. Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however.

     This provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

     In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that our directors, Wells Capital and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

     . our directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     . our directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

     . in the case of affiliated directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

     . in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

     . the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

     We have agreed to indemnify and hold harmless Wells Capital and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to the Wells REIT and our stockholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, Wells Capital or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

     . there has been a successful adjudication on the merits of each count involving alleged securities law violations;

     . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     . a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

     Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

     . approves the settlement and finds that indemnification of the settlement and related costs should be made; or

     . dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

     The advisor of the Wells REIT is Wells Capital. Wells Capital has contractual responsibilities to the Wells REIT and its stockholders pursuant to the advisory agreement. Some of our officers and directors are also officers and directors of Wells Capital. (See "Conflicts of Interest.")

     The directors and executive officers of Wells Capital are as follows:

        ------------------------------------------------------------------------------
        Name                      Age   Position
        ------------------------------------------------------------------------------
        Leo F. Wells, III         58   President, Treasurer and sole director
        ------------------------------------------------------------------------------
        Douglas P. Williams       51   Senior Vice President and Assistant Secretary
        ------------------------------------------------------------------------------
        Stephen G. Franklin       54   Senior Vice President
        ------------------------------------------------------------------------------
        Kim R. Comer              48   Vice President
        ------------------------------------------------------------------------------
        Claire C. Janssen         39   Vice President
        ------------------------------------------------------------------------------
        David H. Steinwedell      42   Vice President
        ------------------------------------------------------------------------------

     The backgrounds of Messrs. Wells and Williams are described in the "Management - Executive Officers and Directors" section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

     Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in Management and Organizational Behavior, Human Resources Management and Entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

     In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (FSC), an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

     Kim R. Comer is a Vice President of Wells Capital. He is primarily responsible for developing, implementing and monitoring initiatives furthering the strategic objectives of Wells Capital. He rejoined Wells Capital as National Vice President of Marketing in April 1997 after working for Wells Capital in similar capacities from January 1992 through September 1995. In prior positions with Wells Capital, he served as both Vice President and Director of Customer Care Services and Vice President of Marketing for the southeast and northeast regions. Mr. Comer has over 10 years experience in the securities industry and is a registered representative and financial principal with the NASD. Additionally, he has substantial financial experience including experience as controller and chief financial officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

     Claire C. Janssen is a Vice President of Wells Capital. She is primarily responsible for managing the corporate, real estate, investment and investor accounting areas of the company. Ms. Janssen also serves as a Vice President of Wells Management Company, Inc., our Property Manager. Prior to joining Wells Capital in 2001, Ms. Janssen served as a Vice President of Lend Lease Real Estate (formerly, Equitable Real Estate). From 1990 to 2000, she held various management positions, including Vice President of Institutional Accounting, Vice President of Business/Credit Analysis and Director of Tax/Corporate Accounting. From 1985 to 1990, Ms. Janssen served in management positions for Beers and Cutler, a Washington, D.C. based accounting firm, where she provided both audit and tax services for clients.

     Ms. Janssen received a B.S. in business administration with a major in accounting from George Mason University. She is a Certified Public Accountant and a member of American Institute of Certified Public Accountants, Georgia Society of Certified Public Accountants and National Association of Real Estate Companies.

     David H. Steinwedell is a Vice President of Wells Capital. He is primarily responsible for the acquisition of real estate properties. Prior to joining Wells Capital in 2001, Mr. Steinwedell served as a principal in Steinwedell and Associates, a capital markets advisory firm specializing in transactions and strategic planning for commercial real estate firms. His background also includes experience as the Executive Vice President of Investment Banking at Jones Lang LaSalle and as Managing Director for Real Estate Investments at Aetna Life and Casualty. He graduated from Hamilton College with a B.S. in Economics. Mr. Steinwedell is a licensed real estate broker in Georgia and is a member of the Urban Land Institute and NAIOP.

     Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by the Wells REIT.

The Advisory Agreement

     Many of the services to be performed by Wells Capital in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Wells Capital will perform for us as our advisor, and it is not intended to include all of the services which may be provided to us by Wells Capital or by third parties. Under the terms of the advisory agreement, Wells Capital undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Wells Capital, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

     . find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

     . structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

     . acquire properties on our behalf in compliance with our investment objectives and policies;

     .    arrange for financing and refinancing of properties; and

       .   enter into leases and service contracts for the properties acquired.

       The term of the current advisory agreement ends on January 30, 2003 and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated:

       . immediately by us for "cause" or upon the bankruptcy of Wells Capital or a material breach of the advisory agreement by Wells Capital;

       . without cause by a majority of the independent directors of the Wells REIT or a majority of the directors of Wells Capital upon 60 days' written notice; or

       .   immediately with "good reason" by Wells Capital.

       "Good reason" is defined in the advisory agreement to mean either:

       . any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the advisory agreement; or

       . any material breach of the advisory agreement of any nature whatsoever by us.

       "Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Wells Capital or a breach of the advisory agreement by Wells Capital.

       Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to the administration of the Wells REIT to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

       Wells Capital may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Wells Capital, subject at all times to such board approval.

       We will reimburse Wells Capital for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

       . organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by Wells Capital, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

       . the annual cost of goods and materials used by us and obtained from entities not affiliated with Wells Capital, including brokerage fees paid in connection with the purchase and sale of securities;

       . administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Wells Capital receives a separate fee; and

       . acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

       Wells Capital must reimburse us at least annually for amounts paid to Wells Capital in any year to the extent that such payments cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period. Operating expenses includes all expenses paid or incurred by the Wells REIT as determined by generally accepted accounting principles, such as
(1) real estate operating costs, net of reimbursements, (2) management and leasing fees, (3) general and administrative expenses, and (4) legal and accounting expenses, but excludes (1) expenses of raising capital such as organizational and offering expenses, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, and (5) amounts payable out of capital contributions which are not treated as operating expenses under generally accepted accounting principles such as the acquisition and advisory fees payable to Wells Capital. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Wells Capital may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

       Wells Capital and its affiliates will be paid fees in connection with services provided to us. (See "Management Compensation.") In the event the advisory agreement is terminated, Wells Capital will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse Wells Capital or its affiliates for services for which Wells Capital or its affiliates are entitled to compensation in the form of a separate fee.

Shareholdings

       Wells Capital currently owns 20,000 limited partnership units of Wells OP, our operating partnership, for which it contributed $200,000 and which constitutes 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Any resale of shares that Wells Capital or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Wells Capital and its affiliates are not prohibited from acquiring shares of the Wells REIT, Wells Capital currently has no options or warrants to acquire any shares and has no current plans to acquire shares. Wells Capital has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

       Property Manager

       Our properties will be managed and leased initially by Wells Management Company, Inc. (Wells Management), our Property Manager. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells is the sole director of Wells Management. (See "Conflicts of Interest.") The principal officers of Wells Management are as follows:

            -----------------------------------------------------------------
            Name                  Age    Positions
            -----------------------------------------------------------------
            Leo F. Wells, III      58    President and Treasurer
            -----------------------------------------------------------------
            M. Scott Meadows       38    Senior Vice President and Secretary
            -----------------------------------------------------------------
            John Oliver            58    Vice President
            -----------------------------------------------------------------
            Michael L. Watson      59    Vice President
            -----------------------------------------------------------------


       The background of Mr. Wells is described in the "Management - Executive Officers and Directors" section of this prospectus. Below is a brief description of the other executive officers of Wells Management.

       M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the acquisition, operation, management and disposition of real estate investments. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator (RPA) designation from the Building Owners and Managers Institute International and a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

       John G. Oliver is a Vice President of Wells Management. He is primarily responsible for operation and management of real estate properties. Prior to joining Wells Management in July 2000, Mr. Oliver served as Vice President with C.B. Richard Ellis where he was responsible for the management of properties occupied by Delta Airlines. Mr. Oliver previously was the Vice President of Property Management for Grubb and Ellis for their southeast region and served on their Executive Property Management Council. He graduated from Georgia State University with a B.S. in real estate. Mr. Oliver is a past President of the Atlanta chapter of BOMA (Building Owners and Managers Association) and holds a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

       Michael L. Watson is a Vice President of Wells Management. He is primarily responsible for performing due diligence investigations on our properties and overseeing construction and tenant improvement projects including design, engineering, and progress-monitoring functions. Prior to joining Wells Management in 1995, Mr. Watson was Senior Project Manager with Abrams Construction in Atlanta from 1982 to 1995. His primary responsibilities included supervising a variety of projects consisting of high-rise office buildings, military bases, state projects and neighborhood shopping centers. He graduated from the University of Miami with a B.S. in civil engineering.

       Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects that Wells Capital and its affiliates operate or in which they own an interest. As of _________, 2002, Wells Management was managing in excess of ______________ square feet of office buildings and shopping centers. We will pay Wells Management property management and leasing fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent). Wells Management will also retain third-party property managers or subcontract manager services to third-party property managers as it deems appropriate for certain of our properties.

       In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

       Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

       .   Wells Capital;

       .   Wells Management;

       .   partnerships organized by Wells Management and its affiliates; and

       .   other persons or entities owning properties managed by Wells
           Management.

Wells Management will direct the purchase of equipment and supplies and will supervise all maintenance activity.

       The management fees to be paid to Wells Management will cover, without additional expense to the Wells REIT, the property manager's general overhead costs such as its expenses for rent and utilities.

       The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092.

       Dealer Manager

       Wells Investment Securities, Inc. (Wells Investment Securities), our Dealer Manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

       Wells Investment Securities will provide certain wholesaling, sales promotional and marketing assistance services to the Wells REIT in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. (See "Plan of Distribution" and "Management Compensation.")

       Wells Real Estate Funds, Inc. is the sole stockholder and Mr. Wells is the President, Treasurer and sole director of Wells Investment Securities. (See "Conflicts of Interest.")

       IRA Custodian

       Wells Advisors, Inc. (Wells Advisors) was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of ___________, 2002, Wells Advisors was acting as the IRA custodian for in excess of $_______________ in Wells real estate program investments.

Management Decisions

       The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties will reside in Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, David H. Steinwedell and John G. Oliver. Wells Capital seeks to invest in commercial properties that satisfy our investment objectives, typically office buildings located in densely populated suburban markets in which the major tenant is a company with a net worth of in excess of $100,000,000. Our board of directors must approve all acquisitions of real estate properties.

                             Management Compensation

       The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by the Wells REIT to Wells Capital and its affiliates.

Form of                                                                                  Estimated
Compensation and                           Determination                                 Maximum
Entity Receiving                             of Amount                                   Dollar Amount(1)
----------------                             ---------                                   ----------------
                                  Organizational and Offering Stage

Selling Commissions   Up to 7.0% of gross offering proceeds before reallowance of        $231,000,000
-Wells Investment     commissions earned by participating broker-dealers.  Wells
Securities            Investment Securities, our Dealer Manager, intends to reallow
                      100% of commissions earned for those transactions that involve participating broker-dealers.

Dealer Manager Fee    Up to 2.5% of gross offering proceeds before reallowance to        $82,500,000
- Wells Investment    participating broker-dealers.  Wells Investment Securities, in
Securities            its sole discretion, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers.

Form of                                                                                        Estimated
Compensation and                            Determination                                      Maximum
Entity Receiving                              of Amount                                        Dollar Amount(1)
----------------                              ---------                                        ----------------
Reimbursement of         Up to 3.0% of gross offering proceeds. All organization and           $49,500,000
Organization and         offering expenses (excluding selling commissions and the dealer       (estimated)
Offering Expenses -      manager fee) will be advanced by Wells Capital or its affiliates
Wells Capital or its     and reimbursed by the Wells REIT up to 3.0% of aggregate gross
Affiliates (2)           offering proceeds. We currently estimate that approximately
                         $49,500,000 of organization and offering costs will be incurred if the maximum offering of 330,000,000 shares is sold.

                                          Acquisition and Development Stage

Acquisition and          Up to 3.0% of gross offering proceeds for the review and              $99,000,000
Advisory                 evaluation of potential real property acquisitions.
Fees - Wells Capital
or its Affiliates (3)

Reimbursement of         Up to 0.5% of gross offering proceeds for reimbursement of            $16,500,000
Acquisition Expenses     expenses related to real property acquisitions, such as legal fees,
- Wells Capital or its   travel expenses, property appraisals, title insurance premium
Affiliates (3)           expenses and other closing costs.

                                                  Operational Stage

Property                 For the management and leasing of our properties, we will pay         Actual amounts are
Management and           Wells Management, our Property Manager, property                      dependent upon
Leasing Fees - Wells     management and leasing fees equal to 4.5% of gross revenues;          results of operations
Management               provided, however, that aggregate property management and             and therefore cannot
                         leasing fees payable to Wells Management may not exceed the           be determined at the
                         lesser of: (A) 4.5% of gross revenues; or (B) 0.6% of the net         present time.
                         asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair market value of all properties owned by the Wells REIT (excluding vacant properties), over (2)
                         the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

Form of                                                                                  Estimated
Compensation and                           Determination                                 Maximum
Entity Receiving                             of Amount                                   Dollar Amount(1)
----------------                             ---------                                   ----------------
Real Estate            In connection with the sale of properties, an amount not            Actual amounts are
Commissions -          exceeding the lesser of:  (A) 50% of the reasonable, customary      dependent upon
Wells Capital or       and competitive real estate brokerage commissions customarily       results of operations
its Affiliates         paid for the sale of a comparable property in light of the size,    and therefore cannot
                       type and location of the property; or (B) 3.0% of the contract      be determined at the
                       price of each property sold, subordinated to distributions to       present time.
                       investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions, plus (2) an 8.0% annual cumulative, noncompounded return on their net capital contributions;
                       provided however, in no event will the amounts paid under (A) or
                       (B) exceed an amount equal to 6.0% of the contract sales price when combined with real estate commissions paid to unaffiliated third parties.

Subordinated           After investors have received a return of their net capital         Actual amounts are
Participation in Net   contributions and an 8.0% per year cumulative, noncompounded        dependent upon
Sale Proceeds -        return, then Wells Capital is entitled to receive 10.0% of          results of operations
Wells Capital (4)      remaining net sale proceeds.                                        and therefore cannot
                                                                                           be determined at the
                                                                                           present time.

Subordinated           Upon listing, a fee equal to 10.0% of the amount by which (1)       Actual amounts are
Incentive              the market value of the outstanding stock of the Wells REIT plus    dependent upon
Listing Fee -          distributions paid by the Wells REIT prior to listing, exceeds (2)  results of operations
Wells Capital (5)(6)   the sum of the total amount of capital raised from investors and    and therefore cannot
                       the amount of cash flow necessary to generate an 8.0% per year      be determined at the
                       cumulative, noncompounded return to investors.                      present time.

                       The Wells REIT may not reimburse any entity for operating
                       expenses in excess of the greater of 2% of our average invested assets or 25% of our net income for the year.

___________________________
(Footnotes to "Management Compensation")

(1) The estimated maximum dollar amounts are based on the sale of a maximum of 300,000,000 shares to the public at $10 per share and the sale of 30,000,000 shares at $10 per share pursuant to our dividend reinvestment plan.

(2) These reimbursements will include organization and offering expenses previously advanced by Wells Capital with regards to prior offerings of our shares, to the extent not reimbursed out of proceeds from prior offerings, and subject for the 3.0% of gross offering proceeds overall limitation.

(3) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase, as required by the NASAA Guidelines.

(4) The subordinated participation in net sale proceeds and the subordinated incentive listing fee to be received by Wells Capital are mutually exclusive of each other. In the event that the Wells REIT becomes listed and Wells Capital receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, Wells Capital shall not be entitled to any such participation in net sale proceeds.

(5) If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

      . the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

      . the success of Wells Capital in generating opportunities that meet our investment objectives;

      . the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

      . additional revenues realized by Wells Capital through their relationship with us;

      .   the quality and extent of service and advice furnished by Wells
          Capital;

      . the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

      . the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

      Our board of directors, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Wells Capital than the current fee structure.

(6) The market value of the outstanding stock of the Wells REIT will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange.

      We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to Wells Capital as a result of the listing of the shares, we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

      In addition, Wells Capital and its affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Wells REIT. Wells Capital may be reimbursed for the administrative services necessary to the prudent operation of the Wells REIT provided that the reimbursement shall not be for services for which it is entitled to compensation by way of a separate fee.

      Since Wells Capital and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Wells REIT such as the property management fees for operating the properties and the subordinated participation in net sale proceeds, Wells Capital has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Wells Capital is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management - The Advisory Agreement.")

     Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Wells Capital or its affiliates by reclassifying them under a different category.

                                 Stock Ownership

     The following table shows, as of March 31, 2002, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

--------------------------------------------------------------------------------
                                                      Shares Beneficially Owned
--------------------------------------------------------------------------------
                                                      Shares         Percentage
--------------------------------------------------------------------------------
Name and Address of Beneficial Owner
--------------------------------------------------------------------------------
Leo F. Wells, III                                        698                  *
6200 The Corners Parkway, Suite 250
Atlanta, GA 30092
--------------------------------------------------------------------------------
Douglas P. Williams                                     None                N/A
6200 The Corners Parkway, Suite 250
Atlanta, GA 30092
--------------------------------------------------------------------------------
John L. Bell (1)                                       1,500                  *
800 Mt. Vernon Highway, Suite 230
Atlanta, GA 30328
--------------------------------------------------------------------------------
Richard W. Carpenter (1)                               1,500                  *
Realmark Holdings Corporation
P.O. Box 421669 (30342)
5570 Glenridge Drive
Atlanta, GA 30342
--------------------------------------------------------------------------------
Bud Carter (1)                                         6,873                  *
The Executive Committee
100 Mount Shasta Lane
Alpharetta, GA 30022-5440
--------------------------------------------------------------------------------
William H. Keogler, Jr. (1)                            1,500                  *
469 Atlanta Country Club Drive
Marietta, GA 30067
--------------------------------------------------------------------------------
Donald S. Moss (1)                                    79,217                  *
114 Summerour Vale
Duluth, GA 30097
--------------------------------------------------------------------------------
Walter W. Sessoms (1)                                 38,743                  *
5995 River Chase Circle NW
Atlanta, GA 30328
--------------------------------------------------------------------------------
Neil H. Strickland (1)                                 1,785                  *
Strickland General Agency, Inc.
3109 Crossing Park
P.O. Box 129
Norcross, GA 30091
--------------------------------------------------------------------------------
All directors and executive officers                 131,816                  *
as a group/(2)/
--------------------------------------------------------------------------------

*    Less than 1% of the outstanding common stock.

(1) Includes options to purchase up to 1,500 shares of common stock, which are exercisable within 60 days of March 31, 2002.

(2) Includes options to purchase an aggregate of up to 10,500 shares of common stock, which are exercisable within 60 days of March 31, 2002.

                              Conflicts of Interest

     We are subject to various conflicts of interest arising out of our relationship with Wells Capital, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Wells Capital and its affiliates will be compensated by the Wells REIT. (See "Management Compensation.")

     The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of the stockholders. (See "Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents. ") These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

     Wells Capital and its affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of the Wells REIT, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these partnerships that are similar to their obligations to the Wells REIT. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Wells REIT that, if such obligations were enforced against them, could result in substantial reduction of their net worth.

     Wells Capital and its affiliates are currently sponsoring a real estate program known as Wells Real Estate Fund XIII, L.P. (Wells Fund XIII). The registration statement of Wells Fund XIII was declared effective by the Securities and Exchange Commission (SEC) on March 29, 2001 for the offer and sale to the public of up to 4,500,000 units of limited partnership interest at a price of $10.00 per unit.

     As described in the "Prior Performance Summary," Wells Capital and its affiliates have sponsored the following 14 public real estate programs with substantially identical investment objectives as those of the Wells REIT:

     1.      Wells Real Estate Fund I (Wells Fund I),
     2.      Wells Real Estate Fund II (Wells Fund II),
     3.      Wells Real Estate Fund II-OW (Wells Fund II-OW),
     4.      Wells Real Estate Fund III, L.P. (Wells Fund III),
     5.      Wells Real Estate Fund IV, L.P. (Wells Fund IV),
     6.      Wells Real Estate Fund V, L.P. (Wells Fund V),
     7.      Wells Real Estate Fund VI, L.P. (Wells Fund VI),
     8.      Wells Real Estate Fund VII, L.P. (Wells Fund VII),
     9.      Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),
     10.     Wells Real Estate Fund IX, L.P. (Wells Fund IX),
     11.     Wells Real Estate Fund X, L.P. (Wells Fund X),
     12.     Wells Real Estate Fund XI, L.P. (Wells Fund XI),
     13.     Wells Real Estate Fund XII, L.P. (Wells Fund XII), and
     14.     Wells Real Estate Fund XIII, L.P. (Wells Fund XIII).

     In the event that the Wells REIT, or any other Wells program or other entity formed or managed by Wells Capital or its affiliates is in the market for similar properties, Wells Capital will review the investment portfolio of each such affiliated entity prior to making a decision as to which Wells program will purchase such properties. (See "Certain Conflict Resolution Procedures.")

     Wells Capital may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by the Wells REIT, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of Wells Capital and its Affiliates

     We rely on Wells Capital for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between the Wells REIT and other Wells programs and activities in which they are involved. (See "Risk Factors - Investment Risks.") However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

     In addition, certain of our executive officers and directors are also officers and directors of Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital and its affiliates described above, Wells Management Company, our Property Manager, and Wells Investment Securities, our Dealer Manager, and as such, owe fiduciary duties to these various entities and their stockholders and limited partners. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to the Wells REIT and its stockholders. (See "Risk Factors - Investment Risks.")

     In addition to the real estate programs sponsored by Wells Capital and its affiliates described above, Wells Capital and its affiliates are also sponsoring an index mutual fund that invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Index Fund). The REIT Index Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index.

     We may purchase or lease a property from Wells Capital or its affiliates upon a finding by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price no greater than the cost of the property; provided, however, if the price is in excess of the cost of such property, that substantial justification for such excess exists and such excess is reasonable and the acquisition is disclosed. In no event may the Wells REIT:

     .    loan funds to Wells Capital or any of its affiliates; or

     . enter into agreements with Wells Capital or its affiliates for the provision of insurance covering the Wells REIT or any of our properties.

Competition

     Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Wells programs own properties. In such a case, a conflict could arise in the leasing of properties in the event that the Wells REIT and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that the Wells REIT and another Wells program were to attempt to sell similar properties at the same time. (See "Risk Factors - Investment Risks"). Conflicts of interest may also exist at such time as the Wells REIT or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Wells Capital will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Wells Capital will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that Wells Capital may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

     Since Wells Investment Securities, our Dealer Manager, is an affiliate of Wells Capital, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

Affiliated Property Manager

     Since we anticipate that properties we acquire will be managed and leased by Wells Management, our Property Manager, we will not have the benefit of independent property management. (See "Management - Affiliated Companies.")

Lack of Separate Representation

     Holland & Knight LLP is counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their affiliates in connection with this offering and may in the future act as counsel to the Wells REIT, Wells Capital, Wells Investment Securities and their various affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Wells REIT and Wells Capital, Wells Investment Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Wells Capital

     We have entered into joint ventures with other Wells programs to acquire and own properties and are likely to enter into one or more joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. (See "Investment Objectives and Criteria - Joint Venture Investments.") Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, the Wells REIT, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors - Investment Risks.")

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

     A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Wells Capital and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Wells Capital and its affiliates relating to the sale of properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Wells Capital has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Wells Capital may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Wells Capital and its affiliates regardless of the quality of the properties acquired or the services provided to the Wells REIT. (See "Management Compensation.")

       Every transaction we enter into with Wells Capital or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Wells Capital or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

       In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with Wells Capital and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

       . Except as otherwise described in this prospectus, we will not accept goods or services from Wells Capital or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to the Wells REIT and on terms and conditions not less favorable to the Wells REIT than those available from unaffiliated third parties.

       . We will not purchase or lease properties in which Wells Capital or its affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Wells REIT and at a price to the Wells REIT no greater than the cost of the property to Wells Capital or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Wells Capital or its affiliates or to our directors unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to the Wells REIT.

       . We will not make any loans to Wells Capital or its affiliates or to our directors. In addition, Wells Capital and its affiliates will not make loans to us or to joint ventures in which we are a joint venture partner for the purpose of acquiring properties. Any loans made to us by Wells Capital or its affiliates or our directors for other purposes must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to the Wells REIT than comparable loans between unaffiliated parties. Wells Capital and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Wells REIT or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management - The Advisory Agreement" section of this prospectus.

       . In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by Wells Capital, for the Wells REIT and one or more other public or private entities affiliated with Wells Capital and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, Wells Capital, subject to approval by our board of directors, shall examine, among others, the following factors:

                .      the cash requirements of each program;

                . the effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

                . the policy of each program relating to leverage of properties;

                .      the anticipated cash flow of each program;

                .      the income tax effects of the purchase of each program;

                .      the size of the investment; and

                . the amount of funds available to each program and the length of time such funds have been available for investment.

       If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and Wells Capital, to be more appropriate for a program other than the program that committed to make the investment, Wells Capital may determine that another program affiliated with Wells Capital or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Wells Capital for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

                       Investment Objectives and Criteria

General

       We invest in commercial real estate properties, including properties that are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

       .        to maximize cash dividends paid to you;

       .        to preserve, protect and return your capital contributions;

       . to realize growth in the value of our properties upon our ultimate sale of such properties; and

       . to provide you with liquidity of your investment by listing the shares on a national exchange or, if we do not obtain listing of the shares by January 30, 2008, our articles of incorporation require us to begin the process of selling our properties and distributing the net proceeds from such sales to you.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of stockholders holding a majority of our outstanding shares. (See "Description of Shares.")

       Decisions relating to the purchase or sale of properties will be made by Wells Capital, as our advisor, subject to approval by our board of directors. See "Management" for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

       We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high grade commercial office and industrial buildings, which are newly constructed, under construction, or which have been previously constructed and have operating histories. We are not limited to such investments, however. We may invest in other real estate investments, including, but not limited to, warehouse and distribution facilities, shopping centers, business and industrial parks, manufacturing facilities and other types of real estate properties. We will primarily attempt to acquire commercial properties that are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy our standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.") The trend of Wells Capital and its affiliates in the most recently sponsored Wells programs, including the Wells REIT, has been to invest primarily in office buildings located in densely populated suburban markets. (See "Description of Real Estate Investments " and "Prior Performance Summary.")

       We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to our stockholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

       We anticipate that a minimum of 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

       We anticipate purchasing land for the purpose of developing the types of commercial buildings described above. We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved property for purposes of this limitation.

       Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We will acquire such interests either directly in Wells OP (See "The Operating Partnership Agreement") or indirectly by acquiring membership interests in or acquisitions of property through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of Wells Capital or other persons. (See "Joint Venture Investments" below.) We may invest in or make mortgage loans, junior debt or subordinated mortgage loans or combinations of debt and equity, subject to the limitations contained in our articles of incorporation. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. (See "Federal Income Tax Considerations - Sale-Leaseback Transactions.")

       Although we are not limited as to the geographic area where we may conduct our operations, we currently intend to invest in properties located in the United States.

       We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

       In making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, Wells Capital will have substantial discretion with respect to the selection of specific investments.

       Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

       .    plans and specifications;

       .    environmental reports;

       .    surveys;

       . evidence of marketable title subject to such liens and encumbrances as are acceptable to Wells Capital;

       .    title and liability insurance policies; and

       . audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission.

       We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of a Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

       We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Wells REIT a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

       In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

       In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

       .     changes in general economic or local conditions;

       . changes in supply of or demand for similar or competing properties in an area;

       . changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

       .     changes in tax, real estate, environmental and zoning laws;

       . periods of high interest rates and tight money supply which may make the sale of properties more difficult;

       .     tenant turnover; and

       .     general overbuilding or excess supply in the market area.

Development and Construction of Properties

       We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed although we may not invest in excess of 10% of the offering proceeds available for investment in properties that are not expected to produce income within one year from the date of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors - Real Estate Risks.")

       We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by the Wells REIT.

Terms of Leases and Tenant Creditworthiness

       The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "triple net" leases. A "triple net" lease provides that in addition to making its lease payments, the tenant will be required to pay or reimburse the Wells REIT for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

       Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities which have a net worth in excess of

$100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. As of ____________, 2002, approximately ___% of the aggregate gross rental income of the Wells REIT was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation having a net worth of at least $100,000,000.

     In an attempt to limit or avoid speculative purchases, to the extent possible, Wells Capital will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

     We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors - Real Estate Risks.")

Joint Venture Investments

     We have entered into joint ventures in the past, and are likely to enter into joint ventures in the future, with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. (See "Description of Real Estate Investments - Joint Ventures with Affiliates.") In this connection, we will likely enter into joint ventures with Wells Fund XIII or other Wells programs. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties for the purpose of developing, owning and operating real properties. (See "Conflicts of Interest.") In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of the Wells REIT. (See generally "Investment Objectives and Criteria.")

     At such time as Wells Capital enters into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such investment transaction. We may only enter into joint ventures with other Wells programs for the acquisition of properties if:

     . a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to the Wells REIT;

     . the investment by the Wells REIT and such affiliate are on substantially the same terms and conditions; and

     . we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See "Conflicts of Interest - Joint Ventures with Affiliates of Wells Capital.")

Section 1031 Exchange Program

     Wells Development Corporation (Wells Development), an affiliate of Wells Capital, our advisor, intends to form a series of single member limited liability companies (each of which is referred to in this prospectus as Wells Exchange) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We anticipate that Wells Development will sponsor a series of private placement offerings of interests in limited liability companies owning co-tenancy interests in various properties to 1031 Participants.

     Wells Development anticipates that properties acquired in connection with the Section 1031 Exchange Program will be financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired by Wells Exchange, it is anticipated that Wells Exchange will obtain a short-term loan from an institutional lender for each property. Following its acquisition of a property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the short-term loan. At the closing of each property to be acquired by Wells Exchange, we anticipate that Wells OP, our operating partnership, will enter into a contractual arrangement, providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold. (See "Risk Factors - Section 1031 Exchange Program.") In addition, Wells OP may enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, Wells Exchange will pay Wells OP a fee (Take Out Fee) in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan being obtained by Wells Exchange. (See "Risk Factors - Federal Income Tax Risks.")

     Our board of directors, including a majority of our independent directors, will be required to approve each property acquired pursuant to the Section 1031 Exchange Program in the event that Wells OP has any obligation to potentially acquire any interest in the property. Accordingly, Wells Exchange intends to purchase only real estate properties which otherwise meet the investment objectives of the Wells REIT. Wells OP may execute an agreement providing for the potential purchase of the unsold co-tenancy interests from Wells Exchange or directly from the 1031 Participants only after a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to Wells OP and at a price to Wells OP no greater than the cost of the co-tenancy interests to Wells Exchange. If the price to Wells OP is in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event may Wells OP purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

     As set forth above, pursuant to the terms of these contractual arrangements, Wells OP will be obligated to purchase co-tenancy interests in certain properties offered to 1031 Participants to the extent co-tenancy interests remain unsold at the end of the offering. All purchasers of co-tenancy interests, including Wells OP in the event that it is required to purchase co-tenancy interests, will be required to execute a tenants in common agreement with the other purchasers of co-tenancy interests in that particular property and a property management agreement providing for the property management and leasing of the property by Wells Management and the payment of property management and leasing fees to Wells Management equal to 4.5% of gross revenues. Accordingly, in the event that Wells OP is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments such as the risk that the interests of the 1031 Participants will become adverse to our interests. (See "Risk Factors - Section 1031 Exchange Program.")

Borrowing Policies

     While we strive for diversification, the number of different properties we can acquire will be affected by the amount of funds available to us. See "Description of Real Estate Investments - Real Estate Loans" for a description of our existing loans and the outstanding loan balances.

     Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. The NASAA Guidelines only limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report. However, under our articles of incorporation, we have a self-imposed limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of all of our properties. As of _____________, 2002, we had an aggregate debt leverage ratio of _____% of the value of our properties.

     By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors - Real Estate Risks.") To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Wells Capital will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

     We may not borrow money from any of our directors or from Wells Capital and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to the Wells REIT than comparable loans between unaffiliated parties.

Disposition Policies

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. We may sell a property before the end of the expected holding period if, among other reasons:

     .    the tenant has involuntarily liquidated;

     . in the judgment of Wells Capital, the value of a property might decline substantially;

     .    an opportunity has arisen to improve other properties;

     .    we can increase cash flow through the disposition of the property;

     .    the tenant is in default under the lease; or

     .    in our judgment, the sale of the property is in our best interests.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Tax Considerations - Failure to Qualify as a REIT.") The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

     If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq by January 30, 2008, our articles of incorporation require us to begin the process of selling our properties and distributing the net sale proceeds to you in liquidation of the Wells REIT. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders which may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interest of our stockholders.

Investment Limitations

     Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires approval of our stockholders. Unless our articles are amended, we will not:

     . borrow in excess of 50% of the aggregate value of all properties owned by us, provided that we may borrow in excess of 50% of the value of an individual property;

     . make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

     . invest in equity securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

     . invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

     . invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

     . make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where our board of directors determines, and in all cases in which the transaction is with any of our directors or Wells Capital and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

     . make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Wells Capital or its affiliates;

     . invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt exceeds 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Wells REIT would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

     . engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause, means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

     . make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

     . issue equity securities on a deferred payment basis or other similar arrangement;

     . issue debt securities in the absence of adequate cash flow to cover debt service;

     .    issue equity securities which are non-voting or assessable;

     . issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940, except oursuant to our share redemption program;

     . grant warrants or options to purchase shares to Wells Capital or its affiliates or to officers or directors affiliated with Wells Capital except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

     . engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

     . invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

     . invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT; or

     .    lend money to our directors or to Wells Capital or its affiliates.

     Wells Capital will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, Wells Capital will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

Change in Investment Objectives and Limitations

     Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. Each determination and the basis therefore is required to be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders.

                     Description of Real Estate Investments

General

     As of _________, 2002, we had purchased interests in ___ real estate properties located in ____ states, all of which are leased to tenants on a triple-net basis. The cost of each of the properties will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides certain additional information about these properties.

----------------------------------------------------------------------------------------------------------------------------
    Property                                         Property               %          Purchase      Square        Annual
      Name                   Tenant                  Location             Owned         Price         Feet          Rent
----------------------------------------------------------------------------------------------------------------------------
 Agilent Boston     Agilent Technologies, Inc.     Boxborough, MA          100%      $31,742,274     174,585    $3,578,993
----------------------------------------------------------------------------------------------------------------------------
 Experian/TRW       Experian Information           Allen, TX               100%      $35,150,000     292,700    $3,438,277
                    Solutions, Inc.
----------------------------------------------------------------------------------------------------------------------------
 BellSouth Ft.      BellSouth Advertising and      Ft. Lauderdale, FL      100%      $ 6,850,000      47,400    $  747,033
 Lauderdale         Publishing Corporation
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    Property                                         Property                %       Purchase      Square       Annual
      Name                    Tenant                 Location              Owned       Price        Feet         Rent
-----------------------------------------------------------------------------------------------------------------------------
Agilent Atlanta       Agilent Technologies,        Alpharetta, GA           100%   $ 15,100,000    101,207    $1,344,905
                      Inc. Koninklijke Philips                                                                $  692,391
                      Electronics N.V.
-----------------------------------------------------------------------------------------------------------------------------
Travelers Express     Travelers Express            Lakewood, CO             100%   $ 10,395,845     68,165    $1,012,250
Denver                Company, Inc.
-----------------------------------------------------------------------------------------------------------------------------
Dana Kalamazoo        Dana Corporation             Kalamazoo, MI            100%   $ 41,950,000    147,004    $1,842,800
-----------------------------------------------------------------------------------------------------------------------------
Dana Detroit          Dana Corporation             Farmington               100%   (see above)(1)  112,480    $2,330,600
                                                   Hills, MI
-----------------------------------------------------------------------------------------------------------------------------
Novartis Atlanta      Novartis Opthalmics, Inc.    Duluth, GA               100%   $ 15,000,000    100,087    $1,426,240
-----------------------------------------------------------------------------------------------------------------------------
Transocean Houston    Transocean Deepwater         Houston, TX              100%   $ 22,000,000    103,260    $2,110,035
                      Offshore Drilling, Inc.                                                       52,731    $1,153,227
                      Newpark Drilling Fluids,
                      Inc.
-----------------------------------------------------------------------------------------------------------------------------
Arthur Andersen       Arthur Andersen LLP          Sarasota, FL             100%   $ 21,400,000    157,700    $1,988,454
-----------------------------------------------------------------------------------------------------------------------------
Windy Point I         TCI Great Lakes, Inc.        Schaumburg, IL           100%   $ 32,225,000    129,157    $2,067,204
                      The Apollo Group, Inc.                                        (2)             28,322    $  477,226
                      Global Knowledge Network                                                      22,028    $  382,307
                      Various other tenants                                                          8,884    $  160,000
-----------------------------------------------------------------------------------------------------------------------------
Windy Point II        Zurich American Insurance    Schaumburg, IL           100%   $ 57,050,000    300,034    $5,091,577
                                                                                    (2)
-----------------------------------------------------------------------------------------------------------------------------
Convergys             Convergys Customer           Tamarac, FL              100%   $ 13,255,000    100,000    $1,248,192
                      Management Group, Inc.
-----------------------------------------------------------------------------------------------------------------------------
ADIC                  Advanced Digital             Parker, CO              68.2%   $ 12,954,213    148,204    $1,222,683
                      Information Corporation
-----------------------------------------------------------------------------------------------------------------------------
Lucent                Lucent Technologies, Inc.    Cary, NC                 100%   $ 17,650,000    120,000    $1,800,000
-----------------------------------------------------------------------------------------------------------------------------
Ingram Micro          Ingram Micro, L.P.           Millington, TN           100%   $ 21,050,000    701,819    $2,035,275
-----------------------------------------------------------------------------------------------------------------------------
Nissan (3)            Nissan Motor Acceptance      Irving, TX               100%   $  5,545,700    268,290    $4,225,860(4)
                      Corporation
-----------------------------------------------------------------------------------------------------------------------------
IKON                  IKON Office Solutions, Inc.  Houston, TX              100%   $ 20,650,000    157,790    $2,015,767
-----------------------------------------------------------------------------------------------------------------------------
State Street          SSB Realty, LLC              Quincy, MA               100%   $ 49,563,000    234,668    $6,922,706
-----------------------------------------------------------------------------------------------------------------------------
AmeriCredit           AmeriCredit Financial        Orange Park, FL         68.2%   $ 12,500,000     85,000    $1,303,050
                      Services Corporation
-----------------------------------------------------------------------------------------------------------------------------
Comdata               Comdata Network, Inc.        Brentwood, TN           55.0%   $ 24,950,000    201,237    $2,458,638
-----------------------------------------------------------------------------------------------------------------------------
AT&T Oklahoma         AT&T Corp.                   Oklahoma City, OK       55.0%   $ 15,300,000    103,500    $1,242,000
                      Jordan Associates, Inc.                                                       25,000    $  294,500
-----------------------------------------------------------------------------------------------------------------------------
Metris Minnesota      Metris Direct, Inc.          Minnetonka, MN           100%   $ 52,800,000    300,633    $4,960,445
-----------------------------------------------------------------------------------------------------------------------------
Stone & Webster       Stone & Webster, Inc.        Houston, TX              100%   $ 44,970,000    206,048    $4,533,056
                      SYSCO Corporation                                                            106,516    $2,130,320
-----------------------------------------------------------------------------------------------------------------------------
Motorola              Motorola, Inc.               S. Plainfield, NJ        100%   $ 33,648,156    236,710    $3,324,428
Plainfield
-----------------------------------------------------------------------------------------------------------------------------
Quest                 Quest Software, Inc.         Irvine, CA              15.8%   $  7,193,000     65,006    $1,287,119
-----------------------------------------------------------------------------------------------------------------------------
Delphi                Delphi Automotive            Troy, MI                 100%   $ 19,800,000    107,193    $1,901,952
                      Systems, LLC
-----------------------------------------------------------------------------------------------------------------------------
Avnet                 Avnet, Inc.                  Tempe, AZ                100%   $ 13,250,000    132,070    $1,516,164
-----------------------------------------------------------------------------------------------------------------------------
Siemens               Siemens Automotive Corp.     Troy, MI                56.8%   $ 14,265,000     77,054    $1,374,643
-----------------------------------------------------------------------------------------------------------------------------
Motorola Tempe        Motorola, Inc.               Tempe, AZ                100%   $ 16,000,000    133,225    $1,843,834
-----------------------------------------------------------------------------------------------------------------------------
ASML                  ASM Lithography, Inc.        Tempe, AZ                100%   $ 17,355,000     95,133    $1,927,788
-----------------------------------------------------------------------------------------------------------------------------
Dial                  Dial Corporation             Scottsdale, AZ           100%   $ 14,250,000    129,689    $1,387,672
-----------------------------------------------------------------------------------------------------------------------------
Metris Tulsa          Metris Direct, Inc.          Tulsa, OK                100%   $ 12,700,000    101,100    $1,187,925
-----------------------------------------------------------------------------------------------------------------------------
Cinemark              Cinemark USA, Inc.           Plano, TX                100%   $ 21,800,000     65,521    $1,366,491
                      The Coca-Cola Company                                                         52,587    $1,354,184
-----------------------------------------------------------------------------------------------------------------------------
Gartner               The Gartner Group, Inc.      Ft. Myers, FL           56.8%   $  8,320,000     62,400    $  830,656
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      Property                                       Property          %           Purchase         Square         Annual
        Name                    Tenant               Location        Owned          Price            Feet           Rent
--------------------------------------------------------------------------------------------------------------------------------
Videojet              Videojet Technologies,      Wood Dale, IL       100%      $ 32,630,940        250,354     $ 3,376,746
Technologies          Inc.
Chicago
--------------------------------------------------------------------------------------------------------------------------------
Johnson Matthey       Johnson Matthey, Inc.       Wayne, PA          56.8%      $  8,000,000        130,000     $   828,750
--------------------------------------------------------------------------------------------------------------------------------
Alstom Power          Alstom Power, Inc.          Midlothian, VA      100%      $ 11,400,000         99,057     $ 1,213,324
Richmond (3)
--------------------------------------------------------------------------------------------------------------------------------
Sprint                Sprint Communications       Leawood, KS        56.8%      $  9,500,000         68,900     $   999,048
                      Company, L.P.
--------------------------------------------------------------------------------------------------------------------------------
EYBL CarTex           EYBL CarTex, Inc.           Fountain Inn, SC   56.8%      $  5,085,000        169,510     $   550,908
--------------------------------------------------------------------------------------------------------------------------------
Matsushita (3)        Matsushita Avionics         Lake Forest, CA     100%      $ 18,431,206        144,906     $ 2,005,464
                      Systems Corporation
--------------------------------------------------------------------------------------------------------------------------------
AT&T Pennsylvania     Pennsylvania Cellular       Harrisburg, PA      100%      $ 12,291,200         81,859     $ 1,442,116
                      Telephone Corp.
--------------------------------------------------------------------------------------------------------------------------------
PwC                   PricewaterhouseCoopers,     Tampa, FL           100%      $ 21,127,854        130,091     $ 2,093,382
                      LLP
--------------------------------------------------------------------------------------------------------------------------------
Cort Furniture        Cort Furniture Rental       Fountain           44.0%      $  6,400,000         52,000     $   834,888
                      Corporation                 Valley, CA
--------------------------------------------------------------------------------------------------------------------------------
Fairchild             Fairchild Technologies      Fremont, CA        77.5%      $  8,900,000         50,756     $   849,744
                      U.S.A., Inc.
--------------------------------------------------------------------------------------------------------------------------------
Avaya                 Avaya, Inc.                 Oklahoma            3.7%      $  5,504,276         57,186     $   536,977
                                                  City, OK
--------------------------------------------------------------------------------------------------------------------------------
Iomega                Iomega Corporation          Ogden, UT           3.7%      $  5,025,000        108,250     $   659,868
--------------------------------------------------------------------------------------------------------------------------------
Interlocken           ODS Technologies, L.P.      Broomfield, CO      3.7%      $  8,275,000         51,975     $   849,744
                      and GAIAM, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Ohmeda                Ohmeda, Inc.                Louisville, CO      3.7%      $ 10,325,000        106,750     $ 1,004,520
--------------------------------------------------------------------------------------------------------------------------------
Alstom Power          Alstom Power, Inc.          Knoxville, TN       3.7%      $  7,900,000         84,404     $ 1,106,520
Knoxville
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                                          $929,427,664      7,448,095     $99,665,006(4)
--------------------------------------------------------------------------------------------------------------------------------

(1) Dana Kalamazoo and Dana Detroit were purchased for an aggregate purchase price of $41,950,000.

(2) Windy Point I and Windy Point II were purchased for an aggregate purchase price of $89,275,000.

(3) Includes the actual costs incurred or estimated to be incurred by Wells OP to develop and construct the building in addition to the purchase price of the land.

(4) Total annual rent does not include $4,225,860 annual rent for Nissan Property, which does not take effect until construction of the building is completed and the tenant is occupying the building.

      As of ____________, 2002, no tenant leasing our properties accounted for more than 10% of our aggregate annual rental income. As of _______, 2002, our most substantial tenants, based on annual rental income, were SSB Realty, LLC (approximately ___%), Metris Direct, Inc. (approximately ___%), Motorola, Inc. (approximately ____%) and Zurich American Insurance Company, Inc. (approximately ___%).

     Geographic Diversification Table

     The following table shows a list of 49 real estate investments we owned as of May 25, 2002, grouped by the state where each of our investments are located.

  -----------------------------------------------------------------------------------------------------------
                        No. of       Aggregate    Approx.   Aggregate      Approx.      Aggregate     Approx.
  State               Properties  Purchase Price     %     Square Feet        %        Annual Rent       %
  -----------------------------------------------------------------------------------------------------------
  Arizona                     4     $60,855,000     6.5%        490,117       6.6%       $6,675,458     6.7%
  -----------------------------------------------------------------------------------------------------------
  California                  4     $40,924,206     4.4%        312,668       4.2%       $4,977,215     5.0%
  -----------------------------------------------------------------------------------------------------------
  Colorado                    4     $41,950,058     4.5%        375,094       5.0%       $4,089,197     4.1%
  -----------------------------------------------------------------------------------------------------------
  Florida                     6     $83,452,854     9.0%        582,591       7.8%       $8,210,767     8.2%
  -----------------------------------------------------------------------------------------------------------
  Georgia                     2     $30,100,000     3.2%        201,294       2.7%       $3,403,536     3.4%
  -----------------------------------------------------------------------------------------------------------
  Illinois                    2    $121,905,940    13.1%        738,779       9.9%      $11,555,060    11.6%
  -----------------------------------------------------------------------------------------------------------
  Kansas                      1      $9,500,000     1.0%         68,900       0.9%         $999,048     1.0%
  -----------------------------------------------------------------------------------------------------------
  Massachusetts               2     $81,305,274     8.7%        409,213       5.5%      $10,501,699    10.5%
  -----------------------------------------------------------------------------------------------------------
  Michigan                    4     $76,015,000     8.2%        443,731       6.0%       $7,449,995     7.5%
  -----------------------------------------------------------------------------------------------------------
  Minnesota                   1     $52,800,000     5.7%        300,633       4.0%       $4,960,445     5.0%
  -----------------------------------------------------------------------------------------------------------
  New Jersey                  1     $33,648,156     3.6%        236,710       3.2%       $3,324,428     3.3%
  -----------------------------------------------------------------------------------------------------------
  North Carolina              1     $17,650,000     1.9%        120,000       1.6%       $1,800,000     1.8%
  -----------------------------------------------------------------------------------------------------------
  Oklahoma                    3     $33,504,276     3.6%        286,786       3.9%       $3,261,402     3.3%
  -----------------------------------------------------------------------------------------------------------
  Pennsylvania                2     $20,291,200     2.2%        211,859       2.8%       $2,270,866     2.3%
  -----------------------------------------------------------------------------------------------------------
  South Carolina              1      $5,085,000     0.5%        169,510       2.3%         $550,908     0.6%
  -----------------------------------------------------------------------------------------------------------
  Tennessee                   3     $53,900,000     5.8%        987,460      13.3%       $5,600,433     5.6%
  -----------------------------------------------------------------------------------------------------------
  Texas                       6    $150,115,700    16.2%      1,305,443      17.5%     *$18,101,357    18.2%
  -----------------------------------------------------------------------------------------------------------
  Utah                        1      $5,025,000     0.5%        108,250       1.5%         $659,868     0.7%
  -----------------------------------------------------------------------------------------------------------
  Virginia                    1     $11,400,000     1.2%         99,057       1.3%       $1,213,324     1.2%
  -----------------------------------------------------------------------------------------------------------
  Total                      49    $929,427,664     100%      7,448,095       100%      $99,665,006     100%
  -----------------------------------------------------------------------------------------------------------

-----------------------
* - Does not include $4,225,860 annual rent from the Nissan Project, located in Irving, Texas, which is not yet completed.

     Lease Expiration Table

     The following table shows lease expirations during each of the next ten years for all our leases as of December 31, 2001, assuming no exercise of renewal options or termination rights:

-------------------------------------------------------------------------------------------------
                                                         Wells REIT     Percentage    Percentage
                Number                                    Share of       of Total      of Total
    Year of       of        Square       Annualized      Annualized       Square      Annualized
     Lease      Leases       Feet        Gross Base      Gross Base        Feet       Gross Base
  Expiration   Expiring    Expiring       Rent (1)        Rent (1)       Expiring        Rent
  ----------   --------    --------      ----------      ----------     ----------    ----------
-------------------------------------------------------------------------------------------------
    2002          5          33,610     $   563,072     $    20,898          0.6%          0.7%
-------------------------------------------------------------------------------------------------
    2003          2          69,146       1,123,570         375,310          1.3           1.5
-------------------------------------------------------------------------------------------------
    2004          2         123,430       2,235,143         937,964          2.2           2.9
-------------------------------------------------------------------------------------------------
    2005          6         248,859       3,172,944       2,156,713          4.5           4.1
-------------------------------------------------------------------------------------------------
    2006          2         197,493       3,522,375       3,522,375          4.0           4.6
-------------------------------------------------------------------------------------------------
    2007          5         489,554       6,449,078       4,470,526          8.9           8.4
-------------------------------------------------------------------------------------------------
    2008          8         762,251       9,584,884       8,271,448         13.4          12.5
-------------------------------------------------------------------------------------------------
    2009          4         331,250       4,006,172       3,486,255          5.5           5.2
-------------------------------------------------------------------------------------------------
    2010          8       1,036,300      16,415,964      15,152,732         18.8          21.4
-------------------------------------------------------------------------------------------------
    2011          9       2,240,712      29,802,675      28,912,536         40.7          38.8
-------------------------------------------------------------------------------------------------
                 51       5,502,810     $76,875,877     $67,306,758        100.0%        100.0%
               ====       =========     ===========     ===========        =====         =====
-------------------------------------------------------------------------------------------------

     (1) Average monthly gross rent over the life of the lease, annualized.

Joint Ventures with Affiliates

         Wells OP owns some of its properties through ownership interests in the seven joint ventures listed below. The Company does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, investment in joint ventures are recorded for accounting purposes using the equity method.

----------------------------------------------------------------------------------------------------------------

        Joint Venture              Joint Venture Partners                    Properties Held by Joint Venture
----------------------------------------------------------------------------------------------------------------
Fund XIII-REIT Joint Venture   Wells Operating Partnership, L.P.   AmeriCredit Building
                               Wells Real Estate Fund XIII, L.P.   ADIC Buildings
----------------------------------------------------------------------------------------------------------------
Fund XII-REIT Joint Venture    Wells Operating Partnership, L.P.   Siemens Building
                               Wells Real Estate Fund XII, L.P.    AT&T Oklahoma Buildings
                                                                   Comdata Building
----------------------------------------------------------------------------------------------------------------
Fund XI-XII-REIT Joint         Wells Operating Partnership, L.P.   EYBL CarTex Building
Venture                        Wells Real Estate Fund XI, L.P.     Sprint Building
                               Wells Real Estate Fund XII, L.P.    Johnson Matthey Building
                                                                   Gartner Building
----------------------------------------------------------------------------------------------------------------
Fund IX-X-XI-REIT Joint        Wells Operating Partnership, L.P.   Alstom Power Knoxville Building
Venture                        Wells Real Estate Fund IX, L.P.     Ohmeda Building
                               Wells Real Estate Fund X, L.P.      Interlocken Building
                               Wells Real Estate Fund XI, L.P.     Avaya Building
                                                                   Iomega Building
----------------------------------------------------------------------------------------------------------------
Wells/Freemont Associates      Wells Operating Partnership, L.P.   Fairchild Building
Joint Venture (Freemont        Fund X-XI Joint Venture
Joint Venture)
----------------------------------------------------------------------------------------------------------------
Wells/Orange County            Wells Operating Partnership, L.P.   Cort Furniture Building
Associates Joint Venture       Fund X-XI Joint Venture
(Orange County Joint Venture)
----------------------------------------------------------------------------------------------------------------
Fund VIII-IX-REIT Joint        Wells Operating Partnership, L.P.   Quest Building
Venture                        Fund VIII-IX Joint Venture
----------------------------------------------------------------------------------------------------------------

         The Wells Fund XIII - REIT Joint Venture

         Wells OP and Wells Fund XIII entered into a joint venture partnership known as the Wells Fund XIII-REIT Joint Venture Partnership (XIII-REIT Joint Venture). The investment objectives of Wells Fund XIII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XIII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          -------------------------------------------------------------------
           Joint Venture Partner    Capital Contributions     Equity Interest
          -------------------------------------------------------------------
           Wells OP                      $17,359,875               68.2%
          -------------------------------------------------------------------
           Wells Fund XIII               $ 8,491,069               31.8%
          -------------------------------------------------------------------

         The Wells Fund XII-REIT Joint Venture

         Wells OP and Wells Fund XII entered into a joint venture partnership known as the Wells Fund XII-REIT Joint Venture Partnership (XII-REIT Joint Venture). The investment objectives of Wells Fund XII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          ---------------------------------------------------------------------
           Joint Venture Partner    Capital Contributions     Equity Interest
          ---------------------------------------------------------------------
           Wells OP                      $29,950,668               55.0%
          ---------------------------------------------------------------------
           Wells Fund XII                $24,613,401               45.0%
          ---------------------------------------------------------------------

         The Wells Fund XI-Fund XII-REIT Joint Venture

         Wells OP entered into a joint venture partnership with Wells Fund XI and Wells Fund XII known as The Wells Fund XI-Fund XII-REIT Joint Venture (XI-XII-REIT Joint Venture). The XI-XII-REIT Joint Venture was originally formed on May 1, 1999 between Wells OP and Wells Fund XI. On June 21, 1999, Wells Fund XII was admitted to the XI-XII-REIT Joint Venture as a joint venture partner. The investment objectives of Wells Fund XI and Wells Fund XII are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the XI-XII-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          -------------------------------------------------------------------
           Joint Venture Partner     Capital Contributions    Equity Interest
          -------------------------------------------------------------------
           Wells OP                       $17,641,211              56.8%
          -------------------------------------------------------------------
           Wells Fund XI                  $ 8,131,351              26.1%
          -------------------------------------------------------------------
           Wells Fund XII                 $ 5,300,000              17.1%
          -------------------------------------------------------------------

          The Fund IX, Fund X, Fund XI and REIT Joint Venture

          Wells OP entered into a joint venture partnership with Wells Fund IX, Wells Fund X and Wells Fund XI, known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (IX-X-XI-REIT Joint Venture). The IX-X-XI-REIT Joint Venture was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X. On June 11, 1998, Wells OP and Wells Fund XI were admitted as joint venture partners to the IX-X-XI-REIT Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and Wells Fund XI are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the IX-X-XI-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

         ---------------------------------------------------------------------
          Joint Venture Partner   Capital Contributions      Equity Interest
         ---------------------------------------------------------------------
          Wells OP                     $ 1,421,466                3.7%
         ---------------------------------------------------------------------
          Wells Fund IX                $14,982,435               39.1%
         ---------------------------------------------------------------------
          Wells Fund X                 $18,501,185               48.3%
         ---------------------------------------------------------------------
          Wells Fund XI                $ 3,357,436                8.9%
         ---------------------------------------------------------------------

         The Fremont Joint Venture

         Wells OP entered into a joint venture partnership known as Wells/Fremont Associates (Fremont Joint Venture) with Fund X and Fund XI Associates (X-XI Joint Venture), a joint venture between Wells Fund X and Wells Fund XI. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of the Fairchild Building. As of December 31, 2001, the joint venture partners of the Fremont Joint Venture had made the following contributions and held the following equity percentage interests:

         ---------------------------------------------------------------------
          Joint Venture Partner   Capital Contributions    Equity Interest
         ---------------------------------------------------------------------
          Wells OP                      $6,983,111             78.0%
         ---------------------------------------------------------------------
          X-XI Joint Venture            $2,000,000             22.0%
         ---------------------------------------------------------------------

         The Cort Joint Venture

         Wells OP entered into a joint venture partnership with the X-XI Joint Venture known as Wells/Orange County Associates (Cort Joint Venture) for the purpose of the acquisition, ownership, leasing, operation, sale and management of the Cort Furniture Building. As of December 31, 2001, the joint venture partners of the Cort Joint Venture had made the following contributions and held the following equity percentage interests:

         -----------------------------------------------------------------------
          Joint Venture Partner     Capital Contributions      Equity Interest
         -----------------------------------------------------------------------
          Wells OP                       $2,871,430                44.0%
         -----------------------------------------------------------------------
          X-XI Joint Venture             $3,695,000                56.0%
         -----------------------------------------------------------------------

         The Wells Fund VIII-Fund IX-REIT Joint Venture

         Wells OP entered into a joint venture partnership with the Fund VIII-IX Joint Venture known as the Wells Fund VIII-Fund IX-REIT Joint Venture (VIII-IX-REIT Joint Venture) for the purpose of the ownership, leasing, operation, sale and management of the Quest Building. The investment objectives of Wells Fund VIII and Wells Fund IX are substantially identical to our investment objectives. As of December 31, 2001, the joint venture partners of the VIII-IX-REIT Joint Venture had made the following contributions and held the following equity percentage interests:

          ----------------------------------------------------------------------
           Joint Venture Partner    Capital Contributions     Equity Interest
          ----------------------------------------------------------------------
           Wells OP                       $1,282,111               15.1%
          ----------------------------------------------------------------------
           Wells Fund VIII                $3,608,109               42.4%
          ----------------------------------------------------------------------
           Wells Fund IX                  $3,620,316               42.5%
          ----------------------------------------------------------------------

         General Provisions of Joint Venture Agreements

         Wells OP is acting as the initial Administrative Venturer of each of the joint ventures described above and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of the other joint venture partners will be required for any major decision or any action that materially affects these joint ventures or their real property investments.

         The XIII-REIT Joint Venture Agreement, the XII-REIT Joint Venture Agreement, the XI-XII-REIT Joint Venture Agreement and the IX-X-XI-REIT Joint Venture Agreement each allow any joint venture partner to make a buy/sell election upon receipt by any other joint venture partner of a bona fide third-party offer to purchase all or substantially all of the properties or the last remaining property of the respective joint venture. Upon receipt of notice of such third-party offer, each joint venture partner must elect within 30 days after receipt of the notice to either (1) purchase the entire interest of each venture partner that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (2) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

Description of Properties

         Agilent Boston Building

         Wells OP purchased the Agilent Boston Building on May 3, 2002 for a purchase price of $31,742,274. The Agilent Boston Building, which was built in 2002, is a three-story office building containing 174,585 rentable square feet located in Boxborough, Middlesex County, Massachusetts. Wells OP assumed the obligation, as the landlord, to provide Agilent $3,407,496 for tenant improvements.

         The entire Agilent Boston Building is leased to Agilent Technologies, Inc. (Agilent). Agilent is a major producer of measuring and monitoring devices, semiconductor products and chemical analysis tools for communications and life sciences companies, such as Internet service providers and biopharmaceutical companies. Agilent reported a net worth, as of January 31, 2002, of approximately $5.4 billion.

         The Agilent Boston lease is a net lease that commenced in May 2001 and expires in May 2011. The current annual base rent payable under the Agilent Boston lease is $3,578,993. Agilent, at its option, has the right to extend the initial term of its lease for one additional five-year period at a rate equal to the greater of (1) the then-current market rental rate, or (2) 75% of the annual base rent in the final year of the initial term of the Agilent Boston lease. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $4,190,000 termination fee.

         Experian/TRW Buildings

         Wells OP purchased the Experian/TRW Buildings on May 1, 2002 for a purchase price of $35,150,000. The Experian/TRW Buildings, which were built in 1982 and 1993 respectively, are two two-story office buildings containing 292,700 rentable square feet located in Allen, Texas.

         The Experian/TRW Buildings are both leased to Experian Information Solutions, Inc. (Experian). Experian is an information services company that uses decision-making software and comprehensive databases of information on consumers, businesses, motor vehicles and property to provide companies with information about their customers. TRW, Inc. (TRW), who remains an obligor on the Experian lease, is a global technology, manufacturing and service company that provides advanced technology, systems, and services to customers worldwide. TRW reported a net worth, as of March 31, 2002, of approximately $2.24 billion.

         The Experian lease is a net lease that commenced in April 1993 and expires in October 2010. The current annual base rent payable under the Experian lease is $3,438,277. Experian, at its option, has the right to extend the initial term of its lease for four additional five-year periods at 95% of the then-current market rental rate. TRW, Inc., the original tenant on the Experian lease, assigned its interest in the Experian lease to Experian in 1996 but remains as an obligor of the Experian lease.

         BellSouth Ft. Lauderdale Building

         Wells OP purchased the BellSouth Ft. Lauderdale Building on April 18, 2002 for a purchase price of $6,850,000. The BellSouth Ft. Lauderdale Building, which was built in 2001, is a one-story office building containing 47,400 rentable square feet located in Ft. Lauderdale, Florida.

         The entire BellSouth Ft. Lauderdale Building is leased to BellSouth Advertising and Publishing Corporation (BellSouth). BellSouth is a major provider of print directories throughout the southeastern states and markets served by BellSouth Corporation, which is BellSouth's parent.

         The BellSouth lease is a net lease that commenced in July 2001 and expires in July 2008. The current annual base rent payable under the BellSouth lease is $747,033. BellSouth, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate.

         Agilent Atlanta Building

         Wells OP purchased the Agilent Atlanta Building on April 18, 2002 for a purchase price of $15,100,000. The Agilent Atlanta Building, which was built in 2001, is a two-story office building containing 101,207 rentable square feet located in Alpharetta, Georgia.

         Agilent Technologies, Inc. (Agilent) leases 66,811 rentable square feet of the Agilent Atlanta Building (66%). Agilent is a major producer of measuring and monitoring devices, semiconductor products and chemical analysis tools for communications and life sciences companies, such as Internet service providers and biopharmaceutical companies. Agilent reported a net worth, as of January 31, 2002, of approximately $5.4 billion.

         The Agilent Atlanta lease commenced in September 2001 and expires in September 2011. The initial annual base rent payable under the Agilent Atlanta lease is $1,344,905. Agilent, at its option, has the right to extend the initial term of its lease for either (1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Agilent may terminate the lease at the end of the seventh lease year by paying a $763,650 termination fee.

         Koninklijke Philips Electronics N.V. (Philips) leases 34,396 rentable square feet of the Agilent Atlanta Building (34%). Philips is one of the world's largest electronics companies and is a global leader in color television sets, lighting, electric shavers, medical diagnostic imaging, patient monitoring and one-chip TV products. Philips reported a net worth, as of March 31, 2002, of approximately $16.47 billion.

         The Philips lease commenced in September 2001 and expires in September 2011. The current annual base rent payable under the Philips lease is $692,391. Philips, at its option, has the right to extend the initial term of its lease for either (1) one additional three-year period, or (2) one additional five-year period, at the then-current market rental rate. In addition, Philips may terminate the lease at the end of the seventh lease year by paying a $393,146 termination fee.

         Travelers Express Denver Buildings

         Wells OP purchased the Travelers Express Denver Buildings on April 10, 2002 for a purchase price of $10,395,845. The Travelers Express Buildings, which were built in 2002, are two connected one-story office buildings containing 68,165 rentable square feet located in Lakewood, Metropolitan Denver, Colorado.

         The Travelers Express Denver Buildings are leased to Travelers Express Company, Inc. (Travelers). Travelers is the largest money order processor and second largest money-wire transfer company in the nation, processing more than 775 million transactions per year, including official checks and share drafts for financial institutions. Travelers is a wholly owned subsidiary of Viad Corporation, a public company whose shares are traded on the NYSE.

         The Travelers lease commenced in April 2002 and expires in March 2012. The current annual base rent payable under the Travelers lease is $1,012,250. Travelers, at its option, has the right to extend the initial term of its lease for two additional five-year periods. The annual base rent for the first three years of the first renewal term shall be $19 per rentable square foot and the annual base rent for the last

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two years shall be $20.50 per rentable square foot. The annual base rent for the second renewal term shall be at the then-current market rental rate for each year of the renewal term. In addition, Travelers may terminate the Travelers lease at the end of the seventh lease year by paying a termination fee of $1,040,880. Travelers also has the right to expand the Travelers Express Denver Buildings between 10% and 20% by providing notice on or before May 1, 2004, subject to certain limitations and potential acceleration.

         Dana Corporation Buildings

         Wells OP purchased the Dana Corporation Buildings on March 29, 2001 for a purchase price of $41,950,000. The Dana Kalamazoo Building, which was built in 1999, is a two-story office and industrial building containing 147,004 rentable square feet located in Kalamazoo, Michigan. The Dana Detroit Building, which was built in 1999, is a three-story office and research and development building containing 112,480 rentable square feet located in Farmington Hills, Michigan. Wells OP purchased the Dana Corporation Buildings by purchasing all of the membership interests in two Delaware limited liability companies each of which owned one of the buildings.

         The Dana Corporation Buildings are leased to Dana Corporation (Dana). Dana is one of the world's largest suppliers of components, modules and complete systems to global vehicle manufacturers and their related aftermarkets. Dana operates approximately 300 major facilities in 34 countries and employs approximately 70,000 people. Dana reported a net worth, as of December 31, 2001, of approximately $1.9 billion.

         The Dana Kalamazoo lease commenced in October 2001 and expires in October 2021. The current annual base rent payable under the Dana Kalamazoo lease is $1,842,800. Dana, at its option, has the right to extend the initial term of its lease for six additional five-year periods at the then-current market rental rate. Dana may terminate the lease at any time during the initial lease term after the sixth lease year and before the 19th lease year, subject to certain conditions.

         The Dana Detroit lease commenced in October 2001 and expires in October 2021. The current annual base rent payable under the Dana Detroit lease is $2,330,600. Dana, at its option, has the right to extend the initial term of its lease for six additional five-year periods at the then-current market rental rate. Dana may terminate the lease at any time during the initial lease term after the 11th lease year, subject to certain conditions.

         Novartis Atlanta Building

         Wells OP purchased the Novartis Atlanta Building on March 28, 2002 for a purchase price of $15,000,000. The Novartis Atlanta Building, which was built in 2001, is a four-story office building containing 100,087 rentable square feet located in Duluth, Metropolitan Atlanta, Georgia.

         The Novartis Atlanta Building is leased to Novartis Opthalmics, Inc. (Novartis). The Novartis lease is guaranteed by Novartis' parent company, Novartis Corporation. Novartis Corporation, a public company whose shares are traded on the NYSE, is a world leader in healthcare with core businesses in pharmaceuticals, consumer health, generics, eye-care and animal health. Novartis Corporation reported a net worth, as of December 31, 2001, of approximately $28.1 billion.

         The Novartis lease commenced in August 2001 and expires in July 2011. The current annual base rent payable under the Novartis lease is $1,426,240. Novartis, at its option, has the right to extend the initial term of its lease for three additional five-year periods at the then-current market rental rate. In

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addition, Novartis may terminate the lease at the end of the fifth lease year by paying a $1,500,000 termination fee.

         Transocean Houston Building

         Wells OP purchased the Transocean Houston Building on March 15, 2002 for a purchase price of $22,000,000. The Transocean Houston Building, which was built in 1999, is a six-story office building containing 155,991 rentable square feet located in Houston, Texas.

         Transocean Deepwater Offshore Drilling, Inc. (Transocean) leases 103,260 rentable square feet (67%) of the Transocean Houston Building. Transocean is an offshore drilling company specializing in technically demanding segments of the offshore drilling industry. The Transocean lease is guaranteed by Transocean Sedco Forex, Inc., one of the world's largest offshore drilling companies whose shares are traded on the NASDAQ. Transocean Sedco Forex, Inc. reported a net worth, as of September 30, 2001, of approximately $10.86 billion.

         The Transocean lease commenced in December 2001 and expires in March 2011. Transocean, at its option, has the right to extend the initial term of its lease for either (1) two additional five-year periods, or (2) one additional ten-year period, at the then-current market rental rate. In addition, Transocean has an expansion option and a right of first refusal for up to an additional 52,731 rentable square feet. The current annual base rent payable under the Transocean lease is $2,110,035.

         Newpark Drilling Fluids, Inc. (Newpark) leases the remaining 52,731 rentable square feet (33%) of the Transocean Houston Building. Newpark is a full service drilling fluids processing, management and waste disposal company. The Newpark lease is guaranteed by Newpark Resources, Inc., which provides drilling fluids services to the oil and gas production industry, primarily in North America. Newpark Resources, Inc. reported a net worth, as of December 31, 2001, of approximately $294 million.

         The Newpark lease commenced in August 1999 and expires in October 2009. The current annual base rent payable for the Newpark lease is $1,153,227.

         The average effective annual rental per square foot at the Transocean Houston Building is $20.82 for 2002, our first year of ownership.

         Arthur Andersen Building

         Wells OP purchased the Arthur Andersen Building on January 11, 2002 for a purchase price of $21,400,000. The Arthur Andersen Building, which was built in 1999, is a three-story office building containing 157,700 rentable square feet located in Sarasota, Florida. Wells OP purchased the Arthur Andersen Building from Sarasota Haskell, LLC, which is not in any way affiliated with the Wells REIT, our Advisor or Arthur Andersen, LLP, the tenant at the property.

         The Arthur Andersen Building is leased to Arthur Andersen LLP (Andersen). In March, 2002, the Department of Justice indicted Andersen on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. It is possible that events arising out of the indictment or other events relating to Andersen may adversely affect the ability of Andersen to fulfill its obligations as tenant under the Andersen lease. The Andersen lease commenced in November 1998 and expires in October 2009. Andersen has the right to extend the initial 10-year term of this lease for two additional five-year periods at 90% of the then-current market rental rate. The current annual base rent payable under the Andersen lease is $1,988,454. The average effective annual rental per square foot at the Arthur Andersen Building is $12.72 for 2002, our first year of ownership.

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         Andersen has the option to purchase the Arthur Andersen Building for a purchase price of $23,250,000 prior to the end of the fifth lease year. In addition, Andersen has the option to purchase the Arthur Andersen Building for a purchase price of $25,148,000 after the fifth lease year and prior to the expiration of the current lease term.

         Windy Point Buildings

         Wells OP purchased the Windy Point Buildings on December 31, 2001 for a purchase price of $89,275,000. The Windy Point Buildings, which were built in 1999 and 2001, respectively, consist of a seven-story office building containing 188,391 rentable square feet (Windy Point I) and an eleven-story office building containing 300,034 rentable square feet (Windy Point II) located in Schaumburg, Illinois.

         The Windy Point Buildings are subject to a 20-year annexation agreement originally executed on December 12, 1995 with the Village of Schaumburg, Illinois (Annexation Agreement). The Annexation Agreement covers a 235-acre tract of land that includes a portion of the site of the Windy Point Buildings' parking facilities relating to the potential construction of a new eastbound on-ramp interchange for I-90. Wells OP issued a $382,556 letter of credit pursuant to the request of the Village of Schaumburg, Illinois, representing the estimated costs of demolition and restoration of constructed parking and landscaped areas and protecting pipelines in connection with the potential construction. The obligation to maintain the letter of credit will continue until the costs of demolition and restoration are paid if the project proceeds or until the Annexation Agreement expires in December 2015. If Wells OP is unable to restore the parking spaces due to structural issues related to the utilities underground, Wells OP would then be required to construct a new parking garage on the site to accommodate the parking needs of its tenants. The cost for this construction is currently estimated at approximately $3,581,000. In addition, if the interchange is constructed, Wells OP will be required to pay for its share of the costs for widening Meacham Road as part of the project, which potential obligation is currently estimated to be approximately $288,300.

         The Windy Point Buildings are currently leased as follows:

         -------------------------------------------------------------------------------------------------------
          Tenant                             Building             Rentable Sq. Ft.    Percentage of Building
         -------------------------------------------------------------------------------------------------------
          TCI Great Lakes, Inc.              Windy Point I            129,157                 69%
         -------------------------------------------------------------------------------------------------------
          The Apollo Group, Inc.             Windy Point I             28,322                 15%
         -------------------------------------------------------------------------------------------------------
          Global Knowledge Network, Inc.     Windy Point I             22,028                 12%
         -------------------------------------------------------------------------------------------------------
          Multiple Tenants                   Windy Point I              8,884                  4%
         -------------------------------------------------------------------------------------------------------
          Zurich American Insurance          Windy Point II           300,034                100%
          Company, Inc.
         -------------------------------------------------------------------------------------------------------

         TCI Great Lakes, Inc. (TCI) occupies 129,157 rentable square feet (69%) of the Windy Point I building. The TCI lease commenced in December 1999 and expires in November 2009. TCI has the right to extend the initial 10-year term of its lease for two additional five-year periods at 95% of the then-current market rental rate. TCI may terminate certain portions of the TCI lease on the last day of the seventh lease year by providing 12 months prior written notice and paying Wells OP a termination fee of approximately $4,119,500. The current annual base rent payable under the TCI lease is $2,067,204.

         TCI is a wholly-owned subsidiary of AT&T Broadband. AT&T Broadband provides basic cable and digital television services, as well as high-speed Internet access and cable telephony, with video-on-demand and other advanced services.

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

          The Apollo Group, Inc. (Apollo) leases 28,322 rentable square feet (15%) of the Windy Point I building. The Apollo lease commenced in April 2002 and expires in June 2008. Apollo has the right to extend the initial term of its lease for one additional five-year period at 95% of the then-current market rental rate. The current annual base rent payable under the Apollo lease is $477,226.

         Apollo is an Arizona corporation having its corporate headquarters in Phoenix, Arizona. Apollo provides higher education programs to working adults through its subsidiaries, the University of Phoenix, Inc., the Institute for Professional Development, the College for Financial Planning Institutes Corporation and Western International University, Inc. Apollo offers educational programs and services at 58 campuses and 102 learning centers in 36 states, Puerto Rico, and Vancouver, British Columbia. Apollo reported a net worth as of February 28, 2002, of approximately $559 million.

         Global Knowledge Network, Inc. (Global) leases 22,028 rentable square feet (12%) of the Windy Point I building. The Global lease commenced in May 2000 and expires in April 2010. Global has the right to extend the initial 10-year term of its lease for one additional five-year period at the then-current market rental rate. Wells OP has the right to terminate the Global lease on December 31, 2005 by giving Global written notice on or before April 30, 2005. The current annual base rent payable under the Global lease is $382,307.

         Global is a privately held corporation with its corporate headquarters in Cary, North Carolina and international headquarters in Tokyo, London and Singapore. Global is owned by New York-based investment firm Welsh, Carson, Anderson and Stowe, a New York limited partnership which acts as a private equity investor in information services, telecommunications and healthcare. Global provides information technology education solutions and certification programs, offering more than 700 courses in more than 60 international locations and in 15 languages. Global has posted a $100,000 letter of credit as security for the Global lease.

         Zurich American Insurance Company, Inc. (Zurich) leases the entire 300,034 rentable square feet of the Windy Point II building. The Zurich lease commenced in September 2001 and expires in August 2011. Zurich has the right to extend the initial 10-year term of its lease for two additional five-year periods at 95% of the then-current market rental rate. The current annual base rent payable under the Zurich lease is $5,091,577.

         Zurich is headquartered in Schaumburg, Illinois and is a wholly-owned subsidiary of Zurich Financial Services Group (ZFSG). ZFSG, which has its corporate headquarters in Zurich, Switzerland, is a leading provider of financial protection and wealth accumulation solutions for some 35 million customers in over 60 countries. Zurich provides commercial property-casualty insurance and serves the multinational, middle market and small business sectors in the United States and Canada.

         Zurich has the right to terminate the Zurich lease for up to 25% of the rentable square feet leased by Zurich at the end of the fifth lease year. If Zurich terminates a portion of the Zurich lease, it will be required to pay a termination fee to Wells OP equal to three months of the current monthly rent for the terminated space plus additional costs related to the space leased by Zurich. In addition, Zurich may terminate the entire Zurich lease at the end of the seventh lease year by providing Wells OP 18 months prior written notice and paying Wells OP a termination fee of approximately $8,625,000.

         Convergys Building

         Wells OP purchased the Convergys Building on December 21, 2001 for a purchase price of $13,255,000. The Convergys Building, which was built in 2001, is a two-story office building containing 100,000 rentable square feet located in Tamarac, Florida.

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

         The Convergys Building is leased to Convergys Customer Management Group, Inc. (Convergys) The Convergys lease is guaranteed by Convergys' parent company, Convergys Corporation, which is an Ohio corporation traded on the NYSE having its corporate headquarters in Cincinnati, Ohio. Convergys Corporation provides outsourced billing and customer care services in the United States, Canada, Latin America, Israel and Europe. Convergys Corporation reported a net worth, as of December 31, 2001, of approximately $1.23 billion.

         The Convergys lease commenced in September 2001 and expires in September 2011. Convergys has the right to extend the initial 10-year term of this lease for three additional five-year periods at 95% of the then-current market rental rate. Convergys may terminate the Convergys lease at the end of the seventh lease year (September 30, 2008) by providing 12 months prior written notice and paying Wells OP a termination fee of approximately $1,341,000. The current annual base rent payable under the Convergys lease is $1,248,192.

         ADIC Buildings

         Wells Fund XIII-REIT Joint Venture purchased the ADIC Buildings and an undeveloped 3.43 acre tract of land adjacent to the ADIC Buildings (Additional ADIC Land) on December 21, 2001 for a purchase price of $12,954,213. The ADIC Buildings, which were built in 2001, consist of two connected one-story office and assembly buildings containing 148,204 rentable square feet located in Parker, Colorado.

         The ADIC Buildings are currently leased to Advanced Digital Information Corporation (ADIC), which lease does not include the Additional ADIC Land. ADIC is a Washington corporation traded on NASDAQ having its corporate headquarters in Redmond, Washington and regional management centers in Englewood, Colorado; Bohmenkirch, Germany; and Paris, France. ADIC manufactures data storage systems and specialized storage management software and distributes these products through its relationships with original equipment manufacturers such as IBM, Sony, Fujitsu, Siemens and Hewlett-Packard. ADIC reported a net worth, as of January 31, 2002, of approximately $335 million.

         The ADIC lease commenced in December 2001 and expires in December 2011. ADIC has the right to extend the term of its lease for two additional five-year periods at the then-current fair market rental rate for the first year of each five-year extension. The annual base rent will increase 2.5% for each subsequent year of each five-year extension. The current annual base rent payable under the ADIC lease is $1,222,683.

         Lucent Building

         Wells OP purchased the Lucent Building from Lucent Technologies, Inc. (Lucent Technologies) in a sale-lease back transaction on September 28, 2001 for a purchase price of $17,650,000. The Lucent Building, which was built in 1999, is a four-story office building with 120,000 rentable square feet, which includes a 17.34 acre undeveloped tract of land, located in Cary, North Carolina.

         The Lucent Building is leased to Lucent Technologies, whose shares are traded on the NYSE and has its corporate headquarters in Murray Hill, New Jersey. Lucent Technologies designs, develops and manufactures communications systems, software and other products. Lucent Technologies reported a net worth, as of December 31, 2001, of approximately $10.6 billion.

         The Lucent lease commenced in September 2001 and expires in September 2011. Lucent Technologies has the right to extend the term of this lease for three additional five-year periods at the then-current fair market rental rate. The current annual base rent payable under the Lucent lease is $1,800,000. The average effective annual rental per square foot at the Lucent Building was $16.53 for 2001, the first year of ownership.

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

         Ingram Micro Building

         On September 27, 2001, Wells OP acquired a ground leasehold interest in a 701,819 square foot distribution facility located in Millington, Tennessee, pursuant to a Bond Real Property Lease dated as of December 20, 1995 (Bond Lease). The ground leasehold interest under the Bond Lease, along with the Bond and the Bond Deed of Trust, were purchased from Ingram Micro L.P. (Ingram) in a sale-lease back transaction for a purchase price of $21,050,000. The Bond Lease expires in December 2026. Construction of the Ingram Micro Building was completed in 1997.

         Fee simple title to the land upon which the Ingram Micro Building is located is held by the Industrial Development Board of the City of Millington, Tennessee (Industrial Development Board), which originally entered into the Bond Lease with Lease Plan North America, Inc. (Lease Plan). The Industrial Development Board issued an Industrial Development Revenue Note Ingram Micro L.P. Series 1995 (Bond) in a principal amount of $22,000,000 to Lease Plan in order to finance the construction of the Ingram Micro Building. The Bond is secured by a Fee Construction Mortgage Deed of Trust and Assignment of Rents and Leases (Bond Deed of Trust) executed by the Industrial Development Board for the benefit of Lease Plan. Lease Plan assigned to Ingram its ground leasehold interest in the Ingram Micro Building under the Bond Lease. Lease Plan also assigned all of its rights and interest in the Bond and the Bond Deed of Trust to Ingram.

         Wells OP also acquired the Bond and the Bond Deed of Trust from Ingram at closing. Beginning in 2006, Wells OP has the option under the Bond Lease to purchase the land underlying the Ingram Micro Building from the Industrial Development Board for $100 plus satisfaction of the indebtedness evidenced by the Bond which, as set forth above, was acquired and is currently held by Wells OP.

         Ingram Micro, Inc. (Micro) is the general partner of Ingram and a guarantor on the Ingram lease. Micro, whose shares are traded on the NYSE, has its corporate headquarters in Santa Ana, California. Micro provides technology products and supply chain management services through wholesale distribution. It targets three different market segments, including corporate resellers, direct and consumer marketers, and value-added resellers. Micro's worldwide business consists of approximately 14,000 associates and operations in 36 countries. Micro reported a net worth, as of December 29, 2001, of approximately $1.87 billion.

         The Ingram lease has a current term of 10 years with two successive options to extend for 10 years each at an annual rate equal to the greater of
(1) 95% of the then-current fair market rental rate, or (2) the annual rental payment effective for the final year of the term immediately prior to such extension. Annual rent, as determined for each extended term, is also increased by 15% beginning in the 61st month of each extended term. The current annual base rent payable for the Ingram lease is $2,035,275. The average effective annual rental rate per square foot at the Ingram Micro Building was $2.96 for 2001, the first year of ownership.

         Nissan Property

         Purchase of the Nissan Property. The Nissan Property is a build-to-suit property located in Irving Texas which we purchased on September 19, 2001 for a purchase price of $5,545,700. We commenced construction on a three-story office building containing approximately 268,000 rentable square feet (Nissan Project) in January 2002. Wells OP obtained a construction loan in the amount of $32,400,000 from Bank of America, N.A. (BOA), to fund the construction of a building on the Nissan Project.

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     Wells OP entered into a development agreement, an architect agreement and a design and build agreement to construct the Nissan Project on the Nissan
Property.

     Development Agreement. Wells OP entered into a development agreement (Development Agreement) with Champion Partners, Ltd., a Texas limited partnership (Developer), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Nissan Project. As compensation for the services to be rendered by the Developer under the Development Agreement, Wells OP is paying a development fee of $1,250,000. The fee is due and payable ratably as the construction and development of the Nissan Project is completed.

     We anticipate that the aggregate of all costs and expenses to be incurred by Wells OP with respect to the acquisition of the Nissan Property and the planning, design, development, construction and completion of the Nissan Project will total approximately $42,259,000. Under the terms of the Development Agreement, the Developer has agreed that in the event that the total of all such costs and expenses exceeds $42,258,600, subject to certain adjustments, the amount of fees payable to the Developer shall be reduced by the amount of any such excess.

     Construction Agreement. Wells OP entered into a design and build construction agreement (Construction Agreement) with Thos. S. Byrne, Inc. (Contractor) for the construction of the Nissan Project. The Contractor is based in Ft. Worth, Texas and specializes in commercial, industrial and high-end residential buildings. The Contractor commenced operations in 1923 and has completed over 200 projects for a total of approximately 60 clients. The Contractor is presently engaged in the construction of over 20 projects with a total construction value of in excess of $235 million.

     The Construction Agreement provides that Wells OP will pay the Contractor a maximum of $25,326,017 for the construction of the Nissan Project that includes all estimated fees and costs including the architect fees. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Nissan Project. In addition, the Contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the Nissan Project.

     Nissan Lease. The Nissan Property is leased to Nissan Motor Acceptance Corporation (Nissan), a California corporation with its corporate headquarters in Torrance, California. Nissan is a wholly-owned subsidiary of Nissan North America, Inc. (NNA), a guarantor of Nissan's lease. NNA is a California corporation, with headquarters in Gardenia, California. NNA handles the North American business sector of its Japanese parent, Nissan Motor Company, Ltd. NNA's business activities include design, development, manufacturing and marketing of Nissan vehicles in North America. As a subsidiary of NNA, Nissan purchases retail and lease contracts from, and provides wholesale inventory and mortgage loan financing to, Nissan and Infiniti retailers. Nissan Motor Company, Ltd. reported a net worth, as of September 30, 2001, of approximately $8.9 billion.

     The Nissan lease will extend 10 years beyond the rent commencement date. Construction on the building began in January 2002 and is expected to be completed by December 2003. The rent commencement date will occur shortly after completion. Nissan has the right to extend the initial 10-year term of this lease for an additional two years, upon written notice. Nissan also has the right to extend the lease for two additional five-year periods at 95% of the then-current market rental rate, upon written notice. The annual base rent payable for the Nissan lease beginning on the rent commencement date is expected to be $4,225,860.

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     IKON Buildings

     Wells OP purchased the IKON Buildings on September 7, 2001 for a purchase price of $20,650,000. The IKON Buildings, which were built in 2000, consist of two one-story office buildings aggregating 157,790 rentable square feet located in Houston, Texas.

     The IKON Buildings are leased to IKON Office Solutions, Inc. (IKON). IKON provides business communication products such as copiers and printers, as well as services such as distributed printing, facilities management, network design, e-business development and technology training. IKON's customers include various sized businesses, professional firms and government agencies. IKON distributes products manufactured by companies such as Microsoft, IBM, Canon, Novell and Hewlett-Packard. IKON reported a net worth, as of December 31, 2001, of approximately $1.43 billion.

     The IKON lease commenced in May 2000 and expires in April 2010. IKON has the right to extend the term of this lease for two additional five-year periods at the then-current fair market rental rate. The current annual base rent payable for the IKON lease is $2,015,767. The average effective annual rental rate per square foot at the IKON Buildings was $13.40 for 2001, the first year of ownership.

     State Street Building

     Wells OP purchased the State Street Building on July 30, 2001 for a purchase price of $49,563,000. The State Street Building, which was built in 1990, is a seven-story office building with 234,668 rentable square feet located in Quincy, Massachusetts.

     The State Street Building is leased to SSB Realty, LLC (SSB Realty). SSB Realty is a wholly-owned subsidiary of State Street Corporation, a Massachusetts corporation (State Street). State Street, a guarantor of the SSB Realty lease, is a world leader in providing financial services to investment managers, corporations, public pension funds, unions, not-for-profit organizations and individuals. State Street's services range from investment research and professional investment management to trading and brokerage services to fund accounting and administration. State Street reported a net worth, as of December 31, 2001, of approximately $3.8 billion.

     The SSB Realty lease commenced in February 2001 and expires in March 2011. SSB has the right to extend the term of this lease for one additional five-year period at the then-current fair market rental rate. Pursuant to the SSB Realty lease, Wells OP is obligated to provide SSB Realty an allowance of up to approximately $2,112,000 for tenant, building and architectural improvements. The current annual base rent payable for the SSB Realty lease is $6,922,706. The average effective annual rental rate per square foot at the State Street Building was $31.24 for 2001, the first year of ownership.

     AmeriCredit Building

     The XIII-REIT Joint Venture purchased the AmeriCredit Building on July 16, 2001 for a purchase price of $12,500,000. The AmeriCredit Building, which was built in 2001, is a two-story office building containing 85,000 rentable square feet located in Orange Park, Florida.

     The AmeriCredit Building is leased to AmeriCredit Financial Services Corporation (AmeriCredit). AmeriCredit is wholly-owned by, and serves as the primary operating subsidiary for, AmeriCredit Corp., a Texas corporation whose common stock is publicly traded on the NYSE. AmeriCredit Corp. is the guarantor of the lease. AmeriCredit is the world's largest independent middle-market automobile finance company. AmeriCredit purchases loans made by franchised and select

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independent dealers to consumers buying late model used and, to a lesser extent, new automobiles. AmeriCredit reported a net worth, as of December 31, 2001, of approximately $1.2 billion.

     The AmeriCredit lease commenced in June 2001 and expires in May 2011. AmeriCredit has the right to extend the AmeriCredit lease for two additional five-year periods of time. Each extension option must be exercised by giving written notice to the landlord at least 12 months prior to the expiration date of the then-current lease term. The monthly base rent payable for each extended term of the AmeriCredit lease will be equal to 95% of the then-current market rate. The AmeriCredit lease contains a termination option that may be exercised by AmeriCredit effective as of the end of the seventh lease year and requires AmeriCredit to pay the joint venture a termination payment estimated at approximately $1.9 million. AmeriCredit also has an expansion option for an additional 15,000 square feet of office space and 120 parking spaces. AmeriCredit may exercise this expansion option at any time during the first seven lease years. The current annual base rent payable under the AmeriCredit lease is $1,303,050. The average effective annual rental rate per square foot at the AmeriCredit Building was $17.03 for 2001, the first year of ownership.

     Comdata Building

     The XII-REIT Joint Venture purchased the Comdata Building on May 15, 2001 for a purchase price of $24,950,000. The Comdata Building, which was built in 1989 and expanded in 1997, is a three-story office building containing 201,237 rentable square feet located in Brentwood, Tennessee.

     The Comdata Building is leased to Comdata Network, Inc. (Comdata). Comdata is a leading provider of transaction processing and information services to the transportation and other industries. Comdata provides trucking companies with fuel cards, electronic cash access, permit and licensing services, routing software, driver relationship services and vehicle escorts, among other services. Comdata provides these services to over 400,000 drivers, 7,000 truck stop service centers and 500 terminal fueling locations. Ceridian Corporation, the lease guarantor, is one of North America's leading information services companies that serves the human resources and transportation markets. Ceridian and its subsidiaries generate, process and distribute data for customers and help customers develop systems plans and software to perform these functions internally. Ceridian Corporation reported a net worth, as of September 30, 2001, of approximately $1.1 billion.

     The Comdata lease commenced in April 1997 and expires in May 2016. Comdata has the right to extend the Comdata lease for one additional five-year period of time at a rate equal to the greater of the base rent of the final year of the initial term or 90% of the then-current fair market rental rate. The current annual base rent payable for the Comdata lease is $2,458,638. The average effective annual rental per square foot at the Comdata Building was $12.47 for 2001, the first year of ownership.

     AT&T Oklahoma Buildings

     The XII-REIT Joint Venture purchased the AT&T Oklahoma Buildings on December 28, 2000 for a purchase price of $15,300,000. The AT&T Oklahoma Buildings, which were built in 1998 and 2000, respectively, consist of a one-story office building and a two-story office building, connected by a mutual hallway, containing an aggregate of 128,500 rentable square feet located in Oklahoma City, Oklahoma.

     AT&T Corp. (AT&T) leases the entire 78,500 rentable square feet of the two-story office building and 25,000 rentable square feet of the one-story office building. AT&T is among the world's leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and Internet services for businesses. In addition, AT&T offers outsourcing,

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consulting and networking-integration to large businesses and is one of the largest direct internet access service providers for consumers in the United States. AT&T reported a net worth, as of December 31, 2001, of approximately $51.7 billion.

     The AT&T lease commenced in April 2000 and expires in August 2010. AT&T has the right to extend the AT&T lease for two additional five-year periods of time at the then-current fair market rental rate. AT&T has a right of first offer to lease the remainder of the space in the one-story office building currently occupied by Jordan Associates, Inc. (Jordan), if Jordan vacates the premises. The current annual base rent payable for the AT&T lease is $1,242,000.

     Jordan leases the remaining 25,000 rentable square feet contained in the one-story office building. Jordan provides businesses with advertising and related services including public relations, research, direct marketing and sales promotion. Through this corporate office and other offices in Tulsa, St. Louis, Indianapolis and Wausau, Wisconsin, Jordan provides services to major clients such as Bank One, Oklahoma, N.A., BlueCross & BlueShield of Oklahoma, Kraft Food Services, Inc., Logix Communications and the American Dental Association.

     The Jordan lease commenced in December 1998 and expires in December 2008. Jordan has the right to extend the Jordan lease for one additional five-year period of time at the then-current fair market rental rate. The current annual base rent payable for the Jordan lease is $294,500. The average effective annual rental rate per square foot at the AT&T Oklahoma Buildings was $15.86 for 2001, the first year of ownership.

     Metris Minnesota Building

     Wells OP purchased the Metris Minnesota Building on December 21, 2000 for a purchase price of $52,800,000. The Metris Minnesota Building, which was built in 2000, is a nine-story office building containing 300,633 rentable square feet located in Minnetonka, Minnesota.

     The Metris Minnesota Building is Phase II of a two-phase office complex known as Crescent Ridge Corporate Center in Minnetonka, Minnesota, which is a western suburb of Minneapolis. Phase I of Crescent Ridge Corporate Center is an eight-story multi-tenant building which is connected to the Metris Minnesota Building by a single-story restaurant link building. Neither Phase I of Crescent Ridge Corporate Center nor the connecting restaurant are owned by Wells OP.

     The Metris Minnesota Building is leased to Metris Direct, Inc. (Metris) as its corporate headquarters. Metris is a principal subsidiary of Metris Companies, Inc. (Metris Companies), a publicly traded company whose shares are listed on the NYSE (symbol MXT) which has guaranteed the Metris lease. Metris Companies is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate income consumers. Metris Companies' consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. Metris Companies reported a net worth, as of December 31, 2001, of approximately $1.14 billion.

     The Metris lease commenced in September 2000 and expires in December 2011. Metris has the right to renew the Metris lease for an additional five-year term at fair market rent, but in no event less than the basic rent payable in the immediately preceding period. In addition, Metris is required to pay annual parking and storage fees of $87,948 through December 2006 and $114,062 payable on a monthly basis for the remainder of the lease term. The current annual base rent payable for the Metris lease is $4,960,445. The average effective annual rental rate per square foot at the Metris Minnesota Building was $18.17 for 2001 and $17.89 for 2000, the first two years of ownership.

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     Stone & Webster Building

     Wells OP purchased the Stone & Webster Building on December 21, 2000 for a purchase price of $44,970,000. The Stone & Webster Building, which was built in 1994, is a six-story office building with 312,564 rentable square feet located in Houston, Texas. In addition, the site includes 4.34 acres of unencumbered land available for expansion.

     Stone & Webster is a full-service global engineering and construction company offering managerial and technical resources for solving complex energy, environmental, infrastructure and industrial challenges. The Stone & Webster lease is guaranteed by The Shaw Group, Inc., the parent company of Stone & Webster. Shaw Group is the largest supplier of fabricated piping systems and services in the world. The Shaw Group reported a net worth, as of February 28, 2002, of approximately $612 million.

     The Stone & Webster lease commenced in December 2000 and expires in December 2010. Stone & Webster has the right to extend the Stone & Webster lease for two additional five-year periods of time for a base rent equal the greater of (1) the last year's rent, or (2) the then-current market rental rate. The current annual base rent payable for the Stone & Webster lease is $4,533,056.

     SYSCO is the largest marketer and distributor of foodservice products in North America. SYSCO operates from approximately 100 distribution facilities and provides its products and services to about 356,000 restaurants and other users across the United States and portions of Canada. SYSCO reported a net worth, as of December 29, 2001, of approximately $2.2 billion.

     The SYSCO lease commenced in October 1998 and expires in September 2008. The current annual base rent payable for the SYSCO lease is $2,130,320.

     The average effective annual rental rate per square foot at the Stone & Webster Building was $22.41 for 2001 and $22.56 for 2000, the first two years of ownership.

     Motorola Plainfield Building

     Wells OP purchased the Motorola Plainfield Building on November 1, 2000 for a purchase price of $33,648,156. The Motorola Plainfield Building, which was built in 1976, is a three-story office building containing 236,710 rentable square feet located in South Plainfield, New Jersey.

     The Motorola Plainfield Building is leased to Motorola, Inc. (Motorola). Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions, including software-enhanced wireless telephones, two-way radios and digital and analog systems and set-top terminals for broadband cable television operators. Motorola reported a net worth, as of December 31, 2001, of approximately $13.7 billion.

     The Motorola lease commenced in November 2000 and expires in October 2010. Motorola has the right to extend the Motorola lease for two additional five-year periods of time for a base rent equal to the greater of (1) base rent for the immediately preceding lease year, or (2) 95% of the then-current fair market rental rate. The current annual base rent payable for the Motorola lease is $3,324,428. The average effective annual rental rate per square foot at the Motorola Plainfield Building was $14.54 for 2001 and 2000, the first two years of ownership.

     The Motorola lease grants Motorola a right of first refusal to purchase the Motorola Plainfield Building if Wells OP attempts to sell the property during the term of the lease. Additionally, Motorola has an expansion right for an additional 143,000 rentable square feet. If Motorola exercises its expansion option, upon completion of the expansion, the term of the Motorola lease shall be extended an additional 10

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years after Motorola occupies the expansion space. The base rent for the expansion space shall be determined by the construction costs and fees for the expansion. The base rent for the original building for the extended 10-year period shall be the greater of (1) the then-current base rent, or (2) 95% of the then-current fair market rental rate.

     Quest Building

     The VIII-IX Joint Venture purchased the Quest Building on January 10, 1997 for a purchase price of $7,193,000. On July 1, 2000, the VIII-IX Joint Venture contributed the Quest Building to the VIII-IX-REIT Joint Venture. The Quest Building, which was built in 1984 and refurbished in 1996, is a two-story office building containing 65,006 rentable square feet located in Irvine, California.

     The Quest Building is currently leased to Quest Software, Inc. (Quest). Quest is a publicly traded corporation that provides software database management and disaster recovery services for its clients. Quest was established in April 1987 to develop and market software products to help insure uninterrupted, high performance access to enterprise and custom computing applications and databases. Quest reported a net worth, as of December 31, 2001, of approximately $441 million.

     The Quest lease commenced in June 2000 and expires in January 2004. The annual base rent payable for the remaining portion of the initial lease term is $1,287,119. Quest has the right to extend the lease for two additional one-year periods of time at an annual base rent of $1,365,126. The average effective rental rate per square foot at the Quest Building was $18.58 for 2001, $13.72 for 2000, and $10.11 for 1999, the first three years of ownership.

     Delphi Building

     Wells OP purchased the Delphi Building on June 29, 2000 for a purchase price of $19,800,000. The Delphi Building, which was built in 2000, is a three-story office building containing 107,193 rentable square feet located in Troy, Michigan.

     The Delphi Building is leased to Delphi Automotive Systems LLC (Delphi
LLC). Delphi LLC is a wholly-owned subsidiary of Delphi Automotive Systems Corporation (Delphi), formally the Automotive Components Group of General Motors, which was spun off from General Motors in May 1999. Delphi is the world's largest automotive components supplier and sells its products to almost every major manufacturer of light vehicles in the world. Delphi reported a net worth, as of December 31, 2001, of approximately $2.22 billion.

     The Delphi lease commenced in May 2000 and expires in April 2007. Delphi LLC has the right to extend the Delphi lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The current annual base rent payable for the Delphi lease is $1,901,952. The average effective annual rental rate per square foot at the Delphi Building was $17.58 for 2001 and $17.11 for 2000, the first two years of ownership.

     Avnet Building

     Wells OP purchased the Avnet Building on June 12, 2000 for a purchase price of $13,250,000. The Avnet Building, which was built in 2000, is a two-story office building containing 132,070 rentable square feet located in Tempe, Arizona. The Avnet Building is subject to a first priority mortgage in favor of SouthTrust Bank, N.A. (SouthTrust) securing a SouthTrust Line of Credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

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     The Avnet Building is leased to Avnet, Inc. (Avnet). Avnet is a Fortune 300 company and one of the world's largest industrial distributors of electronic components and computer products, including microprocessors, semi-conductors and electromechanical devices, serving customers in 60 countries. Additionally, Avnet sells products of more than 100 of the world's leading component manufacturers to customers around the world. Avnet reported a net worth, as of December 28, 2001, of approximately $1.77 billion.

     The Avnet lease commenced in May 2000 and expires in April 2010. Avnet has the right to extend the Avnet lease for two additional five-year periods of time. The yearly rent payable for the first three years of each extension period will be at the current fair market rental rate at the end of the preceding term. The yearly rent payable for the fourth and fifth years of each extension period will be the then-current fair market rental rate at the end of the preceding term multiplied by a factor of 1.093. The current annual base rent payable for the Avnet lease is $1,516,164.

     Avnet has a right of first refusal to purchase the Avnet Building if Wells OP attempts to sell the Avnet Building. Avnet also has an expansion option. Wells OP has the option to undertake the expansion or allow Avnet to undertake the expansion at its own expense, subject to certain terms and conditions.

     The Avnet ground lease commenced in April 1999 and expires in September 2083. Wells OP has the right to terminate the Avnet ground lease prior to the expiration of the 30th year. The current annual ground lease payment pursuant to the Avnet ground lease is $230,777. The average effective annual rental rate per square foot at the Avenet Building was $11.48 for 2001 and $11.41 for 2000, the first two years of ownership.

     Siemens Building

     The XII-REIT Joint Venture purchased the Siemens Building on May 10, 2000 for a purchase price of $14,265,000. The Siemens Building, which was built in 2000, is a three-story office building containing 77,054 rentable square feet located in Troy, Michigan.

     The Siemens Building is leased to Siemens Automotive Corporation (Siemens). Siemens is a subsidiary of Siemens Corporation USA, a domestic corporation which conducts the American operations of Siemens AG, the world's second largest manufacturer of electronic capital goods. Siemens, part of the worldwide Automotive Systems Group of Siemens AG, is a supplier of advanced electronic and electrical products and systems to automobile manufacturers.

     The Siemens lease commenced in January 2000 and expires in August 2010. Siemens has the right to extend the Siemens lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The current annual base rent payable for the Siemens lease is $1,374,643. The average effective annual rental rate per square foot at the Siemens Building was $19.01 for 2001 and 2000, the first two years of ownership.

     Siemens has a one-time right to cancel the Siemens lease effective after the 90th month of the lease term if Siemens pays a cancellation fee to the XII-REIT Joint Venture currently calculated to be approximately $1,234,160.

     Motorola Tempe Building

     Wells OP purchased the Motorola Tempe Building on March 29, 2000 for a purchase price of $16,000,000. The Motorola Tempe Building, which was built in 1998, is a two-story office building containing 133,225 rentable square feet in Tempe, Arizona. The Motorola Tempe Building is subject to a

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first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Motorola Tempe Building is leased to Motorola, Inc. (Motorola). The Motorola Tempe Building is occupied by Motorola's Satellite Communications Division (SATCOM). SATCOM is a worldwide developer and manufacturer of space and ground communications equipment and systems. SATCOM is the prime contractor for the Iridium System and is primarily engaged in computer design and development functions.

     The Motorola lease commenced in August 1998 and expires in August 2005. Motorola has the right to extend the Motorola lease for four additional five-year periods of time at the then-prevailing market rental rate. The current annual rent payable under the Motorola lease is $1,843,834. The average effective annual rental rate per square foot at the Motorola Building was $13.84 for 2001 and $13.77 for 2000, the first two years of ownership.

     The Motorola Tempe Building is subject to a ground lease that commenced in November 1997 and expires in December 2082. Wells OP has the right to terminate the Motorola ground lease prior to the expiration of the 30th year and prior to the expiration of each subsequent 10-year period thereafter. The current annual ground lease payment pursuant to the Motorola ground lease is $243,825.

     ASML Building

     Wells OP purchased the ASML Building on March 29, 2000 for a purchase price of $17,355,000. The ASML Building, which was built in 2000, is a two-story office and warehouse building containing 95,133 rentable square feet located in Tempe, Arizona. The ASML Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The ASML Building is leased to ASM Lithography, Inc. (ASML). ASML is a wholly-owned subsidiary of ASM Lithography Holdings NV (ASML Holdings), a Dutch multi-national corporation that supplies lithography systems used for printing integrated circuit designs onto very thin disks of silicon, commonly referred to as wafers. These systems are supplied to integrated circuit manufacturers throughout the United States, Asia and Western Europe. ASML Holdings, a guarantor of the ASML lease, reported a net worth, as of December 31, 2002, of approximately $1.1 billion.

     The ASML lease commenced in June 1998 and expires in June 2013. The current annual base rent payable under the ASML lease is $1,927,788. ASML has an expansion option which allows ASML the ability to expand the building into at least an additional 30,000 rentable square feet, to be constructed by Wells OP. If the expansion option exercised is for less than 30,000 square feet, Wells OP may reject the exercise at its sole discretion. In the event that ASML exercises its expansion option after the first five years of the initial lease term, such lease term will be extended to 10 years from the date of such expansion. The average effective annual rental rate per square foot at the ASML Building was $20.26 for 2001 and $20.17 for 2000, the first two years of ownership.

     The ASML Building is subject to a ground lease that commenced in August 1997 and expires in December 2082. Wells OP has the right to terminate the ASML ground lease prior to the expiration of the 30th year, and prior to the expiration of each subsequent 10-year period thereafter. The current annual ground lease payment pursuant to the ASML ground lease is $186,368.

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     Dial Building

     Wells OP purchased the Dial Building on March 29, 2000 for a purchase price of $14,250,000. The Dial Building, which was built in 1997, is a two-story office building containing 129,689 rentable square feet located in Scottsdale, Arizona. The Dial Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Dial Building is leased to Dial Corporation (Dial). Dial currently has its headquarters in the Dial Building and is one of the leading consumer product manufacturers in the United States. Dial's brands include Dial soap, Purex detergents, Renuzit air fresheners, Armour canned meats, and a variety of other leading consumer products. Dial reported a net worth, as of December 31, 2001, of approximately $74.5 million.

     The Dial lease commenced in August 1997 and expires in August 2008. Dial has the right to extend the Dial lease for two additional five-year periods of time at 95% of the then-current fair market rental rate. The annual rent payable for the initial term of the Dial lease is $1,387,672. The average effective annual rental rate per square foot at the Dial Building was $10.70 for 2001 and $10.65 for 2000, the first two years of ownership.

     Metris Tulsa Building

     Wells OP purchased the Metris Tulsa Building on February 11, 2000 for a purchase price of $12,700,000. The Metris Tulsa Building, which was built in 2000, is a three-story office building containing 101,100 rentable square feet located in Tulsa, Oklahoma.

     The Metris Tulsa Building is leased to Metris Direct, Inc. (Metris). Metris Companies, Inc., the parent company of Metris, has guaranteed the Metris lease. See the property description for the Metris Minnesota Building above for a detailed description of Metris and Metris Companies, Inc.

     The Metris lease commenced in February 2000 and expires in January 2010. Metris has the right to extend the Metris lease for two additional five-year periods of time. The monthly base rent payable for the renewal terms of the Metris lease shall be equal to the then-current market rate. The current annual base rent payable for the Metris lease is $1,187,925. The average effective annual rental rate per square foot at the Metris Tulsa Building was $11.75 for 2001 and 2000, the first two years of ownership.

     Cinemark Building

     Wells OP purchased the Cinemark Building on December 21, 1999 for a purchase price of $21,800,000. The Cinemark Building, which was built in 1999, is a five-story office building containing 118,108 rentable square feet located in Plano, Texas. The Cinemark Building is subject to a first priority mortgage in favor of SouthTrust securing a SouthTrust line of credit, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The entire 118,108 rentable square feet of the Cinemark Building is currently leased to two tenants. Cinemark USA, Inc. (Cinemark) occupies 65,521 rentable square feet (56%) of the Cinemark Building, and The Coca-Cola Company (Coca-Cola) occupies the remaining 52,587 (44%) rentable square feet of the Cinemark Building.

     Cinemark, a privately owned company, is one of the largest motion picture exhibitors in North and South America. Cinemark currently operates in excess of 2,575 screens in 32 states within the United States and internationally in countries such as Argentina, Brazil, Canada, Chile, Costa Rica, Ecuador, El Salvador,

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Honduras, Nicaragua, Mexico and Peru. Cinemark reported a net worth, as of
December 31, 2001, of approximately $25.3 million.

     The Cinemark lease commenced in December 1999 and expires in December 2009. Cinemark has the right to extend the Cinemark lease for one additional five-year period of time and a subsequent additional ten-year period of time. The monthly base rent payable for the second renewal term of the Cinemark lease shall be equal to 95% of the then-current market rate. Cinemark has a right of first refusal to lease any of the remaining rentable area of the Cinemark Building that subsequently becomes vacant. The current annual base rent payable for the Cinemark lease is $1,366,491.

     Coca-Cola is the global soft-drink industry leader with world headquarters in Atlanta, Georgia. Coca-Cola manufactures and sells syrups, concentrates and beverage bases for Coca-Cola, the company's flagship brand, and over 160 other soft drink brands in nearly 200 countries around the world. Coca-Cola reported a net worth, as of December 31, 2001, of approximately $11.4 billion.

     The Coca-Cola lease commenced in December 1999 and expires in November 2006. Coca-Cola has the right to extend the lease for two additional five-year periods of time. The current annual base rent payable for the Coca-Cola lease is $1,354,184. The average effective annual rental rate per square foot at the Cinemark Building was $22.67 for 2001 and $22.16 for 2000, the first two years of ownership.

     Gartner Building

     The XI-XII-REIT Joint Venture purchased the Gartner Building on September 20, 1999 for a purchase price of $8,320,000. The Gartner Building, which was built in 1998, is a two-story office building containing 62,400 rentable square feet located in Fort Myers, Florida.

     The Gartner Building is currently leased to The Gartner Group, Inc. (Gartner). The Gartner Building will be occupied by Gartner's Financial Services Division. Gartner is one of the world's leading independent providers of research and analysis related to information and technology solutions. Gartner has over 80 locations worldwide and over 12,000 clients.

     The Gartner lease commenced in February 1998 and expires in January 2008. Gartner has the right to extend the lease for two additional five-year periods of time at a rate equal to the lesser of (1) the prior rate increased by 2.5%, or (2) 95% of the then-current market rate. The current annual base rent payable for the Gartner lease is $830,656. The average effective annual rental rate per square foot at the Gartner Building was $13.68 for 2001, 2000, and 1999, the first three years of ownership.

     Videojet Technologies Chicago Building

     Wells OP purchased the Videojet Technologies Chicago Building on September 10, 1999 for a purchase price of $32,630,940. The Videojet Technologies Chicago Building, which was built in 1991, is a two-story office, assembly and manufacturing building containing 250,354 rentable square located in Wood Dale, Illinois. The Videojet Technologies Chicago Building is subject to a first priority mortgage in favor of Bank of America, N.A. (BOA) securing the BOA loan, which is more particularly described in the "Real Estate Loans" section of this prospectus.

     The Videojet Technologies Chicago Building is leased to Videojet Technologies, Inc. (Videojet). Videojet is one of the largest manufacturers of digital imaging, process control, and asset management systems worldwide. In February 2002, Videojet was acquired by Danaher Corporation (Danaher), a publicly traded company on the New York Stock Exchange. Danaher is a leading manufacturer of process and environmental controls and tools and components.

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     The Videojet lease commenced in November 1991 and expires in November 2011.
Videojet has the right to extend the Videojet lease for one additional five-year period of time. The current annual base rent payable for the Videojet lease is $3,376,746. The average effective annual rental rate per square foot at the Videojet Technologies Chicago Building was $13.23 for 2001 and $13.18 for 2000 and 1999, the first three years of ownership.

     Johnson Matthey Building

     The XI-XII-REIT Joint Venture purchased the Johnson Matthey Building on August 17, 1999 for a purchase price of $8,000,000. The Johnson Matthey Building, which was built in 1973 and refurbished in 1998, is a 130,000 square foot research and development, office and warehouse building located in Wayne, Pennsylvania.

     The Johnson Matthey Building is currently leased to Johnson Matthey, Inc. (Johnson Matthey). Johnson Matthey is a wholly-owned subsidiary of Johnson Matthey, PLC of the United Kingdom, a world leader in advanced materials technology. Johnson Matthey, PLC is a publicly traded company that is over 175 years old, has operations in 38 countries and employs 12,000 people. Johnson Matthey reported a net worth, as of September 30, 2001, of approximately $1.16 billion.

     The Johnson Matthey lease commenced in July 1998 and expires in June 2007. Johnson Matthey has the right to extend the lease for two additional three-year periods of time at the then-current fair market rent. Johnson Matthey has a right of first refusal to purchase the Johnson Matthey Building in the event that the XI-XII-REIT Joint Venture desires to sell the building to an unrelated third-party. The current annual base rent payable under the Johnson Matthey lease is $828,750. The average effective annual rental rate per square foot at the Johnson Matthey Building was $6.67 for 2001, 2000, and 1999, the first three years of ownership.

     Alstom Power Richmond Building

     Wells REIT, LLC - VA I (Wells LLC - VA), a limited liability company wholly-owned by Wells OP, purchased a 7.49 acre tract of land on July 22, 1999 for a purchase price of $936,250 and completed construction of the Alstom Power Richmond Building at an aggregate cost of approximately $11,400,000, including the cost of the land. The Alstom Power Richmond Building, which was built in 2000, is a four-story brick office building containing 99,057 gross square feet located in Midlothian, Virginia.

     Wells OP originally obtained a construction loan from SouthTrust in the maximum principal amount of $9,280,000 to fund the development and construction of the Alstom Power Richmond Building. This loan, which is more specifically detailed in the "Real Estate Loans" section of this prospectus, was converted to a line of credit and is secured by a first priority mortgage against the Alstom Power Richmond Building, an assignment of the landlord's interest in the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank.

     The Alstom Power Richmond Building is leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999, merger between ABB Power Generation, Inc. and ABB Alstom Power, Inc. Alstom Power reported a net worth, as of September 30, 2001, of approximately $1.8 billion.

     The Alstom Power Richmond lease commenced in July 2000 and expires in July 2007. Alstom Power has the right to extend the lease for two additional five-year periods of time at the then-current market rental rate. The current annual base rent payable for the Alstom Power lease is $1,213,324. The

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average effective annual rental rate per square foot at the Alstom
Power-Richmond Building was $12.92 for 2001 and $13.53 for 2000, the first two years of ownership.

     Alstom Power has a one-time option to terminate the Alstom Power lease as to a portion of the premises containing between 24,500 and 25,500 rentable square feet as of the fifth anniversary of the rental commencement date and Alstom Power will be required to pay a termination fee equal to six times the sum of the next due installments of rent plus the unamortized portions of the base improvement allowance, additional allowance and broker commission, each being amortized in equal monthly installments of principal and interest over the initial term of the lease at an annual rate of 10%.

     Sprint Building

     The XI-XII-REIT Joint Venture purchased the Sprint Building on July 2, 1999 for a purchase price of $9,500,000. The Sprint Building, which was built in 1992, is a three-story office building containing 68,900 rentable square feet.

     The Sprint Building is leased to Sprint Communications Company L.P. (Sprint). Sprint is the nation's third largest long distance phone company, which operates on an all-digital long distance telecommunications network using state-of-the-art fiber optic and electronic technology. Sprint reported a net worth, as of December 31, 2001, of approximately $12.6 billion.

     The Sprint lease commenced in May 1997 and expires in May 2007, subject to Sprint's right to extend the lease for two additional five-year periods of time. The annual base rent payable under the Sprint lease is $1,102,404 for the remainder of the lease term. The monthly base rent payable for each extended term of the Sprint lease will be equal to 95% of the then-current market rental rate. The average effective annual rental rate per square foot at the Sprint Building was $15.45 for 2001, $15.44 for 2000 and 1999, the first three years of ownership.

     The Sprint lease contains a termination option which may be exercised by Sprint effective as of May 18, 2004 provided that Sprint has not exercised either expansion option, as described below. Sprint must provide notice to the XI-XII-REIT Joint Venture of its intent to exercise its termination option on or before August 21, 2003. If Sprint exercises its termination option, it will be required to pay the joint venture a termination payment equal to $6.53 per square foot, or $450,199.

     Sprint also has an expansion option for an additional 20,000 square feet of office space. If Sprint exercises an expansion option, the XI-XII-REIT Joint Venture will be required to construct the expansion improvements in accordance with the specific drawings and plans attached as an exhibit to the Sprint lease. The joint venture will be required to fund the expansion improvements and to fund to Sprint a tenant finish allowance of $10 per square foot for the expansion space.

     EYBL CarTex Building

     The XI-XII-REIT Joint Venture purchased the EYBL CarTex Building on May 18, 1999 for a purchase price of $5,085,000. The EYBL CarTex Building, which was built in the 1980's, is a manufacturing and office building consisting of a total of 169,510 square feet located in Fountain Inn, South Carolina.

     The EYBL CarTex Building is leased to EYBL CarTex, Inc. (EYBL CarTex). EYBL CarTex produces automotive textiles for BMW, Mercedes, GM Bali, VW Mexico and Golf A4. EYBL CarTex is a wholly-owned subsidiary of EYBL International, AG, Krems/Austria. EYBL International is the

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world's largest producer of circular knit textile products and loop pile plushes for the automotive industry. EYBL International reported a net worth, as of September 30, 2001, of approximately $41.5 billion.

     The EYBL CarTex lease commenced in March 1998 and expires in February 2008, subject to EYBL CarTex's right to extend the lease for two additional five-year periods of time. The monthly base rent payable for each extended term of the lease will be equal to the fair market rent. In addition, EYBL CarTex has an option to purchase the EYBL CarTex Building at the expiration of the initial lease term by giving notice to the landlord by March 1, 2007. The current annual base rent payable under the EYBL CarTex lease is $550,908. The average effective annual rental rate per square foot at the EYBL CarTex Building was $3.31 for 2001, 2000 and 1999, the first three years of ownership.

     Matsushita Building

     Wells OP purchased an 8.8 acre tract of land on March 15, 1999, for a purchase price of $4,450,230. Wells OP completed construction of the Matsushita Building in 2000 at an aggregate cost of $18,431,206, including the cost of the land. The Matsushita Building is a two-story office building containing 144,906 rentable square feet.

     The Matsushita Building is leased to Matsushita Avionics Systems Corporation (Matsushita Avionics). Matsushita Avionics is a wholly-owned subsidiary of Matsushita Electric Corporation of America (Matsushita Electric). Matsushita Electric, a guarantor of the Matsushita lease, is a wholly-owned subsidiary of Matsushita Electric Industrial Co., Ltd. (Matsushita Industrial), a Japanese company which is the world's largest consumer electronics manufacturer.

     The Matsushita lease commenced in January 2000 and expires in January 2007. Matsushita Avionics has the option to extend the initial term of the Matsushita lease for two successive five-year periods at a rate of 95% of the stated rental rate. The monthly base rent during the option term shall be adjusted upward at the beginning of the 24th and 48th month of each option term by an amount equal to 6% of the monthly base rent payable immediately preceding such period. The current annual base rent payable for the Matsushita lease is $2,005,464. The average effective annual rental rate per square foot at the Matsushita Building was $13.23 for 2001 and $12.80 for 2000, the first two years of ownership.

     AT&T Pennsylvania Building

     Wells OP purchased the AT&T Pennsylvania Building on February 4, 1999 for a purchase price of $12,291,200. The AT&T Pennsylvania Building, which was built in 1998, is a four-story office building containing 81,859 rentable square feet located in Harrisburg, Pennsylvania.

     The AT&T Pennsylvania Building is leased to Pennsylvania Cellular Telephone Corp. (Pennsylvania Telephone), a subsidiary of AT&T Corp. (AT&T), and the obligations of Pennsylvania Telephone under the Pennsylvania Telephone lease are guaranteed by AT&T. AT&T is among the world's leading voice and data communications companies, serving consumers, businesses and governments worldwide. AT&T has one of the largest digital wireless networks in North America and is one of the leading suppliers of data and Internet services for businesses. In addition, AT&T offers outsourcing, consulting and networking-integration to large businesses and is one of the largest direct Internet access service providers for consumers in the United States. AT&T reported a net worth, as of December 31, 2001, of approximately $51.7 billion.

     The Pennsylvania Telephone lease commenced in November 1998 and expires in November 2008. Pennsylvania Telephone has the option to extend the initial term of the Pennsylvania Telephone lease for three additional five-year periods and one additional four year and 11-month period. The annual base rent for each extended term under the lease will be equal to 93% of the fair market rent. The fair

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market rent shall be multiplied by the fair market escalator (which represents the yearly rate of increases in the fair market rent for the entire renewal term), if any. The current annual base rent payable for the Pennsylvania Telephone lease is $1,442,116. The average effective annual rental rate per square foot at the AT&T Pennsylvania Building was $16.65 for 2001, and $16.69 for 2000 and 1999, the first three years of ownership.

     In addition, the Pennsylvania Telephone lease contains an option to expand the premises to create additional office space of not less than 40,000 gross square feet and not more than 90,000 gross square feet, as well as additional parking to accommodate such office space. If Pennsylvania Telephone exercises its option for the expansion improvements, Wells OP will be obligated to expend the funds necessary to construct the expansion improvements. Pennsylvania Telephone may exercise its expansion option by delivering written notice to Wells OP at any time before the last business day of the 96th month of the initial term of the Pennsylvania Telephone lease.

     PwC Building

     Wells OP purchased the PwC Building on December 31, 1998 for a purchase price of $21,127,854. The PwC Building, which was built in 1998, is a four-story office building containing 130,091 rentable square feet located in Tampa, Florida. Wells OP purchased the PwC Building subject to a loan from SouthTrust. The SouthTrust loan, which is more particularly described in the "Real Estate Loans" section of this prospectus, is secured by a first priority mortgage against the PwC Building.

     The PwC Building is leased to PricewaterhouseCoopers (PwC). PwC provides a full range of business advisory services to leading global, national and local companies and to public institutions.

     The PwC lease commenced in December 1998 and expires in December 2008, subject to PwC's right to extend the lease for two additional five-year periods of time. The current annual base rent payable under the PwC lease is $2,093,382. The base rent escalates at the rate of 3% per year throughout the 10-year lease term. In addition, PwC is required to pay a "reserve" of $13,009 ($0.10 per square foot) as additional rent. The average effective annual rental rate per square foot at the PwC Building was $16.98 for 2001, 2000, and 1999, the first three years of ownership.

     The annual base rent for each renewal term under the lease will be equal to the greater of (1) 90% of the then-current market rent rate for such space multiplied by the rentable area of the leased premises, or (2) 100% of the base rent paid during the last lease year of the initial term, or the then-current renewal term.

     In addition, the PwC lease contains an option to expand the premises to include a second three or four-story building with an amount of square feet up to a total of 132,000 square feet which, if exercised by PwC, will require Wells OP to expend funds necessary to construct the expansion building. PwC may exercise its expansion option at any time prior to the expiration of the initial term of the PwC lease.

     If PwC elects to exercise its expansion option, Wells OP will be required to expand the parking garage such that a sufficient number of parking spaces, at least equal to four parking spaces per 1,000 square feet of rentable area, is maintained. In the event that PwC elects to exercise its expansion option and Wells OP determines not to proceed with the construction of the expansion building as described above, or if Wells OP is otherwise required to construct the expansion building and fails to do so in a timely basis pursuant to the PwC lease, PwC may exercise its purchase option by giving Wells OP written notice of such exercise within 30 days after either such event. If PwC properly exercises its purchase option, PwC must simultaneously deliver a deposit in the amount of $50,000.

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     Cort Furniture Building

     The Cort Joint Venture purchased the Cort Furniture Building on July 31, 1998 for a purchase price of $6,400,000. The Cort Furniture Building, which was built in 1975, is a one-story office, showroom and warehouse building containing 52,000 rentable square feet located in Fountain Valley, California.

     The Cort Furniture Building is leased to Cort Furniture Rental Corporation
(Cort). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. Cort is a wholly-owned subsidiary of Cort Business Services Corporation, the largest and only national provider of high-quality office and residential rental furniture and related accessories. The obligations of Cort under the Cort Furniture lease are guaranteed by Cort Business Services.

     The Cort lease commenced in November 1988 and expires in October 2003. Cort has an option to extend the Cort lease for an additional five-year period of time at 90% of the then-fair market rental value, but will be no less than the rent in the 15th year of the Cort lease. The current annual base rent payable under the Cort lease is $834,888 for the remainder of the lease term. The average effective annual rental rate per square foot at the Cort Building was $15.30 for 2001, 2000, and 1999, the first three years of ownership.

     Fairchild Building

     The Fremont Joint Venture purchased the Fairchild Building on July 21, 1998 for a purchase price of $8,900,000. The Fairchild Building, which was built in 1985, is a two-story manufacturing and office building containing 50,756 rentable square feet located in Fremont, Alameda County, California.

     The Fairchild Building is leased to Fairchild Technologies U.S.A., Inc. (Fairchild). Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. Fairchild is a wholly-owned subsidiary of the Fairchild Corporation (Fairchild Corp), the largest aerospace fastener and fastening system manufacturer and one of the largest independent aerospace parts distributors in the world. The obligations of Fairchild under the Fairchild lease are guaranteed by Fairchild Corp. Fairchild Corp. reported a net worth, as of December 30, 2001, of approximately $403 million.

     The Fairchild lease commenced in December 1997 and expires in November 2004, subject to Fairchild's right to extend the Fairchild lease for an additional five-year period. The base rent during the first year of the extended term of the Fairchild lease, if exercised by Fairchild, shall be 95% of the then-fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. The current annual base rent payable under the Fairchild lease is $920,144. The average effective annual rental rate per square foot at the Fairchild Building was $15.46 for 2001, 2000, and 1999, the first three years of ownership.

     Avaya Building

     The Avaya Building was purchased by the IX-X-XI-REIT Joint Venture on June 24, 1998 for a purchase price of $5,504,276. The Avaya Building, which was built in 1998, is a one-story office building containing 57,186 rentable square feet located in Oklahoma City, Oklahoma.

     The Avaya Building is leased to Avaya, Inc. (Avaya), the former Enterprise Networks Group of Lucent Technologies Inc. (Lucent Technologies). Lucent Technologies, the former tenant, assigned the

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lease to Avaya on September 30, 2000. Lucent Technologies, which has not been released from its obligations as tenant to pay rent under the lease, is a telecommunications company which was spun off by AT&T in April 1996. Avaya reported a net worth, as of December 31, 2001, of approximately $452 million. Lucent Technologies reported a net worth, as of December 31, 2001, of approximately $10.63 billion.

     The Avaya lease commenced in January 1998 and expires in January 2008. The current annual base rent payable under the Avaya lease is $536,977. The average effective annual rental rate per square foot at the Avaya Building was $10.19 for 2001, 2000, 1999 and 1998, the first four years of ownership. Under the Avaya lease, Avaya also has an option to terminate the Avaya lease on the seventh anniversary of the rental commencement date. If Avaya elects to exercise its option to terminate the Avaya lease, Avaya would be required to pay a termination payment anticipated to be approximately $1,339,000.

     Iomega Building

     Wells Fund X originally purchased the Iomega Building on April 1, 1998 for a purchase price of $5,025,000 and on July 1, 1998, contributed the Iomega Building to the IX-X-XI-REIT Joint Venture. The Iomega Building is a warehouse and office building with 108,250 rentable square feet located in Ogden, Utah.

     The Iomega Building is leased to Iomega Corporation (Iomega). Iomega, a company whose shares are traded on the NYSE, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges. Iomega reported a net worth, as of December 31, 2001, of approximately $378.9 million.

     The Iomega lease commenced in August 1996 and expires in April 2009. On March 1, 2003 and July 1, 2006, the monthly base rent payable under the Iomega lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per year, compounded annually, on a cumulative basis from the beginning of the lease term. The current annual base rent payable under the Iomega lease is $659,868. The average effective annual rental rate per square foot at the Iomega Building was $6.22 for 2001 and 2000, and $5.18 for 1999, the first three years of ownership.

     Interlocken Building

     The IX-X-XI-REIT Joint Venture purchased the Interlocken Building on March 20, 1998 for a purchase price of $8,275,000. The Interlocken Building, which was built in 1996, is a three-story multi-tenant office building containing 51,975 rentable square feet located in Broomfield, Colorado. The aggregate current annual base rent payable for all tenants of the Interlocken Building is $849,744. The average effective annual rental rate per square foot at the Interlocken Building was $16.12 for 2001, $16.23 for 2000, and $15.97 for 1999, the first three years of ownership.

     Ohmeda Building

     The IX-X-XI-REIT Joint Venture purchased the Ohmeda Building on February 13, 1998 for a purchase price of $10,325,000. The Ohmeda Building, which was built in 1988, is a two-story office building containing 106,750 rentable square feet located in Louisville, Colorado.

     The Ohmeda Building is leased to Ohmeda, Inc. (Ohmeda). Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring

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for hospital patients. On April 13, 1998, Instrumentarium Corporation
(Instrumentarium), a Finnish company, acquired the division of Ohmeda that occupies the Ohmeda Building. Instrumentarium, a guarantor on the Ohmeda lease, is an international health care company concentrating on selected fields of medical technology manufacturing, marketing and distribution. Instrumentarium reported a net worth, as of December 31, 2001, of approximately $480 million.

     The Ohmeda lease expires in January 2005, subject to Ohmeda's right to extend the Ohmeda lease for two additional five-year periods of time. The current annual base rent payable under the Ohmeda lease is $1,004,520. The average effective annual rental rate per square foot at the Ohmeda Building was $9.62 for 2001, 2000, and 1999, the first three years of ownership.

     The Ohmeda lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the IX-X-XI-REIT Joint Venture to expend funds necessary to acquire additional land, if necessary, and to construct the expansion space.

     Alstom Power Knoxville Building

     Wells Fund IX purchased the land and constructed the Alstom Power Knoxville Building. The Alstom Power Knoxville Building, which was built in 1997, is a three-story multi-tenant steel-framed office building containing 84,404 square feet located in Knoxville, Tennessee. Wells Fund IX contributed the Alstom Power Knoxville Building to the IX-X-XI-REIT Joint Venture on March 26, 1997 and was credited with making a $7,900,000 capital contribution.

     The Alstom Power Knoxville Building is currently leased to Alstom Power, Inc. (Alstom Power). Alstom Power is the result of the December 30, 1999 merger between ABB Power Generation, Inc. and ABB Alstom Power, Inc. Alstom Power reported a net worth, as of September 30, 2001, of approximately $1.8 billion.

     As security for Alstom Power's obligations under its lease, Alstom Power has provided to the IX-X-XI-REIT Joint Venture an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the Alstom Power Knoxville lease. The letter of credit maintained by Alstom Power is required to be in the amount of $4,000,000 until the seventh anniversary of the rental commencement date, at which time it will be reduced by $1,000,000 each year until the end of the lease term.

     The Alstom Power Knoxville lease commenced in January 1998 and expires in November 2007. The current annual base rent for the Alstom Power Knoxville lease is $1,106,520. The average effective annual rental rate per square foot at the Alstom Power Building was $13.83 for 2001, $14.05 for 2000, and $11.82 for 1999, the first year of ownership.

     Alstom Power has an option to terminate the Alstom Power Knoxville lease as of the seventh anniversary of the rental commencement date. If Alstom Power elects to exercise this termination option, Alstom Power is required to pay to the IX-X-XI-REIT Joint Venture a termination payment currently estimated to be approximately $1,800,000 based upon certain assumptions.

Property Management Fees

     Wells Management, our Property Manager, has been retained to manage and lease all of our properties. Except as set forth below, we pay management and leasing fees to Wells Management in an amount equal to the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by the Wells REIT, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as the excess of (1) the aggregate of the fair

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market value of all properties owned by the Wells REIT (excluding vacant properties), over (2) the aggregate outstanding debt of the Wells REIT (excluding debts having maturities of one year or less). In addition, we may pay Wells Management a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

     Wells Management has also been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture and the VIII-IX-REIT Joint Venture. While both Wells Fund XI and the Wells REIT are authorized to pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund VIII, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Accordingly, a portion of the gross revenues of these joint ventures will be subject to a 6% management and leasing fee and a portion of gross revenues will be subject to a 4.5% management and leasing fee based upon the respective ownership percentages of the joint venture partners in each of these two joint ventures.

     Wells Management also received or will receive a one-time initial lease-up fee equal to the first month's rent for the leasing of the Alstom Power Knoxville Building, the Avaya Building, the Matsushita Building, the Alstom Power Richmond Building and the Nissan Project.

Real Estate Loans

     SouthTrust Loans

     Wells OP has established various secured lines of credit with SouthTrust Bank, N.A. (SouthTrust) whereby SouthTrust has agreed to lend an aggregate amount of up to $72,140,000 in connection with its purchase of real properties. The interest rate on each of these separate lines of credit is an annual variable rate equal to the London InterBank Offered Rate (LIBOR) for a 30-day period plus 175 basis points. Wells OP will be charged an advance fee of 0.125% of the amount of each advance. As of ____________, 2002, the interest rate on each of the SouthTrust lines of credit was _____% per annum.

     The $32,393,000 SouthTrust Line of Credit

     The $32,393,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Cinemark Building, the Dial Building and the ASML Building. As of ____________, 2002, the outstanding principal balance on the $32,393,000 SouthTrust line of credit was
_____________.

     The $12,844,000 SouthTrust Line of Credit

     The $12,844,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by a first priority mortgage against the PwC Building. As of _____________, 2002, the outstanding principal balance on the $12,844,000 SouthTrust line of credit was __________________.

     The $19,003,000 SouthTrust Line of Credit

     The $19,003,000 SouthTrust line of credit requires monthly payments of interest only and matures on June 10, 2002. This SouthTrust line of credit is secured by first priority mortgages against the Avnet

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Building and the Motorola Tempe Building. As of ____________, 2002, the
outstanding principal balance on the $19,003,000 SouthTrust line of credit was
_____________.

     The $7,900,000 SouthTrust Line of Credit

     Wells LLC - VA originally obtained a loan from SouthTrust Bank, N.A. in connection with the acquisition, development and construction of the Alstom Power Richmond Building. After completion of construction, SouthTrust converted the construction loan into a separate line of credit in the maximum principal amount of up to $7,900,000. This SouthTrust line of credit requires payments of interest only and matures on June 10, 2002. The $7,900,000 SouthTrust line of credit is secured by a first priority mortgage against the Alstom Power Richmond Building, the Alstom Power Richmond lease and a $4,000,000 letter of credit issued by Unibank. As of _____________, 2002, the outstanding principal balance on the $7,900,000 SouthTrust line of credit was $_______________.

     BOA Line of Credit

     Wells OP established a secured line of credit in the amount of $85,000,000 with Bank of America, N.A. (BOA Line of Credit) in connection with its purchase of real properties. In addition, Wells OP may increase the BOA Line of Credit up to an amount of $110,000,000 with the lender's approval. The interest rate on the BOA Line of Credit is an annual variable rate equal to LIBOR for a 30-day period plus 180 basis points. The BOA Line of Credit requires monthly payments of interest only and matures on May 11, 2004. As of ____________, 2002, the interest rate on the BOA Line of Credit was ___% per annum. The BOA Line of Credit is secured by first priority mortgages against the Videojet Technologies Chicago Building, the AT&T Pennsylvania Building, the Motorola Tempe Building, the Matsushita Building, the Metris Tulsa Building and the Delphi Building. As of _________________, 2002, the outstanding principal balance on the BOA Line of Credit was ______________.

     BOA Construction Loan

     Wells OP obtained a construction loan in the amount of $34,200,000 from Bank of America, N.A. (BOA Loan), to fund the construction of a building on the Nissan Property located in Irving, Texas. The loan requires monthly payments of interest only and matures on July 30, 2003. The interest rate on the loan is fixed at 5.91%. As of ______________, 2002, the outstanding principal balance on the BOA Loan was $___________. The BOA Loan is secured by a first priority mortgage on the Nissan Property.

                             Selected Financial Data

     The Company commenced active operations when it received and accepted subscriptions for a minimum of 125,000 shares on June 5, 1998. The following sets forth a summary of the selected financial data for the fiscal year ended December 31, 2001, 2000 and 1999:

                                                             2001                 2000               1999
                                                       ---------------      ---------------    ---------------
     Total assets                                       $753,224,519         $398,550,346       $143,852,290
     Total revenues                                       49,308,802           23,373,206          6,495,395
     Net income                                           21,723,967            8,552,967          3,884,649
     Net income allocated to Stockholders                 21,723,967            8,552,967          3,884,649
     Earning per share:
     Basic and diluted                                  $       0.43         $       0.40       $       0.50
     Cash distributions                                         0.76                 0.73               0.70

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   Management's Discussion and Analysis of Financial Condition and Results of
                                   Operations

     The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

Forward Looking Statements

     This section and other sections in the prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of the Wells REIT, anticipated capital expenditures required to complete certain projects, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. (See generally "Risk Factors.")

     We have made an election under Section 856 (c) of the Internal Revenue Code
(Code) to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1999. As a REIT for federal income tax purposes, we generally will not be subject to Federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is lost. Such an event could materially, adversely affect our net income. However, we believe that we are organized and operate in a manner, which has enabled us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2001. In addition, we intend to continue to operate the Wells REIT so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

General

     During the fiscal year ended December 31, 2001, we received aggregate gross offering proceeds of $522,516,620 from the sale of 52,251,662 shares of our common stock. After payment of $18,143,307 in acquisition and advisory fees and acquisition expenses, payment of $58,387,809 in selling commissions and organization and offering expenses, and common stock redemptions of $4,137,427 pursuant to our share redemption program, we raised net offering proceeds available for investment in properties of $441,848,077 during the fiscal year ended December 31, 2001.

     During the three months ended March 31, 2002, we received aggregate gross offering proceeds of $255,702,943 from the sale of 25,570,294 shares of our common stock. After payment of $8,843,134 in acquisition and advisory fees and acquisition expenses, payment of $27,106,265 in selling commissions and organization and offering expenses, and common stock redemptions of $3,041,981 pursuant to our share redemption program, we raised net offering proceeds of $216,711,563 during the first quarter of 2002, of which $185,291,196 remained available for investment in properties at quarter end.

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     During the three months ended March 31, 2001, we received aggregate gross offering proceeds of $66,174,704 from the sale of 6,617,470 shares of our common stock. After payment of $2,288,933 in acquisition and advisory fees and acquisition expenses, payment of $8,175,768 in selling commissions and organizational and offering expenses, and common stock redemptions of $776,555 pursuant to our share redemption program, we raised net offering proceeds of $54,933,448, of which $5,952,930 was available for investment in properties at quarter end.

     The net increase in cash and cash equivalents during the fiscal year ended December 31, 2001, as compared to the fiscal year ended December 31, 2000, and for the three months ended March 31, 2002, as compared to the three months ended March 31, 2001, is primarily the result of raising increased amounts of capital from the sale of shares of common stock, offset by the acquisition of properties during 2001 and the first quarter of 2002, and the payment of acquisition and advisory fees and acquisition expenses, commissions and, organization and offering costs.

     As of March 31, 2002, we owned interests in 44 real estate properties either directly or through interests in joint ventures. These properties are generating operating cash flow sufficient to cover our operating expenses and pay dividends to our stockholders. We pay dividends on a quarterly basis regardless of the frequency with which such distributions are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We currently calculate quarterly dividends based on the daily record and dividend declaration dates; thus, stockholders are entitled to receive dividends immediately upon the purchase of shares. Dividends declared during 2001 and 2000 totaled $0.76 per share and $0.73 per share, respectively. Dividends declared for the first quarter of 2002 and the first quarter of 2001 were approximately $0.194 and $0.188 per share, respectively.

     Dividends to be distributed to the stockholders are determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as additional properties are added to our investment portfolio.

Cash Flows From Operating Activities

     Our net cash provided by operating activities was $42,349,342 for the fiscal year ended December 31, 2001, $7,319,639 for the fiscal year ended December 31, 2000 and $4,008,275 for the fiscal year ended December 31, 1999. The increase in net cash provided by operating activities was due primarily to the net income generated by properties acquired during 2000 and 2001.

     Our net cash provided by operating activities was $13,117,293 and $8,235,314 for the three months ended March 31, 2002 and 2001, respectively. The increase in net cash provided by operating activities was due primarily to the net income generated by additional properties acquired during 2002 and 2001.

Cash Flows From Investing Activities

     Our net cash used in investing activities was $274,605,735 for the fiscal year ended December 31, 2001, $249,316,460 for the fiscal year ended December 31, 2000 and $105,394,956 for the fiscal year ended December 31, 1999. The increase in net cash used in investing activities was due primarily to investments in properties, directly and through contributions to joint ventures, and the payment of related deferred project costs.

     Our net cash used in investing activities was $111,821,692 and $4,264,257 for the three months ended March 31, 2002 and 2001, respectively. The increase in net cash used in investing activities was due primarily to investments in properties and the payment of related deferred project costs, partially offset by distributions received from joint ventures.

Cash Flows From Financing Activities

     Our net cash provided by financing activities was $303,544,260 for the fiscal year ended December 31, 2001, $243,365,318 for the fiscal year ended December 31, 2000, and $96,337,082 for the fiscal year ended December 31, 1999. The increase in net cash provided by financing activities was due primarily to the raising of additional capital offset by the repayment of notes payable. We raised $522,516,620 in offering proceeds for fiscal year ended December 31, 2001, as compared to $180,387,220 for fiscal year ended December 31, 2000, and $103,169,490 for fiscal year ended December 31, 1999. In addition, we received loan proceeds from financing secured by properties of $110,243,145 and repaid notes payable in the amount of $229,781,888 for fiscal year ended December 31, 2001.

     Our net cash provided by financing activities was $210,144,548 for the three months ended March 31, 2002 and net cash used in financing activities for the three months ended March 31, 2001 was $113,042. The increase in net cash provided by financing activities was due primarily to the raising of additional capital and the related repayment of notes payable. We raised $255,702,943 in offering proceeds for the three months ended March 31, 2002, as compared to $66,174,705 for the same period in 2001.

Results of Operations

     Comparison of Fiscal Years Ended December 31, 2001, 2000 and 1999

     Gross revenues were $49,308,802 for the fiscal year ended December 31, 2001, $23,373,206 for fiscal year ended December 31, 2000 and $6,495,395 for fiscal year ended December 31, 1999. Gross revenues for the year ended December 31, 2001, 2000 and 1999 were attributable to rental income, interest income earned on funds we held prior to the investment in properties, and income earned from joint ventures. The increase in revenues for the fiscal year ended December 31, 2001 was primarily attributable to the purchase of additional properties during 2000 and 2001. The purchase of additional properties also resulted in an increase in expenses which totaled $27,584,835 for the fiscal year ended December 31, 2001, $14,820,239 for the fiscal year ended December 31, 2000 and $2,610,746 for the fiscal year ended December 31, 1999. Expenses in 2001, 2000 and 1999 consisted primarily of depreciation, interest expense and management and leasing fees. Our net income also increased from $3,884,649 for fiscal year ended December 31, 1999 to $8,552,967 for fiscal year ended December 31, 2000 to $21,723,967 for the year ended December 31, 2001.

     Comparison of First Quarter 2002 and 2001

     As of March 31, 2002, our real estate properties were 100% leased to tenants. Gross revenues were $19,192,803 and $10,669,713 for the three months ended March 31, 2002 and 2001, respectively. Gross revenues for the three months ended March 31, 2002 and 2001 were attributable to rental income, interest income earned on funds we held prior to the investment in properties, and income earned from joint ventures. The increase in revenues in 2002 was primarily attributable to the purchase of additional properties for $104,051,998 during 2002 and the purchase of additional properties for $227,933,858 in the last three quarters of 2001. The purchase of additional properties also resulted in an increase in expenses which totaled $8,413,139 for the three months ended March 31, 2002, as compared to $7,394,368 for the three months ended March 31, 2001. Expenses in 2002 and 2001 consisted primarily of depreciation, interest expense, management and leasing fees and general and administrative costs. As a result, our net income also increased from $3,275,345 for the three months ended March 31, 2001 to $10,779,664 for the three months ended March 31, 2002.

Property Operations

The following table summarizes the operations of the joint ventures in which we owned an interest as of December 31, 2001, 2000 and 1999:

                            Total Revenue                            Net Income                   Well REIT's Share of Net Income
                     For Years Ended December 31              For Years Ended December 31           For Years Ended December 31
               ----------------------------------------  -------------------------------------   ----------------------------------
                   2001           2000         1999         2001         2000         1999          2001        2000        1999
               ------------   ------------  -----------  ----------  -----------   -----------   ----------  ----------   ---------
Fund
IX-X-XI-REIT   $  4,344,209   $  4,388,193  $ 4,053,042  $2,684,837  $ 2,669,143   $ 2,172,244   $   99,649  $   99,177   $  81,501
Joint
Venture

Orange              797,937        795,545      795,545     546,171      568,961       550,952      238,542     248,449     240,585
County
Joint
Venture

Fremont             907,673        902,946      902,946     562,893      563,133       559,174      436,265     436,452     433,383
Joint
Venture

Fund
XI-XII-REIT       3,371,067      3,349,186    1,443,503   2,064,911    2,078,556       853,073    1,172,103   1,179,848     488,500
Joint
Venture

Fund
XII-REIT          4,708,467        976,865          N/A   2,611,522      614,250           N/A    1,386,877     305,060         N/A
Joint
Venture

Fund
VIII-IX-REIT      1,208,724        563,049          N/A     566,840      309,893           N/A       89,779      24,887         N/A
Joint Venture

Fund XIII-REIT      706,373            N/A          N/A     356,355          N/A           N/A      297,745         N/A         N/A
Joint Venture
               --------------------------------------------------------------------------------------------------------------------
               $ 16,044,450   $ 10,975,784  $ 7,195,036  $8,977,529  $ 6,803,936   $ 4,135,443   $3,720,960  $2,293,873  $1,243,969
               ============   ============  ===========  ==========   ==========   ===========   ==========  ==========  ==========

Funds from Operations

     Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (NAREIT), generally means net income, computed in accordance with GAAP excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT's definition, may not be comparable to similarly titled measures presented by other REITs. Adjusted Funds from Operations (AFFO) is defined as FFO adjusted to exclude the effects of straight-line rent adjustments, deferred loan cost amortization and other non-cash and/or unusual items. Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

The following table reflects the calculation of FFO and AFFO for the three years ended December 31, 2001, 2000, and 1999, respectively:

                                                   December 31, 2001     December 31, 2000      December 31, 1999
                                                   -----------------     -----------------      -----------------
   FUNDS FROM OPERATIONS:

      Net income                                         $21,723,967           $ 8,552,967             $3,884,649
      Add:
        Depreciation of real assets                       15,344,801             7,743,550              1,726,103
        Amortization of deferred leasing
       costs                                                 303,347               350,991                      0
        Depreciation and amortization -
        unconsolidated partnerships                        3,211,828               852,968                652,167
                                                   -----------------     -----------------      -----------------
   Funds from operations (FFO)                            40,583,943            17,500,476              6,262,919

   Adjustments:
      Loan cost amortization                                 770,192               232,559                  8,921
      Straight line rent                                  (2,754,877)           (1,650,791)              (847,814)
      Straight line rent - unconsolidated
        partnerships                                        (543,039)             (245,288)              (140,076)

     Lease acquisition fees paid                                   0              (152,500)                     0
      Lease acquisition fees paid-
        Unconsolidated partnerships                                0                (8,002)                  (512)
                                                   -----------------     -----------------      -----------------
      Adjusted funds from operations                     $38,056,219           $15,676,454             $5,283,438
                                                   =================     =================      =================

   WEIGHTED AVERAGE SHARES:
   BASIC AND DILUTED                                      51,081,867             21,616,051             7,769,298
                                                   =================     =================      =================

       The following table reflects the calculation of FFO and AFFO for the three months ended March 31, 2002 and 2001, respectively:

                                                              Three Months Ended        Three Months Ended
                                                                March 31, 2002            March 31, 2001
                                                              ------------------        ------------------
   FUNDS FROM OPERATIONS:
       Net income                                                   $ 10,779,745              $  3,275,345
       Add:
         Depreciation of real assets                                   5,744,452                 3,187,179
         Amortization of deferred leasing costs                           72,749                    75,837
         Depreciation and amortization -
            unconsolidated partnerships                                  613,034                   299,094
                                                              ------------------        ------------------
    Funds from operations (FFO)                                       17,209,979                 6,837,455

    Adjustments:
       Loan cost amortization                                            175,462                   214,757
       Straight line rent                                               (348,808)                 (616,465)
       Straight line rent -
            unconsolidated partnerships                                  (52,995)                  (39,739)
      Lease acquisition fees paid                                        400,000                         0
      Lease acquisition fees paid-
         unconsolidated partnerships                                           0                    (2,356)
                                                              ------------------        ------------------
       Adjusted funds from operations (AFFO)                        $ 17,383,639              $  6,393,653
                                                              ==================        ==================

    WEIGHTED AVERAGE SHARES:
    BASIC AND DILUTED                                                 95,130,210               34,359,444
                                                              ==================        ==================

Inflation

       The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, there are provisions in the majority of tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges (CAM), real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Critical Accounting Policies

       Our accounting policies have been established and conform with generally accepted accounting principles in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters which are inherently uncertain.

Straight-Lined Rental Revenues

       We recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as a receivable may not be realized.

Operating Cost Reimbursements

       We generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

       We continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither the

Wells REIT nor our joint ventures have recognized impairment losses on real estate assets in 2001, 2000 or 1999.

Deferred Project Costs

       We record acquisition and advisory fees and acquisition expenses payable to Wells Capital, Inc., our advisor, by capitalizing deferred project costs and reimbursing our advisor in an amount equal to 3.5% of cumulative capital raised to date. As we invest our capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of each investment and depreciated over the useful lives of the respective real estate assets.

Deferred Offering Costs

       Our advisor expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on our behalf. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. We record offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to our advisor. As the actual equity is raised, we reverse the deferred offering costs accrual and recognize a charge to stockholders' equity upon reimbursing our advisor.

                            Prior Performance Summary

       The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our advisor, and its affiliates. Investors in the Wells REIT should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

       Of the 14 publicly offered real estate limited partnerships in which Leo
F. Wells, III has served as a general partner, 13 of such limited partnerships have completed their respective offerings. These 13 limited partnerships and the year in which each of their offerings was completed are:

       1.   Wells Real Estate Fund I (1986),
       2.   Wells Real Estate Fund II (1988),
       3.   Wells Real Estate Fund II-OW (1988),
       4.   Wells Real Estate Fund III, L.P. (1990),
       5.   Wells Real Estate Fund IV, L.P. (1992),
       6.   Wells Real Estate Fund V, L.P. (1993),
       7.   Wells Real Estate Fund VI, L.P. (1994),
       8.   Wells Real Estate Fund VII, L.P. (1995),
       9.   Wells Real Estate Fund VIII, L.P. (1996),
      10.   Wells Real Estate Fund IX, L.P. (1996),
      11.   Wells Real Estate Fund X, L.P. (1997),
      12.   Wells Real Estate Fund XI, L.P. (1998), and
      13.   Wells Real Estate Fund XII, L.P. (2001).

       In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates have sponsored three prior public offerings of shares of common stock of the Wells REIT. The initial public offering of the Wells REIT began on January 30, 1998 and was terminated on December 19, 1999. We received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares in our initial public offering. We commenced our second public offering of shares of common stock of the Wells REIT on December 20, 1999 and terminated the second offering on December 19, 2000. We received gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares in our second public offering. We commenced our third public offering of shares of common stock of the Wells REIT on December 20, 2000. As of ____________, 2002, we had received gross proceeds of approximately $________________ from the sale of approximately _________________ shares in our third public offering. Accordingly, as of _______, 2002, we had received aggregate gross offering proceeds of approximately $______________ from the sale of approximately ______________ shares in our three prior public offerings.

     Wells Capital and its affiliates are also currently sponsoring a public offering of 4,500,000 units on behalf of Wells Real Estate Fund XIII, L.P. (Wells Fund XIII), a public limited partnership. Wells Fund XIII began its offering on March 29, 2001 and, as of ___________, 2002, Wells Fund XIII had raised $_____________ from __________ investors.

     The Prior Performance Tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

     In addition to the real estate programs sponsored by Wells Capital and its affiliates discussed above, they are also sponsoring an index mutual fund that invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Index Fund). The REIT Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Index Fund began its offering on January 12, 1998 and, as of __________, 2002, had raised $_____________ from ____________ investors.

Publicly Offered Unspecified Real Estate Programs

     Wells Capital and its affiliates have previously sponsored the above listed 13 publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XIII offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of these 14 publicly offered limited partnerships, as of December 31, 2001, was approximately $_____________, and the total number of investors in such programs was approximately ____________.

     The investment objectives of each of the other Wells programs are substantially identical to the investment objectives of the Wells REIT. Substantially all of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII available for investment in real properties have been invested in properties. As of December 31, 2001, approximately ___% of the aggregate gross rental income of the 13 publicly offered programs listed above was derived from tenants which are corporations, each of which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another corporation with a net worth of at least $100,000,000.

     Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. No assurance can be made that the Wells programs will ultimately be successful in meeting their investment objectives. (See "Risk Factors.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the 14 publicly offered limited partnerships, as of December 31, 2001, was $697,161,047. Of this amount, approximately 90.2% was spent on acquiring or developing office buildings, and approximately 9.8% was spent on acquiring or developing shopping centers. Of this amount, approximately 22.6% was or will be spent on new properties, 57.1% on existing or used properties and 20.3% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Wells REIT, Wells Fund XIII and the 13 Wells programs listed above as of December 31, 2001:

     Type of Property         New         Used         Construction
     ------------------       ---         ----         ------------
      Office Buildings        ___%        ____%            ____%
      Shopping Centers        ___%        ____%            ____%

     Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners ($24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

     . a condominium interest in a three-story medical office building in Atlanta, Georgia;

     .    a commercial office building in Atlanta, Georgia;

     .    a shopping center in Knoxville, Tennessee; and

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

     The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time.

     Wells Fund I has sold the following properties from its portfolio:

     ---------------------------------------------------------------------------
                                                 %        Net Sale     Taxable
      Date of Sale        Property Name      Ownwership   Proceeds       Gain
     ---------------------------------------------------------------------------
      Aug. 31, 2000   One of two buildings       90%     $  633,694   $ 205,019
                      at Peachtree Place
     ---------------------------------------------------------------------------
      Jan. 11, 2001   Crowe's Crossing          100%     $6,569,000   $  11,496
     ---------------------------------------------------------------------------
      Oct. 1, 2001    Cherokee Commons           24%     $2,037,315   $  52,461
     ---------------------------------------------------------------------------

     Wells Fund I is in the process of marketing its remaining properties for sale.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners ($28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

     . a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

     . a two-story office building in Charlotte, North Carolina which is currently unoccupied;

     . a four-story office building in Houston, Texas, three floors of which are leased to Boeing;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.; and

     .    a combined retail center and office development in Roswell, Georgia.

     The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time.

     Wells Fund II and Wells Fund II - OW sold the following property from its portfolio in 2001:

     --------------------------------------------------------------------------
                                              %        Net Sale      Taxable
       Date of Sale    Property Name      Ownership    Proceeds        Gain
     --------------------------------------------------------------------------
       Oct. 1, 2001   Cherokee Commons       54%      $4,601,723     $111,419
     --------------------------------------------------------------------------

     Wells Fund II and Wells Fund II - OW are in the process of marketing their remaining properties for sale.

     Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners ($19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

     . a four-story office building in Houston, Texas, three floors of which are leased to Boeing;

     . a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.;

     .    a combined retail center and office development in Roswell, Georgia;

     .    a two-story office building in Greenville, North Carolina;

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant; and

     . a two-story office building in Richmond, Virginia leased to Reciprocal Group.

     The prospectus of Wells Fund III provided that the properties purchased by Wells Fund III would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund III and that they were under no obligation to sell the properties at any particular time. The general partners of Wells Fund III have decided to begin the process of positioning the properties for sale over the next several years.

     Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners ($13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

     . a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant;

     . a four-story office building in Jacksonville, Florida leased to IBM and Customized Transportation Inc. (CTI);

     . a two-story office building in Richmond, Virginia leased to Reciprocal Group; and

     . two substantially identical two-story office buildings in Stockbridge, Georgia.


     Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners ($15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2001, $15,664,160 of units of Wells Fund V were treated as Class A Units, and $1,341,860 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

     . a four-story office building in Jacksonville, Florida leased to IBM and CTI;

     . two substantially identical two-story office buildings in Stockbridge, Georgia;

     . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc., Taco Mac, Dependable Ins and Tokyo Japanese Steak; and

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel.

     Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners ($19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2001, $22,363,610 of units of Wells Fund VI were treated as Class A Units, and $2,636,390 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

     . a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

     . restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc., Taco Mac, Dependable Ins and Tokyo Japanese Steak;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     .    a combined retail and office development in Roswell, Georgia;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.; and

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant.

     Wells Fund VI sold its interest in the following property in 2001:

     ---------------------------------------------------------------------------
                                              %         Net Sale     Taxable
       Date of Sale     Property Name     Ownership     Proceeds      Gain
     ---------------------------------------------------------------------------
      Oct. 1, 2001    Cherokee Commons        11%       $903,122     $21,867
     ---------------------------------------------------------------------------

     Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners ($16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $20,670,201 of units in Wells Fund VII were treated as Class A Units, and $3,509,973 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

     . a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

     .    a restaurant and retail building in Stockbridge, Georgia;

     .    a shopping center in Stockbridge, Georgia;

     .    a combined retail and office development in Roswell, Georgia;

     . a two-story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant; and

     .    a retail development in Clayton County, Georgia.

     Wells Fund VII sold its interest in the following property in 2001:

     ---------------------------------------------------------------------------
                                              %         Net Sale     Taxable
       Date of Sale     Property Name     Ownership     Proceeds      Gain
     ---------------------------------------------------------------------------
      Oct. 1, 2001    Cherokee Commons        11%       $903,122     $21,867
     ---------------------------------------------------------------------------

     Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners ($26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units). Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 2001, $28,065,187 of units in Wells Fund VIII were treated as Class A Units, and $3,967,502 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

     . a two-story office building in Alachua County, Florida near Gainsville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

     . a four-story office building in Jacksonville, Florida leased to Bellsouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

     . a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant;

     .    a retail development in Clayton County, Georgia;

     . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     . a two-story office building in Orange County, California leased to Quest Software, Inc.; and

     . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.

     Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners ($29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $31,364,290 of units in Wells Fund IX were treated as Class A Units, and $3,635,710 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

     . a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

     . a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of Bellsouth Corporation;

     . a two-story office building in Orange County, California leased to Quest Software, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     . a three-story office multi-tenant building in Boulder County, Colorado; and

     . a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.

     Certain financial information for Wells Fund IX is summarized below:

----------------------------------------------------------------------------------------
                     2001          2000          1999          1998          1997
----------------------------------------------------------------------------------------
 Gross Revenues      $1,874,290    $1,836,768    $1,593,734    $1,561,456    $1,199,300
----------------------------------------------------------------------------------------
 Net Income          $1,768,474    $1,758,676    $1,490,331    $1,449,955    $1,091,766
----------------------------------------------------------------------------------------

     Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,812 limited partners ($21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $23,166,181 of units in Wells Fund X were treated as Class A Units and $3,962,731 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

     . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     . a three-story multi-tenant office building in Boulder County, Colorado;

     . a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

     . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation; and

     . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.

     Certain financial information for Wells Fund X is summarized below:

----------------------------------------------------------------------------------------
                     2001          2000          1999          1998          1997
----------------------------------------------------------------------------------------
 Gross Revenues      $1,559,026    $1,557,518    $1,309,281    $1,204,597    $372,507
----------------------------------------------------------------------------------------
 Net Income          $1,449,849    $1,476,180    $1,192,318    $1,050,329    $278,025
----------------------------------------------------------------------------------------

     Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners ($13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $13,462,560 of units in Wells Fund XI were treated as Class A Units and $3,070,242 of units were treated as Class B Units. Wells Fund XI owns interests in the following properties:

     . a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

     . a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

     . a two-story office building in Boulder County, Colorado leased to Ohmeda, Inc.;

     . a three-story multi-tenant office building in Boulder County, Colorado;

     . a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

     . a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation;

     . a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.;

     . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

     . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.

     Certain financial information for Wells Fund XI is summarized below:

       -----------------------------------------------------------------------
                              2001        2000         1999         1998
       -----------------------------------------------------------------------
        Gross Revenues        $960,676    $975,850     $766,586     $262,729
       -----------------------------------------------------------------------
        Net Income            $870,350    $895,989     $630,528     $143,295
       -----------------------------------------------------------------------

     Wells Fund XII terminated its offering on March 21, 2001, and received gross proceeds of $35,611,192 representing subscriptions from 1,333 limited partners ($26,888,609 of the gross proceeds were attributable to sales of cash preferred units and $8,722,583 were attributable to sales of tax preferred units). After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2001, $27,786,067 of units in Wells Fund XII were treated as cash preferred units and $7,825,125 of units were treated as tax preferred units. Wells Fund XII owns interests in the following properties:

     . a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

     . a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

     . a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.;

     . a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.;

     . a three-story office building in Troy, Michigan leased to Siemens Automotive Corporation;

     . a one-story office building and a connecting two-story office building in Oklahoma City, Oklahoma leased to AT&T Corp. and Jordan Associates, Inc.; and

     . a three-story office building in Brentwood, Tennessee leased to Comdata Network, Inc.

     Certain financial information for Wells Fund XII is summarized below:

          -----------------------------------------------------------
                                2001           2000         1999
          -----------------------------------------------------------
           Gross Revenues       $1,661,194     $929,868     $160,379
          -----------------------------------------------------------
           Net Income           $1,555,418     $856,228     $122,817
          -----------------------------------------------------------


     Wells Fund XIII began its offering on March 29, 2001. As of __________, 2002, Wells Fund XIII had received gross proceeds of $______________ representing subscriptions from __________ limited partners ($_____________ of the gross proceeds were attributable to sales of cash preferred units and $______________ were attributable to sales of tax preferred units). Wells Fund XIII owns interests in the following properties:

     . a two-story office building in Orange Park, Florida leased to AmeriCredit Financial Services Corporation; and

     . two connected one-story office and assembly buildings in Parker, Colorado leased to Advanced Digital Information Corporation.

     The information set forth above should not be considered indicative of results to be expected from the Wells REIT.

     The foregoing properties in which the above 14 limited partnerships have invested have all been acquired on an all cash basis.

     Leo F. Wells, III and Wells Partners, L.P. are the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII. Wells Capital, which is the general partner of Wells Partners, L.P., and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III and Wells Fund XIII.

     Potential investors are encouraged to examine the Prior Performance Tables included in the back of the prospectus for more detailed information regarding the prior experience of Wells Capital and its affiliates. In addition, upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our secretary. Additionally, Table VI contained in
Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs. We will furnish, without charge, copies of such table upon request.

                        Federal Income Tax Considerations

General

     The following is a summary of material federal income tax considerations associated with an investment in the shares. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (Non-US Stockholders). The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

     We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

     Opinion of Counsel

     Holland & Knight LLP (Holland & Knight) has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to stockholders. It is also the opinion of our counsel that it is more likely than not that we qualified to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2001, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Holland & Knight are based on various assumptions and are conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Holland & Knight. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. (See "Risk Factors - Failure to Qualify as a REIT.")

     The statements made in this section of the prospectus and in the opinion of Holland & Knight are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

     Taxation of the Company

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

     Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

     . we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

     . under some circumstances, we will be subject to "alternative minimum tax";

     . if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

     . if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

     . if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

     . if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

     . if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (Built-In-Gain Rules).

Requirements for Qualification as a REIT

     We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to qualify as a REIT, however, we had to meet and we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

     Organizational Requirements

     In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

     .    be a domestic corporation;

     . elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

     .    be managed by one or more trustees or directors;

     .    have transferable shares;

     .    not be a financial institution or an insurance company;

     .    use a calendar year for federal income tax purposes;

     . have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

     .    not be closely held.

     As a Maryland corporation, we satisfy the first requirement, and we have filed an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes, and we have more than 100 stockholders. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. Five or fewer individuals or tax-exempt entities have never owned more than 50% of our outstanding shares during the last half of any taxable year.

     We are authorized to refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. There can be no assurance that a refusal to transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as "unrelated business taxable income" if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. (See "Taxation of Tax-Exempt Stockholders.")

     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

     Operational Requirements - Gross Income Tests

     To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

     . At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

     . At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     . The rents we receive or that we are deemed to receive qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

          . the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person, however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

          . rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

          . if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

          . the REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

     Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

     . our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     . we attach a schedule of our income sources to our federal income tax return; and

     . any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Operational Requirements - Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests (Asset Tests) relating to the nature and diversification of our assets.

     . First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

     . Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

     . Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities, or securities having a value of more than 10% of the total value of the outstanding securities of any one issuer.

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     These tests must generally be met for any quarter in which we acquire securities. Further, if we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the Asset Tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Operational Requirements - Annual Distribution Requirement

     In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments).

     While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

     Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

     In addition, if we fail to distribute during each calendar year at least the sum of:

     .    85% of our ordinary income for that year;

     . 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

     .    any undistributed taxable income from prior periods;

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

     We intend to make timely distributions sufficient to satisfy this requirement; however, we may possibly experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. We may also possibly be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

     In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may make taxable stock distributions to meet the distribution requirement.

     If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay

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"deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

     As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

     .    we would be required to pay the tax on these gains;

     . stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

     . the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the stockholder's long-term capital gains.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

     Operational Requirements - Recordkeeping

     In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

     If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. (See "Risk Factors - Federal Income Tax Risks.")

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Sale-Leaseback Transactions

     Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the Asset Tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

     Definition

     In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

     .    is a citizen or resident of the United States;

     . is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

     . is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

     . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

     Distributions Generally

     Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid

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by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution no later than January 31 of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

     Capital Gain Distributions

     Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his stock.

     Passive Activity Loss and Investment Interest Limitations

     Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

     Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

     Information Reporting Requirements and Backup Withholding for U.S. Stockholders

     Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

     . fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number);

     .    furnishes an incorrect tax identification number;

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     .    is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

     . under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

     Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc. generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any "unrelated business taxable income" (UBTI), as defined in the Internal Revenue Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

     In the event that we are deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a percentage of the dividend distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we, ourselves, were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as UBTI to such trusts.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective investor in our shares should consult its own tax advisor concerning these "set aside" and reserve requirements.

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Special Tax Considerations for Non-U.S. Stockholders

     The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. stockholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

     Income Effectively Connected With a U.S. Trade or Business

     In general, Non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the Non-U.S. stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

     The following discussion will apply to Non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

     Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution to a Non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each Non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

     Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     Distributions to a Non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. stockholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Under FIRPTA, such distributions are taxed to a Non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a Non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. stockholder that is not entitled to a treaty exemption.

     Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

     Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. stockholders, and remit to the Internal Revenue Service:

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     .    35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

     . 30% of ordinary income distributions (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the Non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

     Sale of Our Shares by a Non-U.S. Stockholder

     A sale of our shares by a Non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

     If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. stockholder if the Non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our Non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

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     Information Reporting Requirements and Backup Withholding for Non-U.S.
     Stockholders

     Additional issues may arise for information reporting and backup withholding for Non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

     We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of the Wells REIT, Wells OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

     The following discussion summarizes certain federal income tax considerations applicable to our investment in Wells OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as a Partnership

     We will be entitled to include in our income a distributive share of Wells OP's income and to deduct our distributive share of Wells OP's losses only if Wells OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations (Check-the-Box-Regulations), an unincorporated U.S. entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Wells OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

     Even though Wells OP will be treated as a partnership for federal income tax purposes, since it will not elect to be taxable as a corporation under the Check-the-Box Regulations, it could still be taxed as a corporation if it were deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof); provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests.")

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     Under applicable Treasury Regulations (PTP Regulations), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (such as a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Wells OP qualifies for the Private Placement Exclusion. Further, even if Wells OP were to be considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, Wells OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

     We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Wells OP will be classified as a partnership for federal income tax purposes. Holland & Knight is of the opinion, however, that based on certain factual assumptions and representations, Wells OP will more likely than not be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the status of Wells OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Wells OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Holland & Knight is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

     If for any reason Wells OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" and "Requirements for Qualification as a REIT - Operational Requirements - Asset Tests.") In addition, any change in Wells OP's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Wells OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Wells OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Wells OP's taxable income.

     Income Taxation of the Operating Partnership and its Partners

     Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Wells OP, we will be required to take into account our allocable share of Wells OP's income, gains, losses, deductions, and credits for any taxable year of Wells OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Wells OP.

     Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations

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promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Wells OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties. Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

     Under the partnership agreement for Wells OP, depreciation or amortization deductions of Wells OP generally will be allocated among the partners in accordance with their respective interests in Wells OP, except to the extent that Wells OP is required under Section 704(c) to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

     Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in Wells OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Wells OP by us, (2) increased by (A) our allocable share of Wells OP's income and (B) our allocable share of the indebtedness of Wells OP, and (3) reduced, but not below zero, by (A) our allocable share of Wells OP's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of the indebtedness of Wells OP.

     If the allocation of our distributive share of Wells OP's losses would reduce the adjusted tax basis of our partnership interest in Wells OP below zero, the recognition of such losses will be deferred until such time as the recognition of such losses would not reduce our adjusted tax basis below zero. If a distribution from Wells OP or a reduction in our share of Wells OP's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would cause us to recognize taxable income equal to the amount of such distribution in excess of our adjusted tax basis. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Wells OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

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     Depreciation Deductions Available to the Operating Partnership. Wells OP
will use a portion of contributions made by the Wells REIT from offering proceeds to acquire interests in properties. Wells OP's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Wells OP. Wells OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation (ADS). Under ADS, Wells OP generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that Wells OP acquires properties in exchange for units of Wells OP, Wells OP's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Wells OP. Although the law is not entirely clear, Wells OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors of such properties.

     Sale of the Operating Partnership's Property

     Generally, any gain realized by Wells OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Wells OP upon the disposition of a property will be allocated among the partners in accordance with their respective percentage interests in Wells OP.

     Our share of any gain realized by Wells OP on the sale of any property held by Wells OP as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the Income Tests for maintaining our REIT status. (See "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Gross Income Tests" above.) We, however, do not presently intend to acquire or hold or allow Wells OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP's trade or business.

                              ERISA Considerations

     The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

     Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

     . whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

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     .    whether, under the facts and circumstances appertaining to the Benefit
          Plan in question, the fiduciary's responsibility to the plan has been satisfied;

     . whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders"); and

     .    the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the following duties:

     . to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

     .    to invest plan assets prudently;

     . to diversify the investments of the plan unless it is clearly prudent not to do so;

     .    to ensure sufficient liquidity for the plan; and

     . to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

     In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the

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assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be "plan assets" of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

     Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

     . sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

     . part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

     .    "freely transferable."

     Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we have well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

     Whether a security is "freely transferable" depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not "freely transferable. "

     In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

     If Wells Capital, our advisor, or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

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     If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected" in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

     We have obtained an opinion from Holland & Knight that it is more likely than not that our shares will be deemed to constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if the Wells REIT, Wells Capital, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until our shares are listed on a national securities exchange or are included for quotation on NASDAQ, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their

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valuation and annual reporting responsibilities with respect to ownership of shares, we intend to have our advisor prepare annual reports of the estimated value of our shares. The methodology to be utilized for determining such estimated share values will be for our advisor to estimate the amount a stockholder would receive if our properties were sold at their estimated fair market values at the end of the fiscal year and the proceeds therefrom (without reduction for selling expenses) were distributed to the stockholders in liquidation. Due to the inordinate expense involved in obtaining annual appraisals for all of our properties, no actual appraisals will be obtained; however, in connection with the advisor's estimated valuations, the advisor will obtain a third party opinion that its estimates of value are reasonable. We will provide our reports to plan fiduciaries and IRA trustees and custodians who identify themselves to us and request this information.

     Until December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Beginning with the year 2003, we will have our advisor prepare estimated valuations utilizing the methodology described above. You should be cautioned, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. As set forth above, we will not obtain appraisals for our properties and, accordingly, the advisor's estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. In addition, property values are subject to change and can always decline in the future. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their valuation and annual reporting responsibilities. Further, we cannot assure you:

     . that the estimated values we obtain could or will actually be realized by us or by our stockholders upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

     . that our stockholders could realize these values if they were to attempt to sell their shares; or

     . that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

                              Description of Shares

     The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to our articles of incorporation.

     Under our articles of incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event we have purchases in excess of the ownership limits described below.

     As of ____________, 2002, approximately ______________ shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

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Common Stock

     The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

     We will not issue certificates for our shares. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Wells Capital, our advisor, acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to Wells Capital a transfer and assignment form, which we will provide to you at no charge.

Preferred Stock

     Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Wells REIT. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

     An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

     Under Maryland Corporation Law and our articles of incorporation, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments of our articles of incorporation, (2) a liquidation or dissolution of the Wells REIT, (3) a reorganization of the Wells REIT, (4) a merger, consolidation or sale or other disposition of substantially all of our assets, and (5) a termination of our status as a REIT. Accordingly, any provision in our articles of incorporation, including our investment objectives, can be amended by the vote of a majority of our stockholders. Stockholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the stockholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final

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determination of the fair value to be paid to the dissenting stockholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting stockholders.

     Wells Capital, as our advisor, is selected and approved annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board.

     Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

     In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

     In order to assist us in preserving our status as a REIT, our articles of incorporation contain a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

     Shares in excess of the ownership limit which are attempted to be transferred will be designated as "shares-in-trust" and will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are designated as shares-in-trust will be required to submit such number of shares to the Wells REIT in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

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     At our direction, the trustee will transfer the shares-in-trust to a person whose ownership will not violate the ownership limits. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust, or (2) the market price per share on the date of the transfer or redemption.

     Any person who (1) acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to the Wells REIT of such event, or
(2) transfers or receives shares subject to such limitations is required to give the Wells REIT 15 days written notice prior to such transaction. In both cases, such persons shall provide to the Wells REIT such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

     The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

     The ownership limit does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized.

     Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

     Dividends will be paid on a quarterly basis regardless of the frequency with which such dividends are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our directors. We currently calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. We then make quarterly dividend payments following the end of each calendar quarter.

     We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. (See "Federal Income Tax Considerations - Requirements for Qualification as a REIT.")

     Dividends will be declared at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue new securities or sell assets in order to make dividend distributions.

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     We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

     We currently have a dividend reinvestment plan available that allows you to have your dividends otherwise distributable to you invested in additional shares of the Wells REIT.

     You may purchase shares under our dividend reinvestment plan for $10 per share until all of the shares registered as part of this offering have been sold. After this time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Amended and Restated Dividend Reinvestment Plan as currently in effect is included as Exhibit B to this prospectus.

     You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice.

     If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

Share Redemption Program

     Prior to the time that our shares are listed on a national securities exchange, stockholders of the Wells REIT who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

     If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of the Wells REIT. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Wells OP who exchange their limited partnership units for shares in the Wells REIT shall be deemed to have owned their shares as of the date they were issued their

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limited partnership units in Wells OP. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) change the purchase price for redemptions, or (2) otherwise amend the terms of our share redemption program. In addition, our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, or (2) reject any request for redemption at any time and for any reason.

     Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors - Investment Risks.")

     We cannot guarantee that the funds set aside for our share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

     Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

     The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission (Commission) under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-Up Transactions

     In connection with any proposed transaction considered a "Roll-up Transaction" involving the Wells REIT and the issuance of securities of an entity (a Roll-up Entity) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

     A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Wells REIT and the issuance of securities of a Roll-up Entity. This term does not include:

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     .    a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on NASDAQ; or

     . a transaction involving the conversion to corporate, trust, or association form of only the Wells REIT if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to Wells Capital; or our investment objectives.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

     (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

     (2)  one of the following:

          (A) remaining as stockholders of the Wells REIT and preserving their interests therein on the same terms and conditions as existed previously, or

          (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

     . that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of the Wells REIT;

     . that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

     . in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares - Meetings and Special Voting Requirements;" or

     . in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

     Maryland Corporation Law prohibits certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate for five years after the most recent date on which the stockholder becomes an interested stockholder. These provisions of the Maryland Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. As permitted by Maryland Corporation Law, we have provided in our

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articles of incorporation that the business combination provisions of Maryland
Corporation Law will not apply to transactions involving the Wells REIT.

Control Share Acquisitions

     Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our articles of incorporation that the control share provisions of Maryland Corporation Law will not apply to transactions involving the Wells REIT.

                       The Operating Partnership Agreement

General

     Wells Operating Partnership, L.P. (Wells OP) was formed in January 1998 to acquire, own and operate properties on our behalf. It is considered to be an Umbrella Partnership Real Estate Investment Trust (UPREIT), which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain otherwise to be recognized by them upon the disposition of their property. Such owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Wells OP, will be deemed to be assets and income of the REIT.

     The property owner's goals are accomplished because a property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-deferred basis. Further, Wells OP is structured to make distributions with respect to limited partnership units which will be equivalent to the dividend distributions made to stockholders of the Wells REIT. Finally, a limited partner in Wells OP may later exchange his limited partnership units in Wells OP for shares of the Wells REIT (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.

     Substantially all of our assets are held by Wells OP, and we intend to make future acquisitions of real properties using the UPREIT structure. The Wells REIT is the sole general partner of Wells OP and, as of ______________, 2002, owned an approximately 99.___% equity percentage interest in Wells OP. Wells Capital, our advisor, has contributed $200,000 to Wells OP and is currently the only limited partner owning the other approximately 0.___% equity percentage interest in Wells OP. As the sole general partner of Wells OP, we have the exclusive power to manage and conduct the business of Wells OP.

     The following is a summary of certain provisions of the partnership agreement of Wells OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

     As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP requires additional funds at any time in excess of capital contributions made by us and Wells

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Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP and the Wells REIT.

Operations

     The partnership agreement requires that Wells OP be operated in a manner that will enable the Wells REIT to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Wells OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Wells OP being taxed as a corporation, rather than as a partnership. (See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership - Classification as a Partnership.")

     The partnership agreement provides that Wells OP will distribute cash flow from operations to the limited partners of Wells OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by the Wells REIT as general partner such that a holder of one unit of limited partnership interest in Wells OP will receive the same amount of annual cash flow distributions from Wells OP as the amount of annual dividends paid to the holder of one of our shares. Remaining cash from operations will be distributed to the Wells REIT as the general partner to enable us to make dividend distributions to our stockholders.

     Similarly, the partnership agreement of Wells OP provides that taxable income is allocated to the limited partners of Wells OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Wells OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP.

     Upon the liquidation of Wells OP, after payment of debts and obligations, any remaining assets of Wells OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the Wells REIT were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to Wells OP equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

     In addition to the administrative and operating costs and expenses incurred by Wells OP in acquiring and operating real properties, Wells OP will pay all administrative costs and expenses of the Wells REIT and such expenses will be treated as expenses of Wells OP. Such expenses will include:

     . all expenses relating to the formation and continuity of existence of the Wells REIT;

     . all expenses relating to the public offering and registration of securities by the Wells REIT;

     . all expenses associated with the preparation and filing of any periodic reports by the Wells REIT under federal, state or local laws or regulations;

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     .    all expenses associated with compliance by the Wells REIT with applicable laws, rules and regulations; and

     . all other operating or administrative costs of the Wells REIT incurred in the ordinary course of its business on behalf of Wells OP.

Exchange Rights

     The limited partners of Wells OP, including Wells Capital, have the right to cause Wells OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of the Wells REIT for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in the Wells REIT being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause the Wells REIT to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act of 1933.

     Subject to the foregoing, limited partners may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

Transferability of Interests

     The Wells REIT may not (1) voluntarily withdraw as the general partner of Wells OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in Wells OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Wells OP in return for an interest in Wells OP and agrees to assume all obligations of the general partner of Wells OP. The Wells REIT may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Wells OP, other than Wells Capital. With certain exceptions, the limited partners may not transfer their interests in Wells OP, in whole or in part, without the written consent of the Wells REIT as general partner. In addition, Wells Capital may not transfer its interest in Wells OP as long as it is acting as the advisor to the Wells REIT, except pursuant to the exercise of its right to exchange limited partnership units for Wells REIT shares, in which case similar restrictions on transfer will apply to the REIT shares received by Wells Capital.

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                              Plan of Distribution

General

     We are offering a maximum of 300,000,000 shares to the public through Wells Investment Securities, our Dealer Manager, a registered broker-dealer affiliated with Wells Capital, our advisor. (See "Conflicts of Interest.") The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 30,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. We reserve the right in the future to reallocate additional shares to our dividend reinvestment plan out of our public offering shares. An additional 6,600,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell. Therefore, a total of 336,600,000 shares are being registered in this offering.

     The offering of shares will terminate on or before _______________, 2004. However, we reserve the right to terminate this offering at any time prior to such termination date.

Underwriting Compensation and Terms

     Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the Dealer Manager's wholesalers. Out of its dealer manager fee, the Dealer Manager may pay salaries and commissions to its wholesalers of up to 1.0% of gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as stockholders purchasing shares other than pursuant to the dividend reinvestment plan.

     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD (Participating Dealers) to sell our shares. In the event of the sale of shares by such Participating Dealers, the Dealer Manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such Participating Dealers. In addition, the Dealer Manager may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, based upon such factors as the volume of sales of such Participating Dealer, the level of marketing support provided by such Participating Dealer and the assistance of such Participating Dealer in marketing the offering, or to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars. In addition, unless otherwise agreed with the Dealer Manager, Participating Dealers will be reimbursed for bona fide due diligence expenses, not to exceed 0.5% of gross offering proceeds in the aggregate.

     We will also award to the Dealer Manager one soliciting dealer warrant for every 50 shares sold to the public or issued to stockholders pursuant to our dividend reinvestment plan during the offering period. The Dealer Manager intends to reallow these warrants to Participating Dealers by awarding one soliciting dealer warrant for every 50 shares sold during the offering period, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from the Wells REIT at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the

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effective date of this offering. The shares issuable upon exercise of the soliciting dealer warrants are being registered as part of this offering. For the life of the soliciting dealer warrants, Participating Dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the registration statement.

     In no event shall the total aggregate underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds in the aggregate, except for the soliciting dealer warrants described above and bona fide due diligence expenses not to exceed 0.5% of gross offering proceeds in the aggregate.

     We have agreed to indemnify the Participating Dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The Participating Dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

     Our executive officers and directors, as well as officers and employees of Wells Capital or other affiliates, may purchase shares in this offering at a discount. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share (from $0.30 per share to $0.15 per share), and that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Wells Capital and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Wells Capital or its affiliates shall not be entitled to vote on any matter presented to the stockholders for a vote.

     We may sell shares to retirement plans of Participating Dealers, to Participating Dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to the Wells REIT from such sales will be identical to net proceeds we receive from other sales of shares.

     In connection with sales of certain minimum numbers of shares to a "purchaser," as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

                                            Commissions on Sales per Incremental
                                               Share in Volume Discount Range
                         Purchase Price per
        Number of      Incremental Share in         Percentage
    Shares Purchased  Volume Discount Range  (based on $10 per share)   Amount
   -----------------  ---------------------  ------------------------  -------
       1 to   50,000       $10.00                       7.0%           $  0.70
   50,001 to 100,000       $ 9.80                       5.0%           $  0.50
    100,001 and Over       $ 9.60                       3.0%           $  0.30

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     For example, if an investor purchases 200,000 shares he would pay (1)
$500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $960,000 for the remaining 100,000 shares ($9.60 per share). Accordingly, he could pay as little as $1,950,000 ($9.75 per share) rather than $2,000,000 for the shares, in which event the commission on the sale of such shares would be $90,000 ($0.45 per share) and, after payment of the dealer manager fee of $50,000 ($0.25 per share), we would receive net proceeds of $1,810,000 ($9.05 per share). The net proceeds to the Wells REIT will not be affected by volume discounts.

     Because all investors will be paid the same dividends per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his investment than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the Dealer Manager that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes:

     . an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

     . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     . an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

     .    all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in the Wells REIT, Wells Capital, our advisor, may aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same Participating Dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions as a single "purchaser" or other application of the foregoing volume discount provisions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

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     .    there can be no variance in the net proceeds to the Wells REIT from the sale of the shares to different purchasers of the same offering;

     . all purchasers of the shares must be informed of the availability of quantity discounts;

     . the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

     . the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

     . the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     .    no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

     Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to the Wells REIT will not be affected by reducing the commissions payable in connection with such transactions.

     Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in the Wells REIT.

     In addition, subscribers for shares may agree with their Participating Dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the stockholders and used by the Wells REIT to pay deferred commission obligations. The net proceeds to the Wells REIT will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder and used by the Wells REIT to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described previously.

     Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy commission obligations.

       Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize the Wells REIT to withhold dividends or other cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to stockholders may be pledged by the Wells REIT, the Dealer Manager, Wells Capital or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

       In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Wells REIT. In either such event, we shall provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or other cash distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of Wells REIT and our stockholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and Participating Dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by the Wells REIT out of dividends or net sale proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations. In no event may the Wells REIT withhold in excess of $0.60 per share in the aggregate for the payment of deferred commissions.

Subscription Procedures

       You should pay for your shares by check payable to "Wells Real Estate Investment Trust, Inc." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We will initially deposit the subscription proceeds in an interest-bearing account with Bank of America, N.A., Atlanta, Georgia. Subscribers may not withdraw funds from the account. We will withdraw funds from the account periodically for the acquisition of real estate properties, the payment of fees and expenses or other investments approved by our board of directors. We generally admit stockholders to the Wells REIT on a daily basis.

       Except for purchases pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole shares and for not less than 100 shares ($1,000). (See "Suitability Standards.") Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units or shares in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 2.5 shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 shares ($25), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs.

       Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with our advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

       The proceeds of this offering will be used only for the purposes set forth in the "Estimated Use of Proceeds" section. Subscriptions will be accepted or rejected within 30 days of receipt by the Wells REIT and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days.

       The Dealer Manager and each Participating Dealer who sells shares on behalf of the Wells REIT have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. (See "Suitability Standards.") In making this determination, the Participating Dealer will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the Participating Dealer will be responsible for determining suitability.

       The Dealer Manager or each Participating Dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

                           Supplemental Sales Material

       In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Wells Capital, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

       The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                 Legal Opinions

       The legality of the shares being offered hereby has been passed upon for the Wells REIT by Holland & Knight LLP (Holland & Knight). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by Holland & Knight, and Holland & Knight has opined as to certain income tax matters relating to an investment in shares of the Wells REIT. Holland & Knight has also represented Wells Capital, our advisor, as well as various other affiliates of Wells Capital, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                                     Experts

Audited Financial Statements

       The financial statements of the Wells REIT, as of December 31, 2001, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2001, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

Unaudited Financial Statements

       The Schedule III - Real Estate Investments and Accumulated Depreciation as of December 31, 2001, which is included in this prospectus, has not been audited.

       The financial statements of the Wells REIT, as of March 31, 2002, and for the three month period ended March 31, 2002, which are included in this prospectus, have not been audited.

                             Additional Information

       We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by the Wells REIT, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                    Glossary

       The following are definitions of certain terms used in this prospectus and not otherwise defined in this prospectus:

       "IRA" means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.

       "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.

       "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

           Index to Financial Statements and Prior Performance Tables

                                                                                        Page
Wells Real Estate Investment Trust, Inc. and Subsidiary

         Audited Financial Statements

                  Report of Independent Public Accountants                              ___
                  Consolidated Balance Sheets as of December 31, 2001, 2000
                    and 1999                                                            ___
                  Consolidated Statements of Income for the years ended
                    December 31, 2001, 2000 and 1999                                    ___
                  Consolidated Statements of Stockholders' Equity for the
                     years ended December 31, 2001, 2000 and 1999                       ___
                  Consolidated Statements of Cash Flows for the years ended
                     December 31, 2001, 2000 and 1999                                   ___
                  Notes to Consolidated Financial Statements                            ___

         Unaudited Financial Statements

                  Schedule III - Real Estate Investments and Accumulated Depreciation
                    as of December 31, 2001                                             ___

                  Consolidated Balance Sheets as of March 31, 2002 and
                    December 31, 2001                                                   ___
                  Consolidated Statements of Income for the three months ended
                    March 31, 2002 and March 31, 2001                                   ___
                  Consolidated Statements of Shareholders' Equity for the year ended
                    December 31, 2001 and for the three months ended March 31, 2002     ___
                  Consolidated Statements of Cash Flows for the three months ended
                    March 31, 2002 and March 31, 2001                                   ___
                  Condensed Notes to Consolidated Financial Statements
                    March 31, 2002

Prior Performance Tables (Unaudited)                                                    ___

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying consolidated balance sheets of WELLS REAL ESTATE INVESTMENT TRUST, INC. (a Maryland corporation) AND SUBSIDIARY as of December 31, 2001 and 2000 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. and subsidiary as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule III--Real Estate Investments and Accumulated Depreciation as of December 31, 2001 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 25, 2002

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                                      ASSETS

                                                                                          2001            2000
                                                                                      ------------    ------------
REAL ESTATE ASSETS, at cost:
   Land                                                                               $ 86,246,985    $ 46,237,812
   Building, less accumulated depreciation of $24,814,454 and $9,469,653 at
      December 31, 2001 and 2000, respectively                                         472,383,102     287,862,655
   Construction in progress                                                              5,738,573       3,357,720
                                                                                      ------------    ------------
            Total real estate assets                                                   564,368,660     337,458,187

INVESTMENT IN JOINT VENTURES                                                            77,409,980      44,236,597

CASH AND CASH EQUIVALENTS                                                               75,586,168       4,298,301

INVESTMENT IN BONDS                                                                     22,000,000               0

ACCOUNTS RECEIVABLE                                                                      6,003,179       3,781,034

DEFERRED PROJECT COSTS                                                                   2,977,110         550,256

DUE FROM AFFILIATES                                                                      1,692,727         309,680

DEFERRED LEASE ACQUISITION COSTS                                                         1,525,199       1,890,332

DEFERRED OFFERING COSTS                                                                          0       1,291,376

PREPAID EXPENSES AND OTHER ASSETS, net                                                     718,389       4,734,583
                                                                                      ------------    ------------
            Total assets                                                              $752,281,412    $398,550,346
                                                                                      ============    ============

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Notes payable                                                                      $  8,124,444    $127,663,187
   Obligation under capital lease                                                       22,000,000               0
   Accounts payable and accrued expenses                                                 8,727,473       2,166,387
   Due to affiliate                                                                      2,166,161       1,772,956
   Dividends payable                                                                     1,059,026       1,025,010
   Deferred rental income                                                                  661,657         381,194
                                                                                      ------------    ------------
            Total liabilities                                                         $ 42,738,761    $133,008,734
                                                                                      ------------    ------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                                  200,000         200,000
                                                                                      ------------    ------------
SHAREHOLDERS' EQUITY:
   Common shares, $.01 par value; 125,000,000 shares authorized, 83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001;
      125,000,000 shares authorized, 31,509,807 shares issued, and 31,368,510
      shares outstanding at December 31, 2000                                              837,614         315,097
   Additional paid-in capital                                                          738,236,525     275,573,339
   Cumulative distributions in excess of earnings                                      (24,181,092)     (9,133,855)
   Treasury stock, at cost, 555,040 shares at December 31, 2001 and 141,297
      shares at December 31, 2000                                                       (5,550,396)     (1,412,969)
                                                                                      ------------    ------------
            Total shareholders' equity                                                 709,342,651     265,341,612
                                                                                      ------------    ------------
            Total liabilities and shareholders' equity                                $752,281,412    $398,550,346
                                                                                      ============    ============

    The accompanying notes are an integral part of these consolidated balance sheets.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                      2001          2000          1999
                                                   -----------   -----------   -----------
REVENUES:
    Rental income                                  $44,204,279   $20,505,000   $ 4,735,184
    Equity in income of joint ventures               3,720,959     2,293,873     1,243,969
    Take out fee (Note 9)                              137,500             0             0
    Interest and other income                        1,246,064       574,333       516,242
                                                   -----------   -----------   -----------
                                                    49,308,802    23,373,206     6,495,395
                                                   -----------   -----------   -----------
EXPENSES:
    Depreciation                                    15,344,801     7,743,551     1,726,103
    Interest expense                                 3,411,210     3,966,902       442,029
    Amortization of deferred financing costs           770,192       232,559         8,921
    Operating costs, net of reimbursements           4,128,883       888,091       (74,666)
    Management and leasing fees                      2,507,188     1,309,974       257,744
    General and administrative                         973,785       438,953       135,144
    Legal and accounting                               448,776       240,209       115,471
                                                   -----------   -----------   -----------
                                                    27,584,835    14,820,239     2,610,746
                                                   -----------   -----------   -----------
NET INCOME                                         $21,723,967   $ 8,552,967   $ 3,884,649
                                                   ===========   ===========   ===========

EARNINGS PER SHARE:
    Basic and diluted                              $      0.43   $      0.40   $      0.50
                                                   ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                              Cumulative
                                               Additional   Distributions                                                Total
                         Common Stock           Paid-In       in Excess       Retained          Treasury Stock        Shareholders'
                     ---------------------                                                 -----------------------
                       Shares     Amount        Capital      of Earnings      Earnings      Shares        Amount         Equity
                     ----------  ---------   -------------  -------------   ------------   --------   ------------   -------------
BALANCE,
  December 31, 1998   3,154,136  $  31,541   $  27,567,275  $   (511,163)   $    334,034          0   $          0   $  27,421,687

Issuance of common
  stock              10,316,949    103,169     103,066,321             0               0          0              0     103,169,490
Net income                    0          0               0             0       3,884,649          0              0       3,884,649
Dividends ($.70
  per share)                  0          0               0    (1,346,240)     (4,218,683)         0              0      (5,564,923)
Sales commissions                                                      0
  and discounts               0          0      (9,801,197)                            0          0              0      (9,801,197)
Other offering
  expenses                    0          0      (3,094,111)            0               0          0              0      (3,094,111)
                     ----------  ---------   -------------  ------------    ------------   --------   ------------   -------------
BALANCE,
  December 31, 1999  13,471,085    134,710     117,738,288    (1,857,403)              0          0              0     116,015,595

Issuance of
  common stock       18,038,722    180,387     180,206,833             0               0          0              0     180,387,220
Treasury stock                                                         0
  purchased                   0          0               0                             0   (141,297)    (1,412,969)     (1,412,969)
Net income                    0          0               0             0       8,552,967          0              0       8,552,967
Dividends ($.73
  per share)                  0          0               0    (7,276,452)     (8,552,967)         0              0     (15,829,419)
Sales commissions
  and discounts               0          0     (17,002,554)            0               0          0              0     (17,002,554)
Other offering
  expenses                    0          0      (5,369,228)            0               0          0              0      (5,369,228)
                     ----------  ---------   -------------  ------------    ------------   --------   ------------   -------------
BALANCE,
  December 31, 2000  31,509,807    315,097     275,573,339    (9,133,855)              0   (141,297)    (1,412,969)    265,341,612

Issuance of
  common stock       52,251,662    522,517     521,994,103             0               0          0              0     522,516,620
Treasury stock
  purchased                   0          0               0             0               0   (413,743)    (4,137,427)     (4,137,427)
Net income                    0          0               0             0      21,723,967          0              0      21,723,967
Dividends ($.76
  per share)                  0          0               0   (15,047,237)    (21,723,967)         0              0     (36,771,204)
Sales commissions
  and discounts               0          0     (49,246,118)            0               0          0              0     (49,246,118)
Other offering
  expenses                    0          0     (10,084,799)                            0          0              0     (10,084,799)
                     ----------  ---------   -------------  ------------    ------------   --------   ------------   -------------
BALANCE,
  December 31, 2001  83,761,469  $ 837,614   $ 738,236,525  $(24,181,092)   $          0   (555,040)  $ (5,550,396)  $ 709,342,651
                     ==========  =========   ============-  ============    ============   ========   ============   =============

  The accompanying notes are an integral part of these consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                         2001            2000            1999
                                                                    -------------   --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       $  21,723,967   $    8,552,967  $    3,884,649
                                                                    -------------   --------------  --------------
   Adjustments to reconcile net income to net cash provided by operating activities:
         Equity in income of joint ventures                            (3,720,959)      (2,293,873)     (1,243,969)
         Depreciation                                                  15,344,801        7,743,551       1,726,103
         Amortization of deferred financing costs                         770,192          232,559           8,921
         Amortization of deferred leasing costs                           303,347          350,991               0
         Write-off of deferred lease acquisition fees                      61,786                0               0
         Changes in assets and liabilities:
            Accounts receivable                                        (2,222,145)      (2,457,724)       (898,704)
            Due from affiliates                                            10,995         (435,600)              0
            Prepaid expenses and other assets, net                      3,246,002       (6,826,568)        149,501
            Accounts payable and accrued expenses                       6,561,086        1,941,666          36,894
            Deferred rental income                                        280,463          144,615         236,579
            Due to affiliates                                             (10,193)         367,055         108,301
                                                                    -------------   --------------  --------------
               Total adjustments                                       20,625,375       (1,233,328)        123,626
                                                                    -------------   --------------  --------------
               Net cash provided by operating activities               42,349,342        7,319,639       4,008,275
                                                                    -------------   --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in real estate                                         (227,933,858)    (231,518,138)    (85,514,506)
   Investment in joint ventures                                       (33,690,862)     (15,063,625)    (17,641,211)
   Deferred project costs paid                                        (17,220,446)      (6,264,098)     (3,610,967)
   Distributions received from joint ventures                           4,239,431        3,529,401       1,371,728
                                                                    -------------   --------------  --------------
               Net cash used in investing activities                 (274,605,735)    (249,316,460)   (105,394,956)
                                                                    -------------   --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                        110,243,145      187,633,130      40,594,463
   Repayments of notes payable                                       (229,781,888)     (83,899,171)    (30,725,165)
   Dividends paid to shareholders                                     (36,737,188)     (16,971,110)     (3,806,398)
   Issuance of common stock                                           522,516,620      180,387,220     103,169,490
   Treasury stock purchased                                            (4,137,427)      (1,412,969)              0
   Sales commissions paid                                             (49,246,118)     (17,002,554)     (9,801,197)
   Offering costs paid                                                 (9,312,884)      (5,369,228)     (3,094,111)
                                                                    -------------   --------------  --------------
               Net cash provided by financing activities              303,544,260      243,365,318      96,337,082
                                                                    -------------   --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   71,287,867        1,368,497      (5,049,599)

CASH AND CASH EQUIVALENTS, beginning of year                            4,298,301        2,929,804       7,979,403
                                                                    -------------   --------------  --------------
CASH AND CASH EQUIVALENTS, end of year                              $  75,586,168   $    4,298,301  $    2,929,804
                                                                    =============   ==============  ==============

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
      Deferred project costs applied to real estate assets          $  14,321,416   $    5,114,279  $    3,183,239
                                                                    =============   ==============  ==============
      Deferred project costs contributed to joint ventures          $   1,395,035   $      627,656  $      735,056
                                                                    =============   ==============  ==============
      Deferred project costs due to affiliate                       $   1,114,140   $      191,281  $      191,783
                                                                    =============   ==============  ==============
      Deferred offering costs due to affiliate                      $           0   $    1,291,376  $      964,941
                                                                    =============   ==============  ==============
      Reversal of deferred offering costs due to affiliate          $     964,941   $            0  $            0
                                                                    =============   ==============  ==============
      Other offering expenses due to affiliate                      $     943,107   $            0  $            0
                                                                    =============   ==============  ==============
      Assumption of obligation under capital lease                  $  22,000,000   $            0  $            0
                                                                    =============   ==============  ==============
      Investment in bonds                                           $  22,000,000   $            0  $            0
                                                                    =============   ==============  ==============

  The accompanying notes are an integral part of these consolidated statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000, AND 1999

1.   Organization and Summary of Significant Accounting Policies

     Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation that qualifies as a real estate investment trust ("REIT"). The Company is conducting an offering for the sale of a maximum of 125,000,000 (exclusive of 10,000,000 shares available pursuant to the Company's dividend reinvestment program) shares of common stock, $.01 par value per share, at a price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed, and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection therewith, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by Wells Capital, Inc. (the "Advisor") or its affiliates.

     Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. During 1997, the Operating Partnership issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated financial statements of the Company include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated in consolidation.

     The Company owns interests in the following properties directly through its ownership in the Operating Partnership: (i) the PricewaterhouseCoopers property (the "PwC Building"), a four-story office building located in Tampa, Florida; (ii) the AT&T Building, a four-story office building located in Harrisburg, Pennsylvania; (iii) the Marconi Data Systems property (the "Marconi Building"), a two-story office, assembly, and manufacturing building located in Wood Dale, Illinois; (iv) the Cinemark Property (the "Cinemark Building"), a five-story office building located in Plano, Texas; (v) the Matsushita Property (the "Matsushita Building"), a two-story office building located in Lake Forest, California; (vi) the ASML Property (the "ASML Building"), a two-story office and warehouse building located in Tempe, Arizona; (vii) the Motorola Property (the "Motorola Tempe Building"), a two-story office building located in Tempe, Arizona; (viii) the Dial Property (the "Dial Building"), a two-story office building located in Scottsdale, Arizona; (ix) the Delphi Building, a three-story office building located in Troy, Michigan; (x) the Avnet Property (the "Avnet Building"), a two-story office building located in Tempe, Arizona;
     (xi) the Metris Oklahoma Building, a three-story office building located in Tulsa, Oklahoma; (xii) the Alstom Power-Richmond Building, a four-story office building located in Richmond, Virginia; (xiii) the Motorola Plainfield Building, a three-story office building located in South Plainfield, New Jersey; (xiv) the Stone & Webster Building, a six-story office building located in Houston, Texas; (xv) the Metris Minnetonka Building, a nine-story office building located in Minnetonka, Minnesota;
     (xvi) the State Street Bank Building, a seven-story office building located in Quincy, Massachusetts; (xvii) the IKON Buildings, two one-story office buildings located in Houston, Texas; (xviii) the Ingram Micro Distribution Facility, a one-story office and warehouse building located in Millington, Tennessee; (xix) the Lucent Building, a four-story office building located in Cary, North Carolina; (xx) the Nissan land (the "Nissan Property"), a
     14.873 acre tract of undeveloped land located in Irving, Texas; (xxi) the Convergys Building, a two-story office building located in Tamarac, Florida; and (xxii) the Windy Point Buildings, a seven-story office building and an eleven-story office building located in Schaumburg, Illinois.

     The Company owns an interest in one property through a joint venture between the Operating Partnership, Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), and Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), which is referred to as the Fund VIII, IX, and REIT Joint Venture. The Company also owns interests in five properties through a joint venture between the Operating Partnership, Wells Fund IX, Wells Real Estate Fund X, L.P. ("Wells Fund X"), and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), which is referred to as the Fund IX, Fund X, Fund XI, and REIT Joint Venture. The Company owns an interest in one property through each of two unique joint ventures between the Operating Partnership and Fund X and XI Associates, a joint venture between Wells Fund X and Wells Fund XI. In addition, the Company owns interests in four properties through a joint venture between the Operating Partnership, Wells Fund XI, and Wells Real Estate Fund XII, L.P. ("Wells Fund XII"), which is referred to as the Fund XI, XII, and REIT Joint Venture. The Company owns interests in three properties through a joint venture between the Operating Partnership and Wells Fund XII, which is referred to as the Fund XII and REIT Joint Venture. The Company also owns interests in two properties through a joint venture between the Operating Partnership and Wells Fund XIII, which is referred to as the Fund XIII and REIT Joint Venture.

     Through its investment in the Fund VIII, IX, and REIT Joint Venture, the Company owns an interest in a two-story office building in Irvine, California (the "Quest Building").

     The following properties are owned by the Company through its investment in the Fund IX, X, XI, and REIT Joint Venture: (i) a three-story office building in Knoxville, Tennessee (the "Alstom Power Building"), (ii) a two-story office building in Louisville, Colorado (the "Ohmeda Building"),
     (iii) a three-story office building in Broomfield, Colorado (the "360 Interlocken Building"), (iv) a one-story office and warehouse building in Ogden, Utah (the "Iomega Building"), and (v) a one-story office building in Oklahoma City, Oklahoma (the "Avaya Building").

     Through its investment in two joint ventures with Fund X and XI Associates, the Company owns interests in the following properties: (i) a one-story office and warehouse building in Fountain Valley, California (the "Cort Furniture Building"), owned by Wells/Orange County Associates and (ii) a two-story manufacturing and office building in Fremont, California (the "Fairchild Building"), owned by Wells/Fremont Associates.

     The following properties are owned by the Company through its investment in the Fund XI, XII, and REIT Joint Venture: (i) a two-story manufacturing and office building in Fountain Inn, South Carolina (the "EYBL CarTex Building"), (ii) a three-story office building Leawood, Kansas (the "Sprint Building"), (iii) an office and warehouse building in Chester County, Pennsylvania (the "Johnson Matthey Building"), and (iv) a two-story office building in Ft. Myers, Florida (the "Gartner Building").

     Through its investment in the Fund XII and REIT Joint Venture, the Company owns interests in the following properties: (i) a three-story office building in Troy, Michigan (the "Siemens Building"), (ii) a one-story office building and a two-story office building in Oklahoma City, Oklahoma (collectively referred to as the "AT&T Call Center Buildings"), and (iii) a three-story office building in Brentwood, Tennessee (the "Comdata Building").

     The following properties are owned by the Company through its investment in the Fund XIII and REIT Joint Venture: (i) a one-story office building in Orange Park, Florida (the "AmeriCredit Building"), and (ii) two connected one-story office and assembly buildings in Parker, Colorado (the "ADIC Buildings").

     Use of Estimates and Factors Affecting the Company

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The carrying values of real estate are based on management's current intent to hold the real estate assets as long-term investments. The success of the Company's future operations and the ability to realize the investment in its assets will be dependent on the Company's ability to maintain rental rates, occupancy, and an appropriate level of operating expenses in future years. Management believes that the steps it is taking will enable the Company to realize its investment in its assets.

     Income Taxes

     The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT's ordinary taxable income to shareholders. It is management's current intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to federal income tax on distributed taxable income. Even if the Company qualifies as a REIT, it may be subject to certain state and local taxes on its income and real estate assets, and to federal income and excise taxes on its undistributed taxable income. No provision for federal income taxes has been made in the accompanying consolidated financial statements, as the Company made distributions equal to or in excess of its taxable income in each of the three years in the period ended December 31, 2001.

     Real Estate Assets

     Real estate assets held by the Company and joint ventures are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All repair and maintenance expenditures are expensed as incurred.

     Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present which indicate that the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Company or the joint ventures as of December 31, 2001 and 2000.

     Depreciation of building and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

     Revenue Recognition

     All leases on real estate assets held by the Company or the joint ventures are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

     Cash and Cash Equivalents

     For the purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

     Deferred Lease Acquisition Costs

     Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

     Earnings Per Share

     Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share, as there is no dilutive impact created from the Company's stock option plan (Note 10) using the treasury stock method.

     Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

     Investment in Joint Ventures

         Basis of Presentation

         The Operating Partnership does not have control over the operations of the joint ventures; however, it does exercise significant influence. Accordingly, the Operating Partnership's investments in joint ventures are recorded using the equity method of accounting.

         Partners' Distributions and Allocations of Profit and Loss

         Cash available for distribution and allocations of profit and loss to the Operating Partnership by the joint ventures are made in accordance with the terms of the individual joint venture agreements. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash is paid from the joint ventures to the Operating Partnership on a quarterly basis.

         Deferred Lease Acquisition Costs

         Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases. Deferred lease acquisition costs are included in prepaid expenses and other assets, net, in the balance sheets presented in Note 5.

2.   DEFERRED PROJECT COSTS

     The Company paid a percentage of shareholder contributions to the Advisor for acquisition and advisory services and acquisition expenses. These payments, as stipulated in the prospectus, can be up to 3.5% of shareholder contributions, subject to certain overall limitations contained in the prospectus. Aggregate fees paid through December 31, 2001 were $29,122,286 and amounted to 3.5% of shareholders' contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the joint ventures or real estate assets. Deferred project costs at December 31, 2001 and 2000 represent fees not yet applied to properties.

3.   DEFERRED OFFERING COSTS

     Offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Advisor and not by the Company. Offering expenses include such costs as legal and accounting fees, printing costs, and other offering expenses and specifically exclude sales costs and underwriting commissions.

     As of December 31, 2001, the Advisor paid offering expenses on behalf of the Company in the aggregate amount of $20,459,289, of which the Advisor had been reimbursed $18,551,241, which did not exceed the 3% limitation.

4.   RELATED-PARTY TRANSACTIONS

     Due from affiliates at December 31, 2001 and 2000 represents the Operating Partnership's share of the cash to be distributed from its joint venture investments for the fourth quarter of 2001 and 2000 and advances due from the Advisor as of December 31, 2000:

                                                             2001          2000
                                                       ------------   ----------
        Fund VIII, IX, and REIT Joint Venture           $   46,875     $  21,605
        Fund IX, X, XI, and REIT Joint Venture              36,073        12,781
        Wells/Orange County Associates                      83,847        24,583
        Wells/Fremont Associates                           164,196        53,974
        Fund XI, XII, and REIT Joint Venture               429,980       136,648
        Fund XII and REIT Joint Venture                    680,542        49,094
        Fund XIII and REIT                                 251,214             0
        Advisor                                                  0        10,995
                                                        ----------      --------
                                                        $1,692,727      $309,680
                                                        ==========      ========

     The Operating Partnership entered into a property management and leasing agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the Advisor. In consideration for supervising the management and leasing of the Operating Partnership's properties, the Operating Partnership will pay management and leasing fees equal to the lesser of (a) 4.5% of the gross revenues generally paid over the life of the lease or (b) .6% of the net asset value of the properties (excluding vacant properties) owned by the Company to Wells Management. These management and leasing fees are calculated on an annual basis plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent.

     The Operating Partnership's portion of the management and leasing fees and lease acquisition costs paid to Wells Management, both directly and at the joint venture level, were $2,468,294, $1,111,748, and $336,517 for the years ended December 31, 2001, 2000, and 1999, respectively.

     The Advisor performs certain administrative services for the Operating Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the Operating Partnership and the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable basis for allocating such expenses.

     The Advisor is a general partner in various Wells Real Estate Funds. As such, there may exist conflicts of interest where the Advisor, while serving in the capacity as general partner for Wells Real Estate Funds, may be in competition with the Operating Partnership for tenants in similar geographic markets.

5.   INVESTMENT IN JOINT VENTURES

     The Operating Partnership's investment and percentage ownership in joint ventures at December 31, 2001 and 2000 are summarized as follows:

                                                          2001                    2000
                                                   ------------------------  -----------------------
                                                       Amount      Percent      Amount     Percent
                                                   -------------  ---------  ------------ ----------
     Fund VIII, IX, and REIT Joint Venture          $ 1,189,067    16%       $  1,276,551  16%
     Fund IX, X, XI, and REIT Joint Venture           1,290,360     4           1,339,636   4
     Wells/Orange County Associates                   2,740,000    44           2,827,607  44
     Wells/Fremont Associates                         6,575,358    78           6,791,287  78
     Fund XI, XII, and REIT Joint Venture            17,187,985    57          17,688,615  57
     Fund XII and REIT Joint Venture                 30,299,872    55          14,312,901  47
     Fund XIII and REIT Joint Venture                18,127,338    68                   0   0
                                                   ------------              -----------
                                                    $77,409,980              $44,236,597
                                                   ============              ===========

The following is a roll forward of the Operating Partnership's investment in joint ventures for the years ended December 31, 2001 and 2000:

                                                                      2001               2000
                                                                 -----------------  --------------
        Investment in joint ventures, beginning of year             $44,236,597       $29,431,176
            Equity in income of joint ventures                        3,720,959         2,293,873
            Contributions to joint ventures                          35,085,897        15,691,281
            Distributions from joint ventures                        (5,633,473)       (3,179,733)
                                                                    -----------       -----------
        Investment in joint ventures, end of year                   $77,409,980       $44,236,597
                                                                    ===========       ===========

FUND VIII, IX, AND REIT JOINT VENTURE

On June 15, 2000, Fund VIII and IX Associates, a joint venture between Wells Real Estate Fund VIII, L.P. ("Fund VIII") and Wells Real Estate Fund IX, L.P. ("Fund IX"), entered into a joint venture with the Operating Partnership to form Fund VIII, IX, and REIT Joint Venture, for the purpose of acquiring, developing, operating, and selling real properties.

On July 1, 2000, Fund VIII and IX Associates contributed the Quest Building (formerly the Bake Parkway Building) to the joint venture. Fund VIII, IX, and REIT Joint Venture recorded the net assets of the Quest Building at an amount equal to the respective historical net book values. The Quest Building is a two-story office building containing approximately 65,006 rentable square feet on a 4.4-acre tract of land in Irvine, California. During 2000, the Operating Partnership contributed $1,282,111 to the Fund VIII, IX, and REIT Joint Venture. Ownership percentage interests were recomputed accordingly.

Following are the financial statements for Fund VIII, IX, and REIT Joint
Venture:

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets
                                                                                       2001               2000
                                                                                    ----------        -----------
Real estate assets, at cost:
    Land                                                                            $2,220,993         $2,220,993
    Building and improvements, less accumulated depreciation of $649,436 in
       2001 and $187,891 in 2000                                                     4,952,724          5,408,892
                                                                                    ----------         ----------
              Total real estate assets                                               7,173,717          7,629,885
Cash and cash equivalents                                                              297,533            170,664
Accounts receivable                                                                    164,835            197,802
Prepaid expenses and other assets, net                                                 191,799            283,864
                                                                                    ----------         ----------
              Total assets                                                          $7,827,884         $8,282,215
                                                                                    ==========         ==========

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                $      676         $        0
    Partnership distributions payable                                                  296,856            170,664
                                                                                    ----------         ----------
              Total liabilities                                                        297,532            170,664
                                                                                    ----------         ----------
Partners' capital:
    Fund VIII and IX Associates                                                      6,341,285          6,835,000
    Wells Operating Partnership, L.P.                                                1,189,067          1,276,551
                                                                                    ----------         ----------
              Total partners' capital                                                7,530,352          8,111,551
                                                                                    ----------         ----------
              Total liabilities and partners' capital                               $7,827,884         $8,282,215
                                                                                    ==========         ==========

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000

                                                                          2001            2000
                                                                      ------------   ------------
Revenues:
    Rental income                                                      $1,207,995      $  563,049
    Interest income                                                           729               0
                                                                       ----------      ----------
                                                                        1,208,724         563,049
                                                                       ----------      ----------
Expenses:
    Depreciation                                                          461,545         187,891
    Management and leasing fees                                           142,735          54,395
    Property administration expenses                                       22,278           5,692
    Operating costs, net of reimbursements                                 15,326           5,178
                                                                       ----------      ----------
                                                                          641,884         253,156
                                                                       ----------      ----------
Net income                                                             $  566,840      $  309,893
                                                                       ==========      ==========

Net income allocated to Fund VIII and IX Associates                    $  477,061      $  285,006
                                                                       ==========      ==========

Net income allocated to Wells Operating Partnership, L.P.              $   89,779      $   24,887
                                                                       ==========      ==========

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000

                                                                  Fund VIII          Wells                Total
                                                                   and IX           Operating           Partners'
                                                                 Associates     Partnership, L.P.        Capital
                                                               --------------- --------------------   -------------
Balance, June 15, 2000 (inception)                              $          0      $           0        $         0
    Net income                                                       285,006             24,887            309,893
    Partnership contributions                                      6,857,889          1,282,111          8,140,000
    Partnership distributions                                       (307,895)           (30,447)          (338,342)
                                                                ------------      -------------        -----------
Balance, December 31, 2000                                         6,835,000          1,276,551          8,111,551
    Net income                                                       477,061             89,779            566,840
    Partnership contributions                                              0              5,377              5,377
    Partnership distributions                                       (970,776)          (182,640)        (1,153,416)
                                                                ------------      -------------        -----------
Balance, December 31, 2001                                      $  6,341,285      $   1,189,067        $ 7,530,352
                                                                ============      =============        ===========

                      Fund VIII, IX, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
                    for the Year Ended December 31, 2001 and
                the Period from June 15, 2000 (Inception) Through
                                December 31, 2000

                                                                                  2001           2000
                                                                              -----------    -----------
Cash flows from operating activities:
    Net income                                                                $   566,840    $   309,893
                                                                              -----------    -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation                                                            461,545        187,891
          Changes in assets and liabilities:
             Accounts receivable                                                   32,967       (197,802)
             Prepaid expenses and other assets, net                                92,065       (283,864)
             Accounts payable                                                         676              0
                                                                              -----------    -----------
                Total adjustments                                                 587,253       (293,775)
                                                                              -----------    -----------
                Net cash provided by operating activities                       1,154,093         16,118
                                                                              -----------    -----------
Cash flows from investing activities:
    Investment in real estate                                                      (5,377)      (959,887)
                                                                              -----------    -----------
Cash flows from financing activities:
    Contributions from joint venture partners                                       5,377      1,282,111
    Distributions to joint venture partners                                    (1,027,224)      (167,678)
                                                                              -----------    -----------
                Net cash (used in) provided by financing activities            (1,021,847)     1,114,433
                                                                              -----------    -----------
Net increase in cash and cash equivalents                                         126,869        170,664
Cash and cash equivalents, beginning of period                                    170,664              0
                                                                              -----------    -----------
Cash and cash equivalents, end of year                                        $   297,533    $   170,664
                                                                              ===========    ===========

Supplemental disclosure of noncash activities:
    Real estate contribution received from joint venture partner              $         0    $ 6,857,889
                                                                              ===========    ===========

Fund IX, X, XI, and REIT Joint Venture

On March 20, 1997, Fund IX and Wells Real Estate Fund X, L.P. ("Fund X") entered into a joint venture agreement. The joint venture, Fund IX and X Associates, was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Wells Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the Alstom Power Building, to the Fund IX and X Associates joint venture. An 84,404-square foot, three-story building was constructed and commenced operations at the end of 1997.

On February 13, 1998, the joint venture purchased a two-story office building, known as the Ohmeda Building, in Louisville, Colorado. On March 20, 1998, the joint venture purchased a three-story office building, known as the 360 Interlocken Building, in Broomfield, Colorado. On June 11, 1998, Fund IX and X Associates was amended and restated to admit Wells Real Estate Fund XI, L.P. ("Fund XI") and the Operating Partnership. The joint venture was renamed the Fund IX, X, XI, and REIT Joint Venture. On June 24, 1998, the new joint venture purchased a one-story office building, known as the Avaya Building, in Oklahoma City, Oklahoma. On April 1, 1998, Wells Fund X purchased a one-story warehouse facility, known as the Iomega Building, in Ogden, Utah. On July 1, 1998, Wells Fund X contributed the Iomega Building to the Fund IX, X, XI, and REIT Joint Venture.

During 1999, Fund IX and Fund XI made contributions to the Fund IX, X, XI, and REIT Joint Venture; during 2000, Fund IX and Fund X made contributions to the Fund IX, X, XI, and REIT Joint Venture.

Following are the financial statements for the Fund IX, X, XI, and REIT Joint
Venture:

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                         2001           2000
                                                                     -----------    -----------
Real estate assets, at cost:
    Land                                                             $ 6,698,020    $ 6,698,020
    Building and improvements, less accumulated depreciation of
       $5,619,744 in 2001 and $4,203,502 in 2000                      27,178,526     28,594,768
                                                                     -----------    -----------
              Total real estate assets, net                           33,876,546     35,292,788
Cash and cash equivalents                                              1,555,917      1,500,044
Accounts receivable                                                      596,050        422,243
Prepaid expenses and other assets, net                                   439,002        487,276
                                                                     -----------    -----------
              Total assets                                           $36,467,515    $37,702,351
                                                                     ===========    ===========

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable and accrued liabilities                         $   620,907    $   568,517
    Refundable security deposits                                         100,336         99,279
    Due to affiliates                                                     13,238          9,595
    Partnership distributions payable                                    966,912        931,151
                                                                     -----------    -----------
              Total liabilities                                        1,701,393      1,608,542
                                                                     -----------    -----------
Partners' capital:
    Wells Real Estate Fund IX                                         13,598,505     14,117,803
    Wells Real Estate Fund X                                          16,803,586     17,445,277
    Wells Real Estate Fund XI                                          3,073,671      3,191,093
    Wells Operating Partnership, L.P.                                  1,290,360      1,339,636
                                                                     -----------    -----------
              Total partners' capital                                 34,766,122     36,093,809
                                                                     -----------    -----------
              Total liabilities and partners' capital                $36,467,515    $37,702,351
                                                                     ===========    ===========

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                   2001          2000          1999
                                                               -----------   -----------   -----------
Revenues:
    Rental income                                              $ 4,174,379   $ 4,198,388   $ 3,932,962
    Other income                                                   119,828       116,129        61,312
    Interest income                                                 50,002        73,676        58,768
                                                               -----------   -----------   -----------
                                                                 4,344,209     4,388,193     4,053,042
                                                               -----------   -----------   -----------
Expenses:
    Depreciation                                                 1,416,242     1,411,434     1,538,912
    Management and leasing fees                                    357,761       362,774       286,139
    Operating costs, net of reimbursements                        (232,601)     (133,505)      (34,684)
    Property administration expense                                 91,747        57,924        59,886
    Legal and accounting                                            26,223        20,423        30,545
                                                               -----------   -----------   -----------
                                                                 1,659,372     1,719,050     1,880,798
                                                               -----------   -----------   -----------
Net income                                                     $ 2,684,837   $ 2,669,143   $ 2,172,244
                                                               ===========   ===========   ===========

Net income allocated to Wells Real Estate Fund IX              $ 1,050,156   $ 1,045,094   $   850,072
                                                               ===========   ===========   ===========

Net income allocated to Wells Real Estate Fund X               $ 1,297,665   $ 1,288,629   $ 1,056,316
                                                               ===========   ===========   ===========

Net income allocated to Wells Real Estate Fund XI              $   237,367   $   236,243   $   184,355
                                                               ===========   ===========   ===========

Net income allocated to Wells Operating Partnership, L.P.      $    99,649   $    99,177   $    81,501
                                                               ===========   ===========   ===========

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                                        Wells
                                    Wells Real       Wells Real       Wells Real      Operating          Total
                                      Estate           Estate           Estate       Partnership,      Partners'
                                     Fund IX           Fund X           Fund XI          L.P.           Capital
                                   ------------     ------------     ------------    ------------    ------------
Balance, December 31, 1998         $ 14,960,100     $ 18,707,139     $  2,521,003    $  1,443,378    $ 37,631,620
   Net income                           850,072        1,056,316          184,355          81,501       2,172,244
   Partnership contributions            198,989                0          911,027               0       1,110,016
   Partnership distributions         (1,418,535)      (1,762,586)        (307,982)       (135,995)     (3,625,098)
                                   ------------     ------------     ------------    ------------    ------------
Balance, December 31, 1999           14,590,626       18,000,869        3,308,403       1,388,884      37,288,782
   Net income                         1,045,094        1,288,629          236,243          99,177       2,669,143
   Partnership contributions             46,122           84,317                0               0         130,439
   Partnership distributions         (1,564,039)      (1,928,538)        (353,553)       (148,425)     (3,994,555)
                                   ------------     ------------     ------------    ------------    ------------
Balance, December 31, 2000           14,117,803       17,445,277        3,191,093       1,339,636      36,093,809
   Net income                         1,050,156        1,297,665          237,367          99,649       2,684,837
   Partnership distributions         (1,569,454)      (1,939,356)        (354,789)       (148,925)     (4,012,524)
                                   ------------     ------------     ------------    ------------    ------------
Balance, December 31, 2001         $ 13,598,505     $ 16,803,586     $  3,073,671    $  1,290,360    $ 34,766,122
                                   ============     ============     ============    ============    ============

                   The Fund IX, X, XI, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                   2001           2000           1999
                                                               -----------    -----------    -----------
Cash flows from operating activities:
    Net income                                                 $ 2,684,837    $ 2,669,143    $ 2,172,244
                                                               -----------    -----------    -----------
    Adjustments to reconcile net income to net cash provided
       by operating activities:
           Depreciation                                          1,416,242      1,411,434      1,538,912
           Changes in assets and liabilities:
              Accounts receivable                                 (173,807)       132,722       (421,708)
              Prepaid expenses and other assets, net                48,274         39,133        (85,281)
              Accounts payable and accrued liabilities, and
                 refundable security deposits                       53,447        (37,118)       295,177
              Due to affiliates                                      3,643          3,216          1,973
                                                               -----------    -----------    -----------
                 Total adjustments                               1,347,799      1,549,387      1,329,073
                                                               -----------    -----------    -----------
                 Net cash provided by operating activities       4,032,636      4,218,530      3,501,317
                                                               -----------    -----------    -----------
Cash flows from investing activities:
    Investment in real estate                                            0       (127,661)      (930,401)
                                                               -----------    -----------    -----------
Cash flows from financing activities:
    Distributions to joint venture partners                     (3,976,763)    (3,868,138)    (3,820,491)
    Contributions received from partners                                 0        130,439      1,066,992
                                                               -----------    -----------    -----------
                 Net cash used in financing activities          (3,976,763)    (3,737,699)    (2,753,499)
                                                               -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents                55,873        353,170       (182,583)
Cash and cash equivalents, beginning of year                     1,500,044      1,146,874      1,329,457
                                                               -----------    -----------    -----------
Cash and cash equivalents, end of year                         $ 1,555,917    $ 1,500,044    $ 1,146,874
                                                               ===========    ===========    ===========

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture        $         0    $         0    $    43,024
                                                               ===========    ===========    ===========

Wells/Orange County Associates

On July 27, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Orange County Associates. On July 31, 1998, Wells/Orange County Associates acquired a 52,000-square foot warehouse and office building located in Fountain Valley, California, known as the Cort Furniture Building.

On September 1, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Orange County Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Cort Furniture Building.

Following are the financial statements for Wells/Orange County Associates:

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets

                                                                2001         2000
                                                             ----------   ----------
Real estate assets, at cost:
    Land                                                     $2,187,501   $2,187,501
    Building, less accumulated depreciation of $651,780 in
      2001 and $465,216 in 2000                               4,012,335    4,198,899
                                                             ----------   ----------
              Total real estate assets                        6,199,836    6,386,400
Cash and cash equivalents                                       188,407      119,038
Accounts receivable                                              80,803       99,154
Prepaid expenses and other assets                                 9,426            0
                                                             ----------   ----------
              Total assets                                   $6,478,472   $6,604,592
                                                             ==========   ==========

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                         $   11,792   $    1,000
    Partnership distributions payable                           192,042      128,227
                                                             ----------   ----------
              Total liabilities                                 203,834      129,227
                                                             ----------   ----------
Partners' capital:
    Wells Operating Partnership, L.P.                         2,740,000    2,827,607
    Fund X and XI Associates                                  3,534,638    3,647,758
                                                             ----------   ----------
              Total partners' capital                         6,274,638    6,475,365
                                                             ----------   ----------
              Total liabilities and partners' capital        $6,478,472   $6,604,592
                                                             ==========   ==========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                               2001         2000        1999
                                                             --------     --------    --------
Revenues:
    Rental income                                            $795,528     $795,545    $795,545
    Interest income                                             2,409            0           0
                                                             --------     --------    --------
                                                              797,937      795,545     795,545
                                                             --------     --------    --------
Expenses:
    Depreciation                                              186,564      186,564     186,565
    Management and leasing fees                                33,547       30,915      30,360
    Operating costs, net of reimbursements                     21,855        5,005      22,229
    Legal and accounting                                        9,800        4,100       5,439
                                                             --------     --------    --------
                                                              251,766      226,584     244,593
                                                             --------     --------    --------
Net income                                                   $546,171     $568,961    $550,952
                                                             ========     ========    ========

Net income allocated to Wells Operating Partnership, L.P     $238,542     $248,449    $240,585
                                                             ========     ========    ========

Net income allocated to Fund X and XI Associates             $307,629     $320,512    $310,367
                                                             ========     ========    ========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                                              Wells
                                                             Operating      Fund X        Total
                                                           Partnership,     and XI      Partners'
                                                               L.P.       Associates     Capital
                                                           -----------    ----------   ----------
Balance, December 31, 1998                                  $2,958,617    $3,816,766   $6,775,383
    Net income                                                 240,585       310,367      550,952
    Partnership distributions                                 (306,090)     (394,871)    (700,961)
                                                           -----------    ----------   ----------
Balance, December 31, 1999                                   2,893,112     3,732,262    6,625,374
    Net income                                                 248,449       320,512      568,961
    Partnership distributions                                 (313,954)     (405,016)    (718,970)
                                                           -----------    ----------   ----------
Balance, December 31, 2000                                   2,827,607     3,647,758    6,475,365
    Net income                                                 238,542       307,629      546,171
    Partnership distributions                                 (326,149)     (420,749)    (746,898)
                                                           -----------    ----------   ----------
Balance, December 31, 2001                                  $2,740,000    $3,534,638   $6,274,638
                                                           ===========    ==========   ==========

                         Wells/Orange County Associates
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                             2001        2000           1999
                                                                         -----------  -----------   ------------
Cash flows from operating activities:
    Net income                                                            $ 546,171    $ 568,961     $ 550,952
                                                                          ---------    ---------     ---------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                     186,564      186,564       186,565
           Changes in assets and liabilities:
              Accounts receivable                                            18,351      (49,475)      (36,556)
              Accounts payable                                               10,792        1,000        (1,550)
              Prepaid and other expenses                                     (9,426)           0             0
                                                                          ---------    ---------     ---------
                 Total adjustments                                          206,281      138,089       148,459
                                                                          ---------    ---------     ---------
                 Net cash provided by operating activities                  752,452      707,050       699,411
Cash flows from financing activities:
    Distributions to partners                                              (683,083)    (764,678)     (703,640)
                                                                          ---------    ---------     ---------
Net increase (decrease) in cash and cash equivalents                         69,369      (57,628)       (4,229)
Cash and cash equivalents, beginning of year                                119,038      176,666       180,895
                                                                          ---------    ---------     ---------
Cash and cash equivalents, end of year                                    $ 188,407    $ 119,038     $ 176,666
                                                                          =========    =========     =========

Wells/Fremont Associates

On July 15, 1998, the Operating Partnership entered into a joint venture agreement with Wells Development Corporation, referred to as Wells/Fremont Associates. On July 21, 1998, Wells/Fremont Associates acquired a 58,424-square foot two-story manufacturing and office building located in Fremont, California, known as the Fairchild Building.

On October 8, 1998, Fund X and XI Associates acquired Wells Development Corporation's interest in Wells/Fremont Associates, which resulted in Fund X and XI Associates becoming a joint venture partner with the Operating Partnership in the ownership of the Fairchild Building.

Following are the financial statements for Wells/Fremont Associates:

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                     Assets
                                                                                           2001            2000
                                                                                     ---------------  -------------
Real estate assets, at cost:
    Land                                                                               $2,219,251       $2,219,251
    Building, less accumulated depreciation of $999,301 in 2001 and $713,773
       in 2000                                                                          6,138,857        6,424,385
                                                                                       ----------       ----------
              Total real estate assets                                                  8,358,108        8,643,636
Cash and cash equivalents                                                                 203,750           92,564
Accounts receivable                                                                       133,801          126,433
                                                                                       ----------       ----------
              Total assets                                                             $8,695,659       $8,862,633
                                                                                       ==========       ==========

                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                   $    1,896       $    3,016
    Due to affiliate                                                                        8,030            7,586
    Partnership distributions payable                                                     201,854           89,549
                                                                                       ----------       ----------
              Total liabilities                                                           211,780          100,151
                                                                                       ----------       ----------
Partners' capital:
    Wells Operating Partnership, L.P.                                                   6,575,358        6,791,287
    Fund X and XI Associates                                                            1,908,521        1,971,195
                                                                                       ----------       ----------
              Total partners' capital                                                   8,483,879        8,762,482
                                                                                       ----------       ----------
              Total liabilities and partners' capital                                  $8,695,659       $8,862,633
                                                                                       ==========       ==========

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                    2001          2000           1999
                                                                -----------   ------------   ------------
Revenues:
    Rental income                                                 $902,945      $902,946       $902,946
    Interest income                                                  2,713             0              0
    Other income                                                     2,015             0              0
                                                                  --------      --------       --------
                                                                   907,673       902,946        902,946
                                                                  --------      --------       --------
Expenses:
    Depreciation                                                   285,528       285,527        285,526
    Management and leasing fees                                     36,267        36,787         37,355
    Operating costs, net of reimbursements                          16,585        13,199         16,006
    Legal and accounting                                             6,400         4,300          4,885
                                                                  --------      --------       --------
                                                                   344,780       339,813        343,772
                                                                  --------      --------       --------
Net income                                                        $562,893      $563,133       $559,174
                                                                  ========      ========       ========

Net income allocated to Wells Operating Partnership, L.P.         $436,265      $436,452       $433,383
                                                                  ========      ========       ========

Net income allocated to Fund X and XI Associates                  $126,628      $126,681       $125,791
                                                                  ========      ========       ========

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999

                                               Wells
                                             Operating          Fund X            Total
                                            Partnership,        and XI           Partners'
                                                L.P.          Associates         Capital
                                        ------------------  ----------------  --------------
Balance, December 31, 1998                  $7,166,682        $2,080,155       $9,246,837
    Net income                                 433,383           125,791          559,174
    Partnership distributions                 (611,855)         (177,593)        (789,448)
                                            ----------        ----------       ----------
Balance, December 31, 1999                   6,988,210         2,028,353        9,016,563
    Net income                                 436,452           126,681          563,133
    Partnership distributions                 (633,375)         (183,839)        (817,214)
                                            ----------        ----------       ----------
Balance, December 31, 2000                   6,791,287         1,971,195        8,762,482
    Net income                                 436,265           126,628          562,893
    Partnership distributions                 (652,194)         (189,302)        (841,496)
                                            ----------        ----------       ----------
Balance, December 31, 2001                  $6,575,358        $1,908,521       $8,483,879
                                            ==========        ==========       ==========

                            Wells/Fremont Associates
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                            2001          2000          1999
                                                                         ----------    ----------    ----------
Cash flows from operating activities:
  Net income                                                              $ 562,893     $ 563,133     $ 559,174
                                                                         ----------    ----------    ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                         285,528       285,527       285,526
       Changes in assets and liabilities:
          Accounts receivable                                                (7,368)      (33,454)      (58,237)
          Accounts payable                                                   (1,120)        1,001        (1,550)
          Due to affiliate                                                      444         2,007         3,527
                                                                         ----------    ----------    ----------
             Total adjustments                                              277,484       255,081       229,266
                                                                         ----------    ----------    ----------
             Net cash provided by operating activities                      840,377       818,214       788,440
Cash flows from financing activities:
  Distributions to partners                                                (729,191)     (914,662)     (791,940)
                                                                         ----------    ----------    ----------
Net increase (decrease) in cash and cash equivalents                        111,186       (96,448)       (3,500)
Cash and cash equivalents, beginning of year                                 92,564       189,012       192,512
                                                                         ----------    ----------    ----------
Cash and cash equivalents, end of year                                    $ 203,750     $  92,564     $ 189,012
                                                                         ==========    ==========    ==========

Fund XI, XII, and REIT Joint Venture

On May 1, 1999, the Operating Partnership entered into a joint venture with Fund XI and Wells Real Estate Fund XII, L.P. ("Fund XII"). On May 18, 1999, the joint venture purchased a 169,510-square foot, two-story manufacturing and office building, known as EYBL CarTex Building, in Fountain Inn, South Carolina. On July 21, 1999, the joint venture purchased a 68,900-square foot, three-story-office building, known as the Sprint Building, in Leawood, Kansas. On August 17, 1999, the joint venture purchased a 130,000-square foot office and warehouse building, known as the Johnson Matthey Building, in Chester County, Pennsylvania. On September 20, 1999, the joint venture purchased a 62,400-square foot, two-story office building, known as the Gartner Building, in Fort Myers, Florida.

Following are the financial statements for the Fund XI, XII, and REIT Joint
Venture:

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000

                                             Assets

                                                                                 2001           2000
                                                                             ------------   ------------
Real estate assets, at cost:
    Land                                                                      $ 5,048,797    $ 5,048,797
    Building and improvements, less accumulated depreciation of
       $2,692,116 in 2001 and $1,599,263 in 2000                               24,626,336     25,719,189
                                                                             ------------   ------------
              Total real estate assets                                         29,675,133     30,767,986
Cash and cash equivalents                                                         775,805        541,089
Accounts receivable                                                               675,022        394,314
Prepaid assets and other expenses                                                  26,486         26,486
                                                                             ------------   ------------
              Total assets                                                    $31,152,446    $31,729,875
                                                                             ============   ============
                                 Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                          $   114,612    $   114,180
    Partnership distributions payable                                             757,500        453,395
                                                                             ------------   ------------
              Total liabilities                                                   872,112        567,575
                                                                             ------------   ------------
Partners' capital:
    Wells Real Estate Fund XI                                                   7,917,646      8,148,261
    Wells Real Estate Fund XII                                                  5,174,703      5,325,424
    Wells Operating Partnership, L.P.                                          17,187,985     17,688,615
                                                                             ------------   ------------
              Total partners' capital                                          30,280,334     31,162,300
                                                                             ------------   ------------
              Total liabilities and partners' capital                         $31,152,446    $31,729,875
                                                                             ============   ============

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
              for the Years Ended December 31, 2001, 2000, and 1999


                                                                          2001             2000            1999
                                                                       -----------      -----------     -----------
Revenues
    Rental income                                                       $3,346,227       $3,345,932      $1,443,446
    Interest income                                                         24,480            2,814               0
    Other income                                                               360              440              57
                                                                       -----------      -----------     -----------
                                                                         3,371,067        3,349,186       1,443,503
                                                                       -----------      -----------     -----------
Expenses:
    Depreciation                                                         1,092,853        1,092,680         506,582
    Management and leasing fees                                            156,987          157,236          59,230
    Operating costs, net of reimbursements                                 (27,449)         (30,718)          4,639
    Property administration                                                 65,765           36,707          15,979
    Legal and accounting                                                    18,000           14,725           4,000
                                                                         1,306,156        1,270,630         590,430
                                                                       -----------      -----------     -----------
Net income                                                              $2,064,911       $2,078,556      $  853,073
                                                                       -----------      -----------     -----------

Net income allocated to Wells Real Estate Fund XI                       $  539,930       $  543,497      $  240,031
                                                                       ===========      ===========     ===========

Net income allocated to Wells Real Estate Fund XII                      $  352,878       $  355,211      $  124,542
                                                                       ===========      ===========     ===========

Net income allocated to Wells Operating Partnership, L.P.               $1,172,103       $1,179,848      $  488,500
                                                                       ===========      ===========     ===========

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
              for the Years Ended December 31, 2001, 2000, and 1999


                                                                                          Wells
                                                      Wells Real       Wells Real       Operating           Total
                                                        Estate           Estate        Partnership,       Partners'
                                                       Fund XI          Fund XII           L.P.            Capital
                                                      ----------       ----------      ------------      -----------
Balance, December 31, 1998                            $        0       $        0       $         0      $         0
    Net income                                           240,031          124,542           488,500          853,073
    Partnership contributions                          8,470,160        5,520,835        18,376,267       32,367,262
    Partnership distributions                           (344,339)        (177,743)         (703,797)      (1,225,879)
                                                      ----------       ----------      ------------      -----------
Balance, December 31, 1999                             8,365,852        5,467,634        18,160,970       31,994,456
    Net income                                           543,497          355,211         1,179,848        2,078,556
    Partnership distributions                           (761,088)        (497,421)       (1,652,203)      (2,910,712)
                                                      ----------       ----------      ------------      -----------
Balance, December 31, 2000                             8,148,261        5,325,424        17,688,615       31,162,300
    Net income                                           539,930          352,878         1,172,103        2,064,911
    Partnership distributions                           (770,545)        (503,599)       (1,672,733)      (2,946,877)
                                                      ----------       ----------      ------------      -----------
Balance, December 31, 2001                            $7,917,646       $5,174,703       $17,187,985      $30,280,334
                                                      ==========       ==========      ============      ===========

                    The Fund XI, XII, and REIT Joint Venture
                            (A Georgia Joint Venture)
                            Statements of Cash Flows
              for the Years Ended December 31, 2001, 2000, and 1999

                                                                         2001             2000            1999
                                                                     -----------      -----------    -------------
Cash flows from operating activities:
    Net income                                                       $ 2,064,911      $ 2,078,556    $     853,073
                                                                     -----------      -----------    -------------
    Adjustments to reconcile net income to net cash provided
       by operating activities:
           Depreciation                                                1,092,853        1,092,680          506,582
           Changes in assets and liabilities:
              Accounts receivable                                       (280,708)        (260,537)        (133,777)
              Prepaid expenses and other assets                                0                0          (26,486)
              Accounts payable                                               432            1,723          112,457
                                                                     -----------      -----------    -------------
                 Total adjustments                                       812,577          833,866          458,776
                                                                     -----------      -----------    -------------
                 Net cash provided by operating activities             2,877,488        2,912,422        1,311,849
Cash flows from financing activities:

    Distributions to joint venture partners                           (2,642,772)      (3,137,611)        (545,571)
                                                                     -----------      -----------    -------------
Net increase (decrease) in cash and cash equivalents                     234,716         (225,189)         766,278
Cash and cash equivalents, beginning of year                             541,089          766,278                0
                                                                     -----------      -----------    -------------
Cash and cash equivalents, end of year                               $   775,805      $   541,089    $     766,278
                                                                     ===========      ===========    =============

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture              $         0      $         0    $   1,294,686
                                                                     ===========      ===========    =============

    Contribution of real estate assets to joint venture              $         0      $         0    $  31,072,562
                                                                     ===========      ===========    =============

Fund XII and REIT Joint Venture

On May 10, 2000, the Operating Partnership entered into a joint venture with Fund XII. The joint venture, Fund XII and REIT Joint Venture, was formed to acquire, develop, operate, and sell real property. On May 20, 2000, the joint venture purchased a 77,054-square foot, three-story office building known as the Siemens Building in Troy, Oakland County, Michigan. On December 28, 2000, the joint venture purchased a 50,000-square foot, one-story office building and a 78,500-square foot two-story office building collectively known as the AT&T Call Center Buildings in Oklahoma City, Oklahoma County, Oklahoma. On May 15, 2001, the joint venture purchased a 201,237-square foot, three-story office building known as the Comdata Building located in Brentwood, Williamson County, Tennessee.

Following are the financial statements for Fund XII and REIT Joint Venture:

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                                 Balance Sheets
                           December 31, 2001 and 2000


                                     Assets

                                                                                        2001              2000
                                                                                     -----------       -----------
Real estate assets, at cost:
    Land                                                                             $ 8,899,574       $ 4,420,405
    Building and improvements, less accumulated depreciation of $2,131,838
       in 2001 and $324,732 in 2000                                                   45,814,781        26,004,918
                                                                                     -----------       -----------
              Total real estate assets                                                54,714,355        30,425,323
Cash and cash equivalents                                                              1,345,562           207,475
Accounts receivable                                                                      442,023           130,490
                                                                                     -----------       -----------
              Total assets                                                           $56,501,940       $30,763,288
                                                                                     ===========       ===========


                        Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                 $   134,969       $         0
    Partnership distributions payable                                                  1,238,205           208,261
                                                                                     -----------       -----------
              Total liabilities                                                        1,373,174           208,261
                                                                                     -----------       -----------
Partners' capital:
    Wells Real Estate Fund XII                                                        24,828,894        16,242,127
    Wells Operating Partnership, L.P.                                                 30,299,872        14,312,900
                                                                                     -----------       -----------
              Total partners' capital                                                 55,128,766        30,555,027
                                                                                     -----------       -----------
              Total liabilities and partners' capital                                $56,501,940       $30,763,288
                                                                                     ===========       ===========

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                              Statements of Income
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000


                                                                                             2001           2000
                                                                                          ----------      --------
Revenues:
    Rental income                                                                         $4,683,323      $974,796
    Interest income                                                                           25,144         2,069
                                                                                          ----------      --------
                                                                                           4,708,467       976,865
                                                                                          ----------      --------
Expenses:
    Depreciation                                                                           1,807,106       324,732
    Management and leasing fees                                                              224,033        32,756
    Partnership administration                                                                38,928         3,917
    Legal and accounting                                                                      16,425             0
    Operating costs, net of reimbursements                                                    10,453         1,210
                                                                                          ----------      --------
                                                                                           2,096,945       362,615
                                                                                          ----------      --------
Net income                                                                                $2,611,522      $614,250
                                                                                          ==========      ========

Net income allocated to Wells Real Estate Fund XII                                        $1,224,645      $309,190
                                                                                          ==========      ========

Net income allocated to Wells Operating Partnership, L.P.                                 $1,386,877      $305,060
                                                                                          ==========      ========

                         Fund XII and REIT Joint Venture
                            (A Georgia Joint Venture)
                         Statements of Partners' Capital
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                                December 31, 2000

                                                                Wells Real          Wells                 Total
                                                                  Estate          Operating             Partners'
                                                                 Fund XII     Partnership, L.P.          Capital
                                                               -----------    -----------------        -----------
Balance, May 10, 2000 (inception)                              $         0    $              0         $         0
    Net income                                                     309,190             305,060             614,250
    Partnership contributions                                   16,340,884          14,409,171          30,750,055
    Partnership distributions                                     (407,948)           (401,330)           (809,278)
                                                               -----------    -----------------        -----------
Balance, December 31, 2000                                      16,242,126          14,312,901          30,555,027
    Net income                                                   1,224,645           1,386,877           2,611,522
    Partnership contributions                                    9,298,084          16,795,441          26,093,525
    Partnership distributions                                   (1,935,961)         (2,195,347)         (4,131,308)
                                                               -----------    -----------------        -----------
Balance, December 31, 2001                                     $24,828,894    $     30,299,872         $55,128,766
                                                               ===========    ================         ===========

                        Fund XII and REIT Joint Venture
                           (A Georgia Joint Venture)
                            Statements of Cash Flows
                    for the Year Ended December 31, 2001 and
                the Period From May 10, 2000 (Inception) Through
                               December 31, 2000

                                                                                        2001           2000
                                                                                    -------------  ------------
Cash flows from operating activities:
    Net income                                                                      $   2,611,522  $    614,250
                                                                                    -------------  ------------
    Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                 1,807,106       324,732
           Changes in assets and liabilities:
              Accounts receivable                                                        (311,533)     (130,490)
              Accounts payable                                                            134,969             0
                                                                                    -------------  ------------
                 Total adjustments                                                      1,630,542       194,242
                                                                                    -------------  ------------
                 Net cash provided by operating activities                              4,242,064       808,492
                                                                                    -------------  ------------
Cash flows from investing activities:
    Investment in real estate                                                         (26,096,138)  (29,520,043)
                                                                                    -------------  ------------
Cash flows from financing activities:
    Distributions to joint venture partners                                            (3,101,364)     (601,017)
    Contributions received from partners                                               26,093,525    29,520,043
                                                                                    -------------  ------------
                 Net cash provided by financing activities                             22,992,161    28,919,026
                                                                                    -------------  ------------
Net increase in cash and cash equivalents                                               1,138,087       207,475
Cash and cash equivalents, beginning of period                                            207,475             0
                                                                                    -------------  ------------
Cash and cash equivalents, end of year                                              $   1,345,562  $    207,475
                                                                                    =============  ============

Supplemental disclosure of noncash activities:
    Deferred project costs contributed to joint venture                             $           0  $  1,230,012
                                                                                    =============  ============

Fund XIII and REIT Joint Venture

On June 27, 2001, Wells Real Estate Fund XIII, L.P. ("Fund XIII") entered into a joint venture with the Operating Partnership to form the Fund XIII and REIT Joint Venture. On July 16, 2001, the Fund XIII and REIT Joint Venture purchased an 85,000-square foot, two-story office building known as the AmeriCredit Building in Clay County, Florida. On December 21, 2001, the Fund XIII and REIT Joint Venture purchased two connected one-story office and assembly buildings consisting of 148,200 square feet known as the ADIC Buildings in Douglas County, Colorado.

Following are the financial statements for the Fund XIII and REIT Joint Venture:

                      The Fund XIII and REIT Joint Venture
                           (A Georgia Joint Venture)
                                 Balance Sheet
                               December 31, 2001

                                     Assets

Real estate assets, at cost:
    Land                                                                             $  3,724,819
    Building and improvements, less accumulated depreciation of $266,605 in 2001       22,783,948
                                                                                     ------------
              Total real estate assets                                                 26,508,767
Cash and cash equivalents                                                                 460,380
Accounts receivable                                                                        71,236
Prepaid assets and other expenses                                                             773
                                                                                     ------------
              Total assets                                                           $ 27,041,156
                                                                                     ============

                       Liabilities and Partners' Capital

Liabilities:
    Accounts payable                                                                 $    145,331
    Partnership distributions payable                                                     315,049
                                                                                     ------------
              Total liabilities                                                           460,380
                                                                                     ------------
Partners' capital:
    Wells Real Estate Fund XIII                                                         8,453,438
    Wells Operating Partnership, L.P.                                                  18,127,338
                                                                                     ------------
              Total partners' capital                                                  26,580,776
                                                                                     ------------
              Total liabilities and partners' capital                                 $27,041,156
                                                                                     ============

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                               Statement of Income
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001

Revenues:
    Rental income                                                                    $706,373
                                                                                     --------
Expenses:
    Depreciation                                                                      266,605
    Management and leasing fees                                                        26,954
    Operating costs, net of reimbursements                                             53,659
    Legal and accounting                                                                2,800
                                                                                     --------
                                                                                      350,018
                                                                                     --------
Net income                                                                           $356,355
                                                                                     ========

Net income allocated to Wells Real Estate Fund XIII                                  $ 58,610
                                                                                     ========

Net income allocated to Wells Operating Partnership, L.P.                            $297,745
                                                                                     ========

                      The Fund XIII and REIT Joint Venture
                           (A Georgia Joint Venture)
                         Statement of Partners' Capital
             for the Period From June 27, 2001 (Inception) Through
                               December 31, 2001

                                                                                    Wells
                                                                   Wells Real     Operating       Total
                                                                     Estate      Partnership,   Partners'
                                                                   Fund XIII         L.P.        Capital
                                                                -------------- --------------- ------------
Balance, June 27, 2001 (inception)                               $           0     $         0  $         0
    Net income                                                          58,610         297,745      356,355
    Partnership contributions                                        8,491,069      18,285,076   26,776,145
    Partnership distributions                                          (96,241)       (455,483)    (551,724)
                                                                -------------- --------------- ------------
Balance, December 31, 2001                                          $8,453,438     $18,127,338  $26,580,776
                                                                ============== =============== ============

                      The Fund XIII and REIT Joint Venture
                            (A Georgia Joint Venture)
                             Statement of Cash Flows
              for the Period From June 27, 2001 (Inception) Through
                                December 31, 2001

     Cash flows from operating activities:
         Net income                                                                                 $     356,355
                                                                                                   --------------
         Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                                                                  266,605
            Changes in assets and liabilities:
                Accounts receivable                                                                       (71,236)
                Prepaid expenses and other assets                                                            (773)
                Accounts payable                                                                          145,331
                                                                                                   --------------
                   Total adjustments                                                                      339,927
                                                                                                   --------------
                   Net cash provided by operating activities                                              696,282
                                                                                                   --------------
     Cash flows from investing activities:
         Investment in real estate                                                                    (25,779,337)
                                                                                                   --------------
     Cash flows from financing activities:
         Contributions from joint venture partners                                                     25,780,110
         Distributions to joint venture partners                                                         (236,675)
                                                                                                   --------------
                   Net cash provided by financing activities                                           25,543,435
                                                                                                   --------------
     Net increase in cash and cash equivalents                                                            460,380
     Cash and cash equivalents, beginning of period                                                             0
                                                                                                   --------------
     Cash and cash equivalents, end of year                                                         $     460,380
                                                                                                   ==============

     Supplemental disclosure of noncash activities:
         Deferred project costs contributed to Joint Venture                                        $     996,035
                                                                                                   ==============

 6.  INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

     The Operating Partnership's income tax basis net income for the years ended December 31, 2001 and 2000 are calculated as follows:

                                                                                      2001              2000
                                                                                  -------------   -------------
     Financial statement net income                                               $ 21,723,967    $  8,552,967
     Increase (decrease) in net income resulting from:
         Depreciation expense for financial reporting purposes in excess of
            amounts for income tax purposes                                          7,347,459       3,511,353
         Rental income accrued for financial reporting purposes in excess of
            amounts for income tax purposes                                         (2,735,237)     (1,822,220)
         Expenses deductible when paid for income tax purposes, accrued for
            financial reporting purposes                                                25,658          37,675
                                                                                  ------------    ------------
     Income tax basis net income                                                  $ 26,361,847    $ 10,279,775
                                                                                  ============    ============

     The Operating Partnership's income tax basis partners' capital at December 31, 2001 and 2000 is computed as follows:

                                                                                     2001               2000
                                                                                --------------     --------------
Financial statement partners' capital                                            $710,285,758       $265,341,612
Increase (decrease) in partners' capital resulting from:
    Depreciation expense for financial reporting purposes in excess of
       amounts for income tax purposes                                             11,891,061          4,543,602
    Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting
       purposes                                                                    12,896,312         12,896,312
    Accumulated rental income accrued for financial reporting purposes
       in excess of amounts for income tax purposes                                (5,382,483)        (2,647,246)
    Accumulated expenses deductible when paid for income tax purposes,
       accrued for financial reporting purposes                                       114,873             89,215
    Dividends payable                                                               1,059,026          1,025,010
    Other                                                                            (222,378)          (222,378)
                                                                                 ------------       ------------
Income tax basis partners' capital                                               $730,642,169       $281,026,127
                                                                                 ============       ============

7.   RENTAL INCOME

     The future minimum rental income due from the Operating Partnership's direct investment in real estate or its respective ownership interest in the joint ventures under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                       $  69,364,229
                     2003                                          70,380,691
                     2004                                          71,184,787
                     2005                                          70,715,556
                     2006                                          71,008,821
                 Thereafter                                       270,840,299
                                                                -------------
                                                                $ 623,494,383
                                                                =============

     One tenant contributed 10% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 12% of future minimum rental income.

     Future minimum rental income due from Fund VIII, IX, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                       $   1,287,119
                     2003                                           1,287,119
                     2004                                             107,260
                     2005                                                   0
                     2006                                                   0
                 Thereafter                                                 0
                                                                -------------
                                                                $   2,681,498
                                                                =============

     One tenant contributed 100% of rental income for the year ended December 31, 2001. In addition, one tenant will contribute 100% of future minimum rental income.

     The future minimum rental income due from Fund IX, X, XI, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                       $   3,648,769
                     2003                                           3,617,432
                     2004                                           3,498,472
                     2005                                           2,482,815
                     2006                                           2,383,190
                 Thereafter                                         3,053,321
                                                                -------------
                                                                $  18,683,999
                                                                =============

     Four tenants contributed 26%, 23%, 13%, and 13% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute 38%, 21%, 20%, and 17% of future minimum rental income.

     The future minimum rental income due Wells/Orange County Associates under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                       $     834,888
                     2003                                             695,740
                                                                -------------
                                                                $   1,530,628
                                                                =============

     One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

     The future minimum rental income due Wells/Fremont Associates under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                       $     922,444
                     2003                                             950,118
                     2004                                             894,832
                                                                -------------
                                                                $   2,767,394
                                                                =============

     One tenant contributed 100% of rental income for the year ended December 31, 2001 and will contribute 100% of future minimum rental income.

     The future minimum rental income due from Fund XI, XII, and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                                       $  3,277,512
                     2003                                          3,367,510
                     2004                                          3,445,193
                     2005                                          3,495,155
                     2006                                          3,552,724
                 Thereafter                                        2,616,855
                                                                -------------
                                                                $ 19,754,949
                                                                =============

     Four tenants contributed approximately 30%, 28%, 24%, and 18% of rental income for the year ended December 31, 2001. In addition, four tenants will contribute approximately 30%, 27%, 25%, and 18% of future minimum rental income.

     The future minimum rental income due from Fund XII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                              $  5,352,097
                     2003                                 5,399,451
                     2004                                 5,483,564
                     2005                                 5,515,926
                     2006                                 5,548,289
                 Thereafter                              34,677,467
                                                       ------------
                                                       $ 61,976,794
                                                       ============

     Three tenants contributed approximately 31%, 29%, and 27% of rental income for the year ended December 31, 2001. In addition, three tenants will contribute approximately 58%, 21%, and 18% of future minimum rental income.

     The future minimum rental income due Fund XIII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

                 Year ended December 31:
                     2002                              $  2,545,038
                     2003                                 2,602,641
                     2004                                 2,661,228
                     2005                                 2,721,105
                     2006                                 2,782,957
                 Thereafter                              13,915,835
                                                       ------------
                                                       $ 27,228,804
                                                       ============

     One tenant contributed approximately 95% of rental income for the year ended December 31, 2001. In addition, two tenants will contribute approximately 51% and 49% of future minimum rental income.

8.   INVESTMENT IN BONDS AND OBLIGATION UNDER CAPITAL LEASE

     On September 27, 2001, the Operating Partnership acquired a ground leasehold interest in the Ingram Micro Distribution Facility pursuant to a Bond Real Property Lease dated December 20, 1995 (the "Bond Lease"). The ground leasehold interest under the Bond Lease, along with the Bond and Bond Deed of Trust described below, were purchased from Ingram Micro, L.P. ("Ingram") in a sale lease-back transaction for a purchase price of $21,050,000. The Bond Lease expires on December 31, 2026. At closing, the Operating Partnership also entered into a new lease with Ingram pursuant to which Ingram agreed to lease the entire Ingram Micro Distribution Facility for a lease term of 10 years with two successive 10-year renewal options.

     In connection with the original development of the Ingram Micro Distribution Facility, the Industrial Development Board of the City of Milington, Tennessee (the "Industrial Development Board") issued an Industrial Development Revenue Note dated December 20, 1995 in the principal amount of $22,000,000 (the "Bond") to Lease Plan North America, Inc. (the "Original Bond Holder"). The proceeds from the issuance of the Bond were utilized to finance the construction of the Ingram Micro Distribution Facility. The Bond is secured by a Fee Construction Mortgage Deed of Trust Assignment of Rents and Leases also dated December 20, 1995 (the "Bond Deed of Trust") executed by the Industrial Development Board for the benefit of the Original Bond Holder. Beginning in 2006, the holder of the Bond Lease has the option to purchase the land underlying the Ingram Micro Distribution Facility for $100.00 plus satisfaction of the indebtedness evidenced by the Bond which, as set forth below, was acquired and is currently held by the Operating Partnership.

     On December 20, 2000, Ingram purchased the Bond and the Bond Deed of Trust from the Original Bond Holder. On September 27, 2001, along with purchasing the Ingram Micro Distribution Facility through its acquisition of the ground leasehold interest under the Bond Lease, the Operating Partnership also acquired the Bond and the Bond Deed of Trust from Ingram. Because the Operating Partnership is technically subject to the obligation to pay the $22,000,000 indebtedness evidenced by the Bond, the obligation to pay the Bond is carried on the Company's books as a liability;

     however, since Operating Partnership is also the owner of the Bond, the Bond is also carried on the Company's books as an asset.

9.   NOTES PAYABLE

     As of December 31, 2001, the Operating Partnership's notes payable included the following:

          Note payable to Bank of America, interest at 5.9%,
          interest payable monthly, due July 30, 2003,
          collateralized by the Nissan property                  $     468,844

          Note payable to SouthTrust Bank, interest at LIBOR
          plus 175 basis points, principal and interest payable
          monthly, due June 10, 2002; collateralized by the
          Operating Partnership's interests in the Cinemark
          Building, the Dial Building, the ASML Building, the
          Motorola Tempe Building, the Avnet Building, the
          Matsushita Building, and the PwC Building                  7,655,600
                                                                 -------------
                      Total                                      $   8,124,444
                                                                 =============

     The contractual maturities of the Operating Partnership's notes payable are as follows as of December 31, 2001:

                 2002                                      $7,655,600
                 2003                                         468,844
                                                           ----------
                             Total                         $8,124,444
                                                           ==========

10.  COMMITMENTS AND CONTINGENCIES

     Take Out Purchase and Escrow Agreement

     An affiliate of the Advisor ("Wells Exchange") has developed a program (the "Wells Section 1031 Program") involving the acquisition by Wells Exchange of income-producing commercial properties and the formation of a series of single member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties to be owned in co-tenancy arrangements with persons ("1031 Participants") who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. Each of these properties will be financed by a combination of permanent first mortgage financing and interim loan financing obtained from institutional lenders.

     Following the acquisition of each property, Wells Exchange will attempt to sell co-tenancy interests to 1031 Participants, the proceeds of which will be used to pay off the interim financing. In consideration for the payment of a take out fee to the Company, and following approval of the potential property acquisition by the Company's board of directors, it is anticipated that Wells OP will enter into a take out purchase and escrow agreement or similar contract providing that, in the event that Wells Exchange is unable to sell all of the co-tenancy interest in that particular property to 1031 Participants, the Operating Partnership will purchase, at Wells Exchange's cost, any co-tenancy interests remaining unsold at the end of the offering period.

     As a part of the initial transaction in the Wells Section 1031 Program, and in consideration for the payment of a take out fee in the amount of $137,500 to the Company, Wells OP entered into a take out purchase and escrow agreement dated April 16, 2001 providing that, among other things, Wells OP is obligated to acquire, at Wells Exchange's cost ($839,694 in cash plus $832,060 of assumed debt for each 7.63358% interest of co-tenancy interest unsold), any co-tenancy interest in the building known as the Ford Motor Credit Complex which remains unsold at the expiration of the offering of Wells Exchange, which has been extended to April 15, 2002, which is also the maturity date of the interim loan relating to such property. The Ford Motor Credit Complex consists of two connecting office buildings containing 167,438 rentable square feet located in Colorado Springs, Colorado, currently under a triple-net lease with Ford Motor Credit Company, a wholly owned subsidiary of Ford Motor Company.

     The obligations of Wells OP under the take out purchase and escrow agreement are secured by reserving against a portion of Wells OP's existing line of credit with Bank of America, N.A. (the "Interim Lender"). If, for any reason, Wells OP fails to acquire any of the co-tenancy interest in the Ford Motor Credit Complex which remains unsold as of

     April 15, 2002, or there is otherwise an uncured default under the interim loan or the line of credit documents, the Interim Lender is authorized to draw down Wells OP's line of credit in the amount necessary to pay the outstanding balance of the interim loan in full, in which event the appropriate amount of co-tenancy interest in the Ford Motor Credit Complex would be deeded to Wells OP. Wells OP's maximum economic exposure in the transaction is $21,900,000, in which event Wells OP would acquire the Ford Motor Credit Complex for $11,000,000 in cash plus assumption of the first mortgage financing in the amount of $10,900,000. If some, but not all, of the co-tenancy interests are sold, Wells OP's exposure would be less, and it would own an interest in the property in co-tenancy with the 1031 Participants who had previously acquired co-tenancy interests in the Ford Motor Credit Complex from Wells Exchange.

     Development of the Nissan Property

     The Operating Partnership has entered into an agreement with an independent third-party general contractor for the purpose of designing and constructing a three-story office building containing 268,290 rentable square feet on the Nissan Property. The construction agreement provides that the Operating Partnership will pay the contractor a maximum of $25,326,017 for the design and construction of the building. Construction commenced on January 25, 2002 and is scheduled to be completed within 20 months.

     General

     Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company, the Operating Partnership, or the Advisor. In the normal course of business, the Company, the Operating Partnership, or the Advisor may become subject to such litigation or claims.

11.  SHAREHOLDERS' EQUITY

     Common Stock Option Plan

     The Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan ("the Plan") provides for grants of stock to be made to independent nonemployee directors of the Company. Options to purchase 2,500 shares of common stock at $12 per share are granted upon initially becoming an independent director of the Company. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Effective on the date of each annual meeting of shareholders of the Company, beginning in 2000, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options vest at the rate of 500 shares per full year of service thereafter. All options granted under the Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the optionee or if the optionee ceases to serve as a director.

     The Company has adopted the disclosure provisions in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." As permitted by the provisions of SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and the related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost.

     A summary of the Company's stock option activity during 2001 and 2000 is as follows:

                                                                        Exercise
                                                                Number   Price
                                                                ------  --------
      Outstanding at December 31, 1999                          17,500   $  12
          Granted                                                7,000      12
                                                                ------
      Outstanding at December 31, 2000                          24,500      12
          Granted                                                7,000      12
                                                                ------
      Outstanding at December 31, 2001                          31,500      12
                                                                ======


      Outstanding options exercisable as of December 31, 2001   10,500      12
                                                                ======

     For SFAS No. 123 purposes, the fair value of each stock option for 2001 and 2000 has been estimated as of the date of the grant using the minimum value method. The weighted average risk-free interest rates assumed for 2001 and 2000 were 5.05% and 6.45%, respectively. Dividend yields of 7.8% and 7.3% were assumed for 2001 and 2000, respectively. The expected life of an option was assumed to be six years and four years for 2001 and 2000, respectively. Based on these assumptions, the fair value of the options granted during 2001 and 2000 is $0.

     Treasury Stock

     During 1999, the Company's board of directors authorized a dividend reinvestment program (the "DRP"), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company's common stock in lieu of receiving cash dividends. During 2000, the Company's board of directors authorized a common stock repurchase plan subject to the amount reinvested in the Company's common shares through the DRP, less shares already redeemed, and a limitation in the amount of 3% of the average common shares outstanding during the preceding year. During 2001 and 2000, the Company repurchased 413,743 and 141,297 of its own common shares at an aggregate cost of $4,137,427 and $1,412,969, respectively. These transactions were funded with cash on hand and did not exceed either of the foregoing limitations.

12.  QUARTERLY RESULTS (UNAUDITED)

     Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2001 and 2000:

                                                                     2001 Quarters Ended
                                             ---------------------------------------------------------------------
                                               March 31          June 30         September 30        December 31
                                             ------------    --------------    ----------------    ---------------
     Revenues                                $ 10,669,713    $   10,891,240    $     12,507,904    $    15,239,945
     Net income                                 3,275,345         5,038,898           6,109,137          7,300,587
     Basic and diluted earnings per share
          (a)                                $       0.10    $         0.12    $           0.11    $          0.10
     Dividends per share (a)                         0.19              0.19                0.19               0.19

                     (a) The totals of the four quarterly amounts for the year ended December 31, 2001 do not equal the totals for the year. This difference results from rounding differences between quarters.

                                                                                  2000 Quarters Ended
                                                           ----------------------------------------------------------
                                                             March 31       June 30       September 30   December 31
                                                           -----------    -----------     ------------   ------------
     Revenues                                              $ 3,710,409    $ 5,537,618     $ 6,586,611    $ 7,538,568
     Net income                                              1,691,288      1,521,021       2,525,228      2,815,430
     Basic and diluted earnings per share                  $      0.11    $      0.08     $      0.11    $      0.10
     Dividends per share                                          0.18           0.18            0.18           0.19

13.  SUBSEQUENT EVENT

     On January 11, 2002, the Operating Partnership purchased a three-story office building on a 9.8-acre tract of land located in Sarasota County, Florida known as the Arthur Andersen Building, from an unaffiliated third party for $21,400,000. The Operating Partnership incurred additional related acquisition expenses, including attorneys' fees, recording fees, structural report and environmental report fees, and other closing costs, of approximately $30,000.

             WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY


       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2001


                                                                  Accumulated
                                                  Cost            Depreciation
                                             -------------        ------------

BALANCE AT DECEMBER 31, 1998                 $  76,201,910        $  1,487,963

    1999 additions                             103,916,288           4,243,688
                                             -------------        ------------
BALANCE AT DECEMBER 31, 1999                   180,118,198           5,731,651

    2000 additions                             293,450,036          11,232,378
                                             -------------        ------------
BALANCE AT DECEMBER 31, 2000                   473,568,234          16,964,029
                                             =============        ============

                                             =============        ============
     2001 additions                            294,740,403          20,821,037
                                             =============        ============
BALANCE AT DECEMBER 31, 2001                 $ 768,308,697        $ 37,785,066
                                             =============        ============

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                           ASSETS

                                                                                                     March 31,      December 31,
                                                                                                       2002             2001
                                                                                                   ------------     -------------
REAL ESTATE ASSETS, at cost:
    Land                                                                                           $ 94,273,542     $  86,246,985
    Building and improvements, less accumulated depreciation of $30,558,906 in 2002
       and $24,814,454 in 2001                                                                      563,639,005       472,383,102
    Construction in progress                                                                          8,827,823         5,738,573
                                                                                                   ------------      ------------
                Total real estate assets                                                            666,740,370       564,368,660
INVESTMENT IN JOINT VENTURES                                                                         76,811,543        77,409,980
CASH AND CASH EQUIVALENTS                                                                           187,022,573        75,586,168
INVESTMENT IN BONDS                                                                                  22,000,000        22,000,000
ACCOUNTS RECEIVABLE                                                                                   7,697,487         6,003,179
DEFERRED PROJECT COSTS                                                                                7,739,896         2,977,110
DEFERRED LEASE ACQUISITION COSTS, net                                                                 1,868,674         1,525,199
DUE FROM AFFILIATES                                                                                   1,820,241         1,692,727
PREPAID EXPENSES AND OTHER ASSETS, net                                                                1,584,942           718,389
DEFERRED OFFERING COSTS                                                                                 244,761                 0
                                                                                                   ------------      ------------
                Total assets                                                                       $973,530,487      $752,281,412
                                                                                                   ============      ============

                                LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
    Notes payable                                                                                  $ 11,071,586      $  8,124,444
    Obligation under capital lease                                                                   22,000,000        22,000,000
    Accounts payable and accrued expenses                                                             8,570,735         8,727,473
    Dividends payable                                                                                 3,657,498         1,059,026
    Due to affiliates                                                                                   990,923         2,166,161
    Deferred rental income                                                                            1,567,241           661,657
                                                                                                   ------------      ------------
                Total liabilities                                                                    47,857,983        42,738,761
                                                                                                   ------------      ------------

MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                                               200,000           200,000
SHAREHOLDERS' EQUITY:                                                                              ------------      ------------
    Common shares, $.01 par value; 125,000,000 shares authorized, 109,331,764 shares issued and 108,472,526 shares outstanding at March 31, 2002, and
       83,761,469 shares issued and 83,206,429 shares outstanding at December 31, 2001                1,093,317           837,614
    Additional paid-in capital                                                                      966,577,500       738,236,525
    Cumulative distributions in excess of earnings                                                  (33,555,824)      (24,181,092)
    Treasury stock, at cost, 859,238 shares at March 31, 2002 and 555,040 shares
       at December 31, 2001                                                                          (8,592,377)       (5,550,396)
    Other comprehensive loss                                                                            (50,112)                0
                                                                                                   ------------      ------------
                Total shareholders' equity                                                          925,472,504       709,342,651
                                                                                                   ------------      ------------
                Total liabilities and shareholders' equity                                         $973,530,487      $752,281,412
                                                                                                   ============      ============

  The accompanying condensed notes are an integral part of these consolidated financial statements

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                            Three Months Ended
                                                                                     --------------------------------
                                                                                         March 31,        March 31,
                                                                                           2002             2001
                                                                                     ----------------  --------------
REVENUES:
    Rental income                                                                      $ 16,738,163      $ 9,860,085
    Equity in income of joint ventures                                                    1,206,823          709,713
    Interest income                                                                       1,113,715           99,915
    Take out fee                                                                            134,102                0
                                                                                     --------------    -------------
                                                                                         19,192,803       10,669,713
                                                                                     --------------    -------------
EXPENSES:
    Depreciation                                                                          5,744,452        3,187,179
    Management and leasing fees                                                             899,495          565,714
    Operating costs, net of reimbursements                                                  624,698        1,091,185
    General and administrative                                                              529,031          175,107
    Interest expense                                                                        440,001        2,160,426
    Amortization of deferred financing costs                                                175,462          214,757
                                                                                     --------------    -------------
                                                                                          8,413,139        7,394,368
                                                                                     --------------    -------------
NET INCOME                                                                             $ 10,779,664      $ 3,275,345
                                                                                     ==============    =============
EARNINGS PER SHARE
     Basic and diluted                                                                 $       0.11      $      0.10
                                                                                     ==============    =============

   The accompanying condensed notes are an integral part of these consolidated financial statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 2001

                  AND FOR THE THREE MONTHS ENDED MARCH 31, 2002


                                                                                        Cumulative
                                                            Common      Additional   Distributions in                    Treasury
                                              Common        Stock         Paid-In        Excess of        Retained         Stock
                                           Stock Shares     Amount        Capital        Earnings         Earnings         Shares
                                           ------------ ------------  ------------- -----------------  --------------  -------------
BALANCE, December 31, 2000                 31,509,807   $   315,097   $ 275,573,339  $   (9,133,855)    $           0   $  (141,297)
   Issuance of common stock                52,251,662       522,517     521,994,103               0                 0             0
   Treasury stock purchased                         0             0               0               0                 0      (413,743)
   Net income                                       0             0               0               0        21,723,967             0
   Dividends ($.76 per share)                       0             0               0     (15,047,237)      (21,723,967)            0
   Sales commissions and discounts                  0             0     (49,246,118)              0                 0             0
   Other offering expenses                          0             0     (10,084,799)              0                 0             0
                                          -----------   -----------   ------------- ---------------    --------------  ------------
BALANCE, December 31, 2001                 83,761,469       837,614     738,236,525     (24,181,092)                0      (555,040)
   Issuance of common stock                25,570,295       255,703     255,447,240               0                 0             0
   Treasury stock purchased                         0             0               0               0                 0      (304,198)
   Net income                                       0             0               0               0        10,779,664             0
   Dividends ($.19 per share)                       0             0               0      (9,374,732)      (10,779,664)            0
   Sales commissions and discounts                  0             0     (24,579,655)              0                 0             0
   Other offering expenses                          0             0      (2,526,610)              0                 0             0
   Gain/(loss) on interest rate swap                0             0               0               0                 0             0
                                          -----------   -----------   -------------  --------------     -------------  ------------
BALANCE, March 31, 2002                   109,331,764   $ 1,093,317   $ 966,577,500  $  (33,555,824)    $           0   $  (859,238)
                                          ===========   ===========   =============  ==============     =============  ============

                                                                     Other            Total
                                             Treasury Stock      Comprehensive    Shareholders'
                                                 Amount             Income            Equity
                                            ----------------   --------------   --------------
BALANCE, December 31, 2000                    $ (1,412,969)      $          0  $  265,341,612
   Issuance of common stock                              0                  0     522,516,620
   Treasury stock purchased                     (4,137,427)                 0      (4,137,427)
   Net income                                            0                  0      21,723,967
   Dividends ($.76 per share)                            0                  0     (36,771,204)
   Sales commissions and discounts                       0                  0     (49,246,118)
   Other offering expenses                               0                  0     (10,084,799)
                                            --------------     --------------  --------------
BALANCE, December 31, 2001                      (5,550,396)                 0     709,342,651
   Issuance of common stock                              0                  0     255,702,943
   Treasury stock purchased                     (3,041,981)                 0      (3,041,981)
   Net income                                            0                  0      10,779,664
   Dividends ($.19 per share)                            0                  0     (20,154,396)
   Sales commissions and discounts                       0                  0     (24,579,655)
   Other offering expenses                               0                  0      (2,526,610)
   Gain/(loss) on interest rate swap                     0            (50,112)        (50,112)
                                            --------------     --------------  --------------
BALANCE, March 31, 2002                       $ (8,592,377)      $    (50,112) $  925,472,504
                                            ==============     ==============  ==============

The accompanying condensed notes are an integral part of these consolidated financial statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Three Months Ended
                                                                                  ---------------------------------
                                                                                     March 31,        March 31,
                                                                                       2002             2001
                                                                                  ---------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $    10,779,664   $    3,275,345
   Adjustments to reconcile net income to net cash provided by operating activities:
         Equity in income of joint ventures                                            (1,206,823)        (709,713)
         Depreciation                                                                   5,744,452        3,187,179
         Amortization of deferred financing costs                                         175,462          214,757
         Amortization of deferred leasing costs                                            72,749           75,837
         Deferred lease acquisition costs paid                                           (400,000)               0
         Changes in assets and liabilities:
            Accounts receivable                                                        (1,694,308)        (264,416)
            Due from affiliates                                                           (13,740)               0
            Deferred rental income                                                        905,584         (142,888)
            Prepaid expenses and other assets, net                                     (1,092,127)       2,481,643
            Accounts payable and accrued expenses                                        (156,738)          96,828
            Due to affiliates                                                                (626)          20,742
                                                                                  ---------------   --------------
               Net cash provided by operating activities                               13,113,549        8,235,314
                                                                                  ---------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investments in real estate                                                        (104,051,998)      (2,703,858)
   Investment in joint ventures                                                                 0           (5,749)
   Deferred project costs paid                                                         (9,461,180)      (2,288,936)
   Distributions received from joint ventures                                           1,691,486          734,286
                                                                                  ---------------   --------------
               Net cash used in investing activities                                 (111,821,692)      (4,264,257)
                                                                                  ---------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                                          2,947,142        5,800,000
   Repayment of notes payable                                                                   0      (56,923,187)
   Dividends paid to shareholders                                                     (17,555,924)      (6,213,236)
   Issuance of common stock                                                           255,702,943       66,174,705
   Sales commissions paid                                                             (24,579,655)      (6,212,824)
   Offering costs paid                                                                 (3,327,977)      (1,961,945)
   Treasury stock purchased                                                            (3,041,981)        (776,555)
                                                                                  ---------------   --------------
               Net cash (used in) provided by financing activities                    210,144,548         (113,042)
                                                                                  ---------------   --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                             111,436,405        3,858,015

CASH AND CASH EQUIVALENTS, beginning of year                                           75,586,168        4,298,301
                                                                                  ---------------   --------------
CASH AND CASH EQUIVALENTS, end of period                                          $   187,022,573   $    8,156,316
                                                                                  ===============   ==============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
      Deferred project costs applied to real estate assets                        $     4,080,388   $    1,430,111
                                                                                  ===============   ==============
      Deferred project costs due to affiliate                                     $       496,134   $            0
                                                                                  ===============   ==============
      Interest rate swap                                                          $       (50,112)  $            0
                                                                                  ===============   ==============
      Deferred offering costs due to affiliate                                    $       244,761   $            0
                                                                                  ===============   ==============
      Other offering costs due to affiliate                                       $       141,761   $            0
                                                                                  ===============   ==============
      Write-off of deferred offering costs due to affiliate                       $             0   $      709,686
                                                                                  ===============   ==============

The accompanying condensed notes are an integral part of these consolidated financial statements.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                 AND SUBSIDIARY

                     CONDENSED NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2002

1.  Summary of Significant Accounting Policies

    (a)      General

    Wells Real Estate Investment Trust, Inc. (the "Company") is a Maryland corporation formed on July 3, 1997, which qualifies as a real estate investment trust ("REIT"). Substantially all of the Company's business is conducted through Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing income producing commercial properties for investment purposes on behalf of the Company. The Company is the sole general partner of Wells OP.

    On January 30, 1998, the Company commenced its initial public offering of up to 16,500,000 shares of common stock at $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Company commenced active operations on June 5, 1998, upon receiving and accepting subscriptions for 125,000 shares. The Company terminated its initial public offering on December 19, 1999 at which time gross proceeds of approximately $132,181,919 had been received from the sale of approximately 13,218,192 shares. The Company commenced its second public offering of shares of common stock on December 20, 1999, which was terminated on December 19, 2000 after receipt of gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares from the second public offering. The Company commenced its third public offering of the shares of common stock on December 20, 2000. As of March 31, 2002, the Company has received gross proceeds of approximately $785,906,526 from the sale of approximately 78,590,653 shares from its third public offering. Accordingly, as of March 31, 2002, the Company has received aggregate gross offering proceeds of approximately $1,093,317,638 from the sale of 109,331,764 shares of its common stock to 27,900 investors. After payment of $37,965,419 in acquisition and advisory fees and acquisition expenses, payment of $125,647,820 in selling commissions and organization and offering expenses, capital contributions to joint ventures and acquisitions expenditures by Wells OP of $735,821,825 for property acquisitions, and common stock redemptions of $8,592,377 pursuant to the Company's share redemption program, the Company was holding net offering proceeds of $185,290,197 available for investment in properties, as of March 31, 2002.

             WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARY

                     (A Georgia Public Limited Partnership)


       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2001

                                                  Initial Cost                   Gross Amount at Which Carried at December 31, 2001
                                            ------------------------             --------------------------------------------------

                                                                       Costs of
                    Ownership                          Buildings and Capitalized              Buildings and  Construct
  Description       Percentage Encumbrances   Land     Improvements  Improvements    Land     Improvements  in Progress     Total
  -----------       ---------- ------------   ----     ------------  ------------    ----     ------------  -----------     -----
ALSTOM
   POWER--
   KNOXVILLE
   PROPERTY
   (a)                       4%     None    $  582,897   $   744,164   $6,744,547  $  607,930   $ 7,463,678 $         0  $ 8,071,608

AVAYA BUILDING               4      None     1,002,723     4,386,374      242,241   1,051,138     4,580,200           0    5,631,338

360 INTERLOCKEN (c)          4      None     1,570,000     6,733,500      437,266   1,650,070     7,090,696           0    8,740,766

IOMEGA
PROPERTY (d)                 4      None       597,000     4,674,624      876,459     641,988     5,506,095           0    6,148,083

OHMEDA
PROPERTY (e)                 4      None     2,613,600     7,762,481      528,415   2,746,894     8,157,602           0   10,904,496

FAIRCHILD
PROPERTY (f)                78      None     2,130,480     6,852,630      374,300   2,219,251     7,138,159           0    9,357,410

ORANGE COUNTY
PROPERTY (g)                44      None     2,100,000     4,463,700      287,916   2,187,501     4,664,115           0    6,851,616

PRICEWATER-
HOUSECOOPERS
PROPERTY (h)               100      None     1,460,000    19,839,071      825,560   1,520,834    20,603,797           0   22,124,631

EYBL CARTEX
PROPERTY (i)                57      None       330,000     4,791,828      213,411     343,750     4,991,489           0    5,335,239

SPRINT BUILDING
(j)                         57      None     1,696,000     7,850,726      397,783   1,766,667     8,177,842           0    9,944,509

JOHNSON
MATTHEY (k)                 57      None     1,925,000     6,131,392      335,685   2,005,209     6,386,868           0    8,392,077

GARTNER
PROPERTY (l)                57      None       895,844     7,451,760      347,820     933,171     7,762,253           0    8,695,424

AT&T--PA
PROPERTY (m)               100      None       662,000    11,836,368      265,740     689,583    12,074,525           0   12,764,108

MARCONI
PROPERTY (n)               100      None     5,000,000    28,161,665    1,381,747   5,208,335    29,335,077           0   34,543,412

                                                                 Life on Which
                                                                  Depreciation
                     Accumulated       Date of         Date       is Computed
  Description        Depreciation   Construction     Acquired         (dd)
  -----------        ------------   ------------     --------    -------------
ALSTOM
   POWER--
   KNOXVILLE
   PROPERTY
   (a)                 $1,844,482        1997        12/10/96   20 to 25 years

AVAYA BUILDING            656,495        1998         6/24/98   20 to 25 years

360 INTERLOCKEN (c)     1,098,339        1996         3/20/98   20 to 25 years

IOMEGA
PROPERTY (d)              742,404        1998         7/01/98   20 to 25 years

OHMEDA
PROPERTY (e)            1,278,024        1998         2/13/98   20 to 25 years

FAIRCHILD
PROPERTY (f)              999,301        1998         7/21/98   20 to 25 years

ORANGE COUNTY
PROPERTY (g)              651,780        1988         7/31/98   20 to 25 years

PRICEWATER-
HOUSECOOPERS
PROPERTY (h)            2,469,792        1998        12/31/98   20 to 25 years

EYBL CARTEX
PROPERTY (i)              532,416        1998         5/18/99   20 to 25 years

SPRINT BUILDING
(j)                       817,785        1998          7/2/99   20 to 25 years

JOHNSON
MATTHEY (k)               617,438        1973         8/17/99   20 to 25 years

GARTNER
PROPERTY (l)              724,477        1998         9/20/99   20 to 25 years

AT&T--PA
PROPERTY (m)            1,408,686        1998          2/4/99   20 to 25 years

MARCONI
PROPERTY (n)            2,737,941        1991         9/10/99   20 to 25 years

                                                    Initial Cost
                                             --------------------------

                                                                             Costs of
                  Ownership                               Buildings and    Capitalized                      Buildings and
Description      Percentage   Encumbrances       Land      Improvements    Improvements         Land        Improvements
-------------   ------------  ------------   ----------  --------------   --------------    -----------    --------------
CINEMARK
PROPERTY (o)         100         None         1,456,000      20,376,881         908,217       1,516,667      21,224,431

MATSUSHITA
PROPERTY (p)         100         None         4,577,485               0      13,860,142       4,768,215      13,773,660

ALSTOM POWER--
RICHMOND
PROPERTY(q)          100         None           948,401               0       9,938,308         987,918       9,923,454

METRIS--OK
PROPERTY (r)         100         None         1,150,000      11,569,583         541,489       1,197,917      12,063,155

DIAL PROPERTY(s)     100         None         3,500,000      10,785,309         601,264       3,645,835      11,240,738

ASML PROPERTY (t)    100         None                 0      17,392,633         731,685               0      18,124,318

MOTOROLA--AZ
PROPERTY (u)         100         None                 0      16,036,219         669,639               0      16,705,858

AVNET
PROPERTY (v)         100         None                 0      13,271,502         551,156               0      13,822,658

DELPHI
PROPERTY (w)         100         None         2,160,000      16,775,971       1,676,956       2,250,008      18,469,408

SIEMENS
PROPERTY (x)          47         None         2,143,588      12,048,902         591,358       2,232,905      12,550,943

QUEST
PROPERTY (y)          16         None         2,220,993       5,545,498          51,285       2,220,993       5,602,160

MOTOROLA--NJ
PROPERTY (z)         100         None         9,652,500      20,495,243               0      10,054,720      25,540,919

METRIS--MN
PROPERTY (aa)        100         None         7,700,000      45,151,969           2,181       8,020,859      47,042,309

STONE &
WEBSTER
PROPERTY (bb)        100         None         7,100,000      37,914,954               0       7,395,857      39,498,469

AT&T--OK
PROPERTY (cc)         47         None         2,100,000      13,227,555         638,651       2,187,500      13,785,631

COMDATA
PROPERTY              64         None         4,300,000      20,650,000         572,944       4,479,168      21,566,287

AMERICREDIT
PROPERTY              87         None         1,610,000      10,890,000         563,257       1,677,084      11,386,174

STATE STREET
PROPERTY             100         None        10,600,000      38,962,988       4,344,837      11,041,670      40,666,305

IKON PROPERTY        100         None         2,735,000      17,915,000         985,856       2,847,300      18,792,672

NISSAN
PROPERTY             100   $8,124,444         5,545,700               0          21,353       5,567,053               0

                         Gross Amount at Which Carried at December 31, 2001
                 ----------------------------------------------------------------
                                                                                     Life on Which
                                                                                     Depreciation
                 Construction               Accumulated     Date of        Date       is Computed
 Description      in Progress    Total      Depreciation  Construction   Acquired        (dd)
--------------   ------------  ----------   ------------  ------------   --------   ---------------
CINEMARK
PROPERTY (o)             0     22,741,098    1,768,692        1999      12/21/99    20 to 25 years

MATSUSHITA
PROPERTY (p)             0     18,541,875    2,032,803        1999       3/15/99    20 to 25 years

ALSTOM POWER--
RICHMOND
PROPERTY (q)             0     10,911,372      921,980        1999       7/22/99    20 to 25 years

METRIS--OK
PROPERTY (r)             0     13,261,072      881,413        2000       2/11/00    20 to 25 years

DIAL PROPERTY(s)    83,125     14,969,698      821,315        1997       3/29/00    20 to 25 years

ASML PROPERTY (t         0     18,124,318    1,314,573        1995       3/29/00    20 to 25 years

MOTOROLA--AZ
PROPERTY (u)             0     16,705,858    1,218,400        1998       3/29/00    20 to 25 years

AVNET
PROPERTY (v)             0     13,822,658      868,060        2000       6/12/00    20 to 25 years

DELPHI
PROPERTY (w)        14,877     20,734,293    1,286,705        2000       6/29/00    20 to 25 years

SIEMENS
PROPERTY (x)        43,757     14,827,605      959,465        2000       5/10/00    20 to 25 years

QUEST
PROPERTY (y)             0      7,823,153      649,436        1997       9/10/97    20 to 25 years

MOTOROLA--NJ
PROPERTY (z)       392,104     35,987,743    1,541,768        2000       11/1/00    20 to 25 years

METRIS--MN
MN
PROPERTY (aa)            0     55,063,168    2,000,737        2000      12/21/00    20 to 25 years

STONE &
WEBSTER
PROPERTY (bb)            0     46,894,326    1,679,981        1994      12/21/00    20 to 25 years

AT&T--OK
OK
PROPERTY (cc)            0     15,973,131      597,317        1999      12/28/00    20 to 25 years

COMDATA
PROPERTY                 0     26,045,455      575,056        1986     5/15/2001    20 to 25 years

AMERICREDIT
PROPERTY                 0     13,063,258      227,724        2001     7/16/2001    20 to 25 years

STATE STREET
PROPERTY         2,201,913     53,909,888      807,903        1998     7/30/2001    20 to 25 years

IKON PROPERTY            0     21,639,972      250,689        2000      9/7/2001    20 to 25 years

NISSAN
PROPERTY         2,653,777      8,220,830            0        2002     9/19/2001    20 to 25 years

                                                 Initial Cost
                                          ---------------------------
                                                                          Costs of
                  Ownership                             Buildings and    Capitalized
  Description    Percentage  Encumbrances     Land      Improvements    Improvements      Land
--------------   ----------  ------------ ------------  -------------   ------------   ------------
INGRAM MICRO
PROPERTY              100     $22,000,00       333,049     20,666,951        922,657        333,049

LUCENT
PROPERTY              100        None        7,000,000     10,650,000      1,106,240      7,275,830

CONVERGYS
PROPERTY              100        None        3,500,000      9,755,000        791,672      3,642,442

ADIC PROPERTY          51        None        1,954,213     11,000,000        757,902      2,047,735

WINDY POINT I
PROPERTY              100        None        4,360,000     29,298,642      1,440,568      4,536,862

WINDY POINT II
PROPERTY              100        None        3,600,000     52,016,358      2,385,402      3,746,033
                                 ----        ---------     ----------      ---------      ---------

      Total                $30,124,444    $112,812,473   $584,077,441    $57,913,909   $117,245,941
                           ===========    ============   ============  =============   ============

           Gross Amount at Which Carried at December 31, 2001
           --------------------------------------------------
                                                                                                     Life on Which
                                                                                                     Depriciation
                 Buildings and   Construction              Accumulated      Date of        Date      to Computed
 Description      Improvements    in Progress    Total     Depreciation   Construction   Acquired        (dd)
---------------  -------------   ------------  ----------  ------------   ------------   --------    --------------
INGRAM MICRO
PROPERTY           21,590,010         0        21,923,059      292,307        1997       9/27/2001   20 to 25 years

LUCENT
PROPERTY           11,484,562         0        18,760,392      153,093        2000       9/28/2001   20 to 25 years

CONVERGYS
PROPERTY           10,404,230         0        14,046,672       34,681        2001      12/21/2001   20 to 25 years

ADIC PROPERTY      11,664,380         0        13,712,115       38,881        2001      12/21/2001   20 to 25 years

WINDY POINT I
PROPERTY           30,562,349         0        35,099,211      101,875        1999      12/31/2001   20 to 25 years

WINDY POINT II
PROPERTY           54,255,727         0        58,001,760      180,852        2001      12/31/2001   20 to 25 years
                   ----------         -        ----------      -------

      Total      $645,673,203   $5,389,553   $768,308,697  $37,785,066
                 ============   ==========   ============  ===========

     (a) The Alstom Power Knoxville Property consists of a three-story office building located in Knoxville, Tennessee. It is owned by Fund IX-X-XI-REIT Joint Venture.
     (b) The Avaya Building consists of a one-story office building located in Oklahoma City, Oklahoma. It is owned by Fund IX-X-XI-REIT Joint Venture.
     (c) The 360 Interlocken Property consists of a three-story multi-tenant office building located in Broomfield, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
     (d) The Iomega Property consists of a one-story warehouse and office building located in Ogden, Utah. It is owned by Fund IX-X-XI-REIT Joint Venture.
     (e) The Ohmeda Property consists of a two-story office building located in Louisville, Colorado. It is owned by Fund IX-X-XI-REIT Joint Venture.
     (f) The Fairchild Property consists of a two-story warehouse and office building located in Fremont, California. It is owned by Wells/Freemont Associates.
     (g) The Orange County Property consists of a one-story warehouse and office building located in Fountain Valley, California. It is owned by Wells/Orange County Associates.
     (h) The PriceWaterhouseCoopers Property consists of a four-story office building located in Tampa, Florida. It is 100% owned by the Company.
     (i) The EYBL CarTex Property consists of a one-story manufacturing and office building located in Fountain Inn, South Carolina. It is owned by Fund XI-XII-REIT Joint Venture.
     (j) The Sprint Building consists of a three-story office building located in Leawood, Kansas. It is owned by Fund XI-XII-REIT Joint Venture.
     (k) The Johnson Matthey Property consists of a one-story research and development office and warehouse building located in Chester County, Pennsylvania. It is owned by Fund XI-XII-REIT Joint Venture.
     (l) The Gartner Property consists of a two-story office building located in Ft. Myers, Florida. It is owned by Fund XI-XII-REIT Joint Venture
     (m) The AT&T--PA Property consists of a four-story office building located in Harrisburg, Pennsylvania. It is 100% owned by the Company.
     (n) The Marconi Property consists of a two-story office building located in Wood Dale, Illinois. It is 100% owned by the Company.
     (o) The Cinemark Property consists of a five-story office building located in Plano, Texas. It is 100% owned by the Company.
     (p) The Matsushita Property consists of a two-story office building located in Lake Forest, California. It is 100% owned by the Company.
     (q) The Alstom Property consists of a four-story office building located in Midlothian, Chesterfield County, Virginia. It is 100% owned by the Company.
     (r) The Metris--OK Property consists of a three-story office building located in Tulsa, Oklahoma. It is 100% owned by the Company.
     (s) The Dial Property consists of a two-story office building located in Scottsdale, Arizona. It is 100% owned by the Company.
     (t) The ASML Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
     (u) The Motorola--AZ Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
     (v) The Avnet Property consists of a two-story office building located in Tempe, Arizona. It is 100% owned by the Company.
     (w) The Delphi Property consists of a three-story office building located in Troy, Michigan. It is 100% owned by the Company.
     (x) The Siemens Property consists of a three-story office building located in Troy, Michigan. It is owned by Fund XII-REIT Joint Venture.
     (y) The Quest Property consists of a two-story office building located in Orange County, California. It is owned by Fund VIII-IX-REIT Joint Venture.
     (z) The Motorola--NJ Property consists of a three-story office building located in South Plainfield, New Jersey. It is 100% owned by the Company.

     (aa) The Metris--MN Property consists of a nine-story office building located in Minnetonka, Minnesota. It is 100% owned by the Company.
     (bb) The Stone & Webster Property consists of a six-story office building located in Houston, Texas. It is 100% owned by the Company.
     (cc) The AT&T--OK Property consists of a two-story office building located in Oklahoma City, Oklahoma. It is owned by the Fund XII-REIT Joint Venture.
     (dd) Depreciation lives used for buildings are 25 years. Depreciation lives used for land improvements are 20 years.

                            PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Investment Trust, Inc. (Wells REIT). (See "Investment Objectives and Criteria.") Except for the Wells REIT, all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

     Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the "Prior Performance Summary" section of this prospectus.

     Investors in the Wells REIT will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

     The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs, thus, may provide some indication of the advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     Table II - Compensation to Sponsor (in Dollars)

     Table III - Annual Operating Results of Wells Public Programs

     Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

     Table V - Sales or Disposals of Property

     Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells REIT has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "Acquisition Fees" shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

     "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

     "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2001.

                                                 Wells Real           Wells Real         Wells Real Estate
                                                 Estate Fund          Estate Fund           Investment
                                                  XI, L.P.             XII, L.P.            Trust, Inc.
                                                  --------             ---------            -----------
Dollar Amount Raised                         $   16,532,802/(3)/   $ 35,611,192/(4)/    $  307,411,112/(5)/
                                                 ==========          ==========            ===========

Percentage Amount Raised                                100%/(3)/           100%/(4)/              100%/(5)/

Less Offering Expenses
  Underwriting Fees                                     9.5%                9.5%                   9.5%
  Organizational Expenses                               3.0%                3.0%                   3.0%
Reserves/(1)/                                           0.0%                0.0%                   0.0%
                                                       ----                ----                   ----
  Percent Available for Investment                     87.5%               87.5%                  87.5%

Acquisition and Development Costs
  Prepaid Items and Fees related to
     Purchase of Property                               0.0%                0.0                    0.5%
  Cash Down Payment                                    84.0%               84.0%                  73.8%
  Acquisition Fees/(2)/                                 3.5%                3.5%                   3.5%
  Development and Construction Costs                    0.0%                0.0                    9.7%

Reserve for Payment of Indebtedness                     0.0%                0.0%                   0.0%
                                                       ----                ----                   ----

Total Acquisition and Development Cost                 87.5%               87.5%                  87.5%

Percent Leveraged                                       0.0%                0.0%                  30.9%
                                                       ====                ====                   ====

Date Offering Began                                   12/31/97            03/22/99               01/30/98

Length of Offering                                     12 mo.               24 mo.                 35 mo.

Months to Invest 90% of Amount Available
for Investment (Measured from Beginning of             20 mo.               26 mo.                 21 mo.
Offering)

Number of Investors as of 12/31/01                      1,338               1,337                   7,422

(1)  Does not include general partner contributions held as part of reserves.

(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.

(3) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.

(4) Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.

(5) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

     The following sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

                                                                                Wells Real
                                                Wells Real       Wells Real       Estate              Other
                                                Estate Fund      Estate Fund    Investment           Public
                                                 XI, L.P.         XII, L.P.    Trust, Inc./(1)/    Programs/(2)/
                                                 --------         ---------    ----------------    -----------
Date Offering Commenced                          12/31/97         03/22/99         01/30/98                 --

Dollar Amount Raised                           $ 16,532,802     $ 35,611,192   $307,411,112       $268,370,007
 To Sponsor from Proceeds of Offering:
  Underwriting Fees/(3)/                       $    151,911     $    362,416   $  3,076,844       $  1,494,470
  Acquisition Fees
   Real Estate Commissions                               --               --             --                 --
   Acquisition and Advisory Fees/(4)/          $    578,648     $  1,246,392   $ 10,759,389       $ 12,644,556

Dollar Amount of Cash Generated from
 Operations Before Deducting Payments
 to Sponsor/(5)/                               $  3,494,174     $  3,508,128   $116,037,681       $ 58,169,461

Amount Paid to Sponsor from Operations:
 Property Management Fee/(2)/                  $     90,731     $    113,238   $  1,899,140       $  2,257,424
 Partnership Management Fee                              --               --             --                 --
 Reimbursements                                $    164,746     $    142,990   $  1,047,449       $  2,503,609
 Leasing Commissions                           $     90,731     $    113,238   $  1,899,140       $  2,257,426
 General Partner Distributions                           --               --             --                 --
 Other                                                   --               --             --                 --

Dollar Amount of Property Sales and
Refinancing
 Payments to Sponsors:                                   --               --             --                 --
  Cash                                                   --               --             --                 --
  Notes

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                --               --             --                 --
  Incentive Fees                                         --               --             --                 --
  Other                                                  --               --             --                 --

(1) The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

(2) Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2001, the amount of such deferred fees totaled $2,627,841.

(3) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

(4) Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5) Includes $(161,104) in net cash provided by operating activities, $3,308,970 in distributions to limited partners and $346,208 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $167,620 in net cash used by operating activities, $2,971,042 in distributions to limited partners and $369,466 in payments to sponsor for Wells Real Estate Fund XII, L.P.; $53,677,256 in net cash provided by operating activities, $57,514,696 in dividends and $4,845,729 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $956,542 in net cash provided by operating activities, $50,169,329 in distributions to limited partners and $7,018,457 in payments to sponsor for other public programs.

                                    TABLE III
                                   (UNAUDITED)

     The following five tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 30, 1996. The information relates only to public programs with investment objectives similar to those of the Wells REIT. All figures are as of December 31 of the year indicated.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND IX, L.P.

                                                           2001           2000            1999            1998            1997
                                                           ----           ----            ----            ----            ----
Gross Revenues/(1)/                                     $ 1,874,290    $ 1,836,768     $ 1,593,734    $  1,561,456    $   1,199,300
Profit on Sale of Properties                                     --             --              --              --               --
Less: Operating Expenses/(2)/                               105,816         78,092          90,903         105,251          101,284
      Depreciation and Amortization/(3)/                          0              0          12,500           6,250            6,250
                                                        -----------    -----------     -----------    ------------    -------------
Net Income GAAP Basis/(4)/                              $ 1,768,474    $ 1,758,676     $ 1,490,331    $  1,449,955    $   1,091,766
                                                        ===========    ===========     ===========    ============    =============
Taxable Income: Operations                              $ 2,251,474    $ 2,147,094     $ 1,924,542    $  1,906,011    $   1,083,824
                                                        ===========    ===========     ===========    ============    =============
Cash Generated (Used By):
  Operations                                            $  (101,573)   $   (66,145)    $   (94,403)   $     80,147    $     501,390
  Joint Ventures                                          2,978,785      2,831,329       2,814,870       2,125,489          527,390
                                                        -----------    -----------     -----------    ------------    -------------
                                                        $ 2,877,212    $ 2,765,184     $ 2,720,467    $  2,205,636    $   1,028,780

Less Cash Distributions to Investors:
  Operating Cash Flow                                     2,877,212      2,707,684       2,720,467       2,188,189        1,028,780
  Return of Capital                                              --             --          15,528              --           41,834
  Undistributed Cash Flow From Prior Year Operations         20,074             --          17,447              --            1,725
                                                        -----------    -----------     -----------    ------------    -------------
Cash Generated (Deficiency) after Cash Distributions    $   (20,074)   $    57,500     $   (32,975)   $     17,447    $     (43,559)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                 --             --              --              --               --
   Increase in Limited Partner Contributions                     --             --              --              --               --
                                                        -----------    -----------     -----------    ------------    -------------
                                                        $   (20,074)   $    57,500     $   (32,975)   $     17,447    $     (43,559)

Use of Funds:
  Sales Commissions and Offering Expenses                        --             --              --              --          323,039
  Return of Original Limited Partner's Investment                --             --              --              --              100
  Property Acquisitions and Deferred Project Costs               --         44,357         190,853       9,455,554       13,427,158
                                                        -----------    -----------     -----------    ------------    -------------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items                                     $   (20,074)   $    13,143     $  (223,828)   $ (9,438,107)   $ (13,793,856)
                                                        ===========    ===========     ===========    ============    =============


Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                    57             93              89              88               53
   - Operations Class B Units                                    (0)          (267)           (272)           (218)             (77)
   Capital Gain (Loss)                                           --             --              --              --               --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                    94             91              86              85               46
   - Operations Class B Units                                  (195)          (175)           (164)           (123)             (47)
   Capital Gain (Loss)                                           --             --              --             --                --


Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                              56             87              88              73               36
  - Return of Capital Class A Units                              36             --               2              --               --
  - Return of Capital Class B Units                              --             --              --              --               --
 Source (on Cash Basis)
  - Operations Class A Units                                     92             87              89              73               35
  - Return of Capital Class A Units                              --             --               1              --                1
  - Operations Class B Units                                     --             --              --              --               --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                               81             76              77              61               29
 - Return of Capital Class A Units                               11             11              13              12                7
 - Return of Capital Class B Units                               --             --              --              --               --


Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table    100%

(1) Includes $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997; $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998; $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000; and $1,870,378 in equity in earnings of joint ventures and $3,912 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $469,126 for 1997; $1,143,407 for 1998; $1,210,939 for
     1999; $1,100,915 for 2000; and $1,076,802 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999; $2,858,806 to Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,768,474 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,668,253.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND X, L.P.

                                                               2001           2000           1999            1998            1997
                                                               ----           ----           ----            ----            ----
Gross Revenues/(1)/                                       $ 1,559,026    $ 1,557,518     $ 1,309,281   $   1,204,597   $    372,507
Profit on Sale of Properties                                       --             --              --              --             --
Less: Operating Expenses/(2)/                                 109,177         81,338          98,213          99,034         88,232
      Depreciation and Amortization/(3)/                            0              0          18,750          55,234          6,250
                                                          -----------    -----------     -----------   -------------   ------------
Net Income GAAP Basis/(4)/                                $ 1,449,849    $ 1,476,180     $ 1,192,318   $   1,050,329   $    278,025
                                                          ===========    ===========     ===========   =============   ============
Taxable Income: Operations                                $ 1,688,775    $ 1,692,792     $ 1,449,771   $   1,277,016   $    382,543
                                                          ===========    ===========     ===========   =============   ============
Cash Generated (Used By):
 Operations                                                  (100,983)       (59,595)        (99,862)        300,019        200,668
 Joint Ventures                                             2,307,137      2,192,397       2,175,915         886,846             --
                                                          -----------    -----------     -----------   -------------   ------------
                                                          $ 2,206,154    $ 2,132,802       2,076,053   $   1,186,865   $    200,668

Less Cash Distributions to Investors:
 Operating Cash Flow                                        2,206,154      2,103,260       2,067,801       1,186,865             --
 Return of Capital                                                 --             --              --          19,510             --
 Undistributed Cash Flow From Prior Year
 Operations                                                    25,647             --              --         200,668             --
                                                          -----------    -----------     -----------   -------------   ------------
Cash Generated (Deficiency) after Cash Distributions      $   (25,647)   $    29,542     $     8,252   $    (220,178)  $    200,668

Special Items (not including sales and financing):
 Source of Funds:
 General Partner Contributions                                     --             --              --              --             --
 Increase in Limited Partner Contributions                         --             --              --              --     27,128,912
                                                          -----------    -----------     -----------   -------------   ------------
                                                          $   (25,647)   $    29,542     $     8,252   $    (220,178)  $ 27,329,580

Use of Funds:
 Sales Commissions and Offering Expenses                           --             --              --         300,725      3,737,363
 Return of Original Limited Partner's Investment                   --             --              --              --            100
 Property Acquisitions and Deferred Project Costs                   0         81,022               0      17,613,067      5,188,485
                                                          -----------    -----------     -----------   -------------   ------------
Cash Generated (Deficiency) after Cash Distributions
 and Special Items                                        $   (25,647)   $   (51,480)    $     8,252   $ (18,133,970)  $ 18,403,632
                                                          ===========    ===========     ===========   =============   ============

Net Income and Distributions Data per $1,000
 Invested:
 Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                        99            104              97              85             28
 - Operations Class B Units                                      (188)          (159)           (160)           (123)            (9)
 Capital Gain (Loss)                                               --             --              --              --             --

Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                        95             98              92              78             35
 - Operations Class B Units                                      (130)          (107)           (100)            (64)             0
 Capital Gain (Loss)                                               --             --              --              --             --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                                 96             94              95              66             --
 - Return of Capital Class A Units                                 --             --              --              --             --
 - Return of Capital Class B Units                                 --             --              --              --             --
 Source (on Cash Basis)
 - Operations Class A Units                                        96             94              95              56             --
 - Return of Capital Class A Units                                 --             --              --              10             --
 - Operations Class B Units                                        --             --              --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                 80             74              71              48             --
 - Return of Capital Class A Units                                 16             20              24              18             --
 - Return of Capital Class B Units                                 --             --              --              --             --

Amount (in Percentage Terms) Remaining Invested
in Program Properties at the end of the Last
Year Reported in the Table                                        100%

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997; $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998; $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000; and $1,549,588 in equity in earnings of joint ventures and $9,438 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997; $674,986 for 1998; $891,911 for 1999;
     $816,544 for 2000; and $814,502 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999; $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000; and $2,264,351 to Class A Limited Partners, $(814,502) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,735,882.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND XI, L.P.

                                                              2001         2000         1999          1998     1997
                                                              ----         ----         ----          ----     ----
Gross Revenues/(1)/                                      $   960,676  $   975,850  $   766,586  $    262,729    N/A
Profit on Sale of Properties                                      --           --           --            --
Less:Operating Expenses/(2)/                                  90,326       79,861      111,058       113,184
     Depreciation and Amortization/(3)/                            0           --       25,000         6,250
                                                         -----------  -----------  -----------  ------------
Net Income GAAP Basis/(4)/                               $   870,350  $   895,989  $   630,528  $    143,295
                                                         ===========  ===========  ===========  ============
Taxable Income: Operations                               $ 1,038,394  $   944,775  $   704,108  $    177,692
                                                         ===========  ===========  ===========  ============
Cash Generated (Used By):

  Operations                                                (128,985)     (72,925)      40,906       (50,858)
  Joint Ventures                                           1,376,673    1,333,337      705,394       102,662
                                                                                   -----------  ------------
                                                         $ 1,247,688  $ 1,260,412  $   746,300  $     51,804

Less Cash Distributions to Investors:
 Operating Cash Flow                                       1,247,688    1,205,303      746,300        51,804
  Return of Capital                                            4,809           --       49,761        48,070
  Undistributed Cash Flow From Prior Year Operations          55,109           --           --            --
                                                         -----------  -----------  -----------  ------------
Cash Generated (Deficiency) after Cash Distributions     $   (59,918) $    55,109  $   (49,761) $    (48,070)

Special Items (not including sales and financing):
  Source of Funds:
  General Partner Contributions                                   --           --           --            --
  Increase in Limited Partner Contributions                       --           --           --    16,532,801
                                                         -----------  -----------  -----------  ------------
                                                         $   (59,918) $    55,109  $  ( 49,761) $ 16,484,731
Use of Funds:
  Sales Commissions and Offering Expenses                         --           --      214,609     1,779,661
  Return of Original Limited Partner's Investment                 --           --          100            --
  Property Acquisitions and Deferred Project Costs                --           --    9,005,979     5,412,870
                                                         -----------  -----------  -----------  ------------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items                                      $   (59,918) $    55,109  $(9,270,449) $  9,292,200
                                                         ===========  ===========  ===========  ============


Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
  Ordinary Income (Loss)
  - Operations Class A Units                                     101          103           77            50
  - Operations Class B Units                                    (158)        (155)        (112)          (77)
  Capital Gain (Loss)                                             --           --           --            --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
  Ordinary Income (Loss)
  - Operations Class A Units                                     100           97           71            18
  - Operations Class B Units                                    (100)        (112)         (73)          (17)
  Capital Gain (Loss)                                             --           --           --            --

Cash Distributions to Investors:
Source (on GAAP Basis)
  - Investment Income Class A Units                               97           90           60             8
  - Return of Capital Class A Units                               --           --           --            --
  - Return of Capital Class B Units                               --           --           --            --
Source (on Cash Basis)
  - Operations Class A Units                                      97           90           56             4
  - Return of Capital Class A Units                               --           --            4             4
  - Operations Class B Units                                      --           --           --            --
Source (on a Priority Distribution Basis)/(5)/
  - Investment Income Class A Units                               75           69           46             6
  - Return of Capital Class A Units                               22           21           14             2
  - Return of Capital Class B Units                               --           --           --            --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year                   100%
Reported in the Table

(1) Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; and $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000;
     and $491,478 for 2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; and $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $791,502.

                              TABLE III (UNAUDITED)
                       OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND XII, L.P.

                                                             2001          2000        1999
                                                             ----          ----        ----
Gross Revenues/(1)/                                     $ 1,661,194   $   929,868  $  160,379
Profit on Sale of Properties                                     --            --          --
Less:Operating Expenses/(2)/                                105,776        73,640      37,562
     Depreciation and Amortization/(3)/                           0             0           0
                                                        -----------             -           -
Net Income GAAP Basis/(4)/                              $ 1,555,418   $   856,228  $  122,817
                                                        ===========   ===========  ==========
Taxable Income: Operations                              $ 1,850,674   $   863,490  $  130,108
                                                        ===========   ===========  ==========
Cash Generated (Used By):
 Operations
 Joint Ventures                                             (83,406)      247,244       3,783
                                                          2,036,837       737,266      61,485
                                                        $ 1,953,431   $   984,510  $   65,268
Less Cash Distributions to Investors:
 Operating Cash Flow                                    $ 1,953,431   $   984,510  $   65,268
 Return of Capital                                               --            --          --
 Undistributed Cash Flow From Prior Year Operations         174,859            --          --
Cash Generated (Deficiency) after Cash Distributions    $  (174,859)  $   204,692  $    2,334


Special Items (not including sales and financing):
 Source of Funds:
 General Partner Contributions                                   --            --          --
 Increase in Limited Partner Contributions               10,625,431    15,617,575   9,368,186
                                                        $10,450,572   $15,822,267  $9,370,520
Use of Funds:
 Sales Commissions and Offering Expenses                  1,328,179     1,952,197   1,171,024
 Return of Original Limited Partner's Investment                 --            --         100
 Property Acquisitions and Deferred Project Costs         9,298,085    16,246,485   5,615,262
Cash Generated (Deficiency) after Cash Distributions
 and Special Items                                      $  (175,692)  $(2,376,415) $2,584,134
                                                        ===========   ===========  ==========

Net Income and Distributions Data per $1,000 Invested:
 Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                      98            89          50
 - Operations Class B Units                                    (131)          (92)        (56)
 Capital Gain (Loss)                                             --            --          --

Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                      84            58          23
 - Operations Class B Units                                     (74)          (38)        (25)
 Capital Gain (Loss)                                             --            --          --

Cash Distributions to Investors:
 Source (on GAAP Basis)
 - Investment Income Class A Units                               77            41           8
 - Return of Capital Class A Units                               --            --          --
 - Return of Capital Class B Units                               --            --          --
Source (on Cash Basis)
 - Operations Class A Units                                      77            41           8
 - Return of Capital Class A Units                               --            --          --
 - Operations Class B Units                                      --            --          --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                               55            13           6
 - Return of Capital Class A Units                               22            28           2
 - Return of Capital Class B Units                               --            --          --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year                  100%
Reported in the Table

(1) Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; and $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)  Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; and $1,035,609 for
     2001.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; and $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $870,747.

                               TABLE V (UNAUDITED)
                        SALES OR DISPOSALS OF PROPERTIES

         The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust, Inc. All figures are as of December 31, 2001.

                                                                                                                          Excess
                                                                                                                       (Deficiency)
                                                                                                                       Of Property
                                                                                                                      Operating Cash
                       Date                                                                 Cost Of Properties         Receipts Over
               Date     Of                   Selling Price, Net Of                         Including Closing And           Cash
Property     Acquired  Sale             Closing Costs And GAAP Adjustments                       Soft Costs            Expenditures
===================================================================================================================================
                                                                                                  Total
                                                    Purchase                                    Acquisition
                                 Cash                 Money   Adjustments                          Cost,
                               Received    Mortgage Mortgage  Resulting                           Capital
                               Net Of      Balance    Taken     From                   Original  Improvement,
                               Closing     At Time   Back By  Application              Mortgage  Closing And
                                Costs      Of Sale   Program    Of GAAP      Total    Financing Soft Costs/1/     Total
-----------------------------------------------------------------------------------------------------------------------------------
3875        12/1/85   08/31/00 $  727,982    -0-      -0-       -0-       $  727,982/2/ -0-     $   647,648    $   647,648
Peachtree
Place,
Atlanta,
Georgia

Crowe's    12/31/86   01/11/01 $6,487,000    -0-      -0-       -0-       $6,487,000/3/  -0-    $ 9,388,869    $ 9,368,869
Crossing
Shopping
Center,
DeKalb
Count,
Georgia

Cherokee   10/30/87   10/01/01 $8,434,089    -0-      -0-       -0-       $8,434,089/4/  -0-    $10,650,750    $10,650,750
Commons
Shopping
Center,
Cherokee
County,
Georgia

_______________
/1/ Amount shown does not include po rata share of original offering costs.
/2/ Includes Wells Real Estae Fund I's share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.
/3/ Includes taxable gain from this sale in the amount of $11,496, of which
    $11,496 is allocated to capital gain and $0 is allocated to ordinary gain. /4/ Includes taxable gain from this sale in the amount of $207,613, of which
    $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.

                                   EXHIBIT "A"

                             SUBSCRIPTION AGREEMENT

To:  Wells Real Estate Investment Trust, Inc.
     Suite 250
     6200 The Corners Parkway
     Atlanta, Georgia 30092

Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Wells REIT"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Wells Real Estate Investment Trust, Inc."

     I hereby acknowledge receipt of the Prospectus of Wells REIT dated ____________, 2002 (the "Prospectus").

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by Wells REIT in its sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by Wells REIT's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in Wells REIT.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                    CONDITIONS RESTRICTING TRANSFER OF SHARES

     260.141.11  Restrictions on Transfer.
                 ------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7)  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF
     CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

          SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
                           AND NEBRASKA RESIDENTS ONLY

     In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to Wells REIT within five days of the date of subscription.

                       STANDARD REGISTRATION REQUIREMENTS

     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.   INDIVIDUAL: One signature required.

2.   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3.   TENANTS IN COMMON: All parties must sign.

4.   COMMUNITY PROPERTY: Only one investor signature required.

5.   PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.  KEOGH (HR 10): Same rules as those applicable to IRAs.

11.  UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

              INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
       TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
INVESTOR            Please follow these instructions carefully. Failure to do so
INSTRUCTIONS        may result in the rejection of your subscription.  All
                    information on the Subscription Agreement Signature Page
                    should be completed as follows:
--------------------------------------------------------------------------------
1.   INVESTMENT     a.   GENERAL: A minimum investment of $1,000 (100 Shares) is
                         required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL
                         PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE
                         MADE PAYABLE TO THE ORDER OF "WELLS REAL ESTATE
                         INVESTMENT TRUST, INC." Investors who have satisfied the minimum purchase requirements in Wells Real Estate
                         Fund I, Wells Real Estate Fund II, Wells Real Estate
                         Fund II-OW, Wells Real Estate Fund III, L.P., Wells
                         Real Estate Fund IV, L.P., Wells Real Estate Fund V,
                         L.P., Wells Real Estate Fund VI, L.P., Wells Real
                         Estate Fund VII, L.P., Wells Real Estate Fund VIII,
                         L.P., Wells Real Estate Fund IX, L.P., Wells Real
                         Estate Fund X, L.P., Wells Real Estate Fund XI, L.P.,
                         Wells Real Estate Fund XII, L.P., or Wells Real Estate
                         Fund XIII, L.P., or in any other public real estate program may invest as little as $25 (2.5 Shares) except for residents of Maine, Minnesota, Nebraska or Washington. Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Investor Suitability
                         Standards." Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR
                         TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

                    b.   DEFERRED COMMISSION OPTION: Please check the box if you
                         have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, you will have a 1% sales commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize Wells REIT to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.
--------------------------------------------------------------------------------
2.   ADDITIONAL     Please check if you plan to make one or more additional
     INVESTMENTS    investments in Wells REIT. All additional investments must be in increments of at least $25. Additional investments by residents of Maine must be for the minimum amounts stated under "Suitability Standards" in the Prospectus, and residents of Maine must execute a new Subscription Agreement
                    Signature Page to make additional investments in Wells REIT.
                    If additional investments in Wells REIT are made, the investor agrees to notify Wells REIT and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement
                    Signature Page may receive commissions on such additional investments as described in the Prospectus.

--------------------------------------------------------------------------------
3.   TYPE OF        Please check the appropriate box to indicate the type of
     OWNERSHIP      entity or type of individuals subscribing.

--------------------------------------------------------------------------------
4.   REGISTRATION        Please enter the exact name in which the Shares are to
     NAME AND ADDRESS    be held. For joint tenants with right of survivorship
                         or tenants in common, include the names of both
                         investors. In the case of partnerships or corporations,
                         include the name of an individual to whom
                         correspondence will be addressed. Trusts should include
                         the name of the trustee. All investors must complete
                         the space provided for taxpayer identification number
                         or social security number. By signing in Section 6, the
                         investor is certifying that this number is correct.
                         Enter the mailing address and telephone numbers of the
                         registered owner of this investment. In the case of a
                         Qualified Plan or trust, this will be the address of
                         the trustee. Indicate the birthdate and occupation of
                         the registered owner unless the registered owner is a
                         partnership, corporation or trust.
--------------------------------------------------------------------------------
5.   INVESTOR NAME       Complete this Section only if the investor's name and
     AND ADDRESS         address is different from the registration name and
                         address provided in Section 4. If the Shares are
                         registered in the name of a trust, enter the name,
                         address, telephone number, social security number,
                         birthdate and occupation of the beneficial owner of the
                         trust.
--------------------------------------------------------------------------------
6.   SUBSCRIBER          Please separately initial each representation made by
     SIGNATURES          the investor where indicated. Except in the case of
                         fiduciary accounts, the investor may not grant any
                         person a power of attorney to make such representations
                         on his or her behalf. Each investor must sign and date
                         this Section. If title is to be held jointly, all
                         parties must sign. If the registered owner is a
                         partnership, corporation or trust, a general partner,
                         officer or trustee of the entity must sign. PLEASE NOTE
                         THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
--------------------------------------------------------------------------------
7.   DIVIDENDS           a.   DIVIDEND REINVESTMENT PLAN: By electing the
                              Dividend Reinvestment Plan, the investor elects to reinvest the stated percentage of dividends otherwise payable to such investor in Shares of Wells REIT. The investor agrees to notify Wells
                              REIT and the Broker-Dealer named on the
                              Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the Advisor or its affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive commissions not to exceed 7% of any reinvested dividends.

                         b.   DIVIDEND ADDRESS: If cash dividends are to be sent
                              to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
--------------------------------------------------------------------------------
8.   BROKER-DEALER       This Section is to be completed by the Registered
                         Representative. Please complete all BROKER-DEALER
                         information contained in Section 8 including
                         suitability certification. SIGNATURE PAGE MUST BE
                         SIGNED BY AN AUTHORIZED REPRESENTATIVE.
--------------------------------------------------------------------------------

     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by Wells REIT.

                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-448-1010

                                             -----------------------------------
                                              Special Instructions:


                                             -----------------------------------

[LOGO] WELLS        WELLS REAL ESTATE INVESTMENT TRUST, INC.
       REIT          SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                See page A5-A in the Prospectus for instructions.

1.=====INVESTMENT==================================================================================================

  ----------------------------------------------                   Make Investment Check Payable to:
  _________________        ___________________                  Wells Real Estate Investment Trust, Inc.
     # of Shares             Total $ Invested
                                                    ---------------------------------------------------------------
          (# Shares x $10 = $ Invested)             [_] Initial Investment (Minimum $1,000)
                                                    [_] Additional Investment (Minimum $25)
 Minimum purchase $1,000 or 100 Shares                  State in which sale was made___________________________
 ----------------------------------------------     ---------------------------------------------------------------

Check the following box to elect Deferred Commission Option: [_]
(This election must be agreed to by the Broker-Dealer listed below)

2.=====ADDITIONAL INVESTMENTS======================================================================================

Please check if you plan to make additional investments in the Wells REIT: [_]
[If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $25. By checking this box, I agree to notify the Wells REIT in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.]

3.=====TYPE OF OWNERSHIP===========================================================================================

  [_] IRA (06)                                    [_] Individual (01)
      (Enter Custodial Information                [_] Joint Tenants With Right of Survivorship (02)
      under section 4)                            [_] Community Property (03)
  [_] Keogh (10)                                  [_] Tenants in Common (04)
  [_] Qualified Pension Plan (11)                 [_] Custodian: A Custodian for _______________ under
  [_] Qualified Profit Sharing Plan (12)              the Uniform Gift to Minors Act or the Uniform
  [_] Trust / Trust Type:                             Transfers to Minors Act of the State of
          (Please specify, i.e. Family, Living,       ______________________ (08)
           Revocable, etc.)
      Is this Trust tax exempt? [_] Yes  [_] No   [_] Other____________________________________

4.======REGISTRATION NAME AND ADDRESS==============================================================================

Please print name(s) in which Shares are to be registered. Include trust or custodial name if applicable. If Wells
Advisors Inc. is the designated custodian, please complete the Wells IRA Application Booklet in addition to this form.

[_] Mr  [_] Mrs  [_] Ms  [_] MD  [_] PhD  [_] DDS  [_] Other_________________   Taxpayer Identification Number

------------------------------------------------------------------------------  [_][_]-[_][_][_][_][_][_][_]

------------------------------------------------------------------------------  Social Security Number

------------------------------------------------------------------------------  [_][_][_]-[_][_]-[_][_][_][_]


               ----------------------------------------------------------------------------------------------------
Street Address
or P.O. Box
               ----------------------------------------------------------------------------------------------------
City                                              State                         Zip Code
               ----------------------------------       -----------------------         ---------------------------

               ----------------------------------                      --------------------------------------------
Home                                                    Business
Telephone No.   (   )                                   Telephone No.   (   )
               ----------------------------------                      --------------------------------------------

               ----------------------------------                      --------------------------------------------
Birthdate                                               Occupation
               ----------------------------------                      --------------------------------------------

               ----------------------------------
Email Address                                           Provide only if you would like to receive updated
(Optional)                                              information about Wells via email.
               ----------------------------------

5.=====INVESTOR NAME AND ADDRESS===================================================================================

(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
[_] Mr  [_] Mrs  [_] Ms  [_] MD  [_] PhD  [_] DDS  [_] Other_________________


Name                                                                             Social Security Number
------------------------------------------------------------------------------
                                                                                 [_][_][_]-[_][_]-[_][_][_][_]
------------------------------------------------------------------------------

               ----------------------------------------------------------------------------------------------------
Street Address
or P.O. Box
               ----------------------------------------------------------------------------------------------------
City                                              State                         Zip Code
               ----------------------------------       -----------------------         ---------------------------

               ----------------------------------                      --------------------------------------------
Home                                                    Business
Telephone No.   (   )                                   Telephone No.   (   )
               ----------------------------------                      --------------------------------------------

               ----------------------------------                      --------------------------------------------
Birthdate                                               Occupation
               ----------------------------------                      --------------------------------------------

               ----------------------------------
Email Address                                     Provide only if you would like to receive updated information
(Optional)                                        about Wells via email.
               ----------------------------------

===================================================================================================================

                        (REVERSE SIDE MUST BE COMPLETED)

6.=====SUBSCRIBER SIGNATURES=======================================================================================

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Wells REIT to accept this subscription, I hereby represent and warrant to you as follows:

(a)  I have received the Prospectus.                                               _______________   _______________
                                                                                       Initials          Initials

(b)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above)
     of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my
     state of primary residence as set forth in the Prospectus under               _______________   _______________
     "SUITABILITY STANDARDS."                                                          Initials          Initials

(c) I acknowledge that the shares are not Initials Initials liquid.                _______________   _______________
                                                                                       Initials          Initials
(d)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration there- for, without the prior written consent of the Commissioner of the Department of Corporations of the State of
     California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear
     a legend reflecting the substance of the foregoing understanding.             _______________   _______________
                                                                                       Initials          Initials

(e)  ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the Shares     _______________   _______________
     for my own account and acknowledge that the investment is not liquid.             Initials          Initials

I declare that the information supplied above is true and correct and may be relied upon by the Wells REIT in connection with my investment in the Wells REIT. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

-----------------------------------      ------------------------------------------        -----------------------

-----------------------------------      ------------------------------------------        -----------------------
Signature of Investor or Trustee           Signature of Joint Owner, if applicable         Date

                           (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7.=====DIVIDENDS (YOU MUST CHECK ONE OF THE FOLLOWING)=============================================================

NOTE: If you have checked "IRA" in section 3 and listed Wells Advisors, Inc. as custodian under Section 4, please disregard this section. You must instead complete page 7 of the Well Advisors, Inc. IRA Application Booklet.

  [_] I prefer to participate in the Dividend Reinvestment Plan
  [_] I prefer dividends be paid to me at my address listed under Section 4
  [_] I prefer dividends be paid to me but sent to the following account:

                --------------------------------------------------------------------------------------------------
Name
                --------------------------------------------------------------------------------------------------
Account Number
                --------------------------------------------------------------------------------------------------
Street Address
                --------------------------------------------------------------------------------------------------
or P.O. Box
                --------------------------------------------------------------------------------------------------
City                                               State                            Zip Code
                ---------------------------------        --------------------------           --------------------

8.=====BROKER-DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)===============================================

  [_] PLEASE CHECK IF THIS IS A CHANGE IN BROKER-DEALER
  [_] PLEASE CHECK IF THIS IS A NEW BRANCH ADDRESS FOR THE REGISTERED REPRESENTATIVE

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer or authorized representative and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

                     ------------------------------------------                      -----------------------------
Broker-Dealer Name                                                     Telephone No.  (  )
                     ------------------------------------------                      -----------------------------

                     ---------------------------------------------------------------------------------------------
Broker-Dealer Street
Address or P.O. Box
                     ---------------------------------------------------------------------------------------------

                     ----------------------------        --------------------------           --------------------
City                                               State                            Zip Code
                     ----------------------------        --------------------------           --------------------

                     ------------------------------------------                      -----------------------------
Registered
Representative Name                                                    Telephone No.  (  )
                     ------------------------------------------                      -----------------------------

                     ---------------------------------------------------------------------------------------------
Reg. Rep. Street
Address or P.O. Box
                     ---------------------------------------------------------------------------------------------

                     ----------------------------        --------------------------           --------------------
City                                               State                            Zip Code
                     ----------------------------        --------------------------           --------------------


               ----------------------------------
Email Address                                      Provide only if you would like to receive updated information
(Optional)                                         about Wells via email.
               ----------------------------------


-----------------------------------------------   ---------------------------------------------------------------
Broker-Dealer Signature, if required              Registered Representative Signature

    Please mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to

Overnight address:                         Wells Real Estate Investment Trust, Inc.              Mailing address:
6200 The Corners Parkway, Suite 250             800-557-4830 or 770-449-7800                      P.O. Box 926040
Atlanta, Georgia 30092-2295                    Cash, money orders and travelers                  Atlanta, Georgia
                                                  checks will not be accepted.                         30010-6040

------------------------------------------------------------------------------------------------------------------
ACCEPTANCE BY WELLS REIT Received and Subscription Accepted by:
------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                              AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT PLAN
                             As of December 20, 1999

     Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Amended and Restated Articles of Incorporation, adopted a Dividend Reinvestment Plan (the "DRP"), which is hereby amended and restated in its entirety as set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

     1. Dividend Reinvestment. As agent for the shareholders ("Shareholders") of the Company who (a) purchased shares of the Company's common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering"), which commenced on January 30, 1998 and will terminate on or before January 30, 2000, (b) purchase Shares pursuant to the Company's second public offering (the "Second Offering"), which will commence immediately upon the termination of the Initial Offering, or (c) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the DRP (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

     2. Effective Date. The effective date of this Amended and Restated Dividend Reinvestment Plan (the "DRP") shall be the date that the Second Offering becomes effective with the Securities and Exchange Commission (the "Commission").

     3. Procedure for Participation. Any Shareholder who purchased Shares pursuant to the Initial Offering, the Second Offering or any Future Offering and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Dividends of the Company are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     4. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $10 per Share until (i) all 2,200,000 of the DRP Shares registered in the Second Offering are issued or (ii) the Second Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles.

     Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Company's Second Offering,
(b) Shares to be registered with the Commission in a Future Offering for use in the DRP (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

     Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the $10 per Share price which will be paid for the DRP Shares pursuant to the Initial Offering and the Second Offering.

     If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

     It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

     5. Share Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

     6. Reports. Within 90 days after the end of the Company's fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

     7. Commissions and Other Charges. In connection with Shares sold pursuant to the DRP, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of DRP Shares are used to acquire properties, acquisition and advisory fees and expenses of 3.5%, of the purchase price of the DRP Shares.

     8. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Shareholder in cash.

     9. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days' written notice to the Participants.

     10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability; (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a sate, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

                                                                Until ____________, 200__ (90 days after the
                                                         date of this prospectus), all dealers that affect
                                                         transactions in these securities, whether or not
                                                         participating in this offering, may be required to
                                                         deliver a prospectus. This is in addition to the
                                                         obligation of dealers to deliver a prospectus when
                                                         acting as soliciting dealers.
                ALPHABETICAL INDEX            Page
                                                                We have not authorized any dealer, salesperson
                                                         or other individual to give any information or to make
Additional Information .......................           any representations that are not contained in this
Conflicts of Interest ........................           prospectus.  If any such information or statements are
Description of Real Estate Investments .......           given or made, you should not rely upon such
Description of Shares ........................           information or representation.  This prospectus does
ERISA Considerations .........................           not constitute an offer to sell any securities other
Estimated Use of Proceeds ....................           than those to which this prospectus relates, or an
Experts ......................................           offer to sell, or a solicitation of an offer to buy,
Federal Income Tax Considerations ............           to any person in any jurisdiction where such an offer
Financial Statements .........................           or solicitation would be unlawful. This prospectus
Glossary .....................................           speaks as of the date set forth below. You should not
Investment Objectives and Criteria ...........           assume that the delivery of this prospectus or that
Legal Opinions ...............................           any sale made pursuant to this prospectus implies that
Management ...................................           the information contained in this prospectus will
Management Compensation ......................           remain fully accurate and correct as of any time
Management's Discussion and                              subsequent to the date of this prospectus.
 Analysis of Financial Condition
 And Results of Operations ...................                              ________________
Plan of Distribution .........................
Prior Performance Summary ....................                              WELLS REAL ESTATE
Prior Performance Tables .....................                           INVESTMENT TRUST, INC.
Prospectus Summary ...........................
Questions and Answers About                                             Up to 300,000,000 Shares
 This Offering ...............................                               of Common Stock
Risk Factors .................................                            Offered to the Public
Suitability Standards ........................
Supplemental Sales Material ..................                              ________________
The Operating Partnership Agreement ..........
                                                                               PROSPECTUS

                                                                            ________________

                                                                            WELLS INVESTMENT
                                                                            SECURITIES, INC.

                                                                           _____________, 2002

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31    Other Expenses of Issuance and Distribution

           Following is an itemized statement of the expenses of the offering and distribution of the securities to be registered, other than underwriting commissions:

                                                           Amount

           SEC Registration Fee                       $   318,174
           NASD Filing Fee                                 30,500
           Printing Expenses                            5,000,000
           Legal Fees and Expenses                        800,000
           Accounting Fees and Expenses                   500,000
           Blue Sky Fees and Expenses                     500,000
           Sales and Advertising Expenses               6,000,000
           Educational Seminars and
             Conferences                                4,500,000
           Retail Seminars                              5,500,000
           Miscellaneous                               26,351,326
                                                      -----------
                    Total*                            $49,500,000
                                                      ===========

           *  Estimated.

Item 32    Sales to Special Parties

           Not Applicable

Item 33    Recent Sales of Unregistered Securities

           Not Applicable

Item 34    Indemnification of the Officers and Directors

         The MCGL permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgement as being material to the cause of action.

         Subject to the conditions set forth below, the Articles of Incorporation provide that the company shall indemnify and hold harmless a Director, Advisor or Affiliate against any and all losses or liabilities reasonably incurred by such Director, Advisor or Affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

         Under the Company's Articles of Incorporation, the Company shall not indemnify its Directors, Advisor or any Affiliate for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Directors, Advisor or Affiliates have determined , in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Directors, Advisor or Affiliates were acting on behalf of or performing services of the Company (iii) such liability or loss was not the result of (A) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates; or (B) gross negligence or willful misconduct by the Independent Directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the company's net assets and not from Shareholders. Notwithstanding the foregoing, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs shold be made, and the court considering the request for indemnification has been advised of he position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         The Articles of Incorporation provide that the advancement of Company funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the company; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Directors, Advisor or Affiliates undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisor or Affiliates are found not to be entitled to indemnification.

         The MGCL requires a Maryland corporation (unless its Articles of Incorporation provide otherwise, which the Company's Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Articles of Incorporation or Bylaws, or under resolutions of stockholders or directors, contract or otherwise. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35       Treatment of Proceeds from Stock Being Registered

              Not Applicable

Item 36       Financial Statements and Exhibits.

              (a)    Financial Statements:

                     The following financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and included in the Prospectus:

                            Audited Financial Statements

                            (1)  Report of Independent Public Accountants,
                            (2) Consolidated Balance Sheets as of December 31, 2001 and December 31, 2000,
                            (3) Consolidated Statements of Income for the years ended December 31, 2001, 2000 and 1999,
                            (4) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2001, 2000 and 1999,
                            (5) Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999, and
                            (6)  Notes to Consolidated Financial Statements.

                            Unaudited Financial Statements

                            (1) Schedule III-Real Estate Investments and Accumulated Depreciation as of December 31, 2001,
                            (2) Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001,
                            (3) Consolidated Statements of Income for the three months ended March 31, 2002 and March 31, 2001,
                            (4) Consolidated Statements of Shareholders' Equity for the year ended December 31, 2001 and for the three months ended March 31, 2002,
                            (5) Consolidated Statements of Cash Flows for the three months ended March 31, 2002 and March 31, 2001, and
                            (6) Condensed Notes to Consolidated Financial Statements March 31, 2002

             (b)  Exhibits (See Exhibit Index):

Exhibit No.  Description

1.1            Form of Dealer Manager Agreement

1.2            Form of Warrant Purchase Agreement

3.1 Amended and Restated Articles of Incorporation dated as of July 1, 2000 (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23,
               1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1 Form of Opinion of Holland & Knight LLP as to legality of securities

8.1            Form of Opinion of Holland & Knight LLP as to tax matters

8.2            Form of Opinion of Holland & Knight LLP as to ERISA matters

10.1 Advisory Agreement dated January 30, 2002 (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.2 Amended and Restated Property Management and Leasing Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.3 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.4 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14,
               1998)

10.5 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.6 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI-Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.7 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.8 Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31, 2000)

10.9 Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.10 Agreement of Limited Partnership of Wells Operating Partnership, L.P. as Amended and Restated as of January 1, 2000 (previously filed in and incorporated by reference to Form 10-K of Registrant for the fiscal year ended December 31, 2000, Commission File No. 0-25739)

10.11 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.12 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.13 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.14 Promissory Note for $35,000,000 to SouthTrust Bank, N.A. (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.15 Allonge to Revolving Note relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.16 First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.17 Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.18 Second Amendment to Amended and Restated Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit

         (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.19 Revolving Note relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.20 Revolving Loan Agreement relating to the SouthTrust Bank N.A. $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.21 Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.22 Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.23 Revolving Credit Agreement relating to the Bank of America, N.A. $85,000,000 revolving line of credit (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.24 Construction Loan Agreement relating to the Bank of America, N.A. $34,200,000 construction loan (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.25 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.26 Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.28 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.31 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.32 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.33 Lease Agreement for the Motorola Plainfield Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.34 Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.35 Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.36 Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.37 Fourth Amendment to Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.38 Guaranty of Lease for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.39 Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.40 First Amendment to Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.41 Lease Agreement for the State Street Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.42 Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.43 First Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.44 Reinstatement of and Second Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.45 Agreement of Sale for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.46 Lease Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.47 Guaranty of Lease for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.48 Development Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.49 Design and Build Construction Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.50 Indenture of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.51 Guaranty of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.52 Absolute Assignment of Lease and Assumption Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.53 Bond Real Property Lease Agreement for the Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.54 Second Amendment to Lease Agreement for Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's

         Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.55 Lease Agreement with TCI Great Lakes, Inc. for a portion of the Windy Point I Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.56 First Amendment to Office Lease with TCI Great Lakes, Inc. (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.57 Lease Agreement with Zurich American Insurance Company for the Windy Point II Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.58 Third Amendment to Office Lease with Zurich American Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.59 Lease Agreement for the Arthur Andersen Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.60 Lease Agreement with Transocean Deepwater Offshore Drilling, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.61 Lease Agreement with Newpark Drilling Fluids, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.62 Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.63 Second Amendment to Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.64 Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.65 Second Amendment to Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.66    Purchase and Sale Agreement for the Experian/TRW Buildings

10.67    Lease Agreement for the Experian/TRW Buildings

10.68    Lease Amendment to Lease Agreement for the Experian/TRW Buildings

10.69 Purchase and Sale Agreement and Escrow Instructions for the Agilent Boston Building

10.70    Lease Agreement for the Agilent Boston Building

23.1     Consent of Holland & Knight LLP (included in exhibits 5.1 and 8.1)

23.2 Consent of Arthur Andersen LLP (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

24.1     Power of Attorney

Item 37    Undertakings

                 (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
           Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

                 (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (c) The Registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                 (d) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders; each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

                 (e) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

                 (f) The Registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each shareholder the financial statements required by Form 10-K for such year.

                 (g) The Registrant undertakes to distribute to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

         The information contained on the following pages relates to acquisitions of properties within the past three years by the Wells REIT and prior programs with which Wells Capital, Inc., the Advisor to the Wells REIT, and its affiliates have been affiliated and which have substantially similar investment objectives to the Wells REIT. This table provides potential investors with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in this Table VI has been audited.

                                    TABLE VI

                          Wells Funds XI, XII and REIT

Name of property                 EYBL CarTex Building

Location of property             Fountain Inn, Greenville County, South Carolina

Type of property                 Two-story manufacturing and office building

Size of parcel                   11.94 acres

Gross leasable space             169,510 sq. feet

Date of commencement of          Fund XI - March 3, 1998
operations/1/                    Fund XII - June 1, 1999
                                 REIT - June 5, 1998

Date of purchase                 May 18, 1999

Mortgage financing at
date of purchase                 N/A

Cash down payment                $50,000

Contract purchase price

plus acquisition fee             $5,122,000

Other cash expenditures
expensed                         N/A

Other cash expenditures
capitalized                      $225,540

Total Acquisition Cost           $5,347,540

___________________
   /1/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                          Wells Funds XI, XII and REIT

Name of property                 Sprint Building

Location of property             Leawood, Kansas

Type of property                 Three-story office building

Size of parcel/l/                7.12 acres

Gross leasable space             68,900 sq. feet

Date of commencement of          Fund XI - March 3, 1998
operations/2/                    Fund XII - June 1, 1999
                                 REIT - June 5, 1998

Date of purchase                 July 2, 1999

Mortgage financing at
date of purchase                 N/A

Cash down payment                $1,000,000

Contract purchase price
plus acquisition fee             $9,546,210

Other cash expenditures
expensed                         N/A

Other cash expenditures
capitalized/3/                   $398,299

Total Acquisition Cost           $9,944,509

_______________________
   /2/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

   /3/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                 Alstom Power Richmond Building

Location of property             Midlothian, Chesterfield County, Virginia

Type of property                 Four story office building

Size of parcel                   7.49 acres

Gross leasable space             99,057 sq. feet

Date of commencement of
operations/4/                    June 5, 1998

Date of purchase                 July 22, 1999

Mortgage financing at
date of purchase                 N/A

Cash down payment                $948,400

Contract purchase price
plus acquisition fee             $948,400

Other cash expenditures
expensed                         N/A

Other cash expenditures
capitalized/5/                   $9,969,515

Total Acquisition Cost           $10,917,915

_____________________
   /4/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

  /5/ Includes the improvements made after acquisition through April 30, 2002.

                          Wells Funds XI, XII and REIT

Name of property                 Johnson Matthey Building

Location of property             Tredyffrin Township, Chester County,
                                 Pennsylvania

Type of property                 Research and development,
                                 office and warehouse building

Size of parcel                   10.0 acres

Gross leasable space             130,000 sq. feet

Date of commencement of          Fund XI - March 3, 1998
operations/6/                    Fund XII - June 1, 1999
                                 REIT - June 5, 1998

Date of purchase                 August 17, 1999

Mortgage financing at
date of purchase                 N/A

Cash down payment                $200,000

Contract purchase price
plus acquisition fee             $8,050,000

Other cash expenditures
expensed                         N/A

Other cash expenditures
capitalized/7/                   $342,077

Total Acquisition Cost           $8,392,077

_____________________
   /6/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

   /7/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                 Videojet Technologies Chicago

Location of property             Wood Dale, Illinois

Type of property                 Two story office, assembly
                                 and manufacturing building

Size of parcel                   15.3 acres

Gross leasable space             250,354 sq. feet

Date of commencement of
operations/8/                    June 5, 1998

Date of purchase                 September 10, 1999

Mortgage financing at
date of purchase                 N/A

Cash down payment                $500,000

Contract purchase price
plus acquisition fee             $32,630,940

Other cash expenditures
expensed                         N/A

Other cash expenditures
capitalized/9/                   $1,912,472

Total Acquisition Cost           $34,543,412

_____________________
   /8/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

  /9/ Includes the improvements made after acquisition through April 30, 2002.

                          Wells Funds XI, XII and REIT

Name of property                 Gartner Building

Location of property             Fort Myers, Florida

Type of property                 Two story office building

Size of parcel                   4.9 acres

Gross leasable space             62,400 sq. feet

Date of commencement of          Fund XI - March 3, 1998
operations/10/                   Fund XII - June 1, 1999
                                 REIT - June 5, 1998

Date of purchase                 September 20, 1999

Mortgage financing at
date of purchase                 N/A

Cash down payment                $500,000

Contract purchase price
plus acquisition fee             $8,347,600

Other cash expenditures
expensed                         N/A

Other cash expenditures
Capitalized/11/                  $347,824

Total Acquisition Cost           $8,695,424

_____________________
   /10/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

   /11/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                 Cinemark Building

Location of property             Plano, Collin County, Texas

Type of property                 Five story office building

Size of parcel                   3.52 acres

Gross leasable space             118,108 sq. feet

Date of commencement of
operations/12/                   June 5, 1998

Date of purchase                 December 21, 1999

Mortgage financing at
date of purchase                 N/A

Cash down payment                N/A

Contract purchase price
plus acquisition fee             $21,826,900

Other cash expenditures
expensed                         N/A

Other cash expenditures
capitalized/13/                  $920,379

Total Acquisition Cost           $22,747,279

______________________
   /12/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

   /13/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Metris Tulsa Building

Location of property                Tulsa, Tulsa County, Oklahoma

Type of property                    Three story office building

Size of parcel                      14.6 acres

Gross leasable space                101,100 sq. feet

Date of commencement of
operations/14/                      June 5, 1998

Date of purchase                    February 11, 2000

Mortgage financing at
date of purchase                    8,000,000

Cash down payment                   $4,740,000

Contract purchase price
plus acquisition fee                $12,740,000

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized/15/                     $521,072

Total Acquisition Cost              $13,261,072

________________________
/14/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

/15/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Dial Building

Location of property                Scottsdale, Maricopa County, Arizona

Type of property                    Two story office building

Size of parcel                      8.8 acres (approximately)

Gross leasable space                129,689 sq. feet

Date of commencement of
operations/16/                      June 5, 1998

Date of purchase                    March 29, 2000

Mortgage financing at
date of purchase                    $14,289,309

Cash down payment                   $100,000

Contract purchase price
plus acquisition fee                $14,289,309

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized/17/                     $597,264

Total Acquisition Cost              $14,886,573

________________________
/16/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

/17/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    ASML Building

Location of property                Tempe, Maricopa County, Arizona

Type of property                    Two story office and warehouse building

Size of parcel                      9.51 acres

Gross leasable space                95,133 sq. feet

Date of commencement of
operations/18/                      June 5, 1998

Date of purchase                    March 29, 2000

Mortgage financing at
date of purchase                    $17,397,133

Cash down payment                   $100,000

Contract purchase price
plus acquisition fee                $17,397,133

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized/19/                     $727,185

Total Acquisition Cost              $18,124,318

________________________
/18/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

/19/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Motorola Tempe Building

Location of property                Tempe, Maricopa County, Arizona

Type of property                    Two story office building

Size of parcel                      12.44 acres

Gross leasable space                133,225 sq. feet

Date of commencement of
operations/20/                      June 5, 1998

Date of purchase                    March 29, 2000

Mortgage financing at
date of purchase                    $8,813,558

Cash down payment                   $100,000

Contract purchase price
plus acquisition fee                $16,036,219

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized/21/                     $669,639

Total Acquisition Cost              $16,705,858

________________________
/20/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

/21/ Includes the improvements made after acquisition through April 30, 2002.

                             Wells Fund XII and REIT

Name of property                    Siemens Building

Location of property                Troy, Oakland County, Michigan

Type of property                    Three story office building

Size of parcel                      5.3 acres

Gross leasable space                77,054 sq. feet

Date of commencement of             Fund XII - June 1, 1999
operations/22/                      REIT - June 5, 1998

Date of purchase                    May 10, 2000

Mortgage financing at
date of purchase                    N/A

Cash down payment                   $400,000

Contract purchase price
plus acquisition fee                $14,292,489

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized/23/                     $1,440,430

Total Acquisition Cost              $12,852,059

________________________
/22/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

/23/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property              Avnet Building

Location of property          Tempe, Maricopa County, Arizona

Type of property              Two story office building

Size of parcel                9.63 acres

Gross leasable space          132,070 sq. feet

Date of commencement of       June 5, 1998
operations/24/

Date of purchase              June 12, 2000

Mortgage financing at
date of purchase              N/A

Cash down payment             $100,000

Contract purchase price
plus acquisition fee          $13,269,502

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized                   N/A

Total Acquisition Cost        $13,269,502

_______________________________
  /24/ The date minimum offering proceedings were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property              Delphi Building

Location of property          Troy, Oakland County, Michigan

Type of property              Three story office building

Size of parcel                5.52 acres

Gross leasable space          107,193 sq. feet

Date of commencement of       June 5, 1998
operations/25/

Date of purchase              June 29, 2000

Mortgage financing at
date of purchase              $8,000,000

Cash down payment             N/A

Contract purchase price
plus acquisition fee          $19,921,332

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized                   N/A

Total Acquisition Cost        $19,921,332

___________________________
  /25/ The date minimum offering proceedings were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property              Motorola Plainfield Building

Location of property          S. Plainfield, Middlesex County, New Jersey

Type of property              three-story office building

Size of parcel                34.5 acres

Gross leasable space          236,710 sq. feet

Date of commencement of       June 5, 1998
operations/26/

Date of purchase              November 1, 2000

Mortgage financing at
date of purchase              $23,000,000

Cash down payment             N/A

Contract purchase price
plus acquisition fee          $33,753,381

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized/27/               $424,760

Total Acquisition Cost        $34,178,141

___________________________
  /26/ The date minimum offering proceedings were obtained and funds became available for investment in properties.

  /27/  Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property              Stone & Webster Building

Location of property          Houston, Texas

Type of property              six-story office building

Size of parcel                9.96 acres

Gross leasable space          312,564 sq. feet

Date of commencement of       June 5, 1998
operations/28/

Date of purchase              December 21, 2000

Mortgage financing at
date of purchase              $38,900,000

Cash down payment             N/A

Contract purchase price
plus acquisition fee          $45,014,954

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized                   N/A

Total Acquisition Cost        $45,014,954

___________________________
  /28/ The date minimum offering proceedings were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property              Metris Minnesota Building

Location of property          Minnetonka, Minnesota

Type of property              nine-story office building

Size of parcel                13.58 acres

Gross leasable space          300,633 sq. feet

Date of commencement of       June 5, 1998
operations/29/

Date of purchase              December 21, 2000

Mortgage financing at
date of purchase              $52,800,000

Cash down payment             N/A

Contract purchase price
plus acquisition fee          $52,846,150

Other cash expenditures
expensed                      $1,669

Other cash expenditures
capitalized                   N/A

Total Acquisition Cost        $52,847,819

_________________________
  /29/ The date minimum offering proceedings were obtained and funds became available for investment in properties.

                             Wells Fund XII and REIT

Name of property              AT&T Oklahoma Buildings

Location of property          Oklahoma City, Oklahoma

Type of property              one and two-story office buildings

Size of parcel                11.34 acres

Gross leasable space          128,500 sq. feet

Date of commencement of       Fund XII - June 1, 1999
operations/30/                REIT - June 5, 1998

Date of purchase              December 28, 2000

Mortgage financing at
date of purchase              N/A

Cash down payment             N/A

Contract purchase price
plus acquisition fee          $15,325,554

Other cash expenditures
expensed                      N/A

Other cash expenditures
capitalized                   N/A

Total Acquisition Cost        $15,325,554

_________________________
   /30/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                             Wells Fund XII and REIT

Name of property             Comdata Building

Location of property         Brentwood, Tennessee

Type of property             three-story office building

Size of parcel               12.3 acres

Gross leasable space         201,237 sq. feet

Date of commencement of      Fund XII - June 1, 1999
operations/31/               REIT - June 5, 1998

Date of purchase             May 15, 2001

Mortgage financing at
date of purchase             N/A

Cash down payment            N/A

Contract purchase price
plus acquisition fee         $25,002,019

Other cash expenditures
expensed                     N/A

Other cash expenditures
capitalized                  N/A

Total Acquisition Cost       $25,002,019

______________________
   /31/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                            Wells Fund XIII and REIT

Name of property            AmeriCredit Building

Location of property        Orange Park, Florida

Type of property            two-story office building

Size of parcel              12.33 acres

Gross leasable space        85,000 sq. feet

Date of commencement of     Fund XIII - June 14, 2001
operations/32/              REIT - June 5, 1998

Date of purchase            July 16, 2001

Mortgage financing at
date of purchase            N/A

Cash down payment           N/A

Contract purchase price
plus acquisition fee        $12,540,693

Other cash expenditures
expensed                    N/A

Other cash expenditures
capitalized                 N/A

Total Acquisition Cost      $12,540,693

______________________
   /32/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property            State Street Building

Location of property        Quincy, Massachusetts

Type of property            seven-story office building

Size of parcel              11.22 acres

Gross leasable space        234,668 sq. feet

Date of commencement of
operations/33/              June 5, 1998

Date of purchase            July 30, 2001

Mortgage financing at
date of purchase            N/A

Cash down payment           N/A

Contract purchase price
plus acquisition fee        $49,632,507

Other cash expenditures
expensed                    N/A

Other cash expenditures
capitalized/34/             $6,976

Total Acquisition Cost      $49,639,483

______________________
   /33/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

   /34/ Includes the improvements made after acquisition through April 30, 2002

                                   Wells REIT

Name of property            IKON Buildings

Location of property        Houston, Texas

Type of property            two one-story office buildings

Size of parcel              15.69 acres

Gross leasable space        157,790 sq. feet

Date of commencement of
operations/35/              June 5, 1998

Date of purchase            September 7, 2001

Mortgage financing at
date of purchase            N/A

Cash down payment           N/A

Contract purchase price
plus acquisition fee        $20,782,519

Other cash expenditures
expensed                    N/A

Other cash expenditures
capitalized                 N/A

Total Acquisition Cost      $20,782,519

______________________
   /35/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property             Nissan Property

Location of property         Irving, Texas

Type of property             three-story office building

Size of parcel               14.873 acres

Gross leasable space         268,290 sq. feet

Date of commencement of
operations/36/               June 5, 1998

Date of purchase             September 19, 2001

Mortgage financing at
date of purchase             N/A

Cash down payment            N/A

Contract purchase price
plus acquisition fee         $5,570,700

Other cash expenditures
expensed                     N/A

Other cash expenditures
capitalized                  N/A

Total Acquisition Cost       $5,570,700

________________________
   /36/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property             Ingram Micro Building

Location of property         Millington, Tennessee

Type of property             one-story office building

Size of parcel               39.223 acres

Gross leasable space         701,819 sq. feet

Date of commencement of
operations/37/               June 5, 1998

Date of purchase/38/         September 27, 2001

Mortgage financing at
date of purchase             N/A

Cash down payment            N/A

Contract purchase price
plus acquisition fee         $21,055,184

Other cash expenditures
expensed                     N/A

Other cash expenditures
capitalized                  N/A

Total Acquisition Cost       $21,055,184

________________________
   /37/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

   /38/ On September 27, 2001, Wells acquired a leasehold interest in the Ingram Micro Building, with an option to purchase property beginning in 2006.

                                   Wells REIT

Name of property             Lucent Building

Location of property         Cary, North Carolina

Type of property             four-story office building

Size of parcel               29.19 acres

Gross leasable space         120,000 sq. feet

Date of commencement of
operations/39/               June 5, 1998

Date of purchase             September 28, 2001

Mortgage financing at
date of purchase             N/A

Cash down payment            N/A

Contract purchase price
plus acquisition fee         $18,022,771

Other cash expenditures
expensed                     N/A

Other cash expenditures
capitalized                  N/A

Total Acquisition Cost       $18,022,771

________________________
   /39/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                            Wells Fund XIII and REIT

Name of property             ADIC Buildings

Location of property         Parker, Colorado

Type of property             two one-story office buildings

Size of parcel               11.78 acres

Gross leasable space         148,204 sq. feet

Date of commencement of      Fund XIII - June 14, 2001
operations/40/               REIT - June 5, 1998

Date of purchase             December 21, 2001

Mortgage financing at
date of purchase             N/A

Cash down payment            N/A

Contract purchase price
plus acquisition fee         $13,169,835

Other cash expenditures
expensed                     N/A

Other cash expenditures
capitalized                  N/A

Total Acquisition Cost       $13,169,835

____________________
   /40/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property             Convergys Building

Location of property         Tamarac, Florida

Type of property             two-story office building

Size of parcel               12.55 acres

Gross leasable space         100,000 sq. feet

Date of commencement of
operations/41/               June 5, 1998

Date of purchase             December 21, 2001

Mortgage financing at
date of purchase             N/A

Cash down payment            N/A

Contract purchase price
plus acquisition fee         $13,497,360

Other cash expenditures
expensed                     N/A

Other cash expenditures
capitalized                  N/A

Total Acquisition Cost       $13,497,360

_____________________
   /41/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

                                   Wells REIT

Name of property                    Windy Point Buildings

Location of property                Schaumburg, Illinois

Type of property                    seven and eleven-story office buildings

Size of parcel                      18.73 acres

Gross leasable space                488,425 sq. feet

Date of commencement of
operations/42/                      June 5, 1998

Date of purchase                    December 31, 2001

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $89,443,176

Other cash expenditures
expensed                            $1,927

Other cash expenditures
capitalized/43/                     $28,417

Total Acquisition Cost              $89,473,520


__________________
   /42/ The date minimum offering proceeds were obtained and funds became available for investment in properties.

   /43/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Arthur Andersen Building

Location of property                Sarasota, Florida

Type of property                    three-story office building

Size of parcel                      9.8 acres

Gross leasable space                157,700 sq. feet

Date of commencement of
operations/44/                      June 5, 1998

Date of purchase                    January 11, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $21,431,212

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized/45/                     $18,267

Total Acquisition Cost              $21,449,479

________________
   /44/ The date minimum offering were obtained and funds became available for investment in properties.

   /45/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Transocean Houston Building

Location of property                Houston, Texas

Type of property                    six-story office building

Size of parcel                      3.88 acres

Gross leasable space                155,991 sq. feet

Date of commencement of
operations/46/                      June 5, 1998

Date of purchase                    March 15, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $22,038,362

Other cash expenditures
expensed                            $6,720

Other cash expenditures
capitalized/47/                     $3,100

Total Acquisition Cost              $22,048,182

________________
   /46/ The date minimum offering proceeds were obtained and funds became available

   /47/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Novartis Atlanta Building

Location of property                Duluth, Georgia

Type of property                    four-story office building

Size of parcel                      7.57 acres

Gross leasable space                100,087 sq. feet

Date of commencement of
operations/48/                      June 5, 1998

Date of purchase                    March 28, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $15,045,996

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized/49/                     $1,320

Total Acquisition Cost              $15,047,316

_______________
   /48/ The date minimum offering proceeds were obtained and funds became avilable for investment in properties.

   /49/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                   Dana Corporation Buildings

Location of property               (a) Farmington Hills, Michigan
                                   (b) Kalamazoo, Michigan

Type of property                   (a) three-story office and research and
                                       development building
                                   (b) two-story office and industrial building

Size of parcel                     (a) 7.8 acres
                                   (b) 27.5 acres

Gross leasable space               (a) 112,480 sq. feet
                                   (b) 147,004 sq. feet

Date of commencement of
operations/50/                     June 5, 1998

Date of purchase                   March 29, 2002

Mortgage financing at
date of purchase                   N/A

Cash down payment                  N/A

Aggregate contract purchase
price plus acquisition fee         $42,812,669

Other cash expenditures
expensed                           N/A

Other cash expenditures
capitalized/51/                    $500

Total Acquisition Cost             $42,813,169

_______________
    /50/ The date minimum offering proceedings were obtained and funds became available for investment in properties.

    /51/ Includes the improvement made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Travelers Express Denver Buildings

Location of property                Lakewood, Colorado

Type of property                    two connected one-story office buildings

Size of parcel                      7.88 acres

Gross leasable space                68,165 sq. feet

Date of commencement of
operations/52/                      June 5, 1998

Date of purchase                    April 10, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $10,555,448

Other cash expenditures
expensed                            $33

Other cash expenditures
capitalized/53/                     $7,967

Total Acquisition Cost              $10,563,458

_______________
   /52/ The date minimum offering proceeds were obtained and funds available for investment in properties.

   /53/ Includes the improvements made after acquisition through April 30, 2002.

                                   Wells REIT

Name of property                    Agilent Atlanta Building

Location of property                Alpharetta, Georgia

Type of property                    two-story office building

Size of parcel                      9.89 acres

Gross leasable space                101,207 sq. feet

Date of commencement of
operations/54/                      June 5, 1998

Date of purchase                    April 18, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $15,151,643

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized                         N/A

Total Acquisition Cost              $15,151,643

_______________
   /54/ The date minimum offering proceeds were obtained and funds available for investment in properties.

                                   Wells REIT


Name of property                    BellSouth Ft. Lauderdale Building

Location of property                Ft. Lauderdale, Florida

Type of property                    one-story office building

Size of parcel                      4.27 acres

Gross leasable space                47,400 sq. feet

Date of commencement of
operations/55/                      June 5, 1998

Date of purchase                    April 18, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $6,891,748

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized                         N/A

Total Acquisition Cost              $6,891,748

_______________
   /55/ The date minimum offering proceeds were obtained and funds available for investment in properties.

                                   Wells REIT

Name of property                    Experian/TRW Buildings

Location of property                Allen, Texas

Type of property                    two two-story office buildings

Size of parcel                      26.53 acres

Gross leasable space                292,700 sq. feet

Date of commencement of
operations/56/                      June 5, 1998

Date of purchase                    May 1, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $35,765,115

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized                         N/A

Total Acquisition Cost              $35,765,115

_______________
   /56/ The date minimum offering proceeds were obtained and funds available for investment in properties.

                                   Wells REIT

Name of property                    Agilent Boston Building

Location of property                Boxborough, Massachusetts

Type of property                    three-story office building

Size of parcel                      42.09 acres

Gross leasable space                174,585 sq. feet

Date of commencement of
operations/57/                      June 5, 1998

Date of purchase                    May 3, 2002

Mortgage financing at
date of purchase                    N/A

Cash down payment                   N/A

Contract purchase price
plus acquisition fee                $31,843,732

Other cash expenditures
expensed                            N/A

Other cash expenditures
capitalized                         $3,407,496

Total Acquisition Cost              $35,251,228

_______________
   /57/ The date minimum offering proceeds were obtained and funds available for investment in properties.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 10/th/ day of June, 2002.

                                        WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                        A Maryland corporation
                                        (Registrant)

                                        By:/s/ Leo F. Wells, III
                                           -------------------------------------
                                                Leo F. Wells, III, President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below on June 10, 2002 by the following persons in the capacities indicated.

Name                                                                   Title
----                                                                   -----
/s/ Leo F. Wells, III                                                  President and Director
-----------------------------------------------------
Leo F. Wells, III                                                      (Principal Executive Officer)

/s/ Douglas P. Williams                                                Executive Vice President and Director
-----------------------------------------------------
Douglas P. Williams                                                    (Principal Financial and Accounting Officer)

/s/ John L. Bell                                     *                 Director
-----------------------------------------------------
John L. Bell (By Douglas P. Williams, as Attorney-in-fact)

/s/ Richard W. Carpenter                             *                 Director
-----------------------------------------------------
Richard W. Carpenter (By Douglas P. Williams, as Attorney-in-fact)

/s/ Bud Carter                                       *                 Director
-----------------------------------------------------
Bud Carter (By Douglas P. Williams, as Attorney-in-fact)

/s/ William H. Keogler, Jr.                          *                 Director
-----------------------------------------------------
William H. Keogler, Jr. (By Douglas P. Williams, as Attorney-in-fact)

/s/ Donald S. Moss                                   *                 Director
-----------------------------------------------------
Donald S. Moss (By Douglas P. Williams, as Attorney-in-fact)

/s/ Walter W. Sessoms                                *                 Director
-----------------------------------------------------
Walter W. Sessoms (By Douglas P. Williams, as Attorney-in-fact)

/s/ Neil H. Strickland                               *                 Director
-----------------------------------------------------
Neil H. Strickland (By Douglas P. Williams, as Attorney-in-fact)

* By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated April 5, 2002 and included as Exhibit 24.1 herein.

                                  EXHIBIT INDEX

Exhibit No.        Description
----------         -----------

1.1                Form of Dealer Manager Agreement, filed herewith

1.2                Form of Warrant Purchase Agreement, filed herewith

3.1 Amended and Restated Articles of Incorporation dated as of July 1, 2000, (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31,
                   2000)

3.2 Form of Bylaws (previously filed in and incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 23, 1998)

3.3 Amendment No. 1 to Bylaws (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit A to Prospectus)

5.1 Form of Opinion of Holland & Knight LLP as to legality of securities, filed herewith

8.1 Form of Opinion of Holland & Knight LLP as to tax matters, filed herewith

8.2 Form of Opinion of Holland & Knight LLP as to ERISA matters, filed herewith

10.1 Advisory Agreement dated January 30, 2002 (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.2 Amended and Restated Property Management and Leasing Agreement among Registrant, Wells Operating Partnership, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.3 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on July 9, 1998)

10.4 Joint Venture Agreement of Wells/Fremont Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.5 Joint Venture Agreement of Wells/Orange County Associates (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on August 14, 1998)

10.6 Amended and Restated Joint Venture Partnership Agreement of The Wells Fund XI-Fund XII - REIT Joint Venture (previously filed in and incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on November 17, 1999)

10.7 Joint Venture Partnership Agreement of Wells Fund XII-REIT Joint Venture Partnership (previously filed as Exhibit 10.11 and incorporated by reference to Post-Effective

                   Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. on Form S-11, Commission File No. 33-66657, filed on April 25, 2000)

10.8 Joint Venture Partnership Agreement of Fund VIII-IX-REIT Joint Venture (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on August 31,
                   2000)

10.9 Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.10 Agreement of Limited Partnership of Wells Operating Partnership, L.P. as Amended and Restated as of January 1, 2000 (previously filed in and incorporated by reference to Form 10-K of Registrant for the fiscal year ended December 31, 2000, Commission File No. 0-25739)

10.11 Amended and Restated Promissory Note for $15,500,000 for the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.12 Amendment No. 1 to Mortgage and Security Agreement and other Loan Documents for the PwC Building securing the SouthTrust Loan (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.13 Loan Agreement with SouthTrust Bank, N.A. for a $35,000,000 revolving line of credit dated May 3, 2000 (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.14              Promissory Note for $35,000,000 to SouthTrust Bank, N.A.
                   (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on September 8, 2000)

10.15 Allonge to Revolving Note relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18,
                   2000)

10.16 First Amendment to Revolving Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $32,393,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.17 Second Note Modification Agreement relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.18 Second Amendment to Amended and Restated Loan Agreement and Other Loan Documents relating to the SouthTrust Bank N.A. $12,844,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.19              Revolving Note relating to the SouthTrust Bank N.A.
                   $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.20              Revolving Loan Agreement relating to the SouthTrust Bank N.A.
                   $19,003,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.21 Amended and Restated Revolving Note relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.22 Amended and Restated Loan Agreement relating to the SouthTrust Bank N.A. $7,900,000 revolving line of credit (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 18, 2000)

10.23 Revolving Credit Agreement relating to the Bank of America, N.A. $85,000,000 revolving line of credit (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.24 Construction Loan Agreement relating to the Bank of America, N.A. $34,200,000 construction loan (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

10.25 Lease for the PwC Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on January 15, 1999)

10.26 Office Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15, 1999)

10.27 Guaranty of Lease for the Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 of the Registrant's Registration Statement on Form S-11, Commission File No. 333-32099, filed on April 15,
                   1999)

10.28 Lease Agreement with Cinemark USA, Inc. for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.29 Lease Agreement with The Coca-Cola Company for a portion of the Cinemark Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on March 15, 2000)

10.30 Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9,
                   2000)

10.31 First Amendment to Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.32 Ground Lease Agreement for the Motorola Tempe Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-83933, filed on June 9, 2000)

10.33 Lease Agreement for the Motorola Plainfield Building (previously filed in and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on December 1, 2000)

10.34 Lease Agreement with Stone & Webster, Inc. for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.35 Lease Agreement with Sysco Corporation for a portion of the Stone & Webster Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.36 Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.37 Fourth Amendment to Lease Agreement for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.38 Guaranty of Lease for the Metris Minnesota Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on February 9, 2001)

10.39 Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.40 First Amendment to Lease Agreement for the Comdata Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on July 23, 2001)

10.41 Lease Agreement for the State Street Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.42 Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.43 First Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.44 Reinstatement of and Second Amendment to Lease Agreement for the IKON Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.45 Agreement of Sale for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23,
                   2001)

10.46 Lease Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.47 Guaranty of Lease for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23,
                   2001)

10.48 Development Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.49 Design and Build Construction Agreement for the Nissan Property (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.50 Indenture of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.51 Guaranty of Lease Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.52 Absolute Assignment of Lease and Assumption Agreement for Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.53 Bond Real Property Lease Agreement for the Ingram Micro Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.54 Second Amendment to Lease Agreement for Matsushita Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on October 23, 2001)

10.55 Lease Agreement with TCI Great Lakes, Inc. for a portion of the Windy Point I Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.56              First Amendment to Office Lease with TCI Great Lakes, Inc.
                   (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.57 Lease Agreement with Zurich American Insurance Company for the Windy Point II Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.58 Third Amendment to Office Lease with Zurich American Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.59 Lease Agreement for the Arthur Andersen Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on January 23, 2002)

10.60 Lease Agreement with Transocean Deepwater Offshore Drilling, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.61 Lease Agreement with Newpark Drilling Fluids, Inc. for a portion of the Transocean Houston Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.62 Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22,
                   2002)

10.63 Second Amendment to Lease Agreement for the Dana Detroit Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.64 Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22,
                   2002)

10.65 Second Amendment to Lease Agreement for the Dana Kalamazoo Building (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-11, Commission File No. 333-44900, filed on April 22, 2002)

10.66 Purchase and Sale Agreement for the Experian/TRW Buildings, filed herewith

10.67 Lease Agreement for the Experian/TRW Buildings, filed herewith

10.68 Lease Amendment to Lease Agreement for the Experian/TRW Buildings, filed herewith

10.69 Purchase and Sale Agreement and Escrow Instructions for the Agilent Boston Building, filed herewith

10.70 Lease Agreement for the Agilent Boston Building, filed herewith

23.1               Consent of Holland & Knight LLP (included in exhibits 5.1 and
                   8.1)

23.2 Consent of Arthur Andersen LLP (previously filed in and incorporated by reference to Registrant's Registration Statement on Form S-11, Commission File No. 333-85848, filed on April 8, 2002)

24.1               Power of Attorney, filed herewith